Exhibit 99.1

Execution Version

PURCHASE AND SALE AGREEMENT

BY AND AMONG

TRANS ENERGY, INC., AMERICAN SHALE DEVELOPMENT, INC.,
PRIMA OIL COMPANY, INC., REPUBLIC ENERGY VENTURES, LLC,
REPUBLIC PARTNERS VIII, LLC, REPUBLIC PARTNERS VI, LP, REPUBLIC
PARTNERS VII, LLC, AND REPUBLIC ENERGY OPERATING, LLC,

AS SELLERS,

AND

TH EXPLORATION, LLC,

AS BUYER

April 3, 2015

ARTICLE I	DEFINITIONS; CONSTRUCTION	1

1.1	Definitions	1
1.2	Construction	21

ARTICLE II	PURCHASE AND SALE	22

2.1	Purchase and Sale	22
2.2	Purchase Price	22
2.3	Deposit	22
2.4	Escrow	23
2.5	Adjustments to Base Purchase Price	24
2.6	Determination of Purchase Price	26
2.7	Allocation of Purchase Price	27
2.8	No Assumption of Retained Liabilities	28
2.9	Effective Time	28

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF SELLER	28

3.1	Organization	28
3.2	Due Authorization	30
3.3	No Violation or Conflict; Consents; Preferential Rights	30
3.4	Title	30
3.5	Contracts	31
3.6	Lease Provisions	32
3.7	Compliance with Law	33
3.8	Litigation	33
3.9	Taxes	34
3.10	Environmental Matters	34
3.11	Liens	36
3.12	AFE’s	36
3.13	Brokers’ Fees	36
3.14	Imbalances	36
3.15	Payout Balances	36
3.16	No Material Adverse Change	36
3.17	Wells; Plugging and Abandonment	36
3.18	No Expenses Owed and Delinquent	37
3.19	Revenues	37
3.20	Current Bonds	37
3.21	Right of First Refusal	37
3.22	Well Pads	37
3.23	Insurance; Condemnation	37
3.24	Suspense Accounts	37
3.25	Offset Obligations	37
3.26	Property Costs	37
3.27	Title Insurance Policy	37
3.28	No Other Representations or Warranties; Disclosed Materials	38

i

(continued)

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF BUYER	38

4.1	Organization	38
4.2	Due Authorization	38
4.3	Noncontravention	38
4.4	Purchase for Investment	39
4.5	Broker’s Fees	39
4.6	Financial Resources	39
4.7	Buyer’s Evaluation	39

ARTICLE V	COVENANTS	39

5.1	Conduct of Business	39
5.2	Seller as Non-Operator	41
5.3	Access to Information	42
5.4	Further Assurances; Consents; Preferential Rights	42
5.5	Filings	44
5.6	Publicity	44
5.7	Covenant to Satisfy Conditions	44
5.8	Liability	44
5.9	Additional Acreage Acquisitions	44

ARTICLE VI	CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING; CLOSING	45

6.1	Conditions Precedent to each Party’s Obligations to Close	45
6.2	Conditions Precedent to Obligations of Buyer	46
6.3	Conditions Precedent to Obligations of Sellers	47
6.4	The Closing	47

ARTICLE VII	ADDITIONAL COVENANTS	49

7.1	Access to Books, Records and Data	49
7.2	Tax Matters	49
7.3	Surety Bonds	51
7.4	Casualty	51
7.5	Confidentiality	51
7.6	Exclusivity	51
7.7	Post-Closing Payments	51
7.8	Operator Transition Services	52
7.9	Non-Competition	52
7.10	Title Insurance Policy	52
7.11	Certain Site Matters	53
7.12	Blackshere Lease	56
7.13	Robinson Lease	57
7.14	EQT Release Acres	60
7.15	Transfer of Permits	60
7.16	Partition Matter	60

(continued)

ARTICLE VIII	SURVIVAL; INDEMNIFICATION	61

8.1	Limitation on and Survival of Representations and Warranties	61
8.2	Indemnification by Sellers	62
8.3	Indemnification by Buyer	64
8.4	Consent to Settlement; Cooperation	65
8.5	Limitation of Liability	66
8.6	Exclusive Remedy	66
8.7	Title Defects and Environmental Defects	67
8.8	Disclaimer of Other Warranties	67
8.9	Materiality Qualifiers Disregarded	68

ARTICLE IX	TERMINATION	68

9.1	Termination	68
9.2	Effect of Termination	69
9.3	Remedies Upon Termination	70
9.4	Remedy	70
9.5	Extension; Waiver	70

ARTICLE X	MISCELLANEOUS	70

10.1	Entire Agreement	70
10.2	Expenses	71
10.3	Governing Law	71
10.4	Assignment	71
10.5	Notices	71
10.6	Counterparts	72
10.7	Specific Performance	72
10.8	Severability	72
10.9	No Third-Party Reliance	72
10.10	Amendments	72
10.11	No Partnership	73
10.12	Resolution of Disputes	73
10.13	Seller Representative	76

(continued)

EXHIBITS

Exhibit A	Title Defects and Environmental Defect Provisions
Exhibit B	Assignment and Bill of Sale
Exhibit C	Leases and Wells
Exhibit D	Capital Expenditures Paid by Sellers
Exhibit E	Form of Escrow Agreement
Exhibit F	Form of Title Insurance Policy
Exhibit G	Form of Surface Use Agreement
Exhibit H	Form of Access Agreement
Exhibit I	Appendix E to Consent Decree
Exhibit J	EPA Letter

SCHEDULES

Schedule 1.1(a)	Excluded Assets – Leases
Schedule 1.1(b)	Dewhurst Site
Schedule 1.1(c)	Hart Site
Schedule 1.1(d)	Sellers’ Knowledge – Republic Parties
Schedule 1.1(e)	Sellers’ Knowledge – TE Parties
Schedule 2.5(b)	Accrued Suspense Funds by Well
Schedule 3.3(a)	Violation of Laws
Schedule 3.3(b)	Preferential Rights to Purchase
Schedule 3.3(c)	Consents
Schedule 3.4	Title to Personal Property
Schedule 3.4(b)	List of Wells
Schedule 3.5(a)	Material Contracts
Schedule 3.5(b)	Written demands to renegotiate; commissions due; take or pay
Schedule 3.6	Lease Rentals, continuous drilling requirements
Schedule 3.7	Compliance with Law
Schedule 3.8	Litigation
Schedule 3.9	Taxes
Schedule 3.10	Environmental Matters
Schedule 3.10(c)	Environmental Permits
Schedule 3.12	AFE’s
Schedule 3.14	Imbalances
Schedule 3.15	Payout Balances
Schedule 3.16	Material Adverse Change
Schedule 3.17	Plugging and Abandonment
Schedule 3.20	Current Bonds (surety bonds, letter of credit)
Schedule 3.21	Leases with Right of First Refusal (below Marcellus)
Schedule 3.22	Well Pads
Schedule 3.23	Insurance; Condemnation
Schedule 5.1	Other Capital Expenditures (date of PSA to Closing)
Schedule 5.2	Third-Party Operator Assets

(continued)

Schedule 7.4(b)	Description of Casualty Well
Schedule 7.9	Marion Border Area Map
Schedule 7.13	Form of Blackshere Release and Robinson Release
Schedule 7.14	EQT Release Acres

v

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is made as of April 3, 2015 (the “Execution Date”), by and among Trans Energy, Inc., a Nevada corporation (“Trans Energy”), Prima Oil Company, Inc., a Delaware corporation (“Prima”), American Shale Development, Inc., a Delaware corporation (“ASD”) (Trans Energy, Prima, and ASD referred to collectively herein as the “TE Parties”), Republic Energy Ventures, LLC, a Delaware limited liability company (“REV”), Republic Partners VIII, LLC, a Texas limited liability company (“RP8”), Republic Partners VI, LP, a Texas limited partnership (“RP6”), Republic Partners VII, LLC, a Texas limited liability company (“RP7”) and Republic Energy Operating, LLC, a Texas limited liability company (“REO”) (REV, RP8, RP6, RP7 and REO referred to collectively herein as the “Republic Parties”), collectively called “Sellers” and each a “Seller,” and TH Exploration, LLC, a Texas limited liability company (the “Buyer”). Buyer and Sellers (either individually or as a group, as context requires) may each be referred to herein as a “Party” and together as the “Parties.”

RECITALS

A. Sellers own separate interests in certain oil and gas leases, mineral interests and wells located in Wetzel County, West Virginia (all as further defined below, the “Assets”).

B. Each Seller desires to sell and Buyer desires to acquire the Assets on the terms and under the conditions set forth in this Agreement.

AGREEMENT

The Parties, in consideration of the premises and of the mutual representations, warranties, covenants, conditions and agreements set forth herein and intending to be bound, agree as set forth below:

ARTICLE I

DEFINITIONS; CONSTRUCTION

1.1 Definitions. When used in this Agreement, the following terms shall have the meanings specified:

“Acceptable Modifications” is defined in Section 7.10.

“Access Agreements” is defined in Section 7.11(f).

“Action” means any action, claim, suit, litigation, arbitration or governmental investigation.

“Adverse Blackshere Filing” means any Action commenced by way of a filing with any court or Governmental Authority involving a direct or collateral attack on the final judgment entered into in respect of the Blackshere Litigation by EQT.

“Additional Escrow Payment” is defined in Section 2.4(a).

“Additional Interests” is defined in Section 5.9.

“Additional Mineral Acres” is defined in Section 7.16(d).

“Adverse Robinson Filing” means, in respect of the Robinson Lease, the entry of an order, judgment, decree, finding or judicial decision by the applicable district court or state court (A) granting EQT’s pending Motion to Dismiss for Lack of Subject Matter Jurisdiction and Failure to Join an Indispensable Party, docketed at no. 37, Case No. 5:13-cv-00093, or any continuation thereof; or (B) quieting title to the Robinson Lease not in favor of Buyer.

“AFE” is defined in Section 5.2.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. For purposes of this definition, “control” shall mean, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the Preamble.

“Allocated Value” means the good faith monetary allocation amount prepared and determined by Buyer and agreed by Sellers, for each Subject Well or Lease, as set forth on Exhibit C attached hereto, for the purpose of (among others) determining Environmental Defect Amounts and Title Defect Amounts. As among the individual party Sellers, the contractual arrangements among them on sharing of the Purchase Price shall control over the Allocated Values set forth herein for the Sellers’ internal purposes of allocating value among such Sellers, but not for the purpose of the allocation of the Purchase Price for Tax purposes pursuant to Section 2.7 or for determining the Environmental Defect Date or for Title Defect Amounts between Buyer and Seller for which the allocation on Exhibit C shall control.

“Anderson 8H Well” means the Anderson 8H Well on the Anderson Lease in Wetzel County with API Number 4710302933.

“Anderson 9H Well” means the Anderson 9H Well on the Anderson Lease in Wetzel County with API Number 4710302934.

“Anderson Site” means the site encompassed by the surface rights conveyance, recorded at Volume 417, Page 512, in the Real Property Records of Wetzel County, West Virginia.

“Anderson Site Matter” means all matters referenced in the letter(s), citation(s), order(s) or other documentation received by Sellers from the Environmental Protection Agency or any other Governmental Authority about the Anderson Site (including the matters referenced in the 7th, 8th and 9th items delineated on Schedule 3.10 as well as the Consent Decree), and any additional matters, as may be expanded, regarding such investigation and/or action against Sellers.

“Anderson Site Resolution” is defined in Section 7.11(c)(i).

“ASD” is defined in the Preamble.

“Asset Taxes” means Property Taxes and Severance Taxes.

“Assets” means the following, less and except the Excluded Assets:

(a) oil and gas mineral interests which are owned by Sellers in fee simple on lands located in Wetzel County, West Virginia (the “Fee Properties”);

(b) the Leases and all other rights in and to the lands covered by the Leases (the “Lands”), including all rights, privileges, claims, causes of action and benefits of Sellers under such Leases (i) arising from and after the Effective Time and (ii) arising prior to the Effective Time to the extent any liability or obligation related thereto constitutes an Assumed Liability, and all rights of Sellers under such Leases to audit the records of any party thereto and to receive refunds of any nature thereunder (x) arising from and after the Effective Time and (y) arising prior to the Effective Time to the extent any liability or obligation related thereto constitutes an Assumed Liability;

(c) all of Sellers’ right, title and interest in any pools or units including all or a part of any Property (the “Units”);

(d) the Wells and all other Personal Property;

(e) all rights, privileges, benefits and powers of each Seller as the owner or holder of any Asset or interest in such Asset with respect to the use and occupation of the surface of, and the subsurface depths under, the Lands that may be necessary, convenient or incidental to the possession and enjoyment of any Property or interest, including all surface fee interests, easements, permits, servitudes, rights-of-way, surface leases and other surface rights;

(f) the Property Agreements, including all rights, privileges, claims, causes of action and benefits of Sellers under such Property Agreements (i) arising from and after the Effective Time and (ii) arising prior to the Effective Time to the extent any liability or obligation related thereto constitutes an Assumed Liability, and all rights of Sellers under such Property Agreements to audit the records of any party thereto and to receive refunds of any nature thereunder (x) arising from and after the Effective Time and (y) arising prior to the Effective Time to the extent any liability or obligation related thereto constitutes an Assumed Liability;

(g) the Production;

(h) the original Books, Records and Data;

(i) any rights, claims and causes of action of any nature arising under or with respect to any Asset and all proceeds, receivables and revenues arising from such rights, claims and causes of action, including any settlements thereof, to the extent such rights, claims, causes of action proceeds, receivables and revenues are attributable to the period after the Effective Time or relate to an Assumed Liability;

(j) all other right, title and interest of any Seller in and to the Properties, it being the intent of the Parties that Sellers convey all of their right, title and interest in all properties located within Wetzel County, West Virginia.

“Assignment” means the Assignment, Conveyance and Bill of Sale in the form of Exhibit B attached hereto.

“Assumed Liabilities” means, other than the Retained Liabilities:

(a) Property Costs accruing from and after the Effective Time; provided, however, that: (i) such Property Costs shall not include (x) capital expenditures for which Sellers are obligated as set forth on Schedule 5.1, including any costs and expenses incurred by Sellers relating thereto (including any such costs and expenses that are capitalized and in excess of such capital expenditure amounts on Schedule 5.1), (y) any costs or expenses incurred with respect to the ownership and operation of the Assets paid or payable to an Affiliate of Seller (other than per well/per month overhead charges, paid to REO in REO’s capacity as operator of the Assets, which shall be deemed to be Property Costs to the extent incurred in the ordinary course of business in accordance with an operating agreement in effect as of the date hereof and shall not exceed $500.00 per well in any calendar month) and (z) any amounts incurred in connection with the cure or remediation by Seller of any Title Defects or Environmental Defects in accordance with this Agreement, and (ii) the Sellers shall be responsible for Property Costs related to Excluded Assets and Retained Liabilities.

(b) any liability or obligation arising out of or resulting from performance due on or after the Effective Time arising from or related to any Property Agreement, including but not limited to the Leases, or any of the Assets;

(c) except to the extent already borne by Buyer as a result of (i) adjustments to the Purchase Price made pursuant to Sections 2.5 or 2.6, as applicable, or (ii) payments made from one Party to the other in respect of Asset Taxes pursuant to Section 7.2, any liability or obligation for Asset Taxes allocable to Buyer pursuant to Section 7.2;

(d) any liability or obligation for properly plugging and abandoning all of the Wells and restoring the surface areas associated with the Wells in accordance and compliance with the rules and regulations of Governmental Authorities having jurisdiction and the terms of the Leases arising on or after the Effective Time;

(e) any liability or obligation relating to the accrued suspense funds set forth on Schedule 2.5(b);

(f) any liability or losses attributable to a Title Defect, including, without limitation, any Title Defects for which the Base Purchase Price is decreased pursuant to Section 2.5(b)(v);

(g) any liability or obligation arising from, based upon, related to or associated with the Assets arising on or after the Effective Time; and

(h) except as it may arise from a breach of the representation set forth in Section 3.10, any matter relating to the environmental condition of the Assets on and after the Effective Time (except to the extent such matter is a Retained Liability), including, without limitation, any Environmental Defects for which the Base Purchase Price is adjusted at Closing.

“Base Purchase Price” is defined in Section 2.2.

“Basket” is defined in Section 8.5(a).

“Blackshere Lease” means, collectively, those certain oil and gas Leases in Wetzel County identified as Blackshere Leases on Exhibit C.

“Blackshere Litigation” means that certain civil action (Civil Action No. [1:11CV75]) initiated in 2011 by certain of the Sellers and their Affiliates against EQT Production Company seeking to quiet title on the Blackshere Lease and other relief, including all related Actions, claims, demands, answers, counterclaims, motions, hearings, judgments and other procedures related thereto.

“Blackshere Release” means a release executed by EQT of all rights with respect to the Blackshere Lease containing at a minimum the terms and conditions described in Schedule 7.13 hereto.

“Blackshere Site” means the site encompassed by the surface rights conveyance, recorded at Volume 126, Page 60, in the Real Property Records of Wetzel County, West Virginia.

“Blackshere Site Matter” means matters referenced in the letter(s), citation(s), order(s) or other documentation received by Sellers from the Environmental Protection Agency or any other Governmental Authority about the Blackshere Site (including the matters referenced in the Consent Decree), and any additional matters, as may be expanded, regarding such investigation and/or action against Sellers.

“Blackshere Site Resolution” is defined in 7.11(c)(ii).

“Books, Records and Data” means, in whatever form or media expressed, all books, records, files, data or copies thereof, in Sellers’ possession relating directly to the Assets, including, without limitation, geological, plats, surveys, maps, cross sections, production records, division order decks, electric logs, cuttings, cores, core data, pressure data, decline and production curves, well files and all related matters, division of interest records, division orders, lease files, title opinions and title information, abstracts, lease operating statements and all other accounting and Asset Taxes information, files, engineering reports and other technical data, databases, surveys, regulatory filings, magnetic tapes, electronic files and databases, interpretations and other analysis, marketing reports, statements, gas balancing information and all other marketing information, all geophysical and seismic records and data (including licenses, franchises and rights to such records and data), except to the extent that the transfer of such geophysical or seismic records and data would violate existing licensing or other contractual restrictions on such transfer or require the payment of a fee or penalty which Buyer is unwilling to pay, but excluding all income Tax Returns.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in Houston, Texas are closed.

“Buyer” is defined in the opening paragraph.

“Buyer Claim” is defined in Section 8.2(b).

“Buyer Indemnified Party” is defined in Section 8.2(a).

“Buyer’s Claim Notice” is defined in Section 8.2(b).

“Casualty Loss” is defined in Section 7.4(a).

“Casualty Well” means the Blackshere well pad located in Wetzel County, West Virginia, on which the Blackshere 200H Well (API Number 4710302615) and the Blackshere 201H Well (API Number 4710302944) are located.

“Cleanup Standard” is defined in Section 7.11(c)(i).

“Closing” means the conference held at 10:00 a.m., local time, on the Closing Date, at the offices of Vinson & Elkins L.L.P., Suite 3700, 2001 Ross Avenue, Dallas, Texas.

“Closing Date” means: (a) the fifth (5th) day after the end of the Examination Period (or if such day is not a Business Day, the next Business Day thereafter), or if all Closing conditions set forth in Sections 6.1, 6.2 and 6.3 have not been satisfied or waived as of such day (other than conditions with respect to actions the respective Parties will take at the Closing itself), the second Business Day following the satisfaction or waiver (as permitted by such Sections) of the conditions set forth in Sections 6.1, 6.2 and 6.3 or (b) such other date as the Parties may mutually agree in writing.

“Closing Payment” is defined in Section 2.2(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Net Acres” means the product of (x) the number of gross acres in the land covered by each Lease multiplied by (y) the Lessor’s mineral interest in the land covered by such Lease multiplied by (z) Sellers’ Working Interest in such Lease.

“Conceptual Restoration Plans” is defined in the definition of Site Matter Event.

“Confidentiality Agreement” means that certain Confidentiality Agreement between Sellers and Buyer dated August 15, 2014.

“Consent Decree” means the consent decree lodged on September 2, 2014 in the matter styled U.S. v. Trans Energy, Inc., No. 5:14-cv-117 (N.D.W. Va.), as may be amended or modified, and as entered by the court.

“Court Order” means any judgment, injunction, order or ruling of any court or other judicial authority that is binding on any Person or its property under applicable Laws.

“Credit Facilities” means that certain Credit Agreement among American Shale Development, Inc., as borrower & Morgan Stanley Capital Group Inc. dated May 21, 2014, and that certain Credit Agreement dated August 15, 2011, as amended February 22, 2012, Resignation, Consent & Appointment Agreement and Amendment Agreement dated April 20, 2012, Amendment No. 2 dated May 30, 2013 & Amendment No. 3 dated June 9, 2014 between Republic Partners VIII, LLC, Borrower & Republic Energy Ventures, LLC, the Parent, and Wells Fargo Bank, N.A., Lender.

“CPR” is defined in Section 10.12(c).

“Current Tax Period” is defined in Section 7.2(a).

“Defect Basket” is defined in Exhibit A, Section 9.

“Defensible Title” is defined in Exhibit A, Section 5.

“Deposit” is defined in Section 2.3.

“Dewhurst Lease” means, collectively, those certain oil and gas Leases in Wetzel County identified as lease numbers 103-4-407A, 103-4-407B, 103-4-407C, 103-4-407D, 103-4-407E, 103-4-407F, 103-4-407G, 103-4-407H and 103-4-407I on Exhibit C.

“Dewhurst Site” means the site located on the plat shown on Schedule 1.1(b).

“Dewhurst Site Matter” means all matters referenced in the letter(s), citation(s), order(s) or other documentation received by Sellers from the Environmental Protection Agency or any other Governmental Authority about the Dewhurst Site (including the matters referenced in the 1st, 2nd, 3rd, 4th, 5th and 6th items delineated on Schedule 3.10 as well as the Consent), and any additional matters, as may be expanded, regarding such investigation and/or action against Sellers.

“Dewhurst Site Resolution” is defined in Section 7.11(c)(i).

“Dispute” is defined in Section 10.12.

“Disputed Amounts” is defined in Section 2.6(c)(ii).

“Effective Time” is defined in Section 2.9.

“Encumbrances” is defined in Exhibit A, Section 5(d).

“Environmental Condition” is defined in the definition of Retained Liabilities.

“Environmental Defect” means:

(a) any violation of, or condition or circumstance, which could result in or give rise to Losses under, any Environmental Law as it exists (whether in effect or, in the case of the West Virginia Aboveground Storage Tank Act (Senate Bill No. 373) and any interpretative rule, proposed rule and any additional rules, regulations and guidance promulgated thereunder, proposed) on the Closing Date (i) on or relating to any of the Assets, or (ii) which arises from the ownership, record keeping, construction, maintenance, repair or operation of the Leases or the other Properties; or

(b) any condition or circumstance with respect to (i) any of the Assets, or (ii) the ownership, record keeping, construction, maintenance, repair or operation thereof, which (without regard to notice or the lapse of time or both, in each case) would be reasonably likely to result in or give rise to, any Losses under any Environmental Law, including any Remediation, property damage or personal injury from exposure to, handling or Release of Hazardous Substances.

“Environmental Defect Amount” is defined in Exhibit A, Section 6.

“Environmental Defect Arbitrator” is defined in Exhibit A, Section 8(b)(ii).

“Environmental Defect Notice” is defined in Exhibit A, Section 3.

“Environmental Defect Property” is defined in Exhibit A, Section 4.

“Environmental Laws” means any and all Laws, regulations, guidance, permits, orders, determinations, decrees or other requirements or provisions having the force or effect of law, including common law, relating to or concerning public health and safety, worker health and safety, pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), conservation of resources (including threatened or endangered species) or natural resource damages, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, emission, labeling, testing, processing, discharge, release, remediation, threatened release, control or cleanup of any Hazardous Substances. The term “Environmental Laws” includes, without limitation, the Clean Air Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, the Occupational Safety and Health Act, as in effect or as proposed as of the Closing Date, and any state laws implementing or analogous to the foregoing federal laws and the rules, regulations and guidance promulgated thereunder (and including the West Virginia Aboveground Storage Tank Act (Senate Bill No. 373) and any interpretative rule, proposed rule and any additional rules, regulations and guidance promulgated thereunder) in the form proposed as of the Closing Date.

“Environmental Permits” is defined in Section 3.10(c).

“EQT” means EQT Production Company, its assigns, successors or Affiliates.

“EQT Release Acres” is defined in Section 7.14.

“Escrow Agent” is defined in Section 2.3.

“Escrow Agreement” is defined in Section 2.3.

“Escrow Amount” means an amount equal to the sum of: (a) 10% of the Purchase Price funded at Closing; plus (b) $1,000,000 associated with the Anderson Site Matter; plus (c) $1,000,000 associated with the Dewhurst Site Matter; plus (d) $250,000 associated with the Hart Site Matter; plus (e) $250,000 associated with the Blackshere Site Matter; plus (f) the Robinson Deposit pursuant to Section 7.13(b).

“Escrow Fund” has the meaning set forth in Section 2.4(a).

“Examination Period” is defined in Exhibit A, Section 1.

“Excess Acreage” is defined in Section 5.9.

“Excluded Assets” means:

(a) any Leases and other Properties that are excluded due to Environmental Defects pursuant to Exhibit A;

(b) a copy of the Books, Records and Data;

(c) any production hedges or other derivatives related to the Assets;

(d) all rights and causes of action arising, occurring or existing in favor of Sellers prior to the Effective Time or arising out of the operation of or production from the Assets prior to the Effective Time (including, but not limited to, any and all contract rights, claims, receivables, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments, erroneous payments or other claims of any nature in favor of Sellers and relating and accruing to any time period prior to the Effective Time);

(e) except to the extent assumed by Buyer hereunder, any accounts receivable or accounts payable accruing before the Effective Time;

(f) all hydrocarbon production from or attributable to the Assets with respect to all periods prior to the Effective Time, and all proceeds attributable thereto;

(g) any refund of costs or expenses borne by Sellers attributable to the period prior to the Effective Time, including Property Taxes or Severance Taxes allocated to Sellers in accordance with Section 7.2;

(h) except to the extent constituting the suspended funds on royalty, all deposits, cash, checks, funds and accounts receivable attributable to Sellers’ interest in the Assets with respect to any period of time prior to the Effective Time;

(i) any software, vehicles, office equipment, office leases, and any master service agreements not expressly included on any Schedule hereunder;

(j) any other assets held by Sellers that are not expressly identified herein as the Assets;

(k) Leases described in Section 2.5(b)(v).

(l) any Excluded New Interests;

(m) all gas imbalances, including those set forth on Schedule 3.14, as of the Closing Date;

(n) the Leases described in the map attached as Schedule 1.1(a);

(o) except to the extent assumed by Buyer pursuant to Section 7.11, excluded surface areas constituting the Sites;

(p) unless and until acquired by Buyer pursuant to Section 7.13, the Robinson Lease;

(q) all insurance claims or proceeds arising out of the fire at the Casualty Well occurring on December 15, 2014;

(r) the EQT Release Acres;

(s) unless acquired by Buyer pursuant to Section 7.12(c), the Wells located on the Blackshere Lease;

(t) unless acquired by Buyer pursuant to Section 7.13(a), the Wells located on the Robinson Lease; and

(u) the Wellbore Capital Purchase Agreement.

“Excluded New Interests” is defined in Section 5.9.

“Execution Date” is defined in the Preamble.

“Favorable Robinson Judgment” is defined in Section 7.13(b).

“Fee Properties” is defined in the definition of Assets.

“Final Resolution” or “Finally Resolved” means the dismissal with prejudice, resolution by final judgment of a court of competent and proper jurisdiction or by final settlement without any further liability or obligation of any named party thereto.

“Final Settlement Date” is defined in Section 2.6(c)(i).

“Final Settlement Statement” is defined in Section 2.6(c)(i).

“Future Well” means a well to be drilled in the future upon a Lease, Leases or units as such well is identified on Exhibit C attached hereto (and as such well is generally located on the map labeled as “Map 1” attached to Exhibit C).

“Governmental Authority” means any federal, state, provincial, municipal, local or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

“Hard Consent Asset” is defined in Section 5.4(b).

“Hart Site” means the site located on the plat shown on Schedule 1.1(c).

“Hart Site Matter” means all matters referenced in the letter(s), citation(s), order(s) or other documentation received by Sellers from the Environmental Protection Agency or any other Governmental Authority about the Hart Site (including the matters referenced the Consent Decree), and any additional matters, as may be expanded, regarding such investigation and/or action against Sellers.

“Hart Site Resolution” is defined in 7.11(c)(ii).

“Hazardous Substances” means any substances, wastes or materials regulated, defined, designated or classified under or that forms the basis for liability or Losses under any Environmental Law, now or in the future, including, without limitation, chemicals, pollutants, contaminants, solid wastes, hazardous wastes, hazardous substances, hazardous materials, toxic substances, asbestos or asbestos-containing material, polychlorinated biphenyls, petroleum and petroleum substance or by-product, natural gas or natural gas liquids, radioactive materials (including naturally occurring radioactive material ), drill cuttings, flowback water and produced water, urea formaldehyde insulation, hydrogen sulfide or polychlorinated biphenyls.

“Identified Title Matter” means the loss of title to the Leases identified on Schedule 3.6 on account of the failure to maintain such Leases with sufficient continuous production.

“Income Taxes” means (i) all Taxes based upon, measured by, or calculated with respect to gross or net income or gross or net receipts or profits (including, but not limited to, franchise Tax and any capital gains, alternative minimum Taxes and net worth Taxes, but excluding ad valorem, property, excise, severance, production, sales, use, real or personal property transfer or other similar Taxes), (ii) Taxes based upon, measured by, or calculated with respect to multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above, and (iii) withholding Taxes measured with reference to or as a substitute for any Tax described in clauses (i) or (ii) above).

“Indemnifying Party” is defined in Section 8.4.

“Individual Title Defect Threshold” means: (a) $25,000 in the case of Leases covering three (3) or more Company Net Acres as shown on Exhibit C, (b) $5,000 in the case of Leases covering less than three (3) Company Net Acres as shown on Exhibit C, and (c) $25,000 in the case of any Wells or other Property (other than a Lease).

“Interim Period” is defined in Section 5.1.

“Joint Instructions” is defined in Section 2.4(b).

“Knowledge of such Seller” or “Sellers’ Knowledge” or “Known by Sellers” as to the Republic Parties means the actual knowledge of the individuals set forth on Schedule 1.1(d) after making due and appropriate inquiry with all personnel directly reporting to them; and as to the TE Parties means the actual knowledge of the individuals set forth on Schedule 1.1(e) after making due and appropriate inquiry with all personnel directly reporting to them.

“Lands” is defined in the definition of Assets.

“Laws” means any federal, state, local, tribal, foreign or other law, judicial decision or governmental requirement of any kind, and the rules, regulations, ordinances, determinations and orders promulgated thereunder, all of the foregoing as in effect on the date hereof.

“Lease” (individually) and “Leases” (collectively) means (a) all of Sellers’ right, title and interest in and to, the oil, gas, and/or mineral leases, subleases and other leaseholds, royalties, overriding royalties, net profits interests, carried interests and other interests in production of hydrocarbons in, under or that may be produced from or attributable to the lands located in Wetzel County, West Virginia, including the Leases set forth on Exhibit C, including, but not limited to leaseholds, record title and operating rights, royalty or overriding royalty interests in such leases, and (b) all of Sellers’ right, title and interest in and to the Blackshere Lease to the extent the lands covered thereby are located in Doddridge County, West Virginia, including, but not limited to leaseholds, record title and operating rights, royalty or overriding royalty interests in the Blackshere Lease. Exhibit C sets forth a description of Sellers’ Net Revenue Interest, Working Interest and Company Net Acres in each Lease set forth therein, and a list of the Wells associated with such Leases.

“Lease Burdens” means the royalties, overriding royalties, production payments, net profit interests, and all similar interests burdening the Leases or production therefrom.

“Liability” means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency or guaranty of or by any Person of any type, whether known or unknown.

“Losses” is defined in Section 8.2(a).

“Marion Border Area” is defined in Section 7.9.

“Material Adverse Effect” or “Material Adverse Change” means a material adverse effect on or material adverse change in (or any development that, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect on or material adverse change in) the ownership, operation, use or value of the Assets, or the business, financial condition or results of operations of the businesses relating to the Assets as currently and historically conducted by the Sellers, taken as a whole, other than any change, circumstance or effect (a) relating to the economy or securities markets in general, (b) affecting the oil and gas or energy industry generally, such as fluctuations in the price of oil or gas, (c) natural declines in well performance, or (d) resulting from the execution or performance of this Agreement or the announcement thereof.

“Material Property Agreements” is defined in Section 3.5(a).

“Maximum Indemnity Amount” is defined in Section 8.5(c).

“Net Revenue Interest” means the decimal ownership of the lessee in production from a Subject Well or Lease, after deducting all applicable Lease Burdens.

“New Seller Representative” is defined in Section 10.13(b).

“Objection Report” is defined in Section 2.6(c)(i).

“Oil and Gas Interests” means (a) oil and gas fee mineral interests on lands located in Wetzel County, West Virginia, and, with respect to the Blackshere Lease, lands located in Doddridge County, West Virginia, (b) interests in oil, gas, and/or mineral leases, subleases and other leaseholds, royalties, overriding royalties, net profits interests, carried interests and other interests in production of hydrocarbons in, under or that may be produced from or attributable to the lands located in Wetzel County, West Virginia, and, with respect to the Blackshere Lease, lands located in Doddridge County, West Virginia, including, but not limited to leaseholds, record title and operating rights, royalty or overriding royalty interests in such leases, (c) interests in lands covered by the leases referred to in clause (b), (d) interests in oil or gas wells, condensate wells, water source wells or water and other types of injection wells located on the leases referred to in clause (b), and (e) interests in any pools or units on lands located in Wetzel County, West Virginia, and, with respect to the Blackshere Lease, lands located in Doddridge County, West Virginia.

“Partition Property” means 31.3 acres being part of Map 38, Parcel 11 on the waters of Archers Fork in Grant District, Wetzel County, West Virginia.

“Partition Property Adjusted Price” is defined in Section 7.16(c).

“Partition Property Closing” is defined in Section 7.16(e).

“Partition Property Diligence Period” is defined in Section 7.16(c).

“Partition Property Matter” means Civil Action No. 13-c-119 originally filed on or about April 4, 2013 in the Circuit Court of Wetzel County by American Shale Development, Inc., as Plaintiff, with a Motion for Leave to File Amended Complaint filed January 20, 2015, covering the Partition Property, requesting that any and all un-leased interests in the oil and gas interests in said 31.3 acre tract be sold at public (partition) sale to the highest bidder.

“Partition Property Resolution” is defined in Section 7.16(c).

“Party” and “Parties” is defined in the Preamble.

“Permits” means all permits, licenses and governmental authorizations, registrations and approvals, franchises, consents, certificates, waivers, clearances, credits (including, but not limited to, any emission reduction credits, emission offsets or similar credits, whether under voluntary or mandatory programs under Environmental Laws), immunities, privileges, grants and other rights or approvals required or issued, as of the date hereof, in connection with the ownership or operation of the Assets.

“Permitted Encumbrances” means: (A) liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities of title and restrictions of right or interest of any nature affecting any Asset that will be discharged and released in full as to the Assets at Closing; (B) lessors’ royalties, overriding royalties, and similar burdens that do not operate to reduce the Net Revenue Interest of Sellers below that Net Revenue Interest set forth on Exhibit C or increase the Working Interest of Sellers above that Working Interest set forth on Exhibit C (without a proportionate increase in the corresponding Net Revenue Interest) or reduce the Company Net Acres below that Company Net Acres set forth on Exhibit C; (C) contingent future obligations under any joint operating agreement, farm-out agreement, or any similar agreement whereby an operator or other party with an interest in such agreement may earn, or otherwise become entitled to, an interest in any Lease or Well that do not operate to reduce the Net Revenue Interest of Sellers below that Net Revenue Interest set forth on Exhibit C or increase the Working Interest of Sellers above that Working Interest set forth on Exhibit C (without a proportionate increase in the corresponding Net Revenue Interest), or reduce the Company Net Acres below that Company Net Acres set forth on Exhibit C; (D) sales, transportation and processing contracts terminable upon 60-days’ notice; (E) all rights to consent by, required notices to, and filings with or other actions by Governmental Authorities, if any, in connection with the change of ownership or control of an interest in any Asset; (F) materialmen’s, mechanics’, repairmen’s, employees’, contractors’, operators’ and other similar liens or charges arising pursuant to operations or in the ordinary course of business incidental to construction, maintenance, or operation of the Leases if they are not now due and payable and pursuant to which no Seller is in default; (G) all applicable Laws, rules and orders of any Governmental Authority; (H) inchoate liens for Taxes not due and payable before the Closing Date; (I) easements impacting the surface estates associated with the Assets not materially interfering with the operation, exploration, development, value or use of any Assets; (J) consents which if not obtained do not cause the affected Asset to be a Hard Consent Asset; (K) property rights associated with the right to mine for coal, but not including rights to produce oil or gas; (L) all other defects and irregularities that (i) do not operate to reduce the Net Revenue Interest of Sellers below that Net Revenue Interest on Exhibit C or increase the Working Interest of Seller above that Working Interest set forth on Exhibit C (without a proportionate increase in the corresponding Net Revenue Interest) or reduce the Company Net Acres below that Company Net Acres set forth on Exhibit C; (ii) do not materially interfere with the operation, exploration, development, value or use of any Asset, (iii) are not the subject of an adverse claim threatened or prosecuted by a Person other than a Party, and (iv) would customarily be waived by a prudent land manager in the ordinary conduct of exploration and drilling activities; and (M) any adverse claims of EQT to the extent such claims were included and Finally Resolved in the Blackshere Litigation or the Robinson Litigation.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

“Personal Property” means all of Sellers’ interest in all of the tangible personal property, fixtures and improvements now and as of the Effective Time on, appurtenant to, or used solely in connection with the Assets or with the production, treatment, storage, sale or disposal of hydrocarbons, water or other minerals or substances produced from the Leases, including, without limitation, all Wells, wellhead equipment, fixtures, casing and tubing, all production, storage, treating, compression, dehydration, delivering, salt water disposal and pipeline fixtures and personalty, machinery, platforms, tanks, boilers, pumps, motors, inventory, rolling stock, separators, buildings, structures, roads, field processing plants, pipelines, flow lines, gathering lines, transportation lines (including long lines and laterals), power lines, improvements and other facilities of every kind, character and description, used or usable solely in connection with the production, treatment, storage, delivery, sale or disposal of hydrocarbons, water or other minerals or substances produced from the Assets, including but not limited to those identified on Schedule 3.4.

“Preferential Right” is defined in Section 5.4(c)(i).

“Preliminary Settlement Statement” is defined in Section 2.6(a).

“Prima” is defined in the Preamble.

“Prime Rate” means the prime rate of interest reported in The Wall Street Journal on the Final Settlement Date or, if not published on such date, as most recently published prior to the Final Settlement Date.

“Production” means all of Sellers’ right, title and interest in the oil, gas, casinghead gas, condensate, distillate and other liquid and gaseous hydrocarbons and other minerals produced from the Leases or lands pooled or unitized therewith, products refined and manufactured therefrom and the accounts and proceeds from the sale thereof to the extent that such production has been produced, or accrued, from the Leases or lands pooled or unitized therewith from and after the Effective Time.

“Properties” means, collectively, the Fee Properties, the Leases, the Units, the Wells and the Personal Property.

“Property Agreements” means all joint operating agreements, surface use agreements, pooling and unitization agreements, hydrocarbon purchase and sale contracts, leases, Permits, rights-of-way, easements, servitudes, licenses, farmin and farmout agreements, options, surface leases, surface fee interests, orders, royalty agreements, assignments, exploration agreements, bottom hole agreements, transportation and marketing agreements, acreage contribution agreements, unit agreements, treating, gathering and processing agreements, facilities or equipment leases and other contracts, rights or agreements and any and all amendments, ratifications or extensions of the foregoing, to the extent such instruments relate to any Well or to the other Assets or the production, storage, treatment, transportation, processing, sale or disposal of hydrocarbons, water or other minerals or substances produced therefrom or attributable thereto or are otherwise appurtenant to or affect the Properties, or are used or held for use in connection with the ownership or operation of the Properties, in each case including but not limited to the Property Agreements identified on Schedule 3.5(b).

“Property Costs” means all operating expenses (including obligations to pay working interests, burdens on production or other interest owners’ revenues or proceeds attributable to sales of hydrocarbons relating to the Properties) and capital expenditures (including leasing costs and bonus payments) incurred in the ownership and operation of the Assets in the ordinary course of business and in accordance with the relevant operating or unit agreement, if any, and overhead costs charged to the Assets under the relevant operating agreement or unit agreement, if any; provided that the term “Property Costs” shall not include any Income Taxes or Asset Taxes.

“Property Taxes” means all ad valorem, real property, personal property, and similar Taxes assessed against the Assets or based upon or measured by the ownership of the Assets, but not including Income Taxes, Severance Taxes or Transfer Taxes.

“Purchase Price” means the amount specified in Section 2.2 hereof.

“Reduced NRI Lease” is defined in Exhibit A, Section 6(a)(i).

“Referral Firm” is defined in Section 2.6(c)(ii).

“Release” means any spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying emitting, discharging, depositing, migrating, injecting, escaping, leaching, dumping or disposing or other release into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles) or the movement through the air, soil, surface water or ground water, whether intentional or unintentional.

“Remediation” means all actions, including any expenditures, undertaken to (i) restore, clean up, remove, remediate, abate, treat or in any other way address any noncompliance of Environmental Laws, a Release or threatened Release, (ii) prevent any Release or threat of Release, or minimize the further Release so that it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform studies, assessments, and investigations of any Release or threat of Release or monitoring and care of any Release or threat of Release, or (iv) correct or prevent a condition of noncompliance with Environmental Laws (including the purchase of any mitigation credits or payments made with regard to compliance with Environmental Laws).

“REO” is defined in the Preamble.

“Republic Parties” is defined in the Preamble.

“Retained Liabilities” means all liabilities and obligations, known or unknown, arising from, based upon, related to or associated with (i) the ownership or operations of the Assets prior to the Effective Time (excluding liabilities for any title defects (other than with respect to the special warranty of title of Seller contained in the Assignment or any subsequent assignment and bill of sale) or any environmental liabilities, which are covered in (ix) below), (ii) the Excluded Assets, (iii) any liabilities to third parties for personal injury or death attributable to Sellers’ or their Affiliates’ operation of the Assets prior to the Closing Date, (iv) any liability or obligation including Taxes that is not an Assumed Liability, (v) any and all Seller Taxes, (vi) any liability arising out of or resulting from any breach of any representation, warranty, covenant or agreement contained in this Agreement by any Seller, (vii) any liability for any Seller’s failure to pay when due any royalties relating to the Assets to the extent such royalties are due and payable prior to the Effective Time, (viii) any liabilities for Sellers’ or Sellers’ Affiliates’ gross negligence or willful misconduct in respect of Sellers’ or Sellers’ Affiliates’ operation of the

Assets, (ix) environmental liabilities based (A) on conditions existing as of the Effective Time relating to requirements under Environmental Laws or existing as of the Closing Date and due to ownership or operations of Seller (“Environmental Conditions”), or (B) on the assertion by governmental entities or third parties of Claims against Buyer for Environmental Conditions to the extent specified in a written notice delivered to Sellers no later than eighteen (18) months after the Closing Date, (x) the violation of any Law, rule, regulation, order or injunction by any Seller or its Affiliates, (xi) any liability with respect to gas imbalances, including those set forth on Schedule 3.14, for any periods prior to the Closing Date, (xii) any liability associated with the fire damage to the Casualty Well resulting from the fire on December 15, 2014, including any costs and expenses incurred for repairs, fines, notices, violations or other penalties from Governmental Authorities or otherwise in relation to such fire damage, (xiii) capital expenditures incurred by Sellers between the Effective Time and Closing in respect of the Anderson 8H Well and the Anderson 9H Well, (xiv) the Anderson Site Matter, the Dewhurst Site Matter, the Hart Site Matter and the Blackshere Site Matter, including any and all liabilities and obligations related to any actions to be taken to resolve or remediate such Site Matters, including any obligations required pursuant to a Site Resolution to plug and abandon any of the wells located thereon and any loss of value in connection with the loss of production associated with such wells, and any restrictions on future drilling thereon and any loss of value in connection therewith, and including, without limitation, any Site Matter Event, (xv) the Partition Property Matter, (xvi) the Blackshere Litigation if and only if deemed to be a Retained Liability in accordance with Section 6.2(d), and (xvii) the Robinson Litigation if and only if deemed to be a Retained Liability in accordance with Section 7.13(g)(v).

“REV” is defined in the Preamble.

“Revised Per Acre Amount” means, with respect to any Reduced NRI Lease, the amount allocated to each Company Net Acre in the calculation of Allocated Value with respect to any Lease adjacent to or in the same geographical vicinity of such Reduced NRI Lease that has the same Net Revenue Interest as the actual Net Revenue Interest of such Reduced NRI Lease.

“Robinson Adjusted Price” is defined in Section 7.13(g)(iii).

“Robinson Closing” is defined in Section 7.13(g)(iv).

“Robinson Deposit” is defined in Section 7.14(b).

“Robinson Diligence Period” is defined in Section 7.13(g)(ii).

“Robinson Escrow Agreement” is defined in Section 7.13(g)(iv).

“Robinson Escrow Amount” means an amount equal to 10% of the Robinson Adjusted Price, payable to the Escrow Agent pursuant to Section 7.13(g)(iv) at the time of the Robinson Closing.

“Robinson Escrow Fund” is defined in Section 7.13(h).

“Robinson Final Resolution” is defined in Section 7.13(g).

“Robinson Lease” means, collectively, those certain oil and gas Leases in Wetzel County identified as Robinson Leases on Exhibit C.

“Robinson Litigation” collectively means the certain civil action (Civil Action 13-C-65, Circuit Court for Wetzel County, West Virginia) initiated in 2013 by EQT against certain of the Sellers and their affiliates and the companion civil action (Civil Action No. [No. 5:13-CV-93], United States District Court for the Northern District of West Virginia) initiated in 2013 by certain of the Sellers and their Affiliates against EQT respectively seeking to quiet title on the Robinson Lease and other relief, including all related claims, demands, answers, counterclaims, motions, hearings, judgments and other procedures related thereto.

“Robinson Notice” is defined in Section 7.13(g)(i).

“Robinson Release” is defined in Section 7.13(b).

“RP6” is defined in the Preamble.

“RP7” is defined in the Preamble.

“RP8” is defined in the Preamble.

“Schedule of Exceptions” is defined in Section 7.10.

“Seller” is defined in the Preamble.

“Seller Claim” is defined in Section 8.3(b).

“Seller Indemnified Party” is defined in Section 8.3(a).

“Seller Representative” is defined in Section 10.13(a).

“Seller Taxes” means (a) all Income Taxes imposed by any applicable laws on any Seller, any of its direct or indirect owners or Affiliates, or any combined, unitary, or consolidated group of which any of the foregoing is or was a member, (b) Asset Taxes allocable to the Sellers pursuant to Section 7.2 (taking into account, and without duplication of, (i) such Asset Taxes effectively borne by the Sellers as a result of the adjustments to the Purchase Price made pursuant to Sections 2.5 or 2.6, as applicable, and (ii) any payments made from one Party to the other in respect of Asset Taxes pursuant to Section 7.2), (c) any Taxes imposed on or with respect to the ownership or operation of the Excluded Assets or that are attributable to any asset or business of any Seller that is not part of the Assets and (d) any and all Taxes (other than the Taxes described in clauses (a), (b) or (c) of this definition) imposed on or with respect to the ownership or operation of the Assets for any Tax period (or portion thereof) ending before the Effective Time.

“Seller’s Claim Notice” is defined in Section 8.3(b).

“Sellers” is defined in the Preamble.

“Severance Taxes” means all extraction, production, excise, severance and all other similar Taxes with respect to the Assets that are based upon or measured by the production of Hydrocarbons or the receipt of proceeds therefrom, but not including Property Taxes, Income Taxes, or Transfer Taxes.

“Site Matter Escrow Amounts” means (a) $1,000,000 with respect to the Anderson Site, (b) $1,000,000 with respect to the Dewhurst Site, (c) $250,000 with respect to the Hart Site and (d) $250,000 with respect to the Blackshere Site.

“Site Matter Event” means the occurrence of any of the following events or occurrences in respect of any of the Sites: (a) with respect to any well pad on any Site, any change in configuration of such well pad or any reduction in the size of such well pad resulting in the inability of Buyer to drill additional wells on such well pad, which such change in configuration or reduction in size is caused by, arises out of or is related in any way to a Site Matter, or is caused by Sellers without the consent of Buyer, except for restoration in the location delineated in conceptual restoration plans contained in Appendix E to the draft Consent Decree, a copy of which is attached hereto as Exhibit I, (“Conceptual Restoration Plans”) and any modifications to such plans approved by the Environmental Protection Agency that have also been approved in writing by Buyer in its sole discretion; (b) an order, finding, judgment, ruling or decree by the Environmental Protection Agency, any other federal or state agency, or any other Governmental Authority requiring Buyer to be joined as a party to any settlement, settlement agreement, memorandum of understanding, plea, suit, hearing, investigation, consent decree or any related arrangement in respect of any Site Matter; (c) the entry into or establishment of any settlement, settlement agreement, decree, judgment or Remediation plan by the Environmental Protection Agency, any other federal or state agency, or any other Governmental Authority relating to any Site Matter such that such settlement, settlement agreement, decree, judgment or Remediation plan materially and adversely impacts Buyer’s ability to drill additional wells; it being understood and agreed that, for the purpose of clause (c), the occurrence of Buyer’s loss of the ability to obtain any Permits for any future wells located on any Site, or any change in configuration of, or any reduction in the size of, any well pad on any Site, except for such changes in configuration or reduction in size specified in the Conceptual Restoration Plans (and any modifications to such plans approved by the Environmental Protection Agency that have also been approved in writing by Buyer in its sole discretion), shall be deemed to materially and adversely impact Buyer’s ability to drill additional wells; provided, however, that notwithstanding anything to the contrary contained herein, including the restoration delineated in the Conceptual Restoration Plans, Sellers shall not, and shall not allow any other Party to, take any action with respect to any Site that would restrict Buyer from having access to an all-weather access road on such Site, and in the case of the Anderson Site, that would restrict Buyer from having access to all access roads shown on Exhbit I with respect to such Anderson Site, and failure to comply with this proviso shall be deemed to constitute a Site Matter Event.

“Site Matters” means the Anderson Site Matter, the Dewhurst Site Matter, the Hart Site Matter and the Blackshere Site Matter.

“Site Resolution” means either of the Anderson Site Resolution, the Dewhurst Site Resolution, the Blackshere Site Resolution or the Hart Site Resolution respectively.

“Sites” means the Anderson Site, the Dewhurst Site, the Hart Site and the Blackshere Site.

“Subject Well” means a Well or Future Well, as the context requires.

“Surface Use Agreements” is defined in Section 7.11(e).

“Taxes” means all federal, state, local and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, gross receipts, goods and services, registration, capital, transfer or withholding taxes, fees, levies, duties, assessments, unclaimed property and escheat obligations or other charges imposed by any Governmental Authority, including any interest, penalties or additional amounts which may be imposed with respect thereto, and including any liability for any of the foregoing items that arises by reason of contract, assumption, transferee or successor liability, operation of Law (including by reason of participation in a consolidated, combined or unitary Tax Return) or otherwise.

“TE Parties” is defined in the Preamble.

“Title Company” means Old Republic Title Company of Houston, or another reputable and creditworthy insurer reasonably satisfactory to Buyer.

“Title Company Notice Date” is defined in Section 7.12(d).

“Title Defect” means any condition that causes Sellers not to have Defensible Title; provided, however, that the fact that any Lease (other than Leases constituting the Robinson Lease, the Blackshere Lease and the Dewhurst Lease) does not contain unitization and pooling provisions that permit lessee to pool with neighboring lands to form a suitable drilling unit that would be sufficient to allow for horizontal drilling activities to be conducted on such Lease shall not, by itself, constitute a Title Defect.

“Title Defect Amount” is defined in Exhibit A, Section 6.

“Title Defect Arbitrator” is defined in Exhibit A, Section 8(a).

“Title Defect Credit” is defined in Exhibit A, Section 6(b).

“Title Defect Notice” is defined in Exhibit A, Section 3.

“Title Defect Property” is defined in Exhibit A, Section 4.

“Title Policy Commitment Failure Date” means the earlier of (1) the Title Company Notice Date and (2) April 30, 2015.

“Trans Energy” is defined in the Preamble.

“Transaction Documents” means this Agreement, the Escrow Agreement, the Surface Use Agreement and the Assignment.

“Transfer Taxes” means any sales, use, excise, transfer, registration, documentary, stamp or similar Taxes incurred or imposed with respect to the transactions described in this Agreement.

“Units” is defined in the definition of Assets.

“Unresolved Indemnification Claims” is defined in Section 2.4(d).

“Wellbore Capital Purchase Agreement” means that certain Purchase and Sale Agreement dated December 24, 2014 by and between ASD, Trans Energy and Wellbore Capital, LLC.

“Wells” means any of the oil or gas wells located on the Leases, including, without limitation, those Wells specifically identified in Schedule 3.4(b), and all condensate wells, water source wells, or water and other types of injection wells located on the Leases or used or held for use in connection with any of the Properties, whether producing, operating, shut-in or temporarily abandoned.

“Working Interest” means that interest which bears a share of all costs and expenses proportionate to the interest owned, associated with the exploration, development and operation of a Subject Well or Lease that the owner thereof is required to bear and pay by reason of such ownership, expressed as a decimal.

1.2 Construction.

(a) All Article, Section, Subsection, Schedule and Exhibit references used in this Agreement are to Articles, Sections, Subsections, Schedules, and Exhibits to this Agreement unless otherwise specified. The Exhibits and Schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The words “includes” or “including” mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder,” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Section or Article in which such words appear and any reference to a law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder. Currency amounts referenced in this Agreement are in U.S. Dollars.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(d) Each Party acknowledges that it and its attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale.

(a) At the Closing, Sellers shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase and accept from Sellers, all of Sellers’ right, title and interest in and to the Assets; provided, however, the Excluded Assets will not be conveyed or purchased hereunder, but will be excluded from this transaction.

(b) At the Closing, Buyer shall assume and become obligated to pay, perform, or otherwise discharge the Assumed Liabilities.

2.2 Purchase Price. The purchase price for the Assets will be ONE HUNDRED EIGHTY EIGHT MILLION FOUR HUNDRED SEVENTY SIX THOUSAND NINE HUNDRED FIFTY NINE DOLLARS ($188,476,959) (the “Base Purchase Price”), adjusted as provided in this Article II (the Base Purchase Price as so adjusted, being herein called the “Purchase Price”). The Purchase Price will be payable as follows:

(a) At Closing, the Purchase Price less the Escrow Amount (but excluding the amount of the Robinson Deposit) (the “Closing Payment”) shall be paid by Buyer to Sellers (or to Seller Representative on behalf of Seller) in cash by wire transfer of immediately available funds. Sellers will deliver to Buyer no later than two (2) Business Days prior to Closing written instructions to Buyer indicating the allocation of the Closing Payments among the Sellers and applicable wire transfer information; and

(b) the Additional Escrow Payment will be paid by Buyer to the Escrow Agent by wire transfer of immediately available funds and in accordance with Section 2.4 and the Escrow Agreement.

2.3 Deposit. As soon as reasonably possible after the Execution Date, but not later than two (2) Business Days after the Execution Date, Buyer shall deposit with Wells Fargo Bank, National Association, as Escrow Agent (“Escrow Agent”) by wire transfer of immediately available funds, an amount equal to $8,854,891.00 (the “Deposit”). In connection with the Deposit, Buyer, Seller Representative and Escrow Agent shall enter into an agreement substantially in the form attached hereto as Exhibit E (the “Escrow Agreement”). The Deposit shall be held by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement. If Closing occurs, the Deposit shall be reclassified as a partial satisfaction of the Escrow Amount, and the release of the Deposit shall be handled in accordance with the terms and conditions of this Section 2.3, Section 2.4 and the Escrow Agreement. If no Closing occurs, the release of the Deposit shall be handled in accordance with the terms and conditions of the provisions of Section 2.4 and Section 9.2 and the Escrow Agreement.

2.4 Escrow.

(a) At Closing, a portion of the Purchase Price equal to the Escrow Amount less the Deposit (the “Additional Escrow Payment”) shall be deposited by Buyer in immediately available funds to the Escrow Agent. The Escrow Amount shall thereafter be held in escrow and invested by the Escrow Agent pending disbursement pursuant to this Section 2.4, Article VIII and the terms of the Escrow Agreement. “Escrow Fund” means the aggregate amount of funds held by the Escrow Agent pursuant to this Section 2.4 and the Escrow Agreement other than the Robinson Escrow Fund, including, as of Closing, the Escrow Amount, as such amount may be adjusted from time to time by interest earned thereon and by any disbursements made in accordance with this Section 2.4, Article VIII and the Escrow Agreement. After the Closing, the Escrow Fund shall be used to satisfy obligations to the Buyer Parties under Article VIII.

(b) When any party becomes entitled to any distribution of all or any portion of the Escrow Fund pursuant to this Agreement and the Escrow Agreement, each of Buyer and Seller Representative (acting on behalf of Sellers) shall promptly execute a joint written instruction (“Joint Instructions”) setting forth amounts to be paid to such party from the Escrow Fund.

(c) Within five (5) Business Days following a Final Resolution that any Buyer Indemnified Party is entitled to any distribution of all or any portion of the Escrow Fund pursuant to its indemnification rights under Article VIII of this Agreement, Buyer and Seller Representative shall execute Joint Instructions to the Escrow Agent instructing the Escrow Agent to distribute all or a portion of the Escrow Fund, as applicable, to the appropriate Buyer Indemnified Party, in accordance with such Final Resolution. If Buyer or Seller Representative fails to execute Joint Instructions in accordance with this Agreement, either Buyer or Seller Representative, as applicable, shall be entitled to receive distributions from the Escrow Fund from the Escrow Agent promptly upon delivery to the Escrow Agent of a final written non-appealable instruction or Court Order (setting forth the amounts to be paid to such party pursuant to this Section 2.4 or Article VIII) issued or entered into by a court of competent jurisdiction.

(d) On the nine (9) month anniversary of the Closing Date, subject to any properly asserted Buyer Claims for indemnification under Article VIII that are not yet resolved or paid (such claims, the “Unresolved Indemnification Claims”), Buyer and Seller Representative shall execute Joint Instructions instructing the Escrow Agent to distribute to Seller Representative an amount from the Escrow Fund equal to the difference between, if positive: (i) the aggregate amount of funds in the Escrow Fund as of the nine (9) month anniversary of the Closing Date (less the Site Matter Escrow Amount for the Site Matters that have not been resolved in accordance with Section 7.11 by such date), minus (ii) the greater of: (A) 5% of the Purchase Price funded at Closing; or (B) the aggregate amount attributable to Unresolved Indemnification Claims as of the nine (9) month anniversary of the Closing Date.

(e) On the eighteen (18) month anniversary of the Closing Date, Buyer and Seller Representative shall execute Joint Instructions instructing the Escrow Agent to distribute the balance of the Escrow Fund to Seller Representative less (i) any amounts attributable to Unresolved Indemnification Claims and (ii) the Site Matter Escrow Amount for the Site Matters that have not been resolved in accordance with Section 7.11 by such date. Upon the Final Resolution of all Unresolved Indemnification Claims (if any), and after all disbursements from the Escrow Fund have been made to pay any and all such Unresolved Indemnification Claims pursuant to Section 2.4(c), Buyer and Seller Representative shall promptly execute Joint Instructions instructing the Escrow Agent to distribute the balance of the Escrow Fund to Sellers (less the Site Matter Escrow Amount for the Site Matters that have not been resolved in accordance with Section 7.11 by such date).

(f) On the third anniversary of the Closing Date, Buyer and Seller Representative shall execute Joint Instructions instructing the Escrow Agent to distribute to Buyer the remaining Site Matter Escrow Amount for the Site Matters that have not been resolved in accordance with Section 7.11 by such date.

(g) Notwithstanding anything in this Agreement to contrary, if at any time there is a Final Resolution that any Buyer Indemnified Party is entitled to recovery of a monetary amount pursuant to its indemnification rights under Article VIII of this Agreement, and if such monetary amount to which any Buyer Indemnified Party is entitled to recover is greater than the balance of the Escrow Fund at such time of determination, such Buyer Indemnified Party may recover from the Robinson Escrow Fund, to the extent of the Robinson Escrow Fund and to the extent such monetary amount exceeds the balance of the Escrow Fund, pursuant to Section 7.13(h) and the Robinson Escrow Agreement.

2.5 Adjustments to Base Purchase Price.

(a) To determine the Purchase Price, the Base Purchase Price shall be increased by the following amounts:

(i) the amount of all Severance Taxes and Property Taxes paid by Sellers and allocated to Buyer in accordance with Section 7.2;

(ii) the aggregate amount of any and all Property Costs paid by Sellers for periods from and after the Effective Time (excluding amounts for which the Base Purchase Price is increased pursuant to Section 2.5(a)(i) or Section 2.5(a)(iii)), but not including (i) capital expenditures for which Sellers are obligated as set forth on Schedule 5.1, (ii) any costs or expenses incurred with respect to the ownership and operation of the Assets paid or payable to an Affiliate of Seller (other than overhead charges, paid to REO in REO’s capacity as operator of the Assets, which shall be deemed to be Property Costs to the extent incurred in the ordinary course of business in accordance with an operating agreement in effect as of the date hereof and shall not exceed $500.00 per Well in any calendar month), (iii) any amounts incurred in connection with the cure or remediation by Seller of any Title Defects or Environmental Defects in accordance with this Agreement, (iv) any costs and expenses incurred for repairs or otherwise in relation to the fire damage to the Casualty Well and (v) any capital expenditures incurred by Sellers between the Effective Time and Closing in respect of the Anderson 8H Well and the Anderson 9H Well;

(iii) the aggregate amount of any and all capital expenditures relating to the Assets for which Buyer is responsible as set forth on Exhibit D that are paid by Sellers (excluding amounts for which the Base Purchase Price is increased pursuant to Section 2.5(a)(i) or Section 2.5(a)(ii));

(iv) the value of all Production in storage and line fill as of the Effective Time with the value per MMBTU to be the TETCO-M2 price as of the Closing Date, and any imbalances of natural gas owed by third parties to Sellers and attributable to the Assets or the production therefrom as of the Effective Time, less applicable royalties, other burdens on production, taxes and applicable transportation, marketing and gathering fees; and

(v) any other amount agreed upon by the Parties in writing or set forth in this Agreement as an adjustment to the Base Purchase Price.

(b) To determine the Purchase Price, the Base Purchase Price shall be decreased by the following amounts:

(i) the amount of all unpaid Property Taxes and Severance Taxes allocated to the Sellers in accordance with Section 7.2 and paid or otherwise economically borne by the Buyer;

(ii) the aggregate amount of any and all Property Costs that relate to the Assets for periods before the Effective Time but that are borne by Buyer;

(iii) amounts equal to all revenues (net of royalty, overriding royalty payments and similar such payments) collected by Sellers that are attributable to production of oil or gas or other minerals from the Assets (but not taking into account any hedges) and relating to periods of time from and after the Effective Time;

(iv) an amount equal to the amount of accrued suspense funds set forth on Schedule 2.5(b);

(v) an amount, calculated in accordance with the procedures of Exhibit A for Title Defects and Environmental Defects, equal to the sum of (A) the agreed value of all Title Defects or Environmental Defects that are asserted prior to Closing, and remain uncured by Sellers at Closing, and (B) the Allocated Value of all Properties retained by Seller on account of disputed or resolved Title Defects and Environmental Defects; provided that Title Defects and Environmental Defects for which there is no agreement prior to Closing shall be addressed in accordance with procedures of Exhibit A;

(vi) an amount equal to the aggregate Allocated Values of Hard Consent Assets or other Assets excluded or retained pursuant to Section 5.4 or Section 5.9;

(vii) an amount equal to any reduction of the Base Purchase Price pursuant to Section 7.4 or Section 7.16;

(viii) if the Robinson Lease is retained pursuant to Section 7.13, an amount equal to 100% of the Allocated Value of the Robinson Lease, as set forth on Exhibit C;

(ix) the Allocated Value of the EQT Release Acres, if any; and

(x) any other amount agreed upon by the Parties in writing or set forth in this Agreement as an adjustment to the Base Purchase Price.

2.6 Determination of Purchase Price.

(a) The Sellers shall prepare and deliver to Buyer at least five (5) Business Days before the Closing Date a statement (the “Preliminary Settlement Statement”) setting forth Sellers’ good faith estimate of each adjustment to be made in accordance with Sections 2.5(a) and 2.5(b), together with all reasonable supporting documentation. Buyer may dispute in good faith Sellers’ estimate of the amount of such adjustments by delivery to Sellers of written notice thereof within two (2) Business Days after receipt of such estimate. Buyer and Sellers shall use commercially reasonable efforts to resolve any such dispute prior to Closing; provided that any and all amounts so disputed or other adjustments claimed by any Party and not resolved by mutual agreement of Buyer and Sellers prior to Closing shall be resolved in accordance with Section 2.6(c)(ii) and, absent manifest error, the Closing shall occur with payment of the Purchase Price as set forth in the Preliminary Settlement Statement; provided, however, any disputes regarding Title Defects and Environmental Defects shall be addressed in accordance with the procedures in Exhibit A.

(b) After the Closing, the Purchase Price shall be subject to further adjustment pursuant to Section 2.6(c) of this Agreement, and neither Sellers’ delivery of an estimate of adjustments pursuant to this Section 2.6, the delivery of a dispute notice by Buyer pursuant to this Section 2.6, nor the failure to deliver any such dispute notice shall bar any such further adjustments.

(c)

(i) On or before the ninetieth (90th) calendar day after the Closing, Sellers shall prepare and deliver to Buyer in accordance with this Agreement, a statement (the “Final Settlement Statement”) setting forth Sellers’ calculation of the final adjustments and showing the calculation of such adjustments, together with all reasonable supporting documentation. Within thirty (30) calendar days after receipt of the Final Settlement Statement, Buyer shall deliver to Sellers a written report containing any changes that Buyer proposes be made to the Final

Settlement Statement and the reasons for those changes (“Objection Report”). The Parties shall attempt to agree to the amounts due pursuant to such adjustments, including any amounts disputed under Section 2.6(a), no later than thirty (30) calendar days after Sellers’ receipt of the Objection Report. The date upon which such agreement is reached shall be herein called the “Final Settlement Date.” Within ten (10) Business Days from the Final Settlement Date, the Party owing any amount for additional adjustments shall pay such amount, in immediately available funds by wire transfer to an account designated in writing by the other Party.

(ii) If Sellers and Buyer are unable to agree upon any amounts (the “Disputed Amounts”) in the Final Settlement Statement by the thirtieth (30th) calendar day after Sellers’ receipt of the Objection Report, Weaver & Tidwell, L.L.P. (or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Buyer and Sellers in writing) (the “Referral Firm”) shall review such Disputed Amounts in Sellers’ Final Settlement Statement and Buyer’s Objection Report and the records relating to the Disputed Amounts and determine the final adjustments with respect thereto, other than adjustments determined under the mechanism regarding Title Defects and Environmental Defects set forth in Exhibit A. With respect to any Disputed Amounts under this Agreement to be resolved by the Referral Firm, neither the Referral Firm nor any person employed by the Referral Firm will interpret the provisions of this Agreement unless otherwise agreed by Sellers and Buyer. With respect to any Disputed Amounts for which interpretation of this Agreement is required, and for which Buyer and Sellers cannot agree on such interpretation, such matter shall be submitted to the Referral Firm for arbitration in a similar manner as set forth in Exhibit A, Section 8 regarding Title Defect and Environmental Defect disputes and the Referral Firm shall decide all other matters specified in this Section 2.6(c)(ii). The decision of the Referral Firm shall be binding on Buyer and Sellers, and the fees and expenses of the Referral Firm shall be borne one-half each by Buyer and Sellers. The Referral Firm shall deliver its final calculation of the Disputed Amounts in writing to Buyer and Sellers as soon as is practicable, and the Party owing any amount for additional adjustments as a result thereof shall pay such amount (plus interest accrued on such amount from the Closing Date until the date such amount is paid calculated at the Prime Rate) no later than the tenth (10th) Business Day following the paying Party’s receipt from the Referral Firm of the final adjustments.

(d) The Parties will, and will cause their representatives to, cooperate and assist in the preparation of the Final Settlement Statement and the conduct of the reviews and audits referred to in this Section 2.6(d), including but not limited to making available books, records and personnel as required.

2.7 Allocation of Purchase Price. Sellers and Buyer agree that the Base Purchase Price and any liabilities properly treated as consideration for U.S. federal income Tax purposes shall be allocated among the Assets for U.S. federal and applicable state income Tax purposes in accordance with Section 1060 of the Code, and to jointly prepare Form 8594 (Asset Acquisition

Statement under Section 1060) consistent with such allocation, which shall be revised to take into account subsequent adjustments to the Base Purchase Price, including any adjustments pursuant to Section 2.5. Sellers and Buyer shall not take any position inconsistent with such allocation upon examination of any Tax Return, in any refund claim, in any litigation, investigation or otherwise, unless required to do so by applicable Law after notice to and discussions with the other Party, or with such other Party’s prior consent; provided, however, that nothing herein shall prevent a Party from settling any proposed deficiency or adjustment by any Governmental Authority based on the allocation agreed to by the Parties pursuant to this Section 2.7, and no Party will be required to litigate any proposed adjustment by any Governmental Authority challenging such allocation. Buyer shall prepare a draft of the Form 8594 and provide such draft to Sellers at least sixty (60) days prior to the Form 8594 filing due date so that Sellers may review and comment prior to the Parties’ filing of the Form 8594. Sellers shall deliver any written comments to Buyer within fifteen (15) days of receipt of the Form 8594 from Buyer, Buyer and Sellers shall work in good faith to resolve any disagreements to the Form 8594. To the extent Buyer and Sellers are unable to resolve their disagreements within thirty (30) days after the Buyer’s delivery of the draft Form 8594, the draft Form 8594 shall be submitted to the Referral Firm for resolution. The fees of the Referral Firm shall be borne one-half by Buyer and one-half by Sellers.

2.8 No Assumption of Retained Liabilities. All of the Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Sellers.

2.9 Effective Time. For all purposes of this Agreement, the “Effective Time” shall mean 12:01 a.m. Eastern Time on October 1, 2014.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Each of the Sellers severally and not jointly (except as otherwise specifically noted) and subject to Section 2.4 and Section 8.1(b), represents and warrants to Buyer, as of the date hereof and as of the Closing, that:

3.1 Organization.

(a) Trans Energy is duly organized, validly existing and in good standing under the laws of the State of Nevada. Such Seller has full power and authority to conduct its business as it is now being conducted and to own the Assets (or to lease those Assets leased by it). Trans Energy is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Assets. There is no pending or, to the Knowledge of such Seller, threatened action for the dissolution, liquidation or insolvency of such Seller.

(b) Prima is duly organized, validly existing and in good standing under the laws of the State of Delaware. Such Seller has full power and authority to conduct its business as it is now being conducted and to own the Assets (or to lease those Assets leased by it). Prima is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Assets. There is no pending or, to the Knowledge of such Seller, threatened action for the dissolution, liquidation or insolvency of such Seller.

(c) ASD is duly organized, validly existing and in good standing under the laws of the State of Delaware. Such Seller has full power and authority to conduct its business as it is now being conducted and to own the Assets (or to lease those Assets leased by it). ASD is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Assets. There is no pending or, to the Knowledge of such Seller, threatened action for the dissolution, liquidation or insolvency of such Seller.

(d) REV is duly organized, validly existing and in good standing under the laws of the State of Delaware. Such Seller has full power and authority to conduct its business as it is now being conducted and to own the Assets (or to lease those Assets leased by it). REV is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Assets. There is no pending or, to the Knowledge of such Seller, threatened action for the dissolution, liquidation or insolvency of such Seller.

(e) RP8 is duly organized, validly existing and in good standing under the laws of the State of Texas. Such Seller has full power and authority to conduct its business as it is now being conducted and to own the Assets (or to lease those Assets leased by it). RP8 is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Assets. There is no pending or, to the Knowledge of such Seller, threatened action for the dissolution, liquidation or insolvency of such Seller.

(f) RP6 is duly organized, validly existing and in good standing under the laws of the State of Texas. Such Seller has full power and authority to conduct its business as it is now being conducted and to own the Assets (or to lease those Assets leased by it). RP6 is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Assets. There is no pending or, to the Knowledge of such Seller, threatened action for the dissolution, liquidation or insolvency of such Seller.

(g) RP7 is duly organized, validly existing and in good standing under the laws of the State of Texas. Such Seller has full power and authority to conduct its business as it is now being conducted and to own the Assets (or to lease those Assets leased by it). RP7 is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Assets. There is no pending or, to the Knowledge of such Seller, threatened action for the dissolution, liquidation or insolvency of such Seller.

(h) REO is duly organized, validly existing and in good standing under the laws of the State of Texas. Such Seller has full power and authority to conduct its business as it is now being conducted and to own the Assets (or to lease those Assets leased by it). REO is in good standing in each jurisdiction in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of the Assets. There is no pending or, to the Knowledge of such Seller, threatened action for the dissolution, liquidation or insolvency of such Seller.

3.2 Due Authorization. The execution, delivery and performance of this Agreement and each other Transaction Document to which such Seller is or will be a party has been authorized by all necessary action on the part of such Seller, and no further actions on the part of such Seller is necessary to authorize the execution, delivery and performance of this Agreement or such other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. This Agreement, and all of the other documents or instruments required to be executed and delivered by such Seller at Closing, including the Transaction Documents, have been, or at Closing will be, duly executed and delivered by such Seller and (assuming the due authorization, execution and delivery hereof and thereof by Buyer) are valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).

3.3 No Violation or Conflict; Consents; Preferential Rights.

(a) Except as set forth on Schedule 3.3(a), the execution, delivery and performance of this Agreement and all of the other documents and instruments contemplated hereby to which such Seller is a party does not and will not (i) conflict with, violate or breach any Laws, judgment, order or decree binding on such Seller or the Assets, the articles of organization or operating agreement of such Seller, or any Material Property Agreement or other material contract to which Seller is a party or by which it is bound or which is included in the Assets or to which the Assets are subject, (ii) give any party to any of the Property Agreements and Leases to which such Seller is a party or by which they are bound any right of termination, breach, cancellation, acceleration or modification thereunder, or (iii) result in the creation of any Encumbrance on any of the Assets.

(b) Except as set forth in Schedule 3.3(b), there are no preferential rights to purchase attributable or with respect to any of the Assets that are applicable to the transactions contemplated hereby.

(c) Except as set forth in Schedule 3.3(c), there are no consents, approvals or authorizations of any person or entity, in each case, required to be obtained by such Seller that are applicable to the transactions contemplated hereby.

3.4 Title. Except as set forth on Schedule 3.4, such Seller owns and has good title to its interest in the Personal Property free and clear of any claim, mortgage, lien, right, or encumbrance, except for Permitted Encumbrances. The items of each Seller’s Personal Property that are necessary to conduct normal operations of the Assets are, in the aggregate, in good working condition, reasonable wear and tear and damage resulting from the fire occurring on

December 15, 2014 at the Casualty Well excepted, and are being maintained in a state adequate to conduct normal operations of the Assets. Other than in connection with normal and customary prudent operations, such Seller has not removed any of its Personal Property unless it has been replaced with equipment or property of similar grade and utility.

3.5 Contracts.

(a) Except for contracts and agreements that will be terminated prior to Closing, Schedule 3.5(a) contains a true and complete list of any other contracts and agreements affecting the Assets or otherwise binding on said Assets that: (i) involve expenditures by or revenues to Sellers (collectively) annually in the aggregate in excess of Twenty Five Thousand Dollars ($25,000.00), or One Hundred Thousand Dollars ($100,000.00) in the aggregate over the term of such contract or agreement, (ii) is an agreement for the purchase, sale, exchange, disposition, gathering, treatment, processing, refining, handling, storage or transportation of Production that is not terminable without penalty upon sixty (60) calendar days’ notice or less, (iii) is an agreement for the use or sharing of drilling rigs, (iv) is a purchase agreement, farm in and farmout agreement, exploration agreement, participation agreement, agreement of development, or similar agreement providing for the earning of an ownership interest, (v) is a master services agreement, or (vi) is a non-competition agreement or any agreement that purports to restrict, limit or prohibit the manner in which, or the localities in which, Buyer conducts its business, (vii) is any indenture, mortgage, loan, credit or similar contract for borrowed money or any hedge, swap, forward, future, option or derivative contract (in each case) for which Buyer will be responsible or which affects any revenues or expenses attributable to the Assets on or after the Effective Time, (viii) is any guaranty of any obligation, bond or letter of credit for which Buyer will be responsible, (ix) is any contract with such Seller or any affiliate of such Seller, (x) is any agreement respecting any partnership or joint venture, (xi) are agreements relating to areas of mutual interest, (xii) is an operating agreement, exploration agreement or development agreement to which such Seller’s interests in any of the Properties is subject, (xiii) are leases (other than the Leases) related to the Assets under which such Seller is the lessor or the lessee of real or personal property and that is not terminable by Seller without penalty upon thirty (30) calendar days’ notice or less, or (xiv) relates to the acquisition, licensing, sale, modification or other use or ownership of geological, geophysical, or seismic data or records, whether or not proprietary and whether or not processed, re-processed, migrated, stacked or otherwise modified, and any similar contract, including seismic data licenses or other contracts, providing for the exclusive or non-exclusive use, modification or disclosure of proprietary seismic data (collectively, the “Material Property Agreements”). Prior to the date hereof, such Seller has provided Buyer with true and correct copies (or access via virtual data room to true and correct copies) of all Material Property Agreements. Except as is expressly set forth on Schedule 3.5(a): (i) each Material Property Agreement is a valid and binding agreement of such Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights generally or equitable principles; (ii) such Seller has performed, and to the Knowledge of such Seller every other party has performed, each material term, covenant and condition of each of the Material Property Agreements that is to be performed by such Seller or such other party at or before the date hereof; (iii) no event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a material breach by such Seller or, to such Seller’s Knowledge, any other party, under any of the Material Property Agreements; and (iv) such Seller does not intend, and such Seller has not received written notice that any other party to a Property Agreement intends, to cancel or terminate such Material Property Agreement.

(b) Except as set forth on Schedule 3.5(b), no party has made written demand to renegotiate any material amounts paid or payable to such Seller under any of the Property Agreements and Leases. Except as set forth on Schedule 3.5(b), there are no commissions due (or to become due) to any broker or other party as a result of the purchase or sale of hydrocarbons under any of the Property Agreements, Material Property Agreements and Leases. Except as set forth on Schedule 3.5(b), such Seller has not, with respect to the Property Agreements, Material Property Agreements and Leases: (i) received any quantity of natural gas or liquids, condensate or crude oil to be paid for thereafter other than in the normal cycle of billing; or (ii) received prepayments, advance payments or loans which will require the performance of services or provision of natural gas or liquids, condensate or crude oil under such Property Agreements, Material Property Agreements and Leases on or after the Effective Time without being currently paid therefore other than in the normal cycle of billing. Except as set forth on Schedule 3.5(b), such Seller is not obligated, by virtue of prepayment arrangement, make up right under production sales contract containing a “take or pay” or similar provision, gas balancing agreement, production payment or any other arrangement to deliver hydrocarbons, or proceeds from the sale thereof, attributable to the Leases, or any lands pooled or unitized with such Leases, at some future time without then or thereafter receiving the full contract price therefore. Except as set forth on Schedule 3.5(b), there is no call upon, option to purchase or similar right to obtain hydrocarbons from the Leases, or any lands pooled or unitized with such Leases, in favor of any person or entity other than pursuant to renewal rights or automatic renewal provisions contained in existing contracts for the sale for hydrocarbons.

3.6 Lease Provisions. To the Knowledge of such Seller, (i) all Leases are in full force and effect and are maintained by their terms except with respect to the Identified Title Matter, (ii) payment of delay rentals have been made to maintain in force and effect all Leases within the primary term on which drilling operations were not timely commenced, (iii) all other Leases are validly preserved beyond the primary term by production in paying quantities or the payment of shut-in royalty payments or otherwise, subject to continuous development requirements as scheduled on Schedule 3.6. Except as set forth on Schedule 3.6, all rentals, royalties, overriding royalty interests and other payments due and owing by such Seller under each of the Leases have been timely and accurately paid, except amounts that are being held in suspense as a result of title issues in circumstances that do not provide any third party a right to terminate any such Lease. Schedule 2.5(b) lists the accrued suspense funds by Well.

3.7 Compliance with Law. Except as set forth on Schedule 3.7:

(a) All material filings and notices relating to the Assets, or the ownership or operation thereof, required to be made by such Seller with all applicable state and federal agencies have been made by or on behalf of such Seller, or if such Seller or its Affiliate is not the operator thereof, if required to be made by any third party operator, to the Knowledge of such Seller, have been made by or on behalf of such operator. Such Seller is not, and to the Knowledge of such Seller, no third party operator of the Assets is, in material violation of any Law with respect to the Assets.

(b) Such Seller holds or if such Seller is not the operator thereof, to the Knowledge of such Seller, the applicable third party operator holds, all of the material Permits necessary for the operation of the Assets as currently conducted. There are no proceedings pending or, to the Knowledge of such Seller, threatened that are reasonably expected to result in the revocation, cancellation, suspension or modification of the Permits.

3.8 Litigation. Except as set forth on Schedule 3.8 or Schedule 3.10:

(a) there is no claim, legal action, suit, litigation, arbitration, dispute or investigation, judicial, administrative or otherwise, or any order, decree or judgment, now pending or in effect, or, to the Knowledge of such Seller, threatened, that affects the ownership or operation of the Assets;

(b) such Seller has not been served with process or received written notice of any claim, demand, filing, investigation, administrative proceeding, action, suit or other legal proceeding against such Seller with respect to the Assets or the ownership or operation thereof;

(c) such Seller has not received any written notification of any facts, conditions, or circumstances in connection with, related to, or associated with the Assets or the ownership or operation thereof asserting any such claim, demand, filing, investigation, administrative proceeding, action, suit or other legal proceeding;

(d) no written notice from any Governmental Authority or any other Person (including employees) has been received by such Seller (i) claiming any material violation or repudiation of any Law, rule, regulation, ordinance, order, decision, or decree of any Governmental Authority (including, without limitation, any such Law, rule, regulation, ordinance, order, decision, or decree concerning the conservation of natural resources), or (ii) requiring any material work, repairs, construction, alterations, installations, remediation or investigation in connection with or related to the Assets or the ownership or operation thereof other than, in the case of clauses (i) and (ii) above, notices for matters that have been remedied without further obligations of Seller; and

(e) as of the date hereof, such Seller has not received any written notice of any planned reformation of any proration unit for Wells that would reduce the Net Revenue Interest of Sellers below that Net Revenue Interest set forth on Exhibit C or increase the Working Interest of Sellers above that Working Interest set forth on Exhibit C (without a proportionate increase in the corresponding Net Revenue Interest).

3.9 Taxes. Except as set forth on Schedule 3.9:

(a) All Tax Returns required by applicable Law to be filed with respect to such Seller’s operation and ownership of the Assets have been timely filed. All such Tax Returns are true, complete and correct and filed on a timely basis. All Taxes shown as due on such Tax Returns and all Property Taxes, Severance Taxes and sales, use, excise and similar Taxes with respect to such Seller’s Assets that are due, or claimed or asserted by any Governmental Authority to be due, have been timely paid except for Taxes that are being contested in good faith by such Seller in appropriate proceedings that are disclosed in Schedule 3.9.

(b) There are no jurisdictions in which such Seller has not filed a specific Tax Return that has asserted that such Seller is required to file such Tax Return or pay Taxes in such jurisdiction as a result of such Seller’s ownership or operation of such Seller’s Assets.

(c) There are no Tax liens upon such Seller’s Assets except liens for current period Taxes not yet due and payable.

(d) There is no extension of time within which to file any Tax Return with respect to such Seller’s Assets which extension is currently effective. No waivers or comparable consents or extensions regarding the application of the statute of limitations for any Taxes with respect to such Seller’s Assets have been issued or granted that have not expired.

(e) None of such Seller’s Assets is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

3.10 Environmental Matters. Except as set forth on Schedule 3.10:

(a) There are no existing, pending or, to the Knowledge of such Seller, threatened claims, lawsuits, demands, proceedings, hearings, actions, investigations, obligations, judgments, notices of violation or notices of deficiency, administrative, civil or criminal penalties, orders, rulings or liabilities relating to any Asset or Land or relating to Seller’s or any of its Affiliates’ operation or ownership of any Asset or Land under Environmental Laws, including with regard to the Casualty Well.

(b) Such Seller and, to the Knowledge of such Seller, its respective predecessors and Affiliates have materially complied with and are in material compliance with all Environmental Laws applicable to the Assets and Lands. To such Seller’s Knowledge, the Assets and Lands are and have been in material compliance with Environmental Laws.

(c) Without limiting Section 3.10(a), such Seller has obtained, has complied with, and is in material compliance with all Permits that are required under Environmental Laws (“Environmental Permits”) for the occupation, ownership and operation of the Assets. A list of all such Environmental Permits with expiration dates and transferability requirements is set forth in Schedule 3.10(c).

(d) All Environmental Permits are in full force and effect, and there are no facts or circumstances that could reasonably be expected to result in any termination, suspension or revocation of any Environmental Permit, and the Environmental Permits will not be affected by the transactions under this Agreement.

(e) Such Seller has not, and to the Knowledge of such Seller, none of its respective predecessors or Affiliates has received any written or oral notice, report or other information that pertains or relates to (i) any Remediation required or requested under any applicable Environmental Law, or (ii) any personal injury, property damage, or resource damage claims relating to a Release of any Hazardous Substance.

(f) To the Knowledge of such Seller, there have been no Releases of Hazardous Substances on, at, under, to, or from any of the Properties, Assets or Lands or from or in connection with operations or ownership of the Properties, Assets or Lands that could reasonably be expected to give rise to any material liabilities pursuant to Environmental Laws.

(g) To the Knowledge of such Seller, none of the following exists now or have existed at any time at any of the Properties, Assets or Lands: (i) underground storage tanks, (ii) asbestos containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

(h) None of the Properties are encumbered by a lien arising under or imposed by Environmental Laws.

(i) The transactions under this Agreement will not result in any liabilities for site investigation or cleanup, or require the consent of any person or Governmental Authority, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” under any Environmental Laws.

(j) Such Seller has not, nor has any Seller Affiliate or any predecessor in interest for which liability has been assigned to such Seller, either expressly or by operation of Law, assumed or undertaken any environmental liability, including any obligation for remedial action, of any other Person, except as may be provided in the Leases and except for Remediation required by the terms of the Consent Decree.

(k) Such Seller has provided Buyer with copies of all non-privileged reports in its possession or under its control reflecting the environmental condition of such Seller’s Properties, Assets and Lands and the compliance or noncompliance of Seller’s Assets and any operation of the Properties, Assets or Lands under Environmental Laws.

3.11 Liens. Except for Permitted Encumbrances, such Seller’s Assets are, and shall be conveyed to Buyer at Closing, free and clear of all mortgages, deeds of trust, security agreements or comparable security interests on title, arising by, through or under such Seller, but not otherwise, whether or not recorded in the public records, including but not limited to security interests created under any indenture, mortgage, loan, credit agreement or similar agreements of such Seller.

3.12 AFE’s. Except as set forth in Schedule 3.12, there are no outstanding calls or payments under authorities for expenditures for payments or other capital commitments relating to the Assets which exceed Twenty Five Thousand Dollars ($25,000.00) (net to the interest of all Sellers in the aggregate) and which are due or which such Seller has committed to make which have not been made as of the Effective Time.

3.13 Brokers’ Fees. Such Seller has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Agreement for which Buyer or Buyer’s Affiliates will be responsible.

3.14 Imbalances. Except as set forth on Schedule 3.14, there are no wellhead imbalances or other imbalances attributable to such Seller’s Assets as of the Effective Time which require payment from Buyer to a third party or for which Buyer would otherwise be responsible.

3.15 Payout Balances. Schedule 3.15 contains a complete and accurate list of the status of any “payout” balance (net to such Seller’s interest), as of the dates shown in such Schedule, for each Lease or Well that is subject to a reversion or other adjustment at some level of cost recovery or payout.

3.16 No Material Adverse Change. Except as set forth in Schedule 3.16, since the Effective Time there has not been any Material Adverse Change.

3.17 Wells; Plugging and Abandonment. To such Seller’s Knowledge, Schedule 3.17 contains a complete list of all of the Wells located on the Leases, including all Wells located on the Blackshere Lease and the Robinson Lease. Except as set forth in Schedule 3.17, there are no wells located on the Leases that:

(a) such Seller has received an order from any Governmental Authority requiring that such Well be plugged and abandoned;

(b) were producing as of the Effective Time, but that as of the date of this Agreement are shut in and have been for more than five (5) days, or temporarily abandoned;

(c) have been plugged and abandoned by such Seller but have not been plugged in accordance with all applicable requirements of each Governmental Authority having jurisdiction over the Assets;

(d) to such Seller’s Knowledge, are not in use for production or injection.

3.18 No Expenses Owed and Delinquent. No material expenses (including bills for labor, materials and supplies used or furnished for use in connection with the Assets, overriding royalties and other burdens on production and amounts payable to co-owners of the Assets) are owed and delinquent in payment by such Seller for which Buyer would be liable after the Effective Time.

3.19 Revenues. Such Seller is receiving all revenues attributable to sales of Production from the Assets in the ordinary course of business without suspense.

3.20 Current Bonds. Schedule 3.20 lists all surety bonds, letters of credit and other similar instruments maintained by such Seller or any of its Affiliates with respect to the Assets.

3.21 Right of First Refusal. Schedule 3.21 lists all Leases with which the Sellers hold a right of first refusal to leasing the oil and gas mineral interests lying below the Marcellus Shale Formation.

3.22 Well Pads. Schedule 3.22 contains Map 1, which shows the location of all well pads currently built or in the process of being built on the Properties.

3.23 Insurance; Condemnation. Schedule 3.23 sets forth a true and complete list of all material insurance policies and contracts of insurance in force on the Effective Date with respect to the Assets. Such Seller has paid all premiums due for such insurance policies and contracts of insurance and performed all obligations required of such Seller with respect to all such policies and contracts of insurance. All such policies and contracts of insurance are in full force and effect. Except as set forth on Schedule 3.23, (a) there are no pending claims under any insurance policy or bond with respect to the Assets, and (b) there are no pending, or to the Knowledge of such Seller threatened, condemnation actions or actions for taking under right of eminent domain with respect to the Assets.

3.24 Suspense Accounts. Except as set forth on Schedule 2.5(b), as of the date hereof, such Seller does not hold any third party funds in suspense with respect to any of the Assets.

3.25 Offset Obligations. Such Seller is under no current obligation to drill a well pursuant to any offset drilling obligations with respect to the Assets or any obligation to pay compensatory royalties resulting from any offset drilling obligations.

3.26 Property Costs. In the ordinary course of business during the period of its ownership, such Seller has paid all Property Costs attributable to the period of time prior to the Effective Time as such Property Costs became due, and such Property Costs are being paid in a timely manner before the same become delinquent, except such Property Costs as are disputed in good faith by such Seller in a timely manner and for which such Seller shall retain responsibility.

3.27 Title Insurance Policy. With respect to that certain title insurance policy covering the Blackshere Lease to be delivered to Buyer at Closing pursuant to Section 6.2(d), Sellers have provided to each insurer of such policy information relating to the assets covered by such policy, to the extent such information is not in the public records and is in Sellers’ possession, and such information provided by Sellers is, to Sellers’ Knowledge, accurate in all material respects.

3.28 No Other Representations or Warranties; Disclosed Materials. Except for the representations and warranties contained in this Agreement and Schedules attached hereto, no Seller makes (and Buyer is not relying upon) any other express or implied representation or warranty with respect to such Seller (including the value, condition or use of any Asset) or the transactions contemplated by this Agreement, and each Seller disclaims any other representations or warranties not contained in this Agreement, whether made by such Seller, any Affiliate of such Seller or any of their respective officers, directors, managers, employees or agents. Except for the representations and warranties contained in this Agreement, and Schedules attached hereto, Sellers disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Buyer or any of its Affiliates or any of its officers, directors, managers, employees or agents (including any opinion, information, projection or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant or representative of Sellers or any of their Affiliates). The disclosure of any matter or item in the Schedules shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material or that such matter would or would reasonably be expected to result in a Material Adverse Effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers:

4.1 Organization. Buyer is duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer is duly qualified as a foreign entity in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified would not prevent, materially delay or affect consummation of the transactions contemplated hereby.

4.2 Due Authorization. The execution, delivery and performance of this Agreement and each Transaction Document to which Buyer is or will be a party has been authorized by all necessary action on the part of Buyer, and no further action on the part of Buyer is necessary to authorize the execution, delivery and performance of this Agreement or such other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. This Agreement, and all of the other documents or instruments required to be executed and delivered by Buyer at Closing, including the Transaction Documents, have been, or at Closing will be, duly executed and delivered by Buyer and (assuming the due authorization, execution and delivery hereof and thereof by Sellers) are valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity)).

4.3 Noncontravention.

(a) The execution, delivery and performance by Buyer of this Agreement and all of the other documents and instruments contemplated hereby to which Buyer is a party do not and will not conflict with, violate or breach any Laws, judgment, order or decree binding upon Buyer or any material contract to which Buyer is a party or by which it is bound.

(b) There are no consents, approvals or authorizations of, or notification to, any person or entity (excluding any of the foregoing customarily obtained following Closing), in each case, required to be obtained by Buyer that are applicable to the transactions contemplated hereby.

4.4 Purchase for Investment. Buyer is acquiring the Assets for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

4.5 Broker’s Fees. Buyer has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Agreement for which Seller or Seller’s Affiliates will be responsible.

4.6 Financial Resources. Buyer will have at Closing the financial resources available to consummate the transactions contemplated by this Agreement and to pay the Purchase Price and any and all fees and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement.

4.7 Buyer’s Evaluation.

(a) Review. Buyer is an experienced and knowledgeable investor in the oil and gas industry or is an owner of oil, gas and mineral properties and is aware of the possibility of risks in the acquisition of such properties. Buyer has been afforded the opportunity to review the Books, Records and Data and materials made available to it by Seller with respect to the Assets. Buyer acknowledges that no Seller has made any representations or warranties as to the Records or otherwise except as expressly and specifically provided herein and that Buyer may not rely on any of Sellers’ estimates with respect to reserves, the value of the Assets, projections as to future events or other internal analyses or forward looking statements.

(b) Independent Evaluation. In entering into this Agreement and except for the representations, warranties and covenants set forth in this Agreement, Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of this transaction including without limitation its own estimate and appraisal of the extent and value of the reserves of the Assets.

ARTICLE V

COVENANTS

5.1 Conduct of Business. Except as provided in this Agreement, from and after the date of this Agreement until the earlier of Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), Sellers will operate and maintain, or cause any applicable third party operator to operate and maintain, the Assets, consistent with past practices; provided that in no event will Sellers operate the Assets in such a way that (x) the aggregate lease operating expenses in respect of all Wells operated by Sellers for any thirty (30) day period (excluding expenses associated with new Wells brought online within the previous 90 days) exceeds 105% of the monthly average of aggregate monthly lease operating expenses in respect of Wells operated by Sellers for each of the two immediately preceding calendar months and (y) lease operating expenses in respect of either the Anderson 8H Well or the Anderson 9H Well exceeds $45,000 per Well during any calendar month, and there shall be no adjustment to the Purchase Price in excess of such amount pursuant to this Agreement. Other than the capital expenditures set forth on Schedule 5.1 that Sellers anticipate incurring during the period between the Execution Date and the Closing Date, Sellers will not undertake any individual capital expenditure or any contractual commitment in each case in excess of Twenty Five Thousand Dollars ($25,000.00) without the prior written approval of Buyer, except in cases of emergency which could, in the reasonable opinion of Sellers, result in material damage or injury to persons, property or any of the Assets. In addition, during the Interim Period, each Seller agrees that it shall, for those Assets which such Seller or an Affiliate of such Seller operates, and, with respect to those Assets that no Affiliate of such Seller operates, it shall use its commercially reasonable efforts to cause the operator of those Assets to:

(a) administer and operate the Assets in accordance any applicable operating agreements and in the ordinary course of business consistent with past practices as a reasonably prudent operator and in compliance with all applicable Laws;

(b) not introduce any new accounting methods with respect to any or all of the Assets, except as may be required by any Governmental Authority or by generally accepted accounting principles and after notice to Buyer;

(c) maintain and keep the Assets in full force and effect; and fulfill all contractual or other covenants, obligations and conditions imposed upon such Seller with respect to the Assets, including, but not limited to, payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments and including all obligations under the Leases and the Material Property Agreements, and not voluntarily terminate, amend, violate or breach any Lease or Material Property Agreement;

(d) not voluntarily relinquish its position as operator to anyone other than Buyer with respect to any of the Assets nor without the prior written consent of Buyer voluntarily abandon any of the Wells other than as required pursuant to the terms of a Lease or by Law;

(e) not without the prior written consent of Buyer (i) enter into any contract, agreement, amendment or commitment that, if in effect at the Execution Date, Sellers would have been required to disclose on Schedule 3.5(a) (with the exception of contracts or amendments thereto described in clause (v) of Section 3.5(a)); (ii) enter into any agreement or arrangement transferring, selling or encumbering any of the Assets (other than sales of production in the ordinary course of business); (iii) grant any preferential or other right to purchase or agree to require the consent of any party not otherwise required to consent to the transfer and assignment of the Assets to Buyer; (iv) enter into any new sales contracts or supply contracts with a term of more than thirty (30) calendar days; or (iv) incur or agree to incur any contractual obligation or liability (absolute or contingent) with respect to the Assets except (A) those contracts related to activities set forth on Schedule 5.1, (B) contracts relating to expenditures less than Twenty Five Thousand Dollars ($25,000.00) net to such Seller’s interest, (C) contractual obligations or liabilities that will not affect the Assets or for which Buyer will have no liability after the Effective Time, and (D) as otherwise provided herein;

(f) provide Buyer with written notice of (i) any claims, demands, suits or actions made against any Seller or in respect of the Assets which affect the Assets; or (ii) any proposal from a third party to engage in any transaction (e.g., a farmout or right of first refusal as third party lease covering the oil and gas mineral interests lying below the Marcellus Shale Formation as provided for in Section 3.21 above) with respect to the Assets;

(g) maintain such Seller’s current insurance in effect as of the date hereof covering the Assets until Closing;

(h) provide prompt notice to Buyer of any notice received by any Seller of a default, claim, obligation or suit that directly impacts any of the Assets;

(i) notify Buyer if any Lease terminates promptly upon learning of such termination;

(j) maintain all material bonds and guarantees affecting the Assets, and make all filings that Sellers are required to make under applicable Law with respect to the Assets;

(k) maintain the Personal Property in at least as good a condition as it is on the date hereof, ordinary wear and tear excepted;

(l) maintain all Permits in the ordinary course of business;

(m) file all Tax Returns relating to the Assets that are required to be filed by Sellers prior to the Closing Date and pay all Taxes or assessments relating to the Assets that become due and payable prior to the Closing Date and that are required to be paid by Sellers; and

(n) not, without the prior written consent of Buyer, which consent may be provided or withheld in Buyer’s sole discretion, (i) waive, compromise or settle any right or claim in a manner that would adversely affect in any material respect the ownership, operation or use of the Assets taken as a whole or for which Buyer would have liability; or (ii) plug any Well capable of production of hydrocarbons in commercial quantities.

5.2 Seller as Non-Operator. With regard to the Assets for which neither such Sellers nor its Affiliates are operator, such Seller shall continue to receive notices and take such action as a prudent non-operator under the circumstances, and shall forward information and notices to

Buyer as appropriate. If an Authority For Expenditure (“AFE”) is sent to a Seller by a third-party operator, such Seller will, as promptly as possible but in any event no later than five (5) Business Days following receipt, provide Buyer with a copy of all information contained in the proposal, including the AFE, together with such Seller’s recommendation with regard to such proposal. Buyer will notify such Seller whether it concurs with such recommendation of such Seller prior to the response date. Such Seller shall have no liability to Buyer with respect to any actions taken under such AFE elections approved by Buyer. Schedule 5.2 sets forth a list of Assets operated by a third party operator other than Sellers, and the name of such third party operator.

5.3 Access to Information. At Buyer’s sole cost and expense, Buyer and its authorized agents, officers and representatives shall have reasonable access to the Assets, including the Books, Records and Data, in order to conduct such examinations and investigations of the Assets as Buyer deems necessary; provided, however, that such examinations and investigations: (a) shall be conducted during the normal business hours of Sellers and (b) shall not unreasonably interfere with the operations and activities of Sellers. Buyer shall indemnify and hold Sellers harmless from any claims, demands or causes of action arising out of Buyer’s inspection of the Assets except for claims, demands or causes of action that arise in whole or in part from the negligence, strict liability or willful misconduct of Sellers, their Affiliates or their employees or contractors. Sellers shall afford Buyer the ability to download an electronic copy of each of the Books, Records and Data currently in the possession or control of Sellers, and/or shall provide Buyer with such electronic copies to the extent in the control or possession of Sellers, and shall provide Buyer with the reasonable assistance of Sellers’ representatives or employees to assist in the provision to Buyer of electronic copies of Books, Records and Data.

5.4 Further Assurances; Consents; Preferential Rights.

(a) Each of the Parties hereto hereby agrees to use commercially reasonable efforts (i) to obtain, any and all approvals of Governmental Authorities in connection with the consummation of the transactions contemplated by this Agreement, and (ii) to take all such other commercially reasonable actions as are necessary or advisable by it in order to cause it to be able to fulfill its obligations hereunder.

(b) From and after the date hereof and continuing after Closing, Sellers shall exercise commercially reasonable efforts to obtain all such approvals and consents by third parties that are required to vest such Seller’s title to the Assets in Buyer, or that are otherwise required in connection with the consummation of the transactions contemplated by this Agreement. Sellers shall use commercially reasonable efforts to cause any such approvals and consents to be obtained and delivered prior to Closing. Within five (5) Business Days after the date hereof, Sellers shall prepare and send notices to the holders of any required consents to assignment requesting consents to the conveyance of the applicable Assets. In the event that Sellers fail to obtain a consent prior to the Closing, and (i) the failure to obtain such consent would cause (A) the assignment of the Assets affected thereby to Buyer to be void or voidable, or (B) the termination or loss of a contract or an Asset under the express terms thereof, (ii) the consent is required from a Governmental Authority, or (iii) Sellers have been notified that the holder of any such consent right has rejected or will otherwise not grant such consent, then Buyer shall have the right to elect that any such affected Asset (a “Hard Consent Asset”) not be transferred to Buyer at Closing. In such cases, such Hard Consent Asset shall be retained by Sellers and the Base Purchase Price shall be reduced by the Allocated Value of such Hard Consent Asset. If an unsatisfied consent requirement with respect to a Hard Consent Asset for which an adjustment is made to the Base Purchase Price is subsequently satisfied prior to the date that is ninety (90) days after the Closing, a separate closing shall be held within five (5) Business Days thereof at which (i) Sellers shall convey such Hard Consent Asset to Buyer in accordance with this Agreement, and (ii) Buyer shall pay an amount equal to the Allocated Value of such Hard Consent Asset to Sellers. If such consent requirement is not satisfied within ninety (90) days after the Closing, Sellers shall have no further obligation to sell and convey such Hard Consent Asset and Buyer shall have no further obligation to purchase, accept and pay for such Hard Consent Asset, and such Hard Consent Asset shall be deemed to be deleted from the applicable Exhibits and Schedules to this Agreement for all purposes. For all other consent requirements that have not been satisfied as of Closing, the relevant Assets shall be transferred to Buyer by Sellers at Closing with no reduction to the Base Purchase Price, and Sellers shall thereafter continue to use commercially reasonable efforts to obtain such consent(s).

(c)

(i) Each Seller agrees that it will, (A) within 10 days of the date hereof, request execution of waivers of all preferential rights to purchase identified on Schedule 3.3(b), and (B) within 10 days of the date identified, all other preferential rights to purchase applicable to the transactions contemplated hereby, in each case from the parties holding said preferential rights to purchase (and in accordance with the documents creating such rights) (any such right in (A) or (B), a “Preferential Right”).

(ii) If the holder of a Preferential Right exercises such right, Sellers shall tender to such party the required interest in the affected Asset at a price equal to the Allocated Value (reduced pro rata, or as otherwise mutually agreed, if less than the entire Asset must be tendered), and such interest shall be excluded from the transaction contemplated hereby and the Base Purchase Price will be adjusted downward by the Allocated Value (reduced pro rata, or as otherwise mutually agreed, if less than the entire Asset must be tendered) for such interest.

(iii) If, on the Closing Date, the holder of a Preferential Right has not indicated whether or not it will exercise such preferential right and the time period within which the holder of the Preferential Right must exercise its right has not lapsed, then the Asset affected thereby or portion thereof shall be retained by Seller and the Base Purchase Price will be adjusted downward by the Allocated Value associated with such interest in such Asset. Closing with respect to such Asset shall be deferred. In the event that within ninety (90) days after Closing any such Preferential Right is waived or the time for election to purchase has expired (such that under the applicable documents, Seller may sell the affected Asset to Buyer), then subject to the terms and conditions hereof, the Closing with respect to such Asset will proceed promptly. If such waivers for any Preferential Right as are necessary are not received by Sellers within the applicable ninety (90) day period and the time for election has not expired, Sellers shall retain such Assets affected thereby and the Parties shall have no further obligation to each other with respect thereto.

5.5 Filings. Promptly after the execution of this Agreement, the Parties shall prepare and make or cause to be made any required filings, submissions and notifications under the laws of any Governmental Authority to the extent that such filings are necessary to consummate the transactions contemplated hereby (including to obtain the consents and approvals, contemplated by Section 5.4). Each Party will furnish to the other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing.

5.6 Publicity. All general notices, releases, statements and communications to suppliers, distributors and customers of Sellers or Buyer and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be agreed upon in advance by Sellers and Buyer; provided, however, that any Party hereto or its Affiliates shall be entitled to make a public announcement of the foregoing if, in the opinion of its legal counsel, such announcement is required to comply with Laws or any listing agreement with any national securities exchange or inter-dealer quotation system and if it first gives prior written notice to the other Party hereto of its intention to make such public announcement and provides the opportunity to review the content of such disclosure.

5.7 Covenant to Satisfy Conditions. Sellers and Buyer will cooperate with each other and shall use commercially reasonable efforts to ensure that the conditions set forth herein are satisfied, insofar as such matters are within the control of such Party, including in connection with regulatory filings and applications.

5.8 Liability. Subject to Section 8.1(b), which addresses each Seller’s joint and several liability with respect to any indemnification obligations of Sellers under Article VIII that are paid out of the Escrow Fund: (i) any representations, warranties, covenants or agreements made by the Sellers hereunder are made by each such Seller solely with respect to itself and its ownership interest in the Assets only, and not with respect to any other party or any other interests in the Assets, including without limitation such other Seller or its interest in the Assets, and (ii) the obligations of the Parties constituting the Sellers, including the obligations of indemnity (other than to the extent such obligations are satisfied by the Escrow Fund) and liability to Buyer shall be several and not joint as between each Seller.

5.9 Additional Acreage Acquisitions. Except as provided in this Section 5.9, Sellers will not acquire any Oil and Gas Interests between the Execution Date and the Closing Date. If Sellers propose to acquire any Oil and Gas Interests between the Execution Date and the Closing Date, Sellers shall request the consent of Buyer (which may be provided or withheld in Buyer’s sole discretion) to acquire such Oil and Gas Interests and to include such Oil and Gas Interests (the “Additional Interests”) within the Assets purchased by Buyer hereunder. As to any such Additional Interests consented to in writing by Buyer, such Additional Interests, when acquired by Sellers, shall be included within the Assets and the Exhibits hereto shall be supplemented as necessary to reflect the inclusion of such Additional Interests. Additional Company Net Acres represented by such approved Additional Interests shall be utilized to replace an equivalent number of Company Net Acres by which the Company Net Acres may be less than as set forth on Exhibit C. As to any remaining additional Company Net Acres represented by the Additional Interests acquired after all deficiencies under Section 6(a)(ii) of Exhibit A have been replaced (the “Excess Acreage”), at Closing, Buyer shall pay for such Excess Acreage, as an increase to the Base Purchase Price, an amount equal to the sum of (i) the cost paid by Sellers to acquire said Excess Acreage from the applicable third party seller, plus (ii) the product of (A) the total number of Company Net Acres comprising such Excess Acreage multiplied by (B) One Hundred Dollars ($100.00). If Sellers propose to acquire any Oil and Gas Interests between the Execution Date and the Closing Date and Buyer does not consent to the inclusion of such Oil and Gas Interests within the Assets purchased by Buyer hereunder, any such Oil and Gas Interests acquired by Sellers but not included within the Assets (the “Excluded New Interests”) shall be deemed to be Excluded Assets for purposes of this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Section 5.9, with respect to any new lease entered into following the Execution Date covering the lands that are covered under the Leases listed on Schedule 3.6 related to the Identified Title Matter, (X) in no event shall the acquisition of such new leases offset deficiencies under Section 6(a)(ii) of Exhibit A and (Y) in the event Sellers are unable to obtain ratifications of the Leases listed on Schedule 3.6 and instead acquire new leases to cover any such lands, the Base Purchase Price shall be reduced by the Allocated Value of such Leases and Buyer shall pay for such Excess Acreage, as an increase to the Base Purchase Price, an amount equal to the sum of (i) the cost paid by Sellers to acquire said Excess Acreage from the applicable third party seller, plus (ii) the product of (A) the total number of Company Net Acres comprising such Excess Acreage multiplied by (B) One Thousand Dollars ($1,000.00).

ARTICLE VI

CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING; CLOSING

6.1 Conditions Precedent to each Party’s Obligations to Close. The respective obligations of each Party to consummate the transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any United States governmental authority that prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the Seller Parties hereto shall use their commercially reasonable efforts to have any such order, decree or injunction vacated or reversed if within such Seller Party’s control; and

(b) all consents, authorizations, orders, permits and approvals for (or registrations, declarations or filings with) any Governmental Authority required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been obtained or made.

6.2 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver by Buyer at or prior to the Closing of the following conditions precedent:

(a) the representations and warranties of each Seller contained in Article III shall be true and correct in all material respects (other than those representations and warranties of such Seller that are qualified as to materiality and the representations and warranties in Sections 3.1, 3.2, 3.3(a), 3.9, 3.11, 3.13 and 3.16, which shall be true and correct in all respects) as of the date of this Agreement and at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time;

(b) Sellers shall have performed, in all material respects, all obligations and complied with all covenants contained herein that are necessary to be performed or complied with by it at or before Closing;

(c) Sellers shall have delivered (and, immediately prior to Closing, Sellers shall be ready, willing and able to deliver), to Buyer at Closing, all Closing deliveries described in Section 6.4(a);

(d) Sellers shall have delivered to Buyer either (A) a title insurance policy from Title Company covering the Blackshere Lease in an amount sufficient to cover 100% of the Allocated Value of the Blackshere Lease and in the form (and containing all of the terms set forth on the form, and not containing any exceptions other than those set forth on the form), attached hereto as Exhibit F or (B) a Blackshere Release; provided, however, that in the event that Sellers are unable to deliver (A) or (B) prior to Closing, and Buyer elects to waive the condition set forth in this Section 6.2(d) and proceed with the Closing, then the Blackshere Litigation shall be deemed to be a Retained Liability for the purposes of this Agreement;

(e) Sellers shall have obtained from EQT all of EQT’s right, title and interest in the Wells operated by EQT (1) on the Blackshere Lease that Buyer has elected to assume at Closing pursuant to Section 7.12(c) and (2) on the Robinson Lease that Buyer has elected to assume at Closing pursuant to Section 7.13(a), and, in each case, Exhibit C and the corresponding exhibits in the Assignment shall be updated to include such interests and EQT’s interest in such Wells will be assigned by Sellers at Closing pursuant to the Assignment;

(f) The Consent Decree shall be entered by the Court and any other federal or state Action related to the Site Matters shall be Finally Resolved; and

(g) Sellers shall have obtained from the Environmental Protection Agency an executed consent letter in the form attached hereto as Exhibit J.

6.3 Conditions Precedent to Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver by Sellers at or prior to the Closing of the following conditions precedent:

(a) the representations and warranties of Buyer contained in Article IV shall be true and correct in all material respects (other than those representations and warranties of Buyer that are qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and at and as of the Closing Date with the same force and effect as if those representations and warranties had been made at and as of such time;

(b) Buyer shall have performed, in all material respects, all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it at or before Closing; and

(c) Buyer shall have delivered (and, immediately prior to closing Buyer shall be ready, willing and able to deliver), to Sellers at Closing, the Closing deliveries described in Section 6.4(b).

6.4 The Closing. The following provisions shall be applicable with respect to the Closing:

(a) At Closing each Seller shall:

(i) execute and deliver the Assignment to Buyer (in such counterparts as are reasonably requested by Buyer);

(ii) deliver a certificate of such Seller, signed by an authorized officer of such Seller, certifying that the conditions set forth in Section 6.2 have been satisfied;

(iii) execute and deliver a Certification of Non-Foreign Status that meets the requirements set forth in Treasury Regulation § 1.1445-2(b)(2);

(iv) execute and deliver to Buyer letters in lieu of transfer or division orders;

(v) for Wells of which a Seller or its affiliate are the designated operator, execute and deliver to Buyer any other forms or documents required to designate Buyer as operator of such Wells;

(vi) execute and deliver to Buyer any other forms required by any Governmental Authority relating to the assignment of the Assets and relating to the assumption of operations by Buyer;

(vii) deliver to Buyer the original Books, Records and Data;

(viii) deliver possession of the Assets to Buyer;

(ix) execute and deliver the Surface Use Agreement (in such counterparts as are reasonably requested by Buyer);

(x) deliver to Buyer a release of all liens and encumbrances from the lenders under each of the Credit Facilities and from the holders of any other mortgages, deeds of trust, security agreements or comparable security interests on title created by, through, or under Sellers (other than with respect to Permitted Encumbrances);

(xi) deliver to Buyer an executed copy of an assignment by Wellbore Capital, LLC conveying to Sellers the overriding royalty interest and any other interest acquired by Wellbore Capital, LLC pursuant to the Wellbore Capital Purchase Agreement insofar as same burden the Properties, such that at the Closing, such interest is assigned to Buyer pursuant to the Assignment;

(xii) deliver to Buyer (i) an amendment to each of the Leases constituting the Blackshere Lease; (ii) an amendment to each of the Leases constituting the Dewhurst Lease; and (iii) an amendment to the Leases constituting the Robinson Lease, in each case reasonably satisfactory to Buyer and containing a unitization and pooling provision that permits lessee to pool with neighboring lands to form a suitable drilling unit that would be sufficient to allow for horizontal drilling activities in respect of such Lease;

(xiii) execute and deliver to Buyer any and all other original instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Buyer.

(b) At Closing Buyer shall:

(i) pay and deliver to Sellers the Closing Amount by wire transfer to the banks and in such amounts to be designated by Sellers at least two (2) Business Days prior to Closing in accordance with Section 2.1(a);

(ii) deliver a certificate of Buyer, signed by an authorized officer of Buyer, certifying that the conditions set forth in Section 6.3 have been satisfied;

(iii) execute and deliver a counterpart to the Surface Use Agreement; and

(iv) execute and deliver to Sellers any and all other instruments, documents and other items reasonably necessary to effectuate the terms of this Agreement, as may be reasonably requested by Sellers.

ARTICLE VII

ADDITIONAL COVENANTS

7.1 Access to Books, Records and Data. At Sellers’ sole cost and expense, Sellers and their Affiliates and their authorized agents, officers and representatives shall have reasonable access after the Closing Date until the Final Settlement Date to the Books, Records and Data related to all periods prior to the Final Settlement Date solely for matters relating to Taxes and existing litigation; provided, however, that such access by Sellers and their Affiliates, and its and their authorized agents, officers and representatives (a) shall be conducted during the normal business hours of Buyer, and (b) shall not unreasonably interfere with the operations and activities of Buyer. Buyer shall use commercially responsible efforts to cooperate with Sellers’ review of such information. Sellers shall severally indemnify and hold Buyer harmless from any claims, demands or causes of action arising out of such Seller’s or their Affiliates’ and their authorized agents’, officers’ and representatives’ inspection of such Books, Records and Data.

7.2 Tax Matters.

(a) Property Taxes. Each of the Sellers shall be allocated and bear all Property Taxes applicable to its interests in the Assets for any Tax period ending prior to the Effective Time, and Buyer shall be allocated and bear all Property Taxes for any Tax period that begins on or after the Effective Time. Property Taxes with respect to the Tax period in which the Effective Time occurs (the “Current Tax Period”) shall be allocated between Sellers and Buyer as of the Effective Time based on the relative number of days the Assets were owned. For purposes of allocating Property Taxes among the Parties, each “Tax period” shall begin on the date on which ownership of the applicable Assets gives rise to liability for Property Taxes (the July 1st assessment date) and shall end on the day before the next such date (June 30th of the succeeding year). For the avoidance of doubt, (i) Sellers shall be allocated and shall bear all Property Taxes assessed or assessable under West Virginia law on July 1, 2013, and (ii) the Current Tax Period shall begin on July 1, 2014 and shall end on June 30, 2015. The amount of Property Taxes for the Current Tax Period (i.e., the Property Taxes assessed or assessable on July 1, 2014) allocable to the Sellers shall be based on the number of days the Assets were owned from July 1, 2014 to the day prior to the Effective Time. The amount of Property Taxes for the Current Tax Period allocable to the Buyer shall be based on the number of days the Assets were owned from the Effective Time to June 30, 2015. Each of the Sellers shall reimburse Buyer at Closing pursuant to Section 2.5 or in connection with any post-closing settlement provided for herein the amount of any Property Taxes allocated to such Seller pursuant to this Section 7.2(a) that are paid or are to be paid by Buyer. Buyer shall file the Tax Return (unless previously filed by Sellers) with respect to the Current Tax Period and shall pay any Taxes shown due with respect thereto, subject to Buyer’s right to reimbursement for the portion allocable to such Seller pursuant to this Section 7.2(a). Buyer agrees to reimburse Sellers at Closing pursuant to Section 2.5 or in connection with any post-closing settlement provided for herein the amount of any Property Taxes allocated to Buyer pursuant to this Section 7.2(a) that are paid or to be paid by Sellers. To the extent the actual amount of a Property Tax is not determinable at the time an adjustment to the Purchase Price is to be made with respect to such Property Tax pursuant to Section 2.5 or in connection with any post-closing settlement provided for herein, as applicable, (i) the Parties shall utilize the most recent information available in estimating the amount of such Property Tax for purposes of such adjustment, and (ii) upon the later determination of the actual amount of such Property Tax, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Property Tax that is allocable to such Party under this Section 7.2(a).

(b) Severance Taxes. All Severance Taxes shall be apportioned between the Parties as of the Effective Time, and allocated to the period in which the severance or production giving rise to such Severance Taxes occurred. Sellers shall be allocated and bear all Severance Taxes attributable to any taxable period (or portion thereof) ending prior to the Effective Time and Buyer shall be allocated and bear all Severance Taxes attributable to any taxable period (or portion thereof) beginning on or after the Effective Time. The payment or withholding of all Severance Taxes due prior to the Closing Date and the filing of all statements, returns and documents pertinent thereto that are due prior to the Closing Date shall be the responsibility of such Seller. From and after Closing, the payment or withholding of all Severance Taxes due after the Closing Date and the filing of all statements, returns and documents incident thereto that are due after the Closing Date shall be the responsibility of Buyer, subject to Buyer’s right to reimbursement for any Severance Taxes allocable to Sellers pursuant to this Section 7.2(b). In the event any Severance Taxes for periods from and after the Effective Time become due and payable prior to Closing, such Seller shall timely pay and satisfy the same, and appropriate adjustments therefor shall be made to the Base Purchase Price under Section 2.5 above.

(c) Transfer Taxes. As may be required by any relevant Governmental Authority, Buyer shall bear any applicable Transfer Taxes. Sellers and Buyer shall reasonably cooperate to mitigate, reduce or eliminate any Transfer Taxes, and to use reasonable efforts to obtain any certificate or other documents from any Governmental Authority as may be possible to mitigate, reduce or eliminate any such Taxes.

(d) Cooperation. Buyer and Sellers shall cooperate to the extent reasonably requested by the other Party, in connection with the filing of any Tax Returns with respect to the Assets (other than Income Taxes) and any audit, litigation or other proceeding with respect to such Taxes imposed on or with respect to the Assets for any period including the Closing Date or any period ending on or prior to the Closing Date for which a Tax Return has not been filed as of the Closing Date.

(e) Income Taxes. Notwithstanding anything to the contrary in this Agreement, each Seller shall retain responsibility for, and shall bear and pay, all Income Taxes incurred by or imposed on such Seller, its direct or indirect owners or Affiliates, or any combined, unitary, or consolidated group of which any of the foregoing is or was a member, and no such Taxes shall be (i) taken into account as adjustments to the Purchase Price under Section 2.5 or (ii) included as Assumed Liabilities.

(f) Indemnity Payments. The Parties agree to the extent permitted by Law to report and treat any indemnification payments for Income Tax purposes as an adjustment to the Purchase Price.

7.3 Surety Bonds. To the extent required by applicable Law, Buyer shall have surety bonds and letters of credit in place prior to or immediately following the Closing Date sufficient to replace Sellers’ surety bonds and letters of credit set forth on Schedule 3.20. Buyer shall use commercially reasonable efforts to cause Sellers’s surety bonds and letters of credit to be released as soon as reasonably practicable following the Closing Date but in no event later than thirty (30) days after the Closing Date.

7.4 Casualty.

(a) Except with respect to the Casualty Well referenced in Section 7.4(b), if any Asset shall be damaged or destroyed by fire, blowout, storm or other casualty, or taken by condemnation or under right of eminent domain (a “Casualty Loss”), before the Closing, Sellers shall pay the deductible due under any insurance policy or policies insuring the same and deliver to Buyer, at the Closing, any insurance proceeds and any other amounts from third parties actually received by Sellers by reason of such casualty, and assign, transfer and set over to Buyer or surrogate Buyers all of Sellers’ right, title and interest in any claim under any applicable insurance policies and other rights, claims and causes of action against all third parties in respect of such casualty.

(b) With respect to the Casualty Well defined in Schedule 7.4(b), Sellers shall replace all damaged equipment and restore the Casualty Well to production on or before Closing.

7.5 Confidentiality. Upon the Closing, the Confidentiality Agreement and Buyer’s obligations thereunder shall terminate; provided, however, that from and after the Closing, no Party shall disclose the Purchase Price or any information relating in any way thereto to any other Person without the consent of the other Party; provided further, however, that from and after the Closing, Sellers shall not disclose to any other Person any of the information contained in Sellers’ copy of the Books, Records and Data without the prior written consent of Buyer. Notwithstanding any of the foregoing to the contrary, any Party hereto or its Affiliates shall be entitled to disclose the foregoing on a confidential basis to its constituent equity owners and to its mortgage lenders and shall in addition be entitled to disclosure of the foregoing if, in the opinion of its legal counsel, such disclosure is required to comply with Laws or any listing agreement with any national securities exchange or inter-dealer quotation system and if it first gives prior written notice to the other Party hereto of its intention to make such disclosure and provides the opportunity to review the content of such disclosure.

7.6 Exclusivity. Sellers will not (a) solicit, initiate, or encourage the submission of a proposal or offer from any person relating to the acquisition of any of the Assets or any substantial portion of the Assets or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist any effort or attempt by any person to do or seek, any such transaction. Sellers will notify Buyer promptly if any person makes any written proposal or offer with respect to any of the foregoing.

7.7 Post-Closing Payments. If after the Final Settlement Date either Party shall receive any payment belonging to the other Party or pay any obligation of the other Party, including, but not limited to, payments or obligations made or arising under any Material Property Agreement and accrued after the Closing, the Party receiving the payment due to the other Party shall promptly remit the same to such other Party, and the Party making a payment for the account of the other Party shall be promptly reimbursed by the other Party the amount of such Payment (but, in each case, no later than ten (10) Business Days after the receipt or payment of any such amount).

7.8 Operator Transition Services. From and after the Closing until the thirtieth (30th) day following the Closing, Sellers shall, and shall cause their applicable Affiliates to, use commercially reasonable efforts to assist Buyer and its Affiliates in operating the Assets for which a Seller, as of the date hereof, is the operator, including, without limitation: (a) providing access to such Seller’s employees, field personnel and contractors (on an independent contractor basis as between Buyer and such Persons and not as employees or agents of Buyer) who are knowledgeable about the operations of such Assets; (b) providing reasonably adequate instruction and training to Buyer and its Affiliates, employees and representatives in the operation of such Assets; and (c) taking all other actions reasonably requested by Buyer to effect and facilitate Buyer’s accession to the position of operator of such Assets. Such services and efforts provided by such Seller during such period shall be at no cost to Buyer, and shall be provided in consideration of Buyer’s promises, covenants and agreements contained in this Agreement.

7.9 Non-Competition. Sellers agree that, commencing on the Closing Date and ending on the second anniversary of the Closing Date, without the prior written consent of Buyer, Sellers shall not, and each Seller shall cause its Affiliates not to, directly or indirectly, acquire (by purchase, merger or other acquisition of any kind) any Oil and Gas Interests in Wetzel County, West Virginia, with the exception of the “Marion Border Area” as described on the map on Schedule 7.9 (the “Marion Border Area”); provided, however, that with respect to the Marion Border Area, in the event Sellers directly or indirectly lease or otherwise acquire any Oil and Gas Interests located in the Marion Border Area, then within sixty (60) calendar days after such lease or other acquisition, Sellers shall provide written notice to Buyer specifying the nature of the Oil and Gas Interests and the basic terms and conditions on which Sellers or their Affiliates have acquired such interests.

7.10 Title Insurance Policy. With respect to the title insurance policy covering the Blackshere Lease that Sellers will deliver to Buyer at Closing pursuant to Section 6.2(d) (subject to the terms of such condition), and with respect to the title insurance policy covering the Robinson Lease that Sellers will deliver to Buyer pursuant to Section 7.13, which such policies shall be in the form attached hereto as Exhibit F (and in each case containing all the terms set forth in such form, and not containing any exceptions other than those set forth in such form, except for, with respect to the Robinson Lease policy, changes necessary to reflect an accurate legal description of the leasehold interest in Section 5 of the Form of Title Insurance Policy, an accurate description of any out conveyances in Section 5 of the Form of Title Insurance Policy not created by, through or under Sellers, an accurate description of any rights of specific surface or subsurface owners in Section 8 of Schedule B of the Form of Title Insurance Policy (the “Schedule of Exceptions”) not created by, through or under Sellers and an accurate legal description of the rights of way and easements affecting the Robinson Lease in Section 23 of the Schedule of Exceptions not created by, through or under Sellers, in each case disclosed to Buyer prior to the commencement of the Robinson Diligence Period (any such changes, the “Acceptable Modifications”)). Sellers shall provide to the insurer issuing such title insurance policies information regarding the Assets to be covered by such policies, to the extent such information is not in the public records and is in Sellers’ possession, and such information provided by Sellers shall be, to Sellers’ Knowledge, accurate in all material respects. Sellers shall perform all obligations required of Sellers with respect to such policies, and shall not take any action or fail to take any action that would violate the terms or conditions of such policies or cause the insurance coverage provided thereunder, or any part of it, to lapse or be unavailable to the insureds listed on such policies. Prior to the issuance of each such policy, Buyer shall have the right to deliver to the insurer issuing any such title insurance policy a written disclosure containing information regarding the Assets to be covered by such policies.

7.11 Certain Site Matters.

(a) At the Closing, the Anderson Site and the Blackshere Site shall be retained by Sellers and shall not be transferred to Buyer except as further described in this Section 7.11. With respect to the Site Matters, at Closing, $2,500,000 of the Purchase Price that would otherwise be paid to Sellers shall be delivered to the Escrow Agent and will constitute the Site Matter Escrow Amount to be held and disbursed in accordance with this Section 7.11 and the Escrow Agreement. Unless and until each of the Anderson Site and the Blackshere Site is transferred to Buyer pursuant to this Section 7.11, such Site shall be deemed to be an Excluded Asset from and after the Closing Date.

(b) Sellers shall use commercially reasonable efforts to resolve in Sellers’ favor each of the Site Matters, including the completion of any Remediation necessary in connection therewith. Sellers shall not transfer, convey, sell or otherwise dispose of the Anderson Site or the Dewhurst Site or any of their interest or liability in any of the Sites without Buyer’s written consent (which may be withheld for any reason). Sellers shall use commercially reasonable efforts to prioritize and complete the work at the Sites in Wetzel County, West Virginia prior to completing the work at the other sites of Sellers located outside of Wetzel County, West Virginia, and shall use commercially reasonable efforts to prioritize and complete the Site Matters in the following order of priority: first, the Anderson Site; second, the Dewhurst Site; third, the Hart Site; and fourth, the Blackshere Site; provided, however, that since the Hart Site Matter and Blackshere Site Matter involve more limited Remediation relating to the replacement of culverts, Sellers may elect to complete these Site Matters sooner or at the same time as the Anderson Site Matter and/or the Dewhurst Site Matter.

(c)

(i) In the event that the Dewhurst Site Matter or the Anderson Site Matter has been resolved in accordance with the Consent Decree and no further Remediation obligations with respect to such Site are necessary under the Consent Decree or with respect to any other claim by any other Governmental Authorities (such Remediation standard the “Cleanup Standard”), except for any monitoring obligation and (a) Sellers have delivered to the Environmental Protection Agency a written notification that the Remediation obligations with respect to such Site have been resolved in accordance with the Consent Decree (and sent a copy of such written notification to Buyer), and the Environmental Protection Agency has

physically inspected such Site after completion of the Remediation conducted in accordance with the Consent Decree and the Sellers have received a written acknowledgement from the Environmental Protection Agency and each other Governmental Authority, as applicable, evidencing that the Remediation obligations, except for any monitoring obligations with respect to such Site have been completed in accordance with the Consent Decree; provided, however, that in the event the Environmental Protection Agency does not deliver such written acknowledgment to Sellers by the date that is fifteen (15) days following the date of such notification by Sellers, then Buyer or Sellers (in either case, at Sellers’ sole expense) shall have the right, but not the obligation, to elect to hire a third party consultant to conduct a physical inspection of such Site, and following such election, Buyer shall have the right to choose which third party consultant will perform such inspection, to confirm that such Site Matter has been resolved in accordance with the Consent Decree and satisfies the Cleanup Standard, and if such third party consultant determines in writing that such Site Matter has been resolved in accordance with the Consent Decree and satisfies the Cleanup Standard, then this subsection (a) shall be deemed satisfied, or (b) Buyer agrees in writing to another arrangement in Buyer’s sole discretion ((a) or (b) with respect to such Site, a “Dewhurst Site Resolution” or “Anderson Site Resolution”), Sellers shall provide written notice to Buyer informing Buyer of such resolution (provided that in the case of (b), Sellers shall not be required to provide any notice to Buyer).

(ii) In the event that the Blackshere Site Matter or the Hart Site Matter has been resolved in accordance with the Consent Decree and with no further Remediation obligations with respect to such Site are necessary under the Consent Decree or with respect to any other claim by any other Governmental Authorities, except for any monitoring obligation and (a) Sellers have delivered to the Environmental Protection Agency a written notification that the Remediation obligations with respect to such Site have been resolved in accordance with the Consent Decree (and sent a copy of such written notification to Buyer), and the Sellers have received a written acknowledgement from the Environmental Protection Agency and other Governmental Authority, as applicable, evidencing that the Remediation obligations with respect to such Site have been resolved in accordance with the Consent Decree; provided, however, that in the event the Environmental Protection Agency does not deliver such written acknowledgment to Sellers by the date that is fifteen (15) days following the date of such notification by Sellers, then Buyer or Sellers (in either case, at Sellers’ sole expense) shall have the right, but not the obligation, to elect to hire a third party consultant to conduct a physical inspection of such Site, and following such election, Buyer shall have the right to choose which third party consultant will perform such inspection, to confirm that such Site Matter has been resolved in accordance with the Consent Decree and satisfies the Cleanup Standard, and if such third party consultant determines in writing that such Site Matter has been resolved in accordance with the Consent Decree and satisfies the Cleanup Standard, then this subsection (a) shall be deemed satisfied, or (b) Buyer agrees in writing to another arrangement in Buyer’s sole discretion ((a) or (b) with respect to such Site, a “Blackshere Site Resolution” or “Hart Site Resolution”), Sellers shall provide written notice to Buyer informing Buyer of such resolution (provided that in the case of (b), Sellers shall not be required to provide any notice to Buyer).

(d) From and after an Anderson Site Resolution or a Blackshere Site Resolution, Buyer shall have the right, but not the obligation, to elect to take assignment of such Site in consideration for the mutual promises contained herein, and upon such Buyer election, Sellers shall take all actions necessary to transfer to Buyer such Site, promptly after Buyer notifies Sellers of such election. Except as otherwise provided for in Section 7.11(g), within five (5) Business Days after (x) in the case of (i) above, Buyer’s receipt of a notice from Sellers, and (y) in the case of (ii) above, Sellers’ receipt of a notice from Buyer, in each case following an Anderson Site Resolution or Dewhurst Site Resolution, with respect to either such Site, Buyer and Seller Representative shall execute and deliver to the Escrow Agent a Joint Instruction authorizing the Escrow Agent to release the portion of the Site Matter Escrow Amount attributable with respect to such Site to Sellers from the Escrow Fund.

(e) At the Closing, Buyer and the Sellers owning an interest in the applicable Site shall enter into Surface Use Agreements (the “Surface Use Agreements”) in respect of Buyer’s use of each of the Anderson Site and the Blackshere Site, in each case in the form attached hereto as Exhibit G.

(f) At the Closing, Buyer and the Sellers owning an interest in the applicable Site shall enter into Access Agreements (the “Access Agreements”) that will provide Sellers with the ability to access the Dewhurst Site and Hart Site following the Closing in connection with the remediation of the Dewhurst Site Matter and the Hart Site Matter, in each case in the form attached hereto as Exhibit H.

(g) Notwithstanding anything to the contrary contained in this Agreement, in the event that Buyer determines that any conservation easement or deed restriction is placed at a location on a Site, other than as specified in the Conceptual Restoration Plans (unless modifications to such plans have been approved by the Environmental Protection Agency that have also been approved in writing by Buyer in its sole discretion), that unreasonably impedes Buyer’s ability to operate or drill a pad on such Site, then Buyer shall notify Sellers thereof in writing, and the amount that has been set aside for such Site in the Escrow Account shall be delivered to Buyer, and Seller Representative and Buyer shall execute a Joint Instruction to the Escrow Agent authorizing such distribution within five (5) Business Days after Sellers’ receipt of such Buyer notice; provided, however, that notwithstanding anything to the contrary contained herein, including the restoration delineated in the Conceptual Restoration Plans, Sellers will not, and will not allow any other Party to take any action with respect to any Site that would restrict Buyer from having access to an all-weather access road on such Site, and in the case of the Anderson Site, that would restrict Buyer from having access to all access roads with respect to the Anderson Site shown on Exhibit I, and failure to comply with this proviso will be deemed to be a breach of this Section 7.11(g).

(h) Within 30 days following the Execution Date, Sellers shall obtain from the Environmental Protection Agency and shall deliver to Buyer an executed consent letter in the form attached hereto as Exhibit J.

7.12 Blackshere Lease.

(a) Prior to Closing, Sellers shall, or shall cause their Affiliates to, file a certified copy of the final judgment in favor of Sellers in respect of such Blackshere Litigation in the real property records of Wetzel County, West Virginia.

(b) From and after the Closing, Sellers shall, and shall cause their applicable Affiliates to, cooperate with Buyer and any other Buyer indemnified Party in connection with Buyer or any Buyer Indemnified Party’s defense of any claims raised with respect to the Blackshere Litigation, including, without limitation, providing access to relevant witnesses, documentation and other information relevant to any such matter except to the extent such communication is subject to privilege.

(c) Regarding any Wells located on the Blackshere Lease, including, without limitation, those Wells operated by EQT on the Blackshere Lease, Buyer shall have the right, but not the obligation, to assume any such Wells at Closing. If Buyer elects to assume any such Wells at Closing, Buyer shall provide notice of such election at least two (2) days prior to Closing, and, at Closing, Sellers agree to deliver all of the right, title and interest of Sellers in such Wells located on the Blackshere Lease that Buyer has elected to assume, free and clear of all Encumbrances subject to the Permitted Encumbrances. Any Well located on the Blackshere Lease that Buyer does not elect to assume pursuant to this Section 7.12(c) shall be deemed to be an Excluded Asset from and after the Closing Date.

(d) Sellers shall have until April 30, 2015 (or any later date agreed upon in writing by Buyer in Buyer’s sole discretion) to obtain from Title Company an ALTA form commitment for title insurance, committing the Title Company to issue a title insurance policy covering the Blackshere Lease in the form attached hereto as Exhibit F (and containing all of the terms set forth on the form, and not containing any exceptions other than those set forth on the form or on Schedule C to the issued commitment). Sellers shall use commercially reasonable efforts to obtain such ALTA form commitment from Title Company by such date. Sellers shall involve Buyer in all discussions with Title Company in connection with obtaining such ALTA form commitment. In the event Title Company is not willing to provide an ALTA form commitment for title insurance, committing the Title Company to issue a title insurance policy covering the Blackshere Lease in substantially the same form as the form attached hereto as Exhibit F, Title Company shall provide (at Sellers’ request) written notice thereof (by letter, fax or email) to Buyer (the date of such notice, the “Title Company Notice Date”).

7.13 Robinson Lease. Notwithstanding anything to the contrary contained in this Agreement, the following provisions shall apply with respect to the Robinson Lease:

(a) Regarding any Wells located on the Robinson Lease, including, without limitation, those Wells operated by EQT on the Robinson Lease, Buyer shall have the right, but not the obligation, to assume any such Wells at Closing. If Buyer elects to assume any such Wells at Closing, Buyer shall provide notice of such election at least two (2) days prior to Closing, and, at Closing, Sellers agree to deliver all of the right, title and interest of Sellers in such Wells located on the Robinson Lease that Buyer has elected to assume, free and clear of all Encumbrances subject to the Permitted Encumbrances. Any Well located on the Robinson Lease that Buyer does not elect to assume pursuant to this Section 7.13(a) shall be deemed to be an Excluded Asset from and after the Closing Date;

(b) in the event that as of the Closing there is not a non-appealable final judgment entered in the Robinson Litigation quieting title to the Robinson Lease in Sellers (a “Favorable Robinson Judgment”) or a release executed by EQT of all rights with respect to the Robinson Lease containing at a minimum the terms and conditions described in Schedule 7.13 hereto (a “Robinson Release”), the Robinson Lease shall be retained by Sellers at Closing and the Base Purchase Price will be adjusted downward by the Allocated Value associated with the Robinson Lease pursuant to Section 2.5(b)(viii) and Buyer shall deposit with Escrow Agent at Closing by wire transfer of immediately available funds an amount equal to $568,956.50 (the “Robinson Deposit”);

(c) unless and until the Robinson Lease is purchased by Buyer pursuant to Section 7.13(g), the Robinson Lease shall be deemed to be an Excluded Asset from and after the Closing Date;

(d) from and after the date hereof until the end of the Option Period, Sellers (X) shall maintain, and shall not permit the termination of, the Robinson Lease, (Y) shall not transfer, dispose of or relinquish any rights with respect to the Robinson Lease to any party other than Buyer and (Z) shall otherwise comply with the covenants applicable to the Assets contained in Section 5.1 as if such covenants applied to the Robinson Lease until the end of the Option Period;

(e) from and after the date hereof, Sellers shall use commercially reasonable efforts to promptly obtain (1) a Favorable Robinson Judgment in the Robinson Litigation and to otherwise remove any cloud on the title of the Robinson Lease related to or resulting from claims asserted by EQT in the Robinson Litigation or (2) a Robinson Release;

(f) from and after the Closing, Sellers shall, and shall cause their applicable Affiliates to, cooperate with Buyer and any other Buyer indemnified Party in connection with Buyer or any Buyer Indemnified Party’s defense of any claims raised with respect to the Robinson Litigation, including, without limitation, providing access to relevant witnesses, documentation and other information relevant to any such matter except to the extent such communication is subject to privilege;

(g) once such Favorable Robinson Judgment or Robinson Release (either, a “Robinson Final Resolution”) is obtained:

(i) Sellers shall, within five Business Days after such Robinson Final Resolution is obtained, (1) file, or cause their Affiliates to file, a certified copy of the Robinson Final Resolution in the real property records of Wetzel County, West Virginia and (2) provide written notice (such notice, a “Robinson Notice”) of such Robinson Final Resolution to Buyer, which shall include a copy thereof;

(ii) upon receipt by Buyer of a properly delivered Robinson Notice, Buyer shall have 30 days from the date Buyer receives the Robinson Notice (such period, the “Robinson Diligence Period”) to conduct a title and environmental examination of the Robinson Lease in accordance with the provisions of Exhibit A as if the provisions of Exhibit A were in effect with respect to such title and environmental examination, and Buyer shall be entitled to raise Title Defects and Environmental Defects with respect to the Robinson Lease in accordance with the provisions of Exhibit A, and any Title Defects and Environmental Defects raised by Buyer during the Robinson Diligence Period shall be handled in accordance with the provisions of Exhibit A as if such provisions had been extended to cover such examination and defect process; provided, that for the avoidance of doubt, (A) the calculation of the Defect Basket shall include the aggregate Title Defect Amounts and Environmental Defect Amounts determined previously with respect to all other Title Defects and Environmental Defects previously identified and (B) in no event shall Sellers have the right to retain the Robinson Lease on account of Title Defects;

(iii) if a Robinson Final Resolution occurs (X) on or prior to the date that is eighteen (18) months following the Closing Date, then Buyer shall acquire the Robinson Lease from Sellers at a price equal to 100% of the Allocated Value associated with the Robinson Lease less any adjustments for Title Defects and Environmental Defects attributable to the Robinson Lease (the “Robinson Adjusted Price”) or (Y) after the date that is eighteen (18) months following the Closing Date through the date that is three (3) years following the Closing Date, then Buyer shall have the right (but not the obligation), exercisable within 10 Business Days following the termination of the Robinson Diligence Period, to acquire the Robinson Lease from Sellers at a price equal to the Robinson Adjusted Price; provided, however, that notwithstanding anything to the contrary contained in this Agreement, in the event a Robinson Final Resolution occurs on or prior to the date that is eighteen (18) months following the Closing Date, Sellers are ready, willing and able to consummate the Robinson Closing and Buyer refuses to close in a timely manner, Sellers’ sole and exclusive remedy shall be to receive the Robinson Deposit, which the Parties agree shall be deemed to be liquidated damages, in which case Buyer and Seller Representative shall execute Joint Instructions authorizing the Escrow Agent to release the Robinson Deposit to Sellers from the Escrow Fund;

(iv) if a Robinson Final Resolution does not occur on or before the date that is eighteen (18) months following the Closing Date, the Robinson Deposit shall be released to Buyer; and

(v) at the closing of the acquisition of the Robinson Lease by Buyer (if any, and not including any such acquisition occurring at Closing, the “Robinson Closing”) (A) Escrow Agent shall deliver to Buyer the Robinson Deposit if it has not been released to Buyer under clause (iv) above and Buyer shall deliver to Sellers an amount in cash equal to the Robinson Adjusted Price less the Robinson Escrow Amount, and an executed counterpart to the Robinson Escrow Agreement, and deliver to the Escrow Agent the Robinson Escrow Amount; (B) Sellers shall deliver to Buyer an executed assignment and bill of sale (in such counterparts as are reasonably requested by Buyer) in substantially the same form as the Assignment conveying the Robinson Lease to Buyer; (C) it shall be a condition to Buyer’s obligation to close that Sellers shall have delivered to Buyer either (X) a title insurance policy from Title Company covering the Robinson Lease in an amount sufficient to cover 100% of the Allocated Value of the Robinson Lease and in the form attached hereto as Exhibit F (and containing all of the terms set forth on the form, and not containing any exceptions other than those set forth on the form and the Acceptable Modifications); provided, that in no event shall the Robinson Litigation or the matters disputed therein be exclusions to recovery under the title insurance policy or (Y) the Robinson Release; provided, however, that in the event that Sellers are unable to deliver (X) or (Y) prior to the Robinson Closing, and Buyer elects to waive the condition set forth in this Section 7.13(g)(v)(C) and proceed with the Closing, then the Robinson Litigation shall be deemed to be a Retained Liability for the purposes of this Agreement; (D) Sellers shall deliver to Buyer (1) an executed counterpart to the Robinson Escrow Agreement; and (2) any other original instruments, documents and other items reasonably necessary to effectuate the terms of this Section 7.13 as may be reasonably requested by Buyer; and (E) Buyer and Sellers shall enter into an escrow agreement governing (or shall amend the Escrow Agreement to cover) the Robinson Escrow Fund (such new escrow agreement or amended Escrow Agreement, the “Robinson Escrow Agreement”), with the terms of the Robinson Escrow Agreement being substantially similar to the Escrow Agreement.

(h) Upon payment of the Robinson Escrow Amount to the Escrow Agent, the Robinson Escrow Amount shall thereafter be held in escrow and invested by the Escrow Agent pending disbursement pursuant to Section 2.4(g), this Section 7.13, Article VIII and the terms of the Robinson Escrow Agreement. “Robinson Escrow Fund” means the funds held in escrow by the Escrow Agent pursuant to this Section 7.13, which shall be comprised of the Robinson Escrow Amount, as such amount may be adjusted from time to time by interest earned thereon and by any disbursements made in accordance with Section 2.4(g), this Section 7.13, Article VIII and the Robinson Escrow Agreement. After the Closing, the Robinson Escrow Fund shall be used to satisfy obligations to the Buyer Parties under Article VIII. The provisions of Sections 2.4(b) through 2.4(e) that are applicable to the Escrow Fund, including provisions governing distributions or payments out of the Escrow Fund, shall apply in all respects to the Robinson Escrow Fund, mutatis mutandis, (for the avoidance of doubt, with “Closing Date” meaning the date of the Robinson Closing, with “Escrow Fund” meaning the Robinson Escrow Fund, and with “Escrow Agreement” meaning the Robinson Escrow Agreement, and such provisions of Sections 2.4(b) through 2.4(e) are incorporated into this Section 7.13(h).

7.14 EQT Release Acres. Prior to Closing, Sellers shall have the right to carve out, retain and transfer to EQT up to 79.79 Company Net Acres located in the northern part of Tract 04-23-16 located in the Grant District in Wetzel County, West Virginia shown on the map on Schedule 7.14 (such acreage, the “EQT Release Acres”). In the event such EQT Release Acres are carved out, retained and transferred to EQT as described in this Section 7.14, such EQT Release Acres shall be deemed to be Excluded Assets and the Purchase Price shall be reduced at Closing by the Allocated Value thereof.

7.15 Transfer of Permits. Sellers agree to use commercially reasonable efforts to transfer or cause the transfer of all Permits (including well work Permits) to Buyer in accordance with the terms of this Agreement and as permitted pursuant to applicable Law (including the proposed Senate Bill No. 280 in West Virginia relating to the transfer of well work permits) and to cooperate with Buyer in all respects in the preparation, execution, delivery and or filing of any documentation or other instruments reasonably necessary to facilitate the transfer of such Permits to Buyer.

7.16 Partition Matter.

(a) At the Closing, the Partition Property shall be retained by Sellers and shall not be transferred to Buyer except as further described in this Section 7.16, and the Purchase Price shall be reduced by the Allocated Value of the Partition Property. Unless and until the Partition Property is transferred to Buyer pursuant to this Section 7.16, the Partition Property shall be deemed to be an Excluded Asset from and after the Closing Date.

(b) Sellers shall use commercially reasonable efforts to resolve in Sellers’ favor the Partition Property Matter. Sellers shall not transfer, convey, sell or otherwise dispose of the Partition Property without Buyer’s written consent (which may be withheld for any reason).

(c) In the event that the Partition Property Matter is Finally Resolved (such resolution, the “Partition Property Resolution”), Sellers shall provide written notice to Buyer informing Buyer of such resolution. Buyer shall have 30 days from the date Buyer receives such written notice (such period, the “Partition Property Diligence Period”) to conduct a title and environmental examination of the Partition Property in accordance with the provisions of Exhibit A as if the provisions of Exhibit A were in effect with respect to such title and environmental examination, and Buyer shall be entitled to raise Title Defects and Environmental Defects with respect to the Partition Property in accordance with the provisions of Exhibit A, and any Title Defects and Environmental Defects raised by Buyer during the Partition Property Diligence Period shall be handled in accordance with the provisions of Exhibit A as if such provisions had been extended to cover such examination and defect process; provided, that for the avoidance of doubt, (i) the calculation of the Defect Basket shall include the aggregate Title Defect Amounts and Environmental Defect Amounts determined previously with respect to all other Title Defects and Environmental Defects previously identified and (ii) in no event shall Sellers have the right to retain the Partition Property on account of Title Defects. After Buyer’s receipt of a notice from Sellers following the Partition Property Resolution, Buyer shall, within 10 Business Days following the termination of the Partition Property Diligence Period, acquire the Partition Property from Sellers at a price equal to the Allocated Value of the Partition Property less any adjustments for Title Defects and Environmental Defects attributable to the Partition Property (the “Partition Property Adjusted Price”).

(d) In connection with the Partition Property Matter, Sellers shall bid on and attempt to acquire the 24 unleased mineral acres (the “Additional Mineral Acres”). In the event Sellers are able to acquire such Additional Mineral Acres, the amount paid by Buyer at the Partition Property Closing shall be increased in an amount equal to the amount paid by Sellers in the auction to acquire such Additional Mineral Acres; provided, however, that in the event Sellers pay in excess of $16,000 per mineral acre for the Additional Mineral Acres, Buyer shall have the right, but not the obligation, to acquire such Additional Mineral Acres at the Partition Property Closing, and in the event that Buyer does not elect to acquire such Additional Mineral Acres at the Partition Property Closing, such Additional Mineral Acres shall constitute Excluded Assets and shall be retained by Sellers and there shall be no adjustment to the amount paid at the Partition Property Closing on account thereof. Buyer shall have the right to accompany Sellers at the auction to acquire the Additional Mineral Acres. Sellers shall provide Buyer with written notice of the minimum price per net acre within two (2) Business Days following such determination by the judge.

(e) At the closing of the acquisition of the Partition Property by Buyer (if any, the “Partition Property Closing”), Buyer shall deliver to Sellers the Partition Property Adjusted Price plus the amount paid by Sellers in the auction to acquire the Additional Mineral Acres, if applicable, in accordance with Section 7.16(d), and Sellers shall deliver to Buyer an executed assignment and bill of sale (in such counterparts as are reasonably requested by Buyer) in substantially the same form as the Assignment conveying the Partition Property (including the Additional Mineral Acres, if applicable) to Buyer.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

8.1 Limitation on and Survival of Representations and Warranties.

(a) Buyer and Sellers acknowledge and agree that no representations or warranties have been made by Buyer or Sellers in connection with the transactions contemplated by this Agreement, except for those representations and warranties made in Article III and Article IV hereof.

(b) Each Seller shall be jointly and severally liable with each other Seller for the indemnification obligations of Sellers set forth in this Article VIII, to the extent, but only to the extent, of the amount of the Escrow Fund and the amount of the Robinson Escrow Fund that is used to satisfy Sellers’ indemnification obligations hereunder. Each Seller shall be severally, and not jointly, liable for any indemnification obligations of such Seller over and above the amount of the Escrow Fund and the amount of the Robinson Escrow Fund.

(c) All representations and warranties contained in this Agreement shall survive the Closing for a period of eighteen (18) months beginning on the Closing Date, except:

(i) representations and warranties with respect to Taxes (including, for the avoidance of doubt, the representations and warranties set forth in Section 3.9) shall survive until the applicable statute of limitations with respect to the underlying Tax claim (including any valid extensions),

(ii) representations and warranties in Sections 3.1, 3.2, 3.3(a), 3.11, 3.13, the first sentence of 3.17 and 3.27 shall survive indefinitely,

(iii) representations and warranties contained in the second sentence of Section 3.6 shall survive for the applicable period of limitation, and

(iv) representations and warranties contained in Section 3.4 and the first sentence of Section 3.6 shall terminate at the Closing Date.

All of the covenants contained in this Agreement shall survive the Closing for the applicable statute of limitations relating thereto.

(d) Any claim for indemnification for which notice has been given within the applicable survival period may be prosecuted to conclusion notwithstanding the subsequent expiration of such survival period, and any representation, warranty, covenant or agreement that is the subject of such claim shall survive beyond the expiration of such survival period for purposes of and until such indemnification claim is finally resolved.

8.2 Indemnification by Sellers.

(a) Subject to the limitations set forth in Sections 8.1 and 8.5, each Seller hereby agrees to indemnify, defend and hold Buyer and its Affiliates and their respective employees, officers, managers, members and directors (each a “Buyer Indemnified Party”) harmless from and against any and all claims, demands, suits, proceedings, actions, hearings, actions, litigation, investigations, obligations, judgments, losses, penalties, fines, charges, settlement amounts, deficiencies, injunctions, orders, decrees, rulings, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees) (collectively, “Losses”) imposed upon or incurred by any Buyer Indemnified Party as a result of or in connection with any of the following:

(i) any breach of any representation or warranty made by such Seller in this Agreement or in the certificate delivered by such Seller pursuant to Section 6.4(a)(ii);

(ii) the breach of, or default in the performance by such Seller of, any covenant, agreement or obligation to be performed by such Seller pursuant to this Agreement;

(iii) (A) the ownership or operation of the Assets prior to the Effective Time, and (B) the Retained Liabilities;

(iv) the fire occurring on December 15, 2014, at the Casualty Well, including any costs or expenses incurred related thereto; or

(v) any responsibility for any offsite transportation, treatment, storage or disposal by such Seller or any of its Affiliates of Hazardous Substances produced from the Assets.

(b) Within thirty (30) calendar days after receipt by a Buyer Indemnified Party of notice of the commencement of an Action or other event giving rise to a claim by a Buyer Indemnified Party for indemnification under this Section 8.2(b) (a “Buyer Claim”), the Party receiving such notice shall notify (the “Buyer Claim Notice”) Sellers in writing of the commencement of such Action or the assertion of such Buyer Claim; provided, however, that failure to give such notice shall not relieve Sellers of its obligations hereunder unless the Buyer Indemnified Party fails to deliver a proper Buyer Claim Notice prior to the date specified in this Section 8.2(b), and then only to the extent that Sellers are materially prejudiced thereby. Sellers shall have the option, and shall notify Buyer Indemnified Party in writing within ten (10) Business Days after its receipt of a Buyer Claim Notice of its election, either: (A) to participate (at the expense of Sellers) in the defense of such Action or Buyer Claim (in which case the defense of such Action or Buyer Claim shall be controlled by Buyer Indemnified Party) or (B) to admit liability to said Buyer Claim and take charge of and control the defense of such Action or Buyer Claim (at the expense of Sellers); provided, that pending such notice and assumption of defense, Buyer Indemnified Party may take such steps to defend against such Action or Buyer Claim as, in Buyer Indemnified Party’s good-faith judgment, are appropriate to protect its interests. If Sellers elect to control the defense, it will conduct the defense of the Action actively and diligently, and it will not compromise or settle the Action or Buyer Claim without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in Section 8.4. Sellers shall not be entitled to assume or retain control of any Action or Buyer Claim (and Sellers shall be liable for the reasonable fees and expenses of counsel incurred by Buyer Indemnified Party in defending such Action) which seeks an order, injunction or other equitable relief or relief for other than money damages against Buyer Indemnified Party which Buyer Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If Sellers fail to notify Buyer Indemnified Party of its election within the applicable response period, then Sellers shall be deemed to have elected not to control the defense of such Action or Buyer Claim. If Sellers elect to control the defense of any Action or Buyer Claim, Buyer Indemnified Party shall have the right to employ separate counsel and participate in the defense of such Action or Buyer Claim, but the fees and expenses of such counsel shall be at the expense of Buyer Indemnified Party.

(c) Except as provided in Section 8.4, if Sellers do not control the defense of any Action or Buyer Claim, then (i) Buyer Indemnified Party may settle such Action or Buyer Claim only with the prior written consent of Seller Indemnifying Party (not to be unreasonably withheld, conditioned or delayed); (ii) Buyer Indemnified Party may defend against the Action or Buyer Claim in a reasonable manner; (iii) Sellers shall reimburse Buyer Indemnified Party promptly and periodically for its reasonable third party costs incurred in defending against the Action or Buyer Claim (including reasonable attorneys’ fees and expenses reasonably incurred), upon presentation of invoices and related documentation supporting such third party costs; and (iv) Sellers will remain responsible for any Losses that Buyer Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Action or Buyer Claim to the extent provided in this Article VIII.

8.3 Indemnification by Buyer.

(a) Subject to the limitations set forth in Sections 8.1 and 8.5, Buyer hereby agrees to indemnify, defend and hold Sellers and its Affiliates and their respective employees, officers, managers, and members (each a “Seller Indemnified Party”) harmless from and against any and all Losses imposed upon or incurred by any Seller Indemnified Party as a result of or in connection with any of the following:

(i) any breach of a representation or warranty made by Buyer in this Agreement or in the certificate delivered by Buyer pursuant to Section 6.4(b)(ii);

(ii) the breach of or default in the performance by Buyer of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or

(iii) (A) the ownership or operation of the Assets from and after the Effective Time and (B) the Assumed Liabilities.

(b) Within thirty (30) calendar days after receipt by a Seller Indemnified Party of notice of the commencement of an Action or other event giving rise to a claim by a Seller Indemnified Party for indemnification (a “Seller Claim”), the Party receiving such notice shall notify (the “Seller Claim Notice”) Buyer in writing of the commencement of such Action or the assertion of such Seller Claim; provided, however, that failure to give such notice shall not relieve Buyer of its obligations hereunder unless the Seller Indemnified Party fails to deliver a proper Seller Claim Notice prior to the date specified in this Section 8.3(b), and then only to the extent that Buyer is materially prejudiced thereby. Buyer shall have the option, and shall notify Seller Indemnified Party in writing within ten (10) Business Days after its receipt of a Seller Claim Notice of its election, either: (A) to participate (at its own expense) in the defense of the Action or Seller Claim (in which case the defense of such Action or Seller Claim shall be controlled by Seller Indemnified Party) or (B) to take charge of and control defense of such Action or

Seller Claim (at its own expense); provided, that pending such notice and assumption of defense, Seller Indemnified Party may take such steps to defend against such Action or Seller Claim as, in Seller Indemnified Party’s good-faith judgment, are appropriate to protect its interests. Buyer shall not be entitled to assume or retain control of any Action or Seller Claim (and Buyer shall be liable for the reasonable fees and expenses of counsel incurred by Seller Indemnified Party in defending such Action) which seeks an order, injunction or other equitable relief or relief for other than money damages against Seller Indemnified Party which Seller Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If Buyer fails to notify Seller Indemnified Party of its election within the applicable response period, then Buyer shall be deemed to have elected not to control the defense of such Action or Seller Claim. If Buyer fails to notify Seller Indemnified Party of its election within the applicable response period, then Buyer shall be deemed to have elected not to control the defense of such Action or Seller Claim. If Buyer elects to control the defense, it will not compromise or settle the Action or Seller Claim without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in Section 8.4. If Buyer elects to control the defense of any Action or Seller Claim, each Seller Indemnified Party shall have the right to employ separate counsel and participate in the defense of any such Action or Seller Claim, but the fees and expenses of such counsel shall be at the expense of Seller Indemnified Party.

(c) Except as provided in Section 8.4, if Buyer does not control the defense of any Action or Seller Claim, then, (i) Seller Indemnified Party may settle such Action or Seller Claim only with the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), (ii) Seller Indemnified Party may defend against the Action or Seller Claim in a reasonable manner; (iii) Buyer shall reimburse Seller Indemnified Party promptly and periodically for its reasonable third party costs incurred in defending against the Action or Seller Claim (including reasonable attorneys’ fees and expenses reasonably incurred), upon presentation of invoices and related documentation supporting such third party costs; and (iv) Buyer will remain responsible for any Losses that Seller Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Action or Seller Claim to the extent provided in this Article VIII.

8.4 Consent to Settlement; Cooperation. Either Buyer or Sellers, as the case may be (each an “Indemnifying Party”), in the defense of any claim or litigation, may, without the consent of the Buyer Indemnified Party or Seller Indemnified Party, as the case may be, consent to entry of any judgment or enter into any settlement only if the same includes as an unconditional term thereof the giving by the claimant or plaintiff to such Buyer Indemnified Party or Seller Indemnified Party (as applicable) of a full and unconditional release from all liability in respect of such claim or litigation. A Buyer Indemnified Party or Seller Indemnified Party, as the case may be, shall furnish such information regarding itself or the claim in question as the Indemnifying Party, may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

8.5 Limitation of Liability. Notwithstanding the foregoing:

(a) Sellers shall not be obligated to indemnify Buyer Indemnified Parties pursuant to Section 8.2(a)(i) for Sellers’ breach of any representations and warranties contained in this Agreement or in the certificate delivered pursuant to Section 6.4(a)(ii) (but not including the representations and warranties under Sections 3.1, 3.2, 3.3(a), 3.9, 3.11 and 3.13), unless and until the amount of all Losses incurred by the Buyer Indemnified Party exceeds two percent (2%) of the Purchase Price in the aggregate (the “Basket”), in which event the Buyer Indemnified Parties may recover all Losses incurred in respect of such breaches, including Losses up to the amount of the Basket, but subject to the Maximum Indemnity Amount;

(b) Buyer shall not be obligated to indemnify Seller Indemnified Parties pursuant to Section 8.3(a)(i) for Buyer’s breach of any representations and warranties contained in this Agreement or the certificate delivered pursuant to Section 6.4(b)(ii), unless and until the amount of all Losses incurred by the Seller Indemnified Parties in respect of such breaches exceeds the Basket, in which event the Seller Indemnified Parties may recover all such Losses incurred in respect of such breaches, including Losses up to the amount of the Basket, but subject to the Maximum Indemnity Amount;

(c) Sellers’ aggregate maximum liability for Losses under Section 8.2(a)(i), but not including any Losses in respect of breaches of any representations and warranties under Sections 3.1, 3.2, 3.3(a), 3.9, 3.11 and 3.13, and Buyer’s aggregate maximum liability for Losses under Section 8.3(a)(i), shall be twenty percent (20%) of the Base Purchase Price (the “Maximum Indemnity Amount”);

(d) Any payments due and payable to any Buyer Indemnified Party in respect of any claim for indemnification of Buyer under Section 8.2 for which Buyer is owed a payment for indemnification, shall be paid to Buyer first from the Escrow Fund pursuant to Section 2.4(c) to the extent of available funds therein, then from the Robinson Escrow Fund pursuant to Section 2.4(g) and Section 7.13(h) to the extent of available funds therein, and thereafter from the applicable Sellers, individually and severally, to the extent of each such Seller’s allocable share of the indemnification obligation in respect of such claim (after considering the portion of such Seller’ allocable share of such indemnity obligation actually paid to Buyer from the Escrow Fund and the Robinson Escrow Fund in respect of such claim).

8.6 Exclusive Remedy. Except as provided in Section 2.4, Section 7.2, Section 8.8 or Section 10.7 and except for fraud, after the Closing, the Parties’ sole and exclusive recourse against each other for any Loss or claim of Losses arising out of or relating to this Agreement shall be expressly limited to the provisions of this Article VIII. Under no circumstances shall any Party be liable to the other Party for punitive damages, and this sentence shall survive the Closing or any termination of this Agreement under Section 9.1. Buyer, on behalf of each Buyer Indemnified Party, and each Seller, on behalf of each Seller Indemnified Party, waive any right to recover punitive and exemplary damages arising in connection with or with respect to this Agreement or the transactions contemplated hereby.

8.7 Title Defects and Environmental Defects. Except for Buyer’s remedies for any breach by such Seller of (a) its representations and warranties under Section 3.10 or Section 3.11, (b) its covenants under Section 5.1(c) and (e) the special warranty of title contained in the Assignment or any subsequent assignment and bill of sale, Buyer’s sole and exclusive remedy with respect to Title Defects, and Environmental Defects, or Losses arising with respect thereto, shall be as provided in Exhibit A.

8.8 Disclaimer of Other Warranties.

(a) The express representations and warranties of such Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied, or statutory. Except as provided in Article III, SUCH SELLER HAS NOT MADE, AND SUCH SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (I) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY, OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (II) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SUCH SELLER, (III) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (IV) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (V) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (VI) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (VII) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH BUYER AND SELLERS THAT SUBJECT TO AND WITHOUT LIMITING SUCH SELLER’S EXPRESS REPRESENTATION AND WARRANTIES CONTAINED HEREIN, THE PERSONAL PROPERTY, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE PROPERTIES ARE TO BE CONVEYED TO BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. SELLERS AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

(b) Buyer understands that operation of the Leases is subject to requirements of the Governmental Authorities having jurisdiction. It will be the obligation of Buyer to ensure that, as of the Closing, or as soon thereafter as reasonably practicable, Buyer will meet the qualifications of the Governmental Authorities having jurisdiction, in order to become record operator of the Leases.

8.9 Materiality Qualifiers Disregarded. For the sole purpose of determining the amount of any Losses under this Article VIII arising from the existence of a breach of any of the Party’s representations and warranties herein, all such breached representations and warranties that are qualified by materiality shall be deemed to be not so qualified. For the avoidance of doubt, however, for the purpose of determining whether there has been a breach of a representation or warranty, all such qualifiers shall be considered.

ARTICLE IX

TERMINATION

9.1 Termination. This Agreement shall be terminated and the transactions contemplated by this Agreement shall be abandoned at any time, prior to the Closing only as follows:

(a) by mutual written consent of Buyer and Sellers;

(b) automatically on July 31, 2015 if the Closing shall not have occurred on or before July 30, 2015 unless Buyer shall have delivered written notice to Sellers extending the term of such Agreement prior to July 31, 2015; provided, that in the event Buyer delivers such written notice to Sellers extending such term, from and after the date that is ten (10) Business Days following July 31, 2015, this Agreement may be terminated by either Buyer or Sellers in writing (provided that the right to terminate this Agreement following the date of such extension under this Section 9.1(b) shall not be available to any Party whose breach of this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date);

(c) by either Buyer or Sellers in writing if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable;

(d) by either Buyer or Sellers in writing, if the aggregate of the Title Defect Amounts, Environmental Defect Amounts and Casualty Losses asserted by Buyer in good faith and adjustments to the Base Purchase Price pursuant to Section 2.5, total more than twenty percent (20%) of the Base Purchase Price; provided, however, that if Sellers deliver a termination notice pursuant to this Section 9.1(d), Buyer shall have the right in its sole discretion, in writing within five (5) Business Days after receipt of such notice, to waive any particular Title Defect Amount, Environmental Defect Amount, Casualty Loss or adjustment to the Base Purchase Price pursuant to Section 2.5 (any such waiver being applicable only for the limited purposes of this Section 9.1(d)) with the effect of reducing (for the purposes of this Section 9.1(d)) the aggregate amount of Title Defect Amounts, Environmental Defect Amounts, Casualty Losses and adjustments to 20% of the Base Purchase Price or less, in which case this Agreement shall not be terminated or subject to termination pursuant to this Section 9.1(d);

(e) by Buyer in writing, if the aggregate of the Allocated Value of the Leases expiring within three (3) years of the Closing Date (assuming the exercise of all renewal options provided in such Leases) total more than twenty percent (20%) of the Base Purchase Price;

(f) by Buyer, ten (10) days after providing written notice to Sellers that any Seller has breached any representation, warranty, covenant or agreement contained in this Agreement such that any of Buyer’s conditions to closing in Article VI would not be satisfied, including any breach of Section 7.12(d) ; provided that Sellers have not cured any such breach within such ten (10) day period; and provided further that at the time of such notice to Sellers, Buyer is not in material breach of this Agreement;

(g) by Sellers, ten (10) days (subject to Section 9.4) after providing written notice to Buyer that Buyer has breached any representation, warranty, covenant or agreement contained in this Agreement such that any of Sellers’ conditions to closing in Article VI would not be satisfied; provided that Buyer has not cured any such breach within such ten (10) day period; and provided further that at the time of such notice to Buyer, no Seller is in material breach of this Agreement; or

(h) by Buyer upon written notice to Sellers of the occurrence of (i) Adverse Blackshere Filing, or (ii) Adverse Robinson Filing.

9.2 Effect of Termination.

(a) If this Agreement is terminated pursuant to Section 9.1 and the transactions contemplated by this Agreement are not consummated, all further obligations of the Parties under or pursuant to this Agreement shall terminate without further liability of either Party to the other; provided, however, the last sentence of Section 8.6 and the obligations contained in this Section 9.2 and Section 10.2 of this Agreement shall survive any such termination.

(b) In the event that this Agreement is terminated pursuant to Section 9.1 in any situation other than that stated in Section 9.2(c), Buyer shall be entitled to receive the Deposit.

(c) In the event that (i) all of the conditions to closing set forth in Section 6.1 and Section 6.2 have been satisfied, (ii) Sellers are ready, willing and able to consummate the transactions contemplated by this Agreement, and (iii) Buyer refuses to close, and Sellers terminate this Agreement pursuant to Section 9.1(g), Sellers shall be entitled to receive the Deposit, which the Parties agree shall be deemed to be liquidated damages.

(d) Subject to the proviso contained in this sentence, in the event that Buyer terminates this Agreement pursuant to Section 9.1(f) or Section 9.1(h) (except for a termination pursuant to Section 9.1(f) in the event such termination is effected solely as a result of the failure of the closing condition contained in Section 6.2(e) to be satisfied), Sellers shall be required to reimburse Buyer for the reasonable expenses (both internal expenses and third party expenses), including attorneys fees, incurred by Buyer from and after the Execution Date in connection with Buyer’s due diligence review and the performance of this Agreement and the transactions contemplated hereby, which amount shall not exceed, in the aggregate, $1,000,000, as soon as reasonably possible after such termination, but not later than two (2) Business Days after such termination, by wire transfer of immediately available funds; provided, however, that in the event that Buyer terminates this Agreement pursuant to Section 9.1(f) solely as a result of the failure of the covenant contained in Section 7.12(d) to be satisfied (after Sellers have otherwise complied with their obligations under Section 7.12(d)) and the closing condition contained in Section 6.2(d) to be satisfied, then the amount to be paid by Sellers to Buyer in accordance with this Section 9.2(d) shall be an amount equal to the product of $30,000 times the number of calendar days between the Execution Date and the day after the Title Policy Commitment Failure Date. If a termination described in the preceding sentence is effected solely on account of a breach of a representation or warranty contained in Article IV made by a particular Seller, the reimbursement obligation contained in this Section 9.2(d) shall be the obligation of such Seller and (x) if such Seller is a TE Party, all TE Parties or (y) if such Seller is a Republic Party, all Republic Parties.

9.3 Remedies Upon Termination. If this Agreement is terminated by Buyer pursuant to Section 9.1(f), Buyer shall have the right to seek monetary damages from Sellers in connection with the Sellers’ breach of this Agreement.

9.4 Remedy. Notwithstanding anything to the contrary in this Agreement, in the event that (a) all of the conditions to closing set forth in Section 6.1 and Section 6.2 have been satisfied, (b) Sellers are ready, willing and able to consummate the transactions contemplated by this Agreement, and (c) Buyer refuses to close, Sellers’ sole and exclusive remedy shall be to terminate this Agreement in accordance with Section 9.1(g) and to receive the Deposit in accordance with Section 9.2(c), it being acknowledged and agreed that Sellers waive any right to specifically enforce this Agreement to cause Buyer to consummate such transactions.

9.5 Extension; Waiver. At any time prior to the Closing, each of the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties of the other Party hereto contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the other Party hereto with any of such Party’s covenants, agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE X

MISCELLANEOUS

10.1 Entire Agreement. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

10.2 Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated, each of the Parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and, except as otherwise expressly provided in this Agreement, the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

(b) Buyer shall be solely responsible for all filings and recording of assignments and other documents which transfer any of the Assets to Buyer or which designate Buyer as the operator of the Assets and for all fees connected with such filing or recording. Within ten (10) days after receipt of such data, Buyer shall furnish Sellers copies of all recorded documents. Sellers shall not be responsible for any loss to Buyer because of Buyer’s failure to file or record any such documents correctly or promptly.

10.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Texas without regard to the conflicts of law rules thereof except to the extent the laws of West Virginia are mandatorily applicable to the title and real property matters.

10.4 Assignment. This Agreement and each Party’s respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other Party; provided that Buyer shall have the right to assign its rights and interests under this Agreement to a wholly owned (directly or indirectly) entity of Buyer but such assignment shall not relieve Buyer of any of its obligations or liabilities hereunder.

10.5 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally, by messenger or by overnight delivery service (if during normal business hours or the next Business Day, if not during normal business hours), or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission (if during normal business hours or the next Business Day, if not during normal business hours), in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this Section 10.5:

If to TE Parties:	Trans Energy, Inc.
P.O. Box 393
St. Marys, West Virginia 26170
Attn: John G. Corp, President
Facsimile: 304-684-3658

If to Republic Parties:	4925 Greenville Avenue, Suite 1050
Dallas, TX 75206
Attn: John D. Swanson
Facsimile: 214-369-6692

With a copy to:	Carrington Coleman
901 Main Street, Suite 5500
Dallas, TX 75202
Attn: David G. Drumm
Facsimile: 214-758-3732

If to Buyer:	TH Exploration, LLC
c/o Tug Hill Operating, LLC
550 Bailey Avenue, Suite 510
Fort Worth, TX 76107
Attn: Evan Radler
Facsimile: 817-632-3440

With a copy to:	Vinson & Elkins LLP
2001 Ross Avenue, Suite 3700
Dallas, TX 75201
Attn: Marc Rose
Facsimile: 214-999-7946

10.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same Agreement.

10.7 Specific Performance. Subject to Section 9.4, the Parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof (including failing to take such actions as are required hereunder in order to consummate the transaction contemplated hereby) and that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the performance of the terms and provisions hereof, this being in addition to any other remedy to which the Parties are entitled at law or in equity. Any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

10.8 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

10.9 No Third-Party Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and Sellers and Buyer assume no liability to any third party because of any reliance on the representations, warranties and agreements of Sellers and Buyer contained in this Agreement.

10.10 Amendments. This Agreement may not be amended except by a written instrument signed by all of the Parties.

10.11 No Partnership. Nothing contained in this Agreement shall be construed to create a partnership, joint venture, association, trust, mining partnership or other entity, nor shall the provision hereof be implied as creating such a relationship.

10.12 Resolution of Disputes. The Parties shall exclusively and finally resolve any dispute arising out of or relating in any way to this Agreement or the relationship of the parties under this Agreement, whether sounding in contract, tort, statute, at law or in equity (a “Dispute”) between them using direct negotiations, mediation and arbitration as set out in this Section 10.12. A Party who violates this Section 10.12 shall pay all legal and consulting fees and costs incurred by the other Party in any suit, action, or Proceeding to enforce Section 10.12. While the procedures in this Section 10.12 are pending, each Party shall continue to perform its obligations under this Agreement, unless to do so would be impossible or impracticable under the circumstances.

(a) If a Dispute arises, a Party shall initiate the resolution process by giving notice setting out in writing and in detail the issues in Dispute and the value of the claim to the other Party. A meeting between the Parties, attended by individuals with decision-making authority, must take place within thirty (30) days from the date the notice was sent in an attempt to resolve the Dispute through direct negotiations.

(b) If the Dispute cannot be settled by direct negotiations within thirty (30) days of initiation of the resolution process, either Party may initiate mediation by giving notice to the other Party. The place of mediation is Houston, Texas.

(c) If the Dispute is not resolved by mediation within thirty (30) days from the date of the notice requiring mediation, or if the Dispute is unresolved within sixty (60) days from the date requiring direct negotiations, then the Dispute shall be finally settled by binding arbitration and either Party may initiate such arbitration by giving notice to the other Party. If a Party refuses to toll all applicable statutes of limitations and defenses based upon the passage of time while the proceedings in Section 10.12(a) and Section 10.12(b) are pending, or if for any reason a Party believes its Claims may be time barred, then any Party may file an arbitration Proceeding under this Section 10.12(c) in an attempt to preserve its Claims and such Proceeding shall be stayed by the arbitrator or arbitrators after appointment so that the Parties may continue efforts to resolve this Dispute as set out in this Section 10.12. The arbitration shall be conducted in accordance with the Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration (“CPR”) Rules at present in force. To the extent of any conflicts between the Act or the CPR Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail. The place of arbitration is Houston, Texas.

(d) The following provisions shall apply to any arbitration proceedings commenced pursuant to Section 10.12(c):

(i) Number of Arbitrators. The number of arbitrators shall be one if the monetary value of the Dispute is five million Dollars (US $5,000,000) or less. The number of arbitrators shall be three if the monetary value is greater than five million Dollars (US $5,000,000).

(ii) Selection of Arbitrators. If, pursuant to Section 10.12(d)(i), the number of arbitrators is one, then the CPR shall be the appointing authority. If, pursuant to Section 10.12(d)(i), the number of arbitrators is three, then within 15 days of the claimant or claimants providing notice to respondent or respondents of a Dispute, the claimant or claimants shall appoint one arbitrator and the respondent or respondents shall appoint one arbitrator (it being understood and agreed that neither claimants nor respondents may dispute the other Party’s selection of arbitrator other than on the reasonable basis of a conflict of interest), and the two arbitrators so appointed shall select the third and presiding arbitrator within 15 days following appointment of the second party-appointed arbitrator. If either the claimant(s) or respondent(s) fail to appoint an arbitrator within the permitted time period or if the arbitrators appointed by the claimant(s) and respondent(s) fail to appoint the presiding arbitrator within the permitted time period, then the missing arbitrator(s) shall be selected by the CPR.

(iii) Arbitrator Impartiality. The arbitrator or arbitrators must remain neutral, impartial and independent regarding the Dispute and the Parties. If the number of arbitrators to be appointed is one, that arbitrator or the presiding arbitrator if the arbitrators are three, must be a lawyer experienced in the resolution of Disputes with experience relating to the issues in dispute.

(iv) Arbitration Documents. The Parties shall submit true copies of all documents considered relevant with their respective statement of Claim or defense and any counterclaim or reply. Neither Party may compel the other to produce additional documents, without the concurrence of the arbitrator or arbitrators. However, upon motion of a Party, the arbitrator or arbitrators may decide to require the submission of additional documents limited to specific, narrow and well-defined classes of documents that the arbitrator considers or arbitrators consider necessary for the arbitrator’s or arbitrators’ understanding and resolution of the Dispute. The maximum number of witnesses each Party may call to give evidence on its behalf, including by oral testimony, declaration or witness statement, is three witnesses of fact and one expert witness.

(v) Power of Arbitrator. The Parties waive any Claim for, and the arbitrator has or arbitrators have no power to award, the damages waived and released under Section 9.5. The arbitrator has or arbitrators have no authority to appoint or retain expert witnesses for any purpose unless agreed to by the Parties. The arbitrator has or arbitrators have the power to rule on objections concerning jurisdiction, including the existence or validity of this arbitration clause and existence or the validity of this Agreement.

(vi) Arbitration Costs. All arbitration fees and costs shall be borne as determined by the arbitrator or arbitrators; provided, however, that each Party shall bear its own costs of legal representation and witness expenses.

(vii) Interim Orders. The arbitrator is or arbitrators are authorized to take any interim measures as the arbitrator considers or arbitrators consider necessary, including the making of interim orders or awards or partial final awards. An interim order or award may be enforced in the same manner as a final award using the procedures specified below. Further, the arbitrator is or arbitrators are authorized to make pre- or post-award interest at applicable statutory interest rates during the relevant period.

(viii) Issuance of Arbitrator Award. The award is final and binding. The Dispute should be resolved as quickly as possible. The arbitrator’s or arbitrators’ award must be issued within three months from the completion of the hearing, or as soon as possible thereafter.

(e) The Parties waive irrevocably their right to any form of appeal, review or recourse to any court or other judicial authority, to the extent that such waiver may be validly made.

(f) Except for proceedings to preserve property pending determination by the arbitrator or arbitrators or to enforce an award, the mandatory exclusive venue for any judicial Proceeding permitted in this Agreement is the court of competent jurisdiction in Houston, Texas. The Parties consent to the jurisdiction of these courts and waive any defenses they have regarding jurisdiction. Proceedings to confirm an award may be filed as provided in this Section 10.12(f) at any time within one year after the award is made.

(g) Proceedings to enforce judgment entered on an award may be brought in any court having jurisdiction over the person or assets of the non-prevailing Party. The prevailing Party may seek, in any court having jurisdiction, judicial recognition of the award, or order of enforcement or any other order or decree that is necessary to give full effect to the award.

(h) The Parties agree that any Dispute and any negotiations, mediation and arbitration proceedings between the Parties in relation to any Dispute shall be confidential and shall not be disclosed to any Third Party.

(i) The Parties further agree that any information, documents or materials produced for the purposes of, or used in, negotiations, mediation or arbitration of any Dispute shall be confidential and shall not be disclosed to any Third Party.

(j) Without prejudice to the foregoing, the Parties agree that disclosure may be made:

(i) In order to enforce any of the provisions of this Agreement, including without limitation, the Parties agreement to arbitrate, any arbitration order or award and any court judgment.

(ii) To the auditors, legal advisers, insurers and Affiliates of that Party to whom the confidentiality obligations set out in this Agreement shall extend.

(iii) Where that Party is under a legal or regulatory obligation to make such disclosure, but limited to the extent of that legal obligation.

(iv) With the prior written consent of the other Party.

(k) The Parties agree to submit to the jurisdiction of the courts of Houston, Texas, for the purposes of any proceedings to enforce Section 10.12 or to prevent any information, documents or materials belonging to a Party from being used or disclosed by that Party for any purpose.

10.13 Seller Representative.

(a) The Sellers have appointed REO as the representative to act on behalf of Sellers for certain limited purposes, as specified herein (the “Seller Representative”). The Sellers hereby grant the Seller Representative a power of attorney to act on their behalf in connection with the transactions contemplated by this Agreement, including executing and delivering documents, making all elections and decisions to be made by the Sellers in connection with the acquisitions hereunder, both prior to and following the Closing Date, receiving payments of the Purchase Price, the Deposit and the Escrow Amount (including the Robinson Escrow Amount), retaining a portion of the Purchase Price necessary to pay fees and expenses and giving and receiving notices as permitted or required by the Agreement. Buyer is entitled to rely on the actions of the Seller Representative taken on behalf of Sellers in connection with the transactions contemplated by this Agreement.

(b) The Seller Representative may resign at any time, and the Seller Representative may be removed at any time pursuant to mutual agreement by a majority of the Sellers. In the event that a Seller Representative has resigned or been removed, such resignation or removal shall only become effective upon the appointment of a new Seller Representative (the “New Seller Representative”) by the majority of the Sellers, such appointment to become effective upon the written acceptance thereof by the New Seller Representative and written acknowledgement by the New Seller Representative that it shall be a party to this Agreement, with the same rights and obligations as the Seller Representative.

(c) The Seller Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement; provided, however, that the Seller Representative shall have no obligation to act on behalf of Sellers, except as expressly provided herein.

(d) Without limiting the generality of the foregoing, the Seller Representative shall have full power, authority and discretion to terminate this Agreement on behalf of Sellers pursuant to Section 9.1.

[SIGNATURE PAGES ON NEXT PAGES]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

SELLERS:	TRANS ENERGY, INC.

	By:	/s/ John G. Corp
John G. Corp, President

AMERICAN SHALE DEVELOPMENT, INC.

	By:	/s/ John G. Corp
John G. Corp, President

PRIMA OIL COMPANY, INC.

	By:	/s/ John G. Corp
John G. Corp, President

PURCHASE AND SALE AGREEMENT	Signature Page

REPUBLIC ENERGY VENTURES, LLC

By:	Republic Energy Operating, LLC, a Texas limited liability company, its manager

	By:	/s/ John D. Swanson
	Name:	John D. Swanson
	Its:	President

REPUBLIC PARTNERS VIII, LLC

By:	/s/ John D. Swanson
Name:	John D. Swanson
Its:	President

REPUBLIC ENERGY OPERATING, LLC

By:	/s/ John D. Swanson
Name:	John D. Swanson
Its:	President

REPUBLIC PARTNERS VI, LP, a Texas limited partnership

By:	Republic Partners VI, GP, LLC, its General Partner

	By:	/s/ John D. Swanson
	Name:	John D. Swanson
	Its:	President

REPUBLIC PARTNERS VII, LLC

By:	/s/ John D. Swanson
Name:	John D. Swanson
Its:	President

PURCHASE AND SALE AGREEMENT	Signature Page

BUYER	TH EXPLORATION, LLC, a Texas limited liability company

	By:	TH Appalachia I, LLC, a Texas limited liability company, its sole member

		By:	/s/ Michael G. Radler
		Name:	Michael G. Radler
		Title:	President

PURCHASE AND SALE AGREEMENT	Signature Page

EXHIBIT A

Attached to and made part of that certain

Purchase and Sale Agreement by and between Trans Energy, Inc.,

et al, and TH Exploration, LLC

PROCEDURE FOR CLAIMING TITLE AND ENVIRONMENTAL DEFECTS

AND ADJUSTING THE BASE PURCHASE PRICE

1. Title and Environmental Procedure. From the date of this Agreement until noon Central Time ninety (90) days after the Execution Date (the “Examination Period”), Sellers will afford to Buyer and its representatives reasonable access during normal business hours to the offices, personnel and books and records of Sellers and to the Assets (including the Lands) in order for Buyer to conduct a title examination and environmental examination as Buyer may in its sole discretion choose to conduct with respect to the Assets in order to determine whether Title Defects or Environmental Defects exist.

2. Accessible Information; Expenses; Confidential Information; Indemnification. Buyer and its representatives may examine, and Sellers further shall provide reasonable access to Buyer with respect to all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, operating records and agreements, well files, financial and accounting records, geological, geophysical, engineering and environmental records, in each case insofar as the same may now be in existence and in the possession of Sellers, provided, however, that Sellers may withhold access to (a) all legally privileged documents and (b) information that Sellers are prohibited from disclosing by bona fide, third party confidentiality restrictions; provided further that Sellers will use its reasonable efforts to obtain a waiver of any such restrictions in favor of Buyer. The cost and expense of Buyer’s review of the title to the Assets and environmental conditions on the Assets will be borne solely by Buyer. Buyer will indemnify and hold harmless Sellers and its officers, directors, agents, representatives, employees, successors, and assigns against any damages arising from or in connection with Buyer’s due diligence examination of title to, or the environmental conditions of, the Assets, except for damages that arise in whole or in part from the negligence, strict liability or willful misconduct of Sellers or their officers, directors, agents, representatives, employees, successors, and assigns.

3. Notice of Asserted Title Defects and Environmental Defects. If, in good faith, Buyer discovers any Title Defect or Environmental Defect affecting any of the Assets, Buyer shall endeavor to notify Sellers of such alleged Title Defect or Environmental Defect promptly, and provide to Sellers a bi-weekly status summary of alleged Title Defects or Environmental Defects prior to the expiration of the Examination Period; provided, however, that Buyer’s failure to promptly notify Sellers shall not constitute a waiver of any such alleged Defect to the extent that the notice is received prior to the expiration of the Examination Period. To be effective, such notice (“Title Defect Notice” or “Environmental Defect Notice,” respectively) must:

(a) be in writing;

(b) be received by Sellers prior to the expiration of the Examination Period;

(c) describe the Title Defect or Environmental Defect in reasonable detail including the basis therefore;

(d) identify the specific Assets to which such Title Defect or Environmental Defect relates; and

(e) include the value of such Title Defect or Environmental Defect as determined by Buyer in good faith.

Notwithstanding anything to the contrary herein, but subject to the rights of Buyer with respect to Sellers’ breach of the special warranty of title set forth in the Assignment (or any subsequent assignment and bill of sale), at the end of the Examination Period, any matters that may otherwise constitute a Title Defect, but of which Sellers have not been specifically notified by Buyer in accordance with the foregoing, will be deemed to have been waived by Buyer for all purposes. In addition, notwithstanding anything to the contrary contained in this Section 3, by execution of this Agreement, Buyer and Sellers hereby agree that Buyer shall be deemed to have given Sellers a valid Title Defect Notice with respect to Leases affected by the Identified Title Matter and that the value of the Title Defect with respect to each such Lease shall be equal to the Allocated Value of such Lease.

4. Cure. Upon the receipt of an effective Title Defect Notice or Environmental Defect Notice from Buyer, Sellers may attempt to cure such Title Defect or Environmental Defect prior to Closing, or after the Closing pursuant to Section 10 of this Exhibit A, at Sellers’ sole cost and expense (it being understood and agreed that such costs and expenses shall not be deemed to be Property Costs and shall not be included as an increase the Base Purchase Price pursuant to Section 2.5); provided, however, that notwithstanding anything to the contrary herein, with respect to the Identified Title Matter, (X) Sellers shall use commercially reasonable efforts to ratify each of the Leases identified on Schedule 3.6 prior to Closing, which, assuming will be sufficient to cure the Identified Title Matter to the extent of such ratification with respect to each such Lease, and (Y) in the event Sellers are unable to obtain a ratification of any Lease identified on Schedule 3.6 prior to Closing and Sellers instead enter into a new lease covering all or a portion of such Title Defect Property, the Base Purchase Price shall be reduced by the Allocated Value of such Lease and such new lease shall be handled in accordance with Section 5.9 (as if such Section 5.9 applied following the Closing as well), and shall not be deemed to cure such Title Defect Property and shall not be deemed to be a Title Defect Credit for purposes of this Agreement. A property affected by any Title Defect or Environmental Defect will be referred to as a “Title Defect Property” or “Environmental Defect Property” respectively.

5. Defensible Title. As used in this Exhibit A, “Defensible Title” means, other than Permitted Encumbrances, as of the date of this Agreement and the Closing Date, with respect to each of the Subject Wells and each of the Leases and Fee Properties described on Exhibit C, such record title and ownership by Sellers that:

(a) entitles Sellers to receive and retain from each Subject Well described in such Exhibit C, without reduction, suspension or termination, not less than the percentage set forth on Exhibit C as the Net Revenue Interest of all hydrocarbons produced, saved and marketed from such Subject Well throughout the productive life of such Subject Well except for decreases in connection with those operations in which Sellers may from and after the date of this Agreement be a non-consenting co-owner to the extent consenting to an operation is prohibited by Section 5.1.

(b) obligates Sellers to bear a percentage of the costs and expenses relating to the exploration, maintenance, development and operation of each Subject Well that is not more than the Working Interest set forth for such Subject Well on Exhibit C (except to the extent such increase is accompanied by a proportionate increase in the Net Revenue Interest applicable to such Subject Well) throughout the productive life of such Subject Well except increases resulting from contribution requirements with respect to defaults by co-owners from and after the date hereof under applicable operating agreements;

(c) with respect to each Lease and each Fee Property on Exhibit C, entitles Sellers to the Net Revenue Interest, Working Interest and Company Net Acres reflected therefor in Exhibit C throughout the productive life of all wells located on said Lease; and

(d) is free and clear of all liens, mortgages, charges, encumbrances, security interests, claims, and similar burdens on the Assets (collectively, “Encumbrances”).

6. Title Defect Amount; Environmental Defect Amount. “Title Defect Amount” means, with respect to a Title Defect Property, the reduction in the Allocated Value, of said Title Defect Property as a result of the existence of one or more Title Defects. “Environmental Defect Amount” means, with respect to an Environmental Defect Property, the costs to cure (including the costs to perform Remediation of) such Environmental Defect, taking into account the considerations in Section 6(c). Title Defect Amounts and Environmental Defect Amounts will be determined as follows:

(a) The Title Defect Amount with respect to a Title Defect Property will be determined by taking into consideration the Allocated Value of the Title Defect Property affected by such Title Defect (or if the Title Defect Property does not have a specific Allocated Value, then the Allocated Value thereof will be derived from the Allocated Value of the Lease associated therewith), the portion of the Title Defect Property subject to such Title Defect, and the legal effect of such Title Defect on the Title Defect Property affected thereby; provided, however, that:

(i) if such Title Defect is in the nature of the Net Revenue Interest in (A) a Subject Well being less than the Net Revenue Interest set forth on Exhibit C with respect thereto and the corresponding Working Interest remains the same, then the Title Defect Amount will be the Allocated Value for the relevant Subject Well, as applicable, multiplied by the percentage reduction in such Net Revenue Interest as a result of such Title Defect (B) a Lease (a “Reduced NRI Lease”) being less than the Net Revenue Interest set forth on Exhibit C with respect thereto and the corresponding Working Interest remains the same, then the Title Defect Amount will be equal to the product of (i) the actual Net Revenue Interest of Sellers in such Reduced NRI Lease multiplied by (ii) the Company Net Acres of such Reduced NRI Lease reflected in Exhibit C multiplied by (iii) the Revised Per Acre Amount;

(ii) if such Title Defect is the result of a discovery by Buyer that Sellers owns fewer Company Net Acres of a Lease or Fee Property than the Company Net Acres reflected therefor in Exhibit C, then Buyer and Sellers agree that the proportion of reduction to the Purchase Price shall be equal to the product of the Allocated Value for such Lease or Fee Property, as applicable, and the percentage reduction in such Company Net Acres as a result of such Title Defect;

(iii) if such Title Defect is in the nature of an Encumbrance, then the Title Defect Amount will be the amount required to fully discharge such Encumbrance; and

(iv) if the Title Defect results from any matter not described in subsection (i) through (iii) above, the Title Defect Amount will be an amount equal to the difference between the value of the Title Defect Property with such Title Defect and the value of such Title Defect Property without such Title Defect (taking into account the Allocated Value of the Title Defect Property). A Title Defect Amount may not exceed the Allocated Value of the Title Defect Property;

provided, that notwithstanding the generality of the foregoing, the Parties acknowledge that (1) the values on Exhibit C have, in certain cases, been allocated by depth, with each Lease having an Allocated Value attributable to “Deep Rights” and a separate Allocated Value attributable to “Shallow Rights,” and (2) that additional value has been allocated to the Fee Properties, as specified on Exhibit C, and that the Parties shall utilize the Allocated Value attributable to the appropriate depths and attributable to the Fee Properties, as applicable, when determining the Title Defect Amount. For purposes of this Agreement and Exhibit C, (x) “Shallow Rights” shall mean the rights in all depths from the surface down to the top of the Onondaga limestone formation and (y) “Deep Rights” shall mean the rights in all depths below the top of the Onondaga limestone formation.

(b) In the event that a Net Revenue Interest in a Subject Well is greater than the Net Revenue Interest set forth on Exhibit C with respect thereto and the corresponding Working Interest remains the same, Sellers will be entitled to a “Title Defect Credit”; provided that Title Defect Credits shall only be applied to offset and reduce the amount of any Title Defects and shall in no event be applied to increase the Base Purchase Price. Such Title Defect Credit will be an amount equal to the Allocated Value for the Subject Well multiplied by the percentage increase in such Subject Well’s Net Revenue Interest.

(c) The Environmental Defect Amount with respect to an Environmental Defect Property will be determined by taking into consideration, the portion of the Environmental Defect Property subject to such Environmental Defect, and the decrease in value of such Environmental Defect Property resulting from such Environmental Defect, the amount of the civil penalty or fine assessed (or reasonably likely to be assessed) for such violation where the Environmental Defect is a violation of Environmental Law, and the cost to cure or otherwise Remediate the Environmental Defect on such Environmental Defect Property, and any other Losses Buyer may reasonably be expected to incur as applicable.

7. Procedures for Title Defects and Environmental Defects.

(a) If Sellers and Buyer agree that a Title Defect or Environmental Defect exists and to the amount of the Title Defect Amount or Environmental Defect Amount attributable thereto, and if prior to the Closing Date, Sellers have been unable to cure such Title Defect or Environmental Defect (and there is no dispute as to whether or not it has been cured), then (i) if the Environmental Defect Amount is more than half of the Allocated Value of the Environmental Defect Property, Sellers may elect to retain such Environmental Defect Property and the Purchase Price will be reduced by the Allocated Value of such Environmental Defect Property as applicable (or if no Allocated Value, then the Allocated Value derived from the associated Asset with an Allocated Value); provided, however, that, if Sellers elect to retain such Environmental Defect Property pursuant to this clause (i), Buyer shall have the right in its sole discretion, promptly following the receipt of notice of such election by Sellers, to reduce the applicable Environmental Defect Amount in respect of such Environmental Defect Property with the effect that such Environmental Defect Amount would be half or less than half of the Allocated Value of such Environmental Defect Property, and such Environmental Defect Property would not be retained by Sellers and would be subject to clause (ii) immediately below; or (ii) if (A) in the case of Environmental Defect either the Environmental Defect Property is not retained pursuant to subsection (i) above or the Environmental Defect Amount is half or less than half of the Allocated Value of the Environmental Defect Property or (B) in the case of a Title Defect, Sellers shall transfer such Title Defect Property or Environmental Defect Property to Buyer and the Base Purchase Price will be reduced by the Title Defect Amount or Environmental Defect Amount (as applicable) with respect to such Title Defect Property or Environmental Defect Property, as applicable (taking into account the results of any cures made by or on behalf of Sellers with respect to such Title Defect Property or Environmental Defect Property; provided, that with respect to any Environmental Defect, Buyer shall have the right to elect to have Sellers retain such Environmental Defect Property and the Base Purchase Price will be reduced by the Allocated Value of such Environmental Defect Property (or if no Allocated Value, then the Allocated Value derived from the associated Asset with an Allocated Value). Notwithstanding anything to the contrary contained in this paragraph, Sellers shall be required to act unanimously regarding the election to retain any Environmental Defect Property pursuant to this Section 7(a).

(b) If, prior to the Closing, Sellers and Buyer are unable to reach an agreement as to whether a Title Defect or Environmental Defect exists or, if it does exist, whether it has been cured or the amount of the Title Defect Amount, or Environmental Defect Amount attributable to such Title Defect or Environmental Defect (as applicable) or as to whether a Title Defect Credit exists, then dispute resolution procedures may be initiated by Sellers or Buyer under Section 8 promptly following the inability to reach an agreement.

(c) Any Asset for which there is a dispute as to whether a Title Defect, Title Defect Credit, or Environmental Defect exists or, if a Title Defect or Environmental Defect exists, there is a dispute as to the Title Defect Amount or Environmental Defect Amount at Closing, such Asset shall be retained by Sellers and the Base Purchase Price shall be reduced at Closing by the Allocated Value therefor (or, if no Allocated Value then the Allocated Value derived from the associated Asset with an Allocated Value). Any Asset retained by Sellers in accordance with Section 7(c) shall be operated by Sellers in accordance with the restrictions contained in Section 5.1 and the Interim Period shall be deemed to be extended until any such dispute is finally resolved.

8. Dispute Resolution.

(a) Sellers and Buyer shall attempt to agree on all Title Defects, Title Defect Amounts, and Title Defect Credits prior to Closing. If Sellers and Buyer are unable to agree on any such matters by Closing, then all such matters shall be exclusively and finally resolved pursuant to this Section 8(a). Such matters shall be resolved by a single arbitrator, who shall be a title attorney with at least ten (10) years’ experience in oil and gas titles involving properties in the West Virginia portion of the Marcellus Shale Area, as selected by mutual agreement of Buyer and Sellers within fifteen (15) days after Closing and absent such agreement, by the Houston, Texas Office of the American Arbitration Association (the “Title Defect Arbitrator”). The arbitration proceedings shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 8(a). The Title Defect Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon the parties, without right of appeal. In making his or her determination, the Title Defect Arbitrator shall be bound by the rules set forth in this Section 8(a) and, subject to the foregoing, may consider such other matters as in the opinion of the Title Defect Arbitrator are necessary to make a proper determination. The Title Defect Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defects, Title Defect Amounts or Title Defect Credits submitted by either Buyer or a Seller and may not award damages, interest or penalties to either party with respect to any matter, but shall award to the prevailing party its arbitration costs and attorneys’ fees. Sellers, on the one hand, and Buyer, on the other, shall each bill one-half (1/2) of the cost and expense of the Title Defect Arbitrator. Nothing herein shall operate to cause Closing to be delayed on account of any disputed Title Defect, Title Defect Amount or Title Defect Credit or arbitration conducted pursuant to this Section 8(a) and, to the extent any adjustments are not agreed upon by the Sellers and Buyer as of Closing, the Purchase Price shall be adjusted therefor at Closing in accordance with Section 7(c), and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 10.

(b) The Sellers and Buyer shall attempt to agree on all Environmental Defects and Environmental Defect Amounts prior to Closing. If the Sellers and Buyer are unable to agree as to any such matters by Closing, such matters shall be exclusively and finally resolved by arbitration pursuant to this Section 8(b) as follows:

(i) This Section 8(b)(i) shall apply to any disagreement between Sellers and Buyers over the Environmental Defect Amount with respect to any Environmental Defect Property that is specifically and exclusively a disagreement about the costs to perform Remediation of such Environmental Defect Property. In case of any such disagreement, each of Buyer, on the one hand, and Sellers, on the other hand, shall, within fifteen (15) days after the Closing Date, obtain in good faith one (1) proposal each from an expert in environmental remediation who is reasonably qualified to evaluate the estimated costs of the particular Remediation in question, and deliver such proposal to the other Party. Upon delivery of such proposals, the cost of the particular Remediation in question shall be deemed to be the average of the total costs set forth in each of the two (2) proposals. Such determination of such cost of Remediation (and the corresponding Environmental Defect Amount) shall be final and binding upon the Parties, without right of appeal.

(ii) Any matters subject to this Section 8(b) that are not resolved under Section 8(b)(i) shall be resolved pursuant to this Section 8(b)(ii). Such matters shall be resolved by a single arbitrator, who shall be an environmental attorney with at least ten (10) years’ experience in environmental matters involving oil and gas producing properties in the West Virginia portion of the Marcellus Shale, as selected by mutual agreement of Buyer and Sellers within fifteen (15) days after the Closing Date and absent such agreement by the Houston, Texas Office of the American Arbitration Association (the “Environmental Defect Arbitrator”). The arbitration proceedings shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms of this Section 8(b). The Environmental Defect Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making his or her determination, the Environmental Defect Arbitrator shall be bound by the rules set forth in this Section 8(b) and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Defect Arbitrator are necessary or helpful to make a proper determination. The Environmental Defect Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Environmental Defects and/or Environmental Defect Amounts submitted by either the Sellers or Buyer and may not award damages, interest or penalties to either party with respect to any matter, but shall award to the prevailing party its arbitration costs and attorneys’ fees.

Nothing in this Section 8(b) shall operate to cause Closing to be delayed on account of any arbitration or other activity conducted pursuant to this Section 8(b) and to the extent any adjustments are not agreed upon by the Sellers and Buyer as of Closing, the Purchase Price shall be adjusted therefor at Closing in accordance with Section 7(c), and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 10, subject to Buyer’s right to require Sellers to retain any Environmental Defect Property in accordance with Section 8(c) below.

(c) After any claim for a Title Defect pursuant to Section 8(a) or for an Environmental Defect pursuant to Section 8(b) has been resolved, the Title Defect Properties and Environmental Defect Properties will be transferred to Buyer; provided, however, that Buyer shall have the right to elect to have Sellers retain any such Environmental Defect Property if the Environmental Defect Value is in excess of one-half of the Allocated Value of such Environmental Defect Property and the Base Purchase Price will be reduced by the Allocated Value of such Environmental Defect Property (or if no Allocated Value, then the Allocated Value derived from the associated Asset with an Allocated Value).

9. Limitations of Title Defect Amounts, and Environmental Defect Amounts. Notwithstanding anything to the contrary herein (except as provided in Section 5.4(b) of this Agreement and subject to the provisos of this Section 9 of this Exhibit A), (a) there will be no reduction of the Purchase Price for any Title Defect or Environmental Defect with a Title Defect Value or an Environmental Defect Value equal to or less than the Individual Title Defect Threshold applicable to such Title Defect or Environmental Defect, (b) there will be no reduction of the Base Purchase Price and no amount owing by Sellers (unless in each case Sellers elect to retain the Title Defect Property or Environmental Defect Property as set forth in Section 7(c)) in accordance with this Exhibit A unless and until the Title Defect Amounts (reduced by any Title Defect Credits) and the Environmental Defect Amounts, (excluding any Title Defects or Environmental Defects excluded pursuant to clause (a) above) exceeds two percent (2%) of the Purchase Price (the “Defect Basket”), in which event the Sellers will be liable for all Title Defect Amounts, Environmental Defect Amounts not excluded under (a) above, only to the extent they exceed the Defect Basket; provided, however, that, pursuant to Section 9.1(d) of the Agreement, Buyer or Sellers may terminate this Agreement as described in Section 9.1(d); and provided further, that neither the Individual Title Defect Threshold nor the Defect Basket shall apply with respect to any Title Defect raised related to the Identified Title Matter.

10. Post-Closing Determinations. If, (i) within ninety (90) calendar days after the Closing, Sellers have cured the Title Defect or Environmental Defect affecting any Title Defect Property or Environmental Defect Property retained by Sellers pursuant to Section 7(a) of this Exhibit A, and Buyer agrees that such Title Defect or Environmental Defect has been cured or (ii) after the Closing, the Title Defect Amount, Title Defect Credit, or Environmental Defect Amount of any Title Defect Property, or Environmental Defect Property retained pursuant to Section 7(c) of this Exhibit A has been determined pursuant to Section 8 of this Exhibit A, then, on the day that is ten (10) days after the occurrence of either (i) or (ii) above, (x) Sellers shall transfer to Buyer the Title Defect Property or Environmental Defect Property retained pursuant to Section 7(a) or 7(c) an subject to the provisions of Section 9 above, and (y) Buyer shall pay to Sellers the Allocated Value (or associated Allocated Value, as applicable) for such affected Asset, (in each case) based on the applicable determination pursuant to Section 8 for the applicable Title Defect, Title Defect Credit, and/or Environmental Defect (subject to Section 9). Any such supplemental closing shall be subject to the conditions precedent set forth in Sections 6.1, 6.2, 6.3 and 6.4 of this Agreement, with any matters required to be performed on the Closing Date being deemed to refer to the date of the supplemental closing.

EXHIBIT B

ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale (this “Assignment”) is from American Shale Development, Inc., a Delaware corporation (“ASD”), Republic Energy Ventures, LLC, a Delaware limited liability company (“REV”), Republic Partners VI, LP, a Texas limited partnership (“RP6”), Republic Energy Operating, LLC, a Texas limited liability company (“REO”), Republic Partners VII, LLC, a Texas limited liability company (“RP7”), Republic Partners VIII, LLC, a Texas limited liability company (“RP8”), Trans Energy, Inc., a Nevada corporation (“Trans Energy”), and Prima Oil Company, Inc., a Delaware corporation (“Prima”) (ASD, REV, RP6, REO, RP7, RP8, Trans Energy and Prima are collectively referred to as “Assignor”), to TH Exploration, LLC, a Texas limited liability company (“Assignee”), and is executed on [                    ], 2015 to be effective as of 7:00 a.m. Eastern Time on October 1, 2014 (the “Effective Time”). Assignor and Assignee may be referred to herein collectively as the “Parties,” or individually as a “Party.” Capitalized terms used herein but not otherwise defined herein (including in Section 3.7) shall have the meanings given such terms in the Purchase Agreement (as defined hereinafter).

ARTICLE 1

ASSIGNMENT OF ASSETS

Section 1.1 Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby GRANTS, BARGAINS, ASSIGNS, CONVEYS AND TRANSFERS unto Assignee all of Assignor’s right, title and interest in and to the assets described in Sections 1.1(a) through (f) below (such assets, less and except the Excluded Assets (as hereinafter defined), collectively, the “Assets”):

(a) oil and gas mineral interests which are owned by Assignor in fee simple on lands located in Wetzel County, West Virginia (the “Fee Properties”);

(b) the Leases and all other rights in and to the lands covered by the Leases (the “Lands”), including all rights, privileges, claims, causes of action and benefits of Assignor under such Leases (i) arising from and after the Effective Time and (ii) arising prior to the Effective Time to the extent any liability or obligation related thereto constitutes an Assumed Liability, and all rights of Assignor under such Leases to audit the records of any party thereto and to receive refunds of any nature thereunder (x) arising from and after the Effective Time and (y) arising prior to the Effective Time to the extent any liability or obligation related thereto constitutes an Assumed Liability;

(c) all of Assignor’s right, title and interest in any pools or units including all or a part of any Property (the “Units”);

(d) the Wells and all other Personal Property;

(e) all rights, privileges, benefits and powers of Assignor as the owner or holder of any Asset or interest in such Asset with respect to the use and occupation of the surface of, and the subsurface depths under, the Lands that may be necessary, convenient or incidental to the possession and enjoyment of any Property or interest, including all surface fee interests, easements, permits, servitudes, rights-of-way, surface leases and other surface rights set forth in Exhibit A-2;

(f) the Property Agreements, including all rights, privileges, claims, causes of action and benefits of Assignor under such Property Agreements (i) arising from and after the Effective Time and (ii) arising prior to the Effective Time to the extent any liability or obligation related thereto constitutes an Assumed Liability, and all rights of Assignor under such Property Agreements to audit the records of any party thereto and to receive refunds of any nature thereunder (x) arising from and after the Effective Time and (y) arising prior to the Effective Time to the extent any liability or obligation related thereto constitutes an Assumed Liability set forth in Exhibit A-3;

(g) the Production;

(h) the original Books, Records and Data;

(i) any rights, claims and causes of action of any nature arising under or with respect to any Asset and all proceeds, receivables and revenues arising from such rights, claims and causes of action, including any settlements thereof, to the extent such rights, claims, causes of action proceeds, receivables and revenues are attributable to the period after the Effective Time or relate to an Assumed Liability;

(j) all other right, title and interest of Assignor in and to the Properties, it being the intent of the Parties that Assignor convey all of its right, title and interest in all properties located within Wetzel County, West Virginia.

Section 1.2 EXCEPTING AND RESERVING to Assignor, however, all of the Excluded Assets.

TO HAVE AND TO HOLD the Assets, together with all and singular the rights, privileges, contracts and appurtenances, in any way appertaining or belonging thereto, unto Assignee, its successors and assigns, forever, subject, to the terms and conditions of this Assignment.

Section 1.3 Excluded Assets. “Excluded Assets” shall mean

(a) any Leases and other Properties that are excluded due to Environmental Defects;

(b) a copy of the Books, Records and Data;

(c) any production hedges or other derivatives related to the Assets;

(d) all rights and causes of action arising, occurring or existing in favor of Assignor prior to the Effective Time or arising out of the operation of or production from the Assets prior to the Effective Time (including, but not limited to, any and all contract rights, claims, receivables, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments, erroneous payments or other claims of any nature in favor of Assignor and relating and accruing to any time period prior to the Effective Time);

(e) except to the extent assumed by Assignee hereunder, any accounts receivable or accounts payable accruing before the Effective Time;

(f) all hydrocarbon production from or attributable to the Assets with respect to all periods prior to the Effective Time, and all proceeds attributable thereto;

(g) any refund of costs or expenses borne by Assignor attributable to the period prior to the Effective Time, including Property Taxes or Severance Taxes allocated to Assignor;

(h) except to the extent constituting the suspended funds on royalty, all deposits, cash, checks, funds and accounts receivable attributable to Assignor’s interest in the Assets with respect to any period of time prior to the Effective Time;

(i) any software, vehicles, office equipment, office leases, and any master service agreements not expressly included pursuant to the Purchase Agreement;

(j) any other assets held by Assignor that are not expressly identified herein as the Assets;

(k) Leases described in Section 2.5(b)(v) of the Purchase Agreement;

(l) any Excluded New Interests;

(m) all gas imbalances, as of the Closing Date;

(n) the Leases described in the map attached as Schedule 1.1(a) of the Purchase Agreement;

(o) except to the extent assumed by Assignee, excluded surface areas constituting the Sites;

(p) unless and until acquired by Assignee, the Robinson Lease;

(q) all insurance claims or proceeds arising out of the fire at the Casualty Well occurring on December 15, 2014;

(r) the EQT Release Acres;

(s) unless acquired by Assignee, the Wells located on the Blackshere Lease;

(t) unless acquired by Assignee, the Wells located on the Robinson Lease; and

(u) the Wellbore Capital Purchase Agreement.

Section 1.4 Assignment Subject to Purchase Agreement. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in that certain Purchase and Sale Agreement, dated as of April 3, 2015, among the Parties (as amended, the “Purchase Agreement”). In the event of a conflict between the provisions of the Purchase Agreement and this Assignment, the provisions of the Purchase Agreement shall control. The execution and delivery of this Assignment by Assignor, and the execution and acceptance of this Assignment by Assignee, shall not operate to release or impair any surviving rights or obligations of either Party with respect to the other under the Purchase Agreement.

ARTICLE 2

SPECIAL WARRANTY OF TITLE AND DISCLAIMERS

Section 2.1 Special Warranty of Title. Assignor hereby agrees to warrant and defend title to the Assets unto Assignee, its successors and assigns, to the extent of the interests set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4, against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor or any of their respective Affiliates, but not otherwise; subject, however, to the Permitted Encumbrances. The specific Working Interest, Net Revenue Interest and Company Net Acres set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4, are included for warranty purposes only and shall not limit the interest hereby conveyed, it being the intent of Assignor to hereby convey to Assignee all of its interest in the Assets, regardless of the interests set forth on Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4.

Section 2.2 Disclaimers of Warranties and Representations.

(a) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IN THE STATEMENTS DELIVERED BY ASSIGNOR AT CLOSING UNDER THE PURCHASE AGREEMENT AND THE CERTIFICATES DELIVERED BY ASSIGNOR AT CLOSING UNDER THE PURCHASE AGREEMENT AND EXCEPT FOR ASSIGNOR’S SPECIAL WARRANTY OF TITLE IN SECTION 2.1, ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (I) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY, OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (II) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF SUCH ASSIGNOR, (III) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (IV) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (V) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (VI) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (VII) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH

ASSIGNEE AND ASSIGNOR THAT SUBJECT TO AND WITHOUT LIMITING ASSIGNOR’S EXPRESS REPRESENTATION AND WARRANTIES CONTAINED HEREIN, THE PERSONAL PROPERTY, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE PROPERTIES ARE TO BE CONVEYED TO ASSIGNEE IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(b) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, IN THE STATEMENTS DELIVERED BY ASSIGNOR AT CLOSING UNDER THE PURCHASE AGREEMENT AND THE CERTIFICATES DELIVERED BY ASSIGNOR AT CLOSING UNDER THE PURCHASE AGREEMENT AND EXCEPT FOR ASSIGNOR’S SPECIAL WARRANTY OF TITLE IN SECTION 2.1, (I) ASSIGNOR MAKES NO OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO ASSIGNOR (INCLUDING THE VALUE, CONDITION OR USE OF ANY ASSET) OR THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT AND ASSIGNOR DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES NOT CONTAINED IN THIS AGREEMENT, WHETHER MADE BY ASSIGNOR, ANY AFFILIATE OF ASSIGNOR OR ANY OF ASSIGNOR’S RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES OR AGENTS, AND (II) ASSIGNOR DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OF ITS AFFILIATES OR ANY OF ITS OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES OR AGENTS (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ASSIGNEE BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF ASSIGNOR OR ANY OF THEIR AFFILIATES).

(c) ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 2.2 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE 3

MISCELLANEOUS

Section 3.1 Separate Assignments. Where separate assignments of Assets have been, or will be, executed for filing with and approval by applicable Governmental Authorities, any such separate assignments (a) shall evidence the Assignment and assignment of the applicable Assets herein made, and shall not constitute any additional Assignment or assignment of the Assets, (b) are not intended to modify, and shall not modify, any of the terms, covenants and conditions, or limitations on warranties, set forth in this Assignment and are not intended to create, and shall not create, any representations, warranties or additional covenants of or by

Assignor to Assignee, and (c) shall be deemed to contain all of the terms and provisions of this Assignment, as fully and to all intents and purposes as though the same were set forth at length in such separate assignments.

Section 3.2 Governing Law. EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF WEST VIRGINIA ARE MANDATORILY APPLICABLE TO THIS ASSIGNMENT IN CONNECTION WITH THE CONVEYANCES OF PROPERTY INTERESTS INVOLVING REAL PROPERTY LOCATED IN THE STATE OF WEST VIRGINIA, THIS ASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ASSIGNMENT OR THE RIGHTS, DUTIES AND RELATIONSHIP OF THE PARTIES, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AGREEMENT, ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS ASSIGNMENT OR THE VALIDITY HEREOF, SHALL BE FINALLY SETTLED IN ACCORDANCE WITH SECTION 10.12 OF THE PURCHASE AGREEMENT.

Section 3.3 Successors and Assigns. This Assignment shall bind and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that nothing in this Assignment shall assign or grant, or in any way operate to assign or grant, any right, title or interest in, to or under the Purchase Agreement to any successor or assign of Assignee with respect to the Assets or any part thereof, it being expressly understood that rights, titles and interests under the Purchase Agreement may only be obtained or assigned in accordance with the terms thereof.

Section 3.4 Titles and Captions. All Article or Section titles or captions in this Assignment are for convenience only, shall not be deemed part of this Assignment and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except to the extent otherwise stated in this Assignment, references to “Articles” and “Sections” are to Articles and Sections of this Assignment, and references to “Exhibits” are to the Exhibits attached to this Assignment, which are made a part hereof and incorporated herein for all purposes.

Section 3.5 Counterparts. This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Multiple counterparts of this Assignment may be recorded with federal agencies and in the counties and parishes of the states where the Assets are located, but the inclusion of a description of any Asset in more than one counterpart of this Assignment shall not be construed as having effected any cumulative, multiple or overlapping interest in the applicable Asset. Any signature hereto delivered by a party by facsimile or other electronic transmission shall be deemed an original signature hereto.

Section 3.6 Prior Representations, Warranties and Covenants. To the extent, and only to the extent, (a) permitted by Law, (b) of any indemnity of Assignee provided to Assignor under the Purchase Agreement and (c) such subrogation is not prohibited or otherwise restricted by the respective underlying instrument or agreement, Assignee shall be subrogated to Assignor’s rights in and to all representations, warranties and covenants given with respect to the Assets. To the extent provided in the preceding sentence, Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferrable and permitted by Law, the benefit of and the right to enforce all representations, warranties and covenants, if any, which Assignor is entitled to enforce with respect to the Assets.

Section 3.7 Definitions. When used in this Assignment, the following terms shall have the meanings specified:

“Books, Records, and Data” means, in whatever form or media expressed, all books, records, files, data or copies thereof, in Assignor’s possession relating directly to the Assets, including, without limitation, geological, plats, surveys, maps, cross sections, production records, division order decks, electric logs, cuttings, cores, core data, pressure data, decline and production curves, well files and all related matters, division of interest records, division orders, lease files, title opinions and title information, abstracts, lease operating statements and all other accounting and Asset Taxes information, files, engineering reports and other technical data, databases, surveys, regulatory filings, magnetic tapes, electronic files and databases, interpretations and other analysis, marketing reports, statements, gas balancing information and all other marketing information, all geophysical and seismic records and data (including licenses, franchises and rights to such records and data), except to the extent that the transfer of such geophysical or seismic records and data would violate existing licensing or other contractual restrictions on such transfer or require the payment of a fee or penalty which Assignee is unwilling to pay, but excluding all income Tax Returns.

“Lease” (individually) and “Leases” (collectively) means all of (a) all of Assignor’s right, title and interest in and to, the oil, gas, and/or mineral leases, subleases and other leaseholds, royalties, overriding royalties, net profits interests, carried interests and other interests in production of hydrocarbons in, under or that may be produced from or attributable to the lands located in Wetzel County, West Virginia, including the Leases set forth on Exhibit A-1, including, but not limited to leaseholds, record title and operating rights, royalty or overriding royalty interests in such leases, and (b) all of Assignor’s right, title and interest in and to, the Blackshere Lease to the extent the lands covered thereby are located in Doddridge County, West Virginia, including, but not limited to leaseholds, record title and operating rights, royalty or overriding royalty interests in the Blackshere Lease.

“Personal Property” means all of Assignor’s interest in all of the tangible personal property, fixtures and improvements now and as of the Effective Time on, appurtenant to, or used solely in connection with the Assets or with the production, treatment, storage, sale or disposal of hydrocarbons, water or other minerals or substances produced from the Leases, including, without limitation, all Wells, wellhead equipment, fixtures, casing and tubing, all production, storage, treating, compression, dehydration, delivering, salt water disposal and pipeline fixtures and personalty, machinery, platforms, tanks, boilers, pumps, motors, inventory, rolling stock, separators, buildings, structures, roads, field processing plants, pipelines, flow lines, gathering lines, transportation lines (including long lines and laterals), power lines, improvements and other facilities of every kind, character and description, used or usable solely in connection with the production, treatment, storage, delivery, sale or disposal of hydrocarbons, water or other minerals or substances produced from the Assets, including but not limited to those identified on Schedule 3.4 of the Purchase Agreement.

“Production” means all of Assignor’s right, title and interest in the oil, gas, casinghead gas, condensate, distillate and other liquid and gaseous hydrocarbons and other minerals produced from the Leases or lands pooled or unitized therewith, products refined and manufactured therefrom and the accounts and proceeds from the sale thereof to the extent that such production has been produced, or accrued, from the Leases or lands pooled or unitized therewith from and after the Effective Time.

“Property” (individually) and “Properties” (collectively) means the Fee Properties, the Leases, the Units, the Wells and the Personal Property.

“Property Agreements” means all joint operating agreements, surface use agreements, pooling and unitization agreements, hydrocarbon purchase and sale contracts, leases, Permits, rights-of-way, easements, servitudes, licenses, farmin and farmout agreements, options, surface leases, surface fee interests, orders, royalty agreements, assignments, exploration agreements, bottom hole agreements, transportation and marketing agreements, acreage contribution agreements, unit agreements, treating, gathering and processing agreements, facilities or equipment leases and other contracts, rights or agreements and any and all amendments, ratifications or extensions of the foregoing, to the extent such instruments relate to any Well or to the other Assets or the production, storage, treatment, transportation, processing, sale or disposal of hydrocarbons, water or other minerals or substances produced therefrom or attributable thereto or are otherwise appurtenant to or affect the Properties, or are used or held for use in connection with the ownership or operation of the Properties, in each case including but not limited to the Property Agreements identified on Exhibit A-3.

“Wells” means any of the oil or gas wells located on the Leases, including, without limitation, those Wells specifically identified in Exhibit A-4, and all condensate wells, water source wells, or water and other types of injection wells located on the Leases or used or held for use in connection with any of the Properties, whether producing, operating, shut-in or temporarily abandoned.

EXECUTED as of the date of the Parties’ acknowledgments below, but effective at the Effective Time.

ASSIGNOR:

AMERICAN SHALE DEVELOPMENT, INC., a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of                     , 2015, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of American Shale Development, Inc., a Delaware corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                     .

Notary Public

SEAL

My commission expires:

REPUBLIC ENERGY VENTURES, LLC, a Delaware limited liability company

By:	Republic Energy Operating, LLC, Its Manager

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF TEXAS

COUNTY OF

On this, the      day of                     , 2015, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Republic Energy Operating, LLC, a Texas limited liability company, the Manager of Republic Energy Ventures, LLC, a Delaware limited liability company, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as                     , on behalf of such limited liability companies.

Notary Public

SEAL

My commission expires:

REPUBLIC PARTNERS VI, LP, a Texas limited partnership

By:	Republic Partners VI, GP, LLC, its General Partner

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF TEXAS

COUNTY OF

On this, the      day of                     , 2015, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Republic Partners VI, GP, LLC, a Texas limited liability company, the general partner of Republic Partners VI, LP, a Texas limited partnership, on behalf of such limited liability company and limited partnership.

Notary Public

SEAL

My commission expires:

REPUBLIC ENERGY OPERATING, LLC, a Texas limited liability company

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF TEXAS

COUNTY OF

On this, the      day of                     , 2015, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Republic Energy Operating, LLC, a Texas limited liability company, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained, on behalf of such limited liability company.

Notary Public

SEAL

My commission expires:

REPUBLIC PARTNERS VII, LLC, a Texas limited liability company

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF TEXAS

COUNTY OF

On this, the      day of                     , 2015, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Republic Partners VII, LLC, a Texas limited liability company, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained, on behalf of such limited liability company.

Notary Public

SEAL

My commission expires:

REPUBLIC PARTNERS VIII, LLC, a Texas limited liability company

By:
John D. Swanson, President

ACKNOWLEDGEMENTS

STATE OF TEXAS

COUNTY OF

On this, the      day of                      , 2015, before me a Notary Public, the undersigned officer, John D. Swanson, personally appeared and acknowledged himself to be the President of Republic Partners VIII, LLC, a Texas limited liability company, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained, on behalf of such limited liability company.

Notary Public

SEAL

My commission expires:

TRANS ENERGY, INC., a Nevada corporation

By:
John G. Corp, President

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of                     , 2015, before me a Notary Public, the undersigned officer, John G. Corp, personally appeared and acknowledged himself to be the President of Trans Energy, Inc., a Nevada corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as President.

Notary Public

SEAL

My commission expires:

PRIMA OIL COMPANY, INC., a Delaware corporation

By:
John G. Corp, President

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of                     , 2015, before me a Notary Public, the undersigned officer, John G. Corp, personally appeared and acknowledged himself to be the President of Prima Oil Company, Inc., a Delaware corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as President.

Notary Public

SEAL

My commission expires:

ASSIGNEE:

TH EXPLORATION, LLC, a Texas limited liability company

By:	TH Appalachia I, LLC, a Texas limited liability company, its sole member

By:
	Name:	Michael G. Radler
	Title:	President

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of                     , 2015, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of                     , a                     , and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                     .

Notary Public

SEAL

My commission expires:

EXHIBIT C (LEASES AND WELLS)

API #	WELL NAME	COUNTY/STATE	UNIT ACRES	REV WI	REV NRI	ASD WI	ASD NRI	COMMENT	TH ALLOCATION
4710302287	Anderson 5H	WETZEL CO., WV	LEASE BASIS	0.64122525	0.55377209	0.35877475	0.31392791		$7,357,940
4710302409	Anderson 7H	WETZEL CO., WV	LEASE BASIS	0.64122525	0.55377209	0.35877475	0.31392791		$4,164,350
4710302933	Anderson 8H	WETZEL CO., WV	204.31	0.64122525	0.56026596	0.35877475	0.30213403	estimated; unit pending	$12,485,930
4710302934	Anderson 9H	WETZEL CO., WV	”	0.64122525	0.56026596	0.35877475	0.30213403	estimated; unit pending	$12,485,930
4710302615	Blackshere 200H	WETZEL CO., WV	493.38	0.59908925	0.54512500	0.40091075	0.36221135	estimated; unit pending	$7,649,200
4710302944	Blackshere 201H	WETZEL CO., WV	”	0.59908925	0.54512500	0.40091075	0.36221135	estimated; unit pending	$6,002,550
4710302684	Dewhurst 110H	WETZEL CO., WV	592.99	0.62258225	0.53867695	0.37741775	0.31986767		$5,375,940
4710302685	Dewhurst 111H	WETZEL CO., WV	”	0.62258225	0.53867695	0.37741775	0.31986767		$5,329,340
4710302257	Dewhurst 50V	WETZEL CO., WV	LEASE BASIS	0.50000000	0.43020000	0.50000000	0.43750000		$100,000
4710302286	Dewhurst 73V	WETZEL CO., WV	LEASE BASIS	0.50000000	0.42260000	0.50000000	0.42750000		$100,000
4710302304	Hart 20V	WETZEL CO., WV	LEASE BASIS	0.50000000	0.41457500	0.50000000	0.42187500		$150,000
4710302411	Hart 28H	WETZEL CO., WV	531.857	0.50000000	0.41697500	0.50000000	0.42187500		$1,301,730

FUTURE WELLS:

4710303004	Anderson 10H	Permit Expires 8/21/2016
4710303305	Anderson 11H	Permit Expires 8/21/2016
4710303002	Blackshere 202H	Permit Expires 6/13/2016
4710303003	Blackshere 203H	Permit Expires 6/13/2016
	Blackshere 250UK	UTICA - Legal Notice published - drafting permit
	Blackshere 400H	Preparing Permit
	Blackshere 401H	Preparing Permit
4710302993	Dewhurst 300H	Permit Expires 7/17/2016
4710302994	Dewhurst 301H	Permit Expires 7/17/2016
	Dewhurst 400H	Permit Sent to State 8/14/2014
	Dewhurst 401H	Permit Sent to State 8/14/2014
	Hart 29H	Pickering working on Engineering Drawings
	Hart 30H	Pickering working on Engineering Drawings

NON-OPERATED WELLS: (ROYALTY INTEREST)

API #	WELL NAME	COUNTY/STATE	UNIT ACRES	REV WI	REV RI	ASD WI	ASD RI	COMMENT	TH ALLOCATION
4710302714	Vernon Johnson 10H	WETZEL CO., WV	521.486308		0.00072565		0.00072565	Operator: Chesapeake Oper	$7,270

NON-OPERATED WELLS: (OVERRIDING ROYALTY INTEREST)

API #	WELL NAME	COUNTY/STATE	UNIT ACRES	REV WI	REV ORI	ASD WI	ASD ORI	COMMENT	TH ALLOCATION
4710302583	Potts Unit A	WETZEL CO., WV	473.27+		0.0001331		0.00006328	Operator: Stone Energy	$2,820

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					1	1-20-35	54
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					2	2-4-47	42.24
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					3	2-4-47.1	12.661
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					4	2-4-9	70.4
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					8	2-15-55	0.97
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					9	2-6-12	9.04
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					10	2-6-23	124
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					11	2-10-5	61.5
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					12	3-7-2.1	2
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					13	4-14-39	18.15
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					14	4-14-39.1	0.78
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					15	4-14-39.2	0.02
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					16	4-14-39.3	38.053
~~103-14-1A~~		~~James & Colleen Newman~~	~~Trans Energy, Inc.~~	~~A~~	~~3/24/2008~~	~~3/24/2018~~					~~17~~		~~34.75~~
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					18	4-14-18	66.7
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					19	4-14-23	51
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					20	4-19-36	15.4
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					21	4-11-79	4
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					22	4-7-6	160.25
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					23	11-2-104	30
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					24	2-10-7	6.5
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					25	2-10-8	9.66
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					26	2-10-16	27
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					29	2-15-57	0.19
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					30	3-3-9	8
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					31	3-3-8	59.1
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					32	3-7-2	8.5
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					33	4-12-6.1	20.33
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					34	4-12-7	19.9
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					35	4-40-58	0.79
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					36	4-40-58.1	1.1
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					37	4-40-58.2	2.9
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					38	4-40-58.3	2.7
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					39	4-40-60	0.75
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					40	4-40-61	0.75
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					41	4-40-62	4.3
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					42	4-40-63	1
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					43	4-40-82	1.47
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					44	4-40-64P	49.77
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					45	4-40-51P	94
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					46	4-19-27P	100
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					47	12-9-3	40
103-14-1A		James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018					48	2-10-17	10
103-14-1A	Stone Potts Unit A	James & Colleen Newman (ORI ONLY)	Trans Energy, Inc.	A	3/24/2008	3/24/2018	3.5% OVERRIDE ONLY; ALSO 8-6-9, 8-9-2, 1.1, 1.2 ,12-6- 14, 12-1-30 & 31				52	12-6-13	0
103-2-501	SHALLOW WELL	Robert L. Lemmon et al	Royal Resources Corporation	A	6/21/1980	6/21/1990					1	2-5-23	5
103-2-501	SHALLOW WELL	Robert L. Lemmon et al	Royal Resources Corporation	A	6/21/1980	6/21/1990					2	2-5-48	58.7
103-2-501	SHALLOW WELL	Robert L. Lemmon et al	Royal Resources Corporation	A	6/21/1980	6/21/1990					3	2-5-47	18
103-2-501	SHALLOW WELL	Robert L. Lemmon et al	Royal Resources Corporation	A	6/21/1980	6/21/1990					4	2-5-51	18.5
103-2-501	SHALLOW WELL	Robert L. Lemmon et al	Royal Resources Corporation	A	6/21/1980	6/21/1990					5	2-8-31	61.3
103-2-502	SHALLOW WELL	John Mapel et ux	The Fisher Oil Co.	A	5/24/1901	5/24/1906					1	2-8-55	130
103-2-503	SHALLOW WELL	W.G. Snodgrass et ux	The Fisher Oil Co.	A	12/16/1902	12/16/1907					1	2-8-54	57
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					1	2-8-29	28.5
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					2	2-8-30	28.5
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					3	2-8-38	28.5
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					4	2-8-39	28.5
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					5	2-8-35.1	26.11
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					6	2-8-36	14.2
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					7	2-8-37	14.2
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					8	2-8-35	1
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					9	2-8-28	29
103-2-504	SHALLOW WELL	Santee et al	Barron Kidd	A	9/17/1879	9/17/1880					10	2-8-28.1	15
103-2-505	SHALLOW WELL	L.S. Leezer	The Fisher Oil Co.	A	9/6/1900	9/7/1905					1	2-8-46	50
103-2-505	SHALLOW WELL	L.S. Leezer	The Fisher Oil Co.	A	9/6/1900	9/7/1905					2	2-8-56	70
103-4-12C		Roy and Cathleen Ice	Trans Energy, Inc.	A	9/3/2008	9/3/2016					1	4-28-37	74.2
103-4-12C		Roy and Cathleen Ice	Trans Energy, Inc.	A	9/3/2008	9/3/2016					2	4-28-37.1	75
103-4-14A		Mary B. Davis *	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/15/2012	2/15/2016					1	4-37-2	34
103-4-14B		Rosalyn Metzger	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/9/2012	2/9/2016					1	4-37-2	0
103-4-14C		Deborah Rein	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/9/2012	2/9/2016					1	4-37-2	0
103-4-14D		*HENRY EBY LEASE INTEREST PASSED TO MARY B. DAVIS, LEASE EXTENDED UNDER 14A
103-4-14E		Siegler Family Trust c/o Rosalyn Metzger	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/9/2012	2/9/2016					1	4-37-2	0

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-16C	BLACKSHERE 200H & 201H	Kenneth Shreve	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/3/2011	8/3/2016	Y	5YRS	8/3/2021	370	1	4-33-15	0
103-4-16C	BLACKSHERE 200H & 201H	Kenneth Shreve	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/3/2011	8/3/2016	Y	5YRS	8/3/2021	370	2	4-33-17	0
103-4-16C	BLACKSHERE 200H & 201H	Kenneth Shreve	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/3/2011	8/3/2016	Y	5YRS	8/3/2021	370	3	4-33-18	0
103-4-16C	BLACKSHERE 200H & 201H	Kenneth Shreve	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/3/2011	8/3/2016	Y	5YRS	8/3/2021	370	4	4-33-19	0
103-4-16C	BLACKSHERE 200H & 201H	Kenneth Shreve	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/3/2011	8/3/2016	Y	5YRS	8/3/2021	370	5	4-33-20	0
103-4-16C	BLACKSHERE 200H & 201H	Kenneth Shreve	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/3/2011	8/3/2016	Y	5YRS	8/3/2021	370	6	4-33-21	0
103-4-16C	BLACKSHERE 200H & 201H	Kenneth Shreve	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/3/2011	8/3/2016	Y	5YRS	8/3/2021	370	7	4-33-23	0
103-4-16C	BLACKSHERE 200H & 201H	Kenneth Shreve	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/3/2011	8/3/2016	Y	5YRS	8/3/2021	370	8	4-33-23.1	0
103-4-16D	BLACKSHERE 200H & 201H	Sherry Norton	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/4/2011	8/4/2016	Y	5YRS	8/4/2021	953	1	4-33-15	0
103-4-16D	BLACKSHERE 200H & 201H	Sherry Norton	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/4/2011	8/4/2016	Y	5YRS	8/4/2021	953	2	4-33-17	0
103-4-16D	BLACKSHERE 200H & 201H	Sherry Norton	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/4/2011	8/4/2016	Y	5YRS	8/4/2021	953	3	4-33-18	0
103-4-16D	BLACKSHERE 200H & 201H	Sherry Norton	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/4/2011	8/4/2016	Y	5YRS	8/4/2021	953	4	4-33-19	0
103-4-16D	BLACKSHERE 200H & 201H	Sherry Norton	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/4/2011	8/4/2016	Y	5YRS	8/4/2021	953	5	4-33-20	0
103-4-16D	BLACKSHERE 200H & 201H	Sherry Norton	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/4/2011	8/4/2016	Y	5YRS	8/4/2021	953	6	4-33-21	0
103-4-16D	BLACKSHERE 200H & 201H	Sherry Norton	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/4/2011	8/4/2016	Y	5YRS	8/4/2021	953	7	4-33-23	0
103-4-16D	BLACKSHERE 200H & 201H	Sherry Norton	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/4/2011	8/4/2016	Y	5YRS	8/4/2021	953	8	4-33-23.1	0
103-4-16E	BLACKSHERE 200H & 201H	Richard Yoho	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/9/2011	8/9/2016	Y	5YRS	8/9/2021	370	1	4-33-15	0

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
103-14-1A	54	12.6660	41.3340	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	21.12	4.9538	16.1662	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	6.3305	1.4848	4.8457	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	9.152	2.1466	7.0054	0.13	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	0.4365	0.1024	0.3341	0.45	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	0.5424	0.1272	0.4152	0.06	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	7.44	1.7451	5.6949	0.06	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	3.69	0.8655	2.8245	0.06	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	2	0.4691	1.5309	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	9.075	2.1286	6.9464	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	0.39	0.0915	0.2985	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	0.01	0.0023	0.0077	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	19.0265	4.4628	14.5637	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
~~103-14-1A~~				~~0.83~~	~~0.234554785~~	~~0.765445215~~	~~0.125~~	~~0.0025~~	~~Y~~	~~N~~	~~PT~~	~~91A 762~~
103-14-1A	33.35	7.8224	25.5276	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	25.5	5.9811	19.5189	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	7.7	1.8061	5.8939	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	4	0.9382	3.0618	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	160.25	37.5874	122.6626	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	30	7.0366	22.9634	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	3.25	0.7623	2.4877	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	4.83	1.1329	3.6971	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	13.5	3.1665	10.3335	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	0.0855	0.0201	0.0654	0.45	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	8	1.8764	6.1236	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	29.55	6.9311	22.6189	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	8.5	1.9937	6.5063	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	10.165	2.3842	7.7808	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	9.95	2.3338	7.6162	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	0.79	0.1853	0.6047	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	1.1	0.2580	0.8420	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	2.9	0.6802	2.2198	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	2.7	0.6333	2.0667	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	0.75	0.1759	0.5741	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	0.75	0.1759	0.5741	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	4.3	1.0086	3.2914	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	1	0.2346	0.7654	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	1.47	0.3448	1.1252	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	49.77	11.6738	38.0962	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	94	22.0481	71.9519	1	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	50	11.7277	38.2723	0.5	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	1.6	0.3753	1.2247	0.04	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	4.5	1.0555	3.4445	0.45	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	91A 762
103-14-1A	0	0.0000	0.0000	0	0.35877475	0.64122525	0.125	0.0025	Y	Y	HBP	91A 762
103-2-501	5	2.5	2.5	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	60A 673
103-2-501	58.7	29.35	29.35	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	60A 673
103-2-501	18	9	9	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	60A 673
103-2-501	18.5	9.25	9.25	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	60A 673
103-2-501	61.3	30.65	30.65	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	60A 673
103-2-502	130	65	65	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	73 52
103-2-503	57	28.5	28.5	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	83 97
103-2-504	28.5	14.25	14.25	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	58A 599
103-2-504	28.5	14.25	14.25	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	58A 599
103-2-504	28.5	14.25	14.25	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	58A 599
103-2-504	28.5	14.25	14.25	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	58A 599
103-2-504	26.11	13.055	13.055	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	58A 599
103-2-504	14.2	7.1	7.1	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	58A 599
103-2-504	14.2	7.1	7.1	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	58A 599
103-2-504	1	0.5	0.5	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	58A 599
103-2-504	29	14.5	14.5	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	58A 599
103-2-504	15	7.5	7.5	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	28A 599
103-2-505	50	25	25	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	63 630
103-2-505	70	35	35	1	0.5	0.5	0.125	0.0000	Y	Y	HBP	63 630
103-4-12C	74.2	23.5245	50.6755	1	0.317042	0.682958	0.125	0.0000	Y	N	PT	95A 271
103-4-12C	75	23.7782	51.2219	1	0.317042	0.682958	0.125	0.0000	Y	N	PT	95A 271
103-4-14A	6.6111	3.3056	3.3056	0.194444444	0.5	0.5	0.175	0.0025	Y	N	PT	128A 954
103-4-14B	0.5678	0.2839	0.2839	0.0167	0.5	0.5	0.175	0.0025	Y	N	PT	128A 604
103-4-14C	0.5678	0.2839	0.2839	0.0167	0.5	0.5	0.175	0.0025	Y	N	PT	128A 605
103-4-14D								0.0000
103-4-14E	0.7548	0.3774	0.3774	0.0222	0.5	0.5	0.175	0.0025	Y	N	PT	128A 606
103-4-16C	0.0237	0.0089	0.0148	0.00181	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 161
103-4-16C	0.0284	0.0107	0.0177	0.00181	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 161

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
103-4-16C	0.0548	0.0206	0.0342	0.00181	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 161
103-4-16C	0.0249	0.0094	0.0155	0.00181	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 161
103-4-16C	0.0255	0.0096	0.0159	0.00181	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 161
103-4-16C	0.0878	0.0330	0.0548	0.00181	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 161
103-4-16C	0.0119	0.0045	0.0074	0.00181	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 161
103-4-16C	0.0138	0.0052	0.0086	0.00181	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 161
103-4-16D	0.0079	0.0030	0.0049	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124 171
103-4-16D	0.0095	0.0036	0.0059	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124 171
103-4-16D	0.0184	0.0069	0.0115	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124 171
103-4-16D	0.0083	0.0031	0.0052	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124 171
103-4-16D	0.0085	0.0032	0.0053	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124 171
103-4-16D	0.0294	0.0110	0.0184	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124 171
103-4-16D	0.004	0.0015	0.0025	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124 171
103-4-16D	0.0046	0.0017	0.0029	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124 171
103-4-16E	0.0079	0.0030	0.0049	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 431

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-14-1A	TOP SURFACE	BASE BASEMENT	54.0000	49.1868	4.8132	0.0000	0.1275	0.1250	$257,403	$260,904	$0	$518,307
103-14-1A	TOP SURFACE	BASE BASEMENT	21.1200	19.2375	1.8825	0.0000	0.1275	0.1250	$100,673	$102,043	$0	$202,716
103-14-1A	TOP SURFACE	BASE BASEMENT	6.3305	5.7662	0.5643	0.0000	0.1275	0.1250	$30,176	$30,586	$0	$60,762
103-14-1A	TOP SURFACE	BASE BASEMENT	9.1520	8.3362	0.8158	0.0000	0.1275	0.1250	$43,625	$44,218	$0	$87,843
103-14-1A	TOP SURFACE	BASE BASEMENT	0.4365	0.3976	0.0389	0.0000	0.1275	0.1250	$2,081	$2,109	$0	$4,190
103-14-1A	TOP SURFACE	BASE BASEMENT	0.5424	0.4941	0.0483	0.0000	0.1275	0.1250	$2,585	$2,621	$0	$5,206
103-14-1A	TOP SURFACE	BASE BASEMENT	7.4400	6.7768	0.6632	0.0000	0.1275	0.1250	$35,464	$35,947	$0	$71,411
103-14-1A	TOP SURFACE	BASE BASEMENT	3.6900	3.3611	0.3289	0.0000	0.1275	0.1250	$17,589	$17,828	$0	$35,418
103-14-1A	TOP SURFACE	BASE BASEMENT	2.0000	1.8217	0.1783	0.0000	0.1275	0.1250	$9,533	$9,663	$0	$19,197
103-14-1A	TOP SURFACE	BASE BASEMENT	9.0750	8.2661	0.8089	0.0000	0.1275	0.1250	$43,258	$43,846	$0	$87,104
103-14-1A	TOP SURFACE	BASE BASEMENT	0.3900	0.3552	0.0348	0.0000	0.1275	0.1250	$1,859	$1,884	$0	$3,743
103-14-1A	TOP SURFACE	BASE BASEMENT	0.0100	0.0091	0.0009	0.0000	0.1275	0.1250	$48	$48	$0	$96
103-14-1A	TOP SURFACE	BASE BASEMENT	19.0265	17.3306	1.6959	0.0000	0.1275	0.1250	$90,694	$91,928	$0	$182,622
~~103-14-1A~~	~~TOP SURFACE~~	~~BASE BASEMENT~~	~~0.0000~~	~~0.0000~~	~~0.0000~~	0.0000	0.1275	0.1250	$0	$0	$0	$0
103-14-1A	TOP SURFACE	BASE BASEMENT	33.3500	30.3774	2.9726	0.0000	0.1275	0.1250	$158,970	$161,133	$0	$320,103
103-14-1A	TOP SURFACE	BASE BASEMENT	25.5000	23.2271	2.2729	0.0000	0.1275	0.1250	$121,551	$123,205	$0	$244,756
103-14-1A	TOP SURFACE	BASE BASEMENT	7.7000	7.0137	0.6863	0.0000	0.1275	0.1250	$36,704	$37,203	$0	$73,907
103-14-1A	TOP SURFACE	BASE BASEMENT	4.0000	3.6435	0.3565	0.0000	0.1275	0.1250	$19,067	$19,326	$0	$38,393
103-14-1A	TOP SURFACE	BASE BASEMENT	160.2500	145.9663	14.2837	0.0000	0.1275	0.1250	$763,867	$774,258	$0	$1,538,125
103-14-1A	TOP SURFACE	BASE BASEMENT	30.0000	27.3260	2.6740	0.0000	0.1275	0.1250	$143,002	$144,947	$0	$287,948
103-14-1A	TOP SURFACE	BASE BASEMENT	3.2500	2.9603	0.2897	0.0000	0.1275	0.1250	$15,492	$15,703	$0	$31,194
103-14-1A	TOP SURFACE	BASE BASEMENT	4.8300	4.3995	0.4305	0.0000	0.1275	0.1250	$23,023	$23,336	$0	$46,360
103-14-1A	TOP SURFACE	BASE BASEMENT	13.5000	12.2967	1.2033	0.0000	0.1275	0.1250	$64,351	$65,226	$0	$129,577
103-14-1A	TOP SURFACE	BASE BASEMENT	0.0855	0.0779	0.0076	0.0000	0.1275	0.1250	$408	$413	$0	$821
103-14-1A	TOP SURFACE	BASE BASEMENT	8.0000	7.2869	0.7131	0.0000	0.1275	0.1250	$38,134	$38,653	$0	$76,786
103-14-1A	TOP SURFACE	BASE BASEMENT	29.5500	26.9161	2.6339	0.0000	0.1275	0.1250	$140,857	$142,773	$0	$283,629
103-14-1A	TOP SURFACE	BASE BASEMENT	8.5000	7.7424	0.7576	0.0000	0.1275	0.1250	$40,517	$41,068	$0	$81,585
103-14-1A	TOP SURFACE	BASE BASEMENT	10.1650	9.2590	0.9060	0.0000	0.1275	0.1250	$48,454	$49,113	$0	$97,567
103-14-1A	TOP SURFACE	BASE BASEMENT	9.9500	9.0631	0.8869	0.0000	0.1275	0.1250	$47,429	$48,074	$0	$95,503
103-14-1A	TOP SURFACE	BASE BASEMENT	0.7900	0.7196	0.0704	0.0000	0.1275	0.1250	$3,766	$3,817	$0	$7,583
103-14-1A	TOP SURFACE	BASE BASEMENT	1.1000	1.0020	0.0980	0.0000	0.1275	0.1250	$5,243	$5,315	$0	$10,558
103-14-1A	TOP SURFACE	BASE BASEMENT	2.9000	2.6415	0.2585	0.0000	0.1275	0.1250	$13,823	$14,012	$0	$27,835
103-14-1A	TOP SURFACE	BASE BASEMENT	2.7000	2.4593	0.2407	0.0000	0.1275	0.1250	$12,870	$13,045	$0	$25,915
103-14-1A	TOP SURFACE	BASE BASEMENT	0.7500	0.6831	0.0669	0.0000	0.1275	0.1250	$3,575	$3,624	$0	$7,199
103-14-1A	TOP SURFACE	BASE BASEMENT	0.7500	0.6831	0.0669	0.0000	0.1275	0.1250	$3,575	$3,624	$0	$7,199
103-14-1A	TOP SURFACE	BASE BASEMENT	4.3000	3.9167	0.3833	0.0000	0.1275	0.1250	$20,497	$20,776	$0	$41,273
103-14-1A	TOP SURFACE	BASE BASEMENT	1.0000	0.9109	0.0891	0.0000	0.1275	0.1250	$4,767	$4,832	$0	$9,598
103-14-1A	TOP SURFACE	BASE BASEMENT	1.4700	1.3390	0.1310	0.0000	0.1275	0.1250	$7,007	$7,102	$0	$14,109
103-14-1A	TOP SURFACE	BASE BASEMENT	49.7700	45.3338	4.4362	0.0000	0.1275	0.1250	$237,240	$240,467	$0	$477,707
103-14-1A	TOP SURFACE	BASE BASEMENT	94.0000	85.6214	8.3786	0.0000	0.1275	0.1250	$448,072	$454,167	$0	$902,239
103-14-1A	TOP SURFACE	BASE BASEMENT	50.0000	45.5433	4.4567	0.0000	0.1275	0.1250	$238,336	$241,578	$0	$479,914
103-14-1A	TOP SURFACE	BASE BASEMENT	1.6000	1.4574	0.1426	0.0000	0.1275	0.1250	$7,627	$7,731	$0	$15,357
103-14-1A	TOP SURFACE	BASE BASEMENT	4.5000	4.0989	0.4011	0.0000	0.1275	0.1250	$21,450	$21,742	$0	$43,192
103-14-1A	TOP SURFACE	BASE BASEMENT	0.0000	0.0000	0.0000	0.0000	0.1275	0.1250	$0	$0	$0	$0
103-2-501	BASE ELK SANDSTONE	BASE BASEMENT	5.0000	2.5000	2.5000	0.0000	0.1250	0.1250	$24,146	$24,158	$0	$48,304
103-2-501	BASE ELK SANDSTONE	BASE BASEMENT	58.7000	29.3500	29.3500	0.0000	0.1250	0.1250	$283,475	$283,613	$0	$567,088
103-2-501	BASE ELK SANDSTONE	BASE BASEMENT	18.0000	9.0000	9.0000	0.0000	0.1250	0.1250	$86,926	$86,968	$0	$173,894
103-2-501	BASE ELK SANDSTONE	BASE BASEMENT	18.5000	9.2500	9.2500	0.0000	0.1250	0.1250	$89,341	$89,384	$0	$178,724
103-2-501	BASE ELK SANDSTONE	BASE BASEMENT	61.3000	30.6500	30.6500	0.0000	0.1250	0.1250	$296,031	$296,175	$0	$592,206
103-2-502	BASE ELK SANDSTONE	BASE BASEMENT	130.0000	65.0000	65.0000	0.0000	0.1250	0.1250	$627,799	$628,103	$0	$1,255,902
103-2-503	BASE ELK SANDSTONE	BASE BASEMENT	57.0000	28.5000	28.5000	0.0000	0.1250	0.1250	$275,266	$275,399	$0	$550,665
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	28.5000	14.2500	14.2500	0.0000	0.1250	0.1250	$137,633	$137,700	$0	$275,332
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	28.5000	14.2500	14.2500	0.0000	0.1250	0.1250	$137,633	$137,700	$0	$275,332
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	28.5000	14.2500	14.2500	0.0000	0.1250	0.1250	$137,633	$137,700	$0	$275,332
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	28.5000	14.2500	14.2500	0.0000	0.1250	0.1250	$137,633	$137,700	$0	$275,332
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	26.1100	13.0550	13.0550	0.0000	0.1250	0.1250	$126,091	$126,152	$0	$252,243
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	14.2000	7.1000	7.1000	0.0000	0.1250	0.1250	$68,575	$68,608	$0	$137,183
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	14.2000	7.1000	7.1000	0.0000	0.1250	0.1250	$68,575	$68,608	$0	$137,183
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	1.0000	0.5000	0.5000	0.0000	0.1250	0.1250	$4,829	$4,832	$0	$9,661
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	29.0000	14.5000	14.5000	0.0000	0.1250	0.1250	$140,047	$140,115	$0	$280,163
103-2-504	BASE ELK SANDSTONE	BASE BASEMENT	15.0000	7.5000	7.5000	0.0000	0.1250	0.1250	$72,438	$72,473	$0	$144,912
103-2-505	BASE ELK SANDSTONE	BASE BASEMENT	50.0000	25.0000	25.0000	0.0000	0.1250	0.1250	$241,461	$241,578	$0	$483,039
103-2-505	BASE ELK SANDSTONE	BASE BASEMENT	70.0000	35.0000	35.0000	0.0000	0.1250	0.1250	$338,045	$338,209	$0	$676,255
103-4-12C	BASE ELK SD	BASE BASEMENT	74.2000	67.5863	6.6137	0.0000	0.1250	0.1250	$358,328	$358,502	$0	$716,830
103-4-12C	BASE ELK SD	BASE BASEMENT	75.0000	68.3150	6.6850	0.0000	0.1250	0.1250	$362,191	$362,367	$0	$724,559
103-4-14A	TOP SURFACE	BASE ONONDAGA LS	0.0000			6.6111	0.1775	0.1750	$23,249	$0	$0	$23,249
103-4-14B	TOP SURFACE	BASE ONONDAGA LS	0.0000			0.5678	0.1775	0.1750	$1,997	$0	$0	$1,997
103-4-14C	TOP SURFACE	BASE ONONDAGA LS	0.0000			0.5678	0.1775	0.1750	$1,997	$0	$0	$1,997
103-4-14D			0.0000			0.0000	0.0000	0.0000	$0	$0	$0	$0
103-4-14E	TOP SURFACE	BASE ONONDAGA LS	0.0000			0.7548	0.1775	0.1750	$2,654	$0	$0	$2,654

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-4-16C	TOP SURFACE	BASE BASEMENT	0.0237	0.0089	0.0148	0.0000	0.1250	0.1250	$114	$115	$0	$229
103-4-16C	TOP SURFACE	BASE BASEMENT	0.0284	0.0107	0.0177	0.0000	0.1250	0.1250	$137	$137	$0	$274
103-4-16C	TOP SURFACE	BASE BASEMENT	0.0548	0.0206	0.0342	0.0000	0.1250	0.1250	$265	$265	$0	$529
103-4-16C	TOP SURFACE	BASE BASEMENT	0.0249	0.0094	0.0155	0.0000	0.1250	0.1250	$120	$120	$0	$241
103-4-16C	TOP SURFACE	BASE BASEMENT	0.0255	0.0096	0.0159	0.0000	0.1250	0.1250	$123	$123	$0	$246
103-4-16C	TOP SURFACE	BASE BASEMENT	0.0878	0.0330	0.0548	0.0000	0.1250	0.1250	$424	$424	$0	$848
103-4-16C	TOP SURFACE	BASE BASEMENT	0.0119	0.0045	0.0074	0.0000	0.1250	0.1250	$57	$57	$0	$115
103-4-16C	TOP SURFACE	BASE BASEMENT	0.0138	0.0052	0.0086	0.0000	0.1250	0.1250	$67	$67	$0	$133
103-4-16D	TOP SURFACE	BASE BASEMENT	0.0079	0.0030	0.0049	0.0000	0.1250	0.1250	$38	$38	$0	$76
103-4-16D	TOP SURFACE	BASE BASEMENT	0.0095	0.0036	0.0059	0.0000	0.1250	0.1250	$46	$46	$0	$92
103-4-16D	TOP SURFACE	BASE BASEMENT	0.0184	0.0069	0.0115	0.0000	0.1250	0.1250	$89	$89	$0	$178
103-4-16D	TOP SURFACE	BASE BASEMENT	0.0083	0.0031	0.0052	0.0000	0.1250	0.1250	$40	$40	$0	$80
103-4-16D	TOP SURFACE	BASE BASEMENT	0.0085	0.0032	0.0053	0.0000	0.1250	0.1250	$41	$41	$0	$82
103-4-16D	TOP SURFACE	BASE BASEMENT	0.0294	0.0110	0.0184	0.0000	0.1250	0.1250	$142	$142	$0	$284
103-4-16D	TOP SURFACE	BASE BASEMENT	0.0040	0.0015	0.0025	0.0000	0.1250	0.1250	$19	$19	$0	$39
103-4-16D	TOP SURFACE	BASE BASEMENT	0.0046	0.0017	0.0029	0.0000	0.1250	0.1250	$22	$22	$0	$44
103-4-16E	TOP SURFACE	BASE BASEMENT	0.0079	0.0030	0.0049	0.0000	0.1250	0.1250	$38	$38	$0	$76

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-16E	BLACKSHERE 200H & 201H	Richard Yoho	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/9/2011	8/9/2016	Y	5YRS	8/9/2021	370	2	4-33-17	0
103-4-16E	BLACKSHERE 200H & 201H	Richard Yoho	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/9/2011	8/9/2016	Y	5YRS	8/9/2021	370	3	4-33-18	0
103-4-16E	BLACKSHERE 200H & 201H	Richard Yoho	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/9/2011	8/9/2016	Y	5YRS	8/9/2021	370	4	4-33-19	0
103-4-16E	BLACKSHERE 200H & 201H	Richard Yoho	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/9/2011	8/9/2016	Y	5YRS	8/9/2021	370	5	4-33-20	0
103-4-16E	BLACKSHERE 200H & 201H	Richard Yoho	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/9/2011	8/9/2016	Y	5YRS	8/9/2021	370	6	4-33-21	0
103-4-16E	BLACKSHERE 200H & 201H	Richard Yoho	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/9/2011	8/9/2016	Y	5YRS	8/9/2021	370	7	4-33-23	0
103-4-16E	BLACKSHERE 200H & 201H	Richard Yoho	TRANS ENG\REPUBLIC ENERGY VENTURES	A	8/9/2011	8/9/2016	Y	5YRS	8/9/2021	370	8	4-33-23.1	0
103-4-401	SHALLOW WELL	H.L. Smith et al	SOUTH PENN OIL CO.	A	11/3/1894	11/3/1899					1	4-35-7	22
103-4-401	SHALLOW WELL	H.L. Smith et al	SOUTH PENN OIL CO.	A	11/3/1894	11/3/1899					2	4-35-8	24.5
103-4-401	SHALLOW WELL	H.L. Smith et al	SOUTH PENN OIL CO.	A	11/3/1894	11/3/1899					3	4-35-9	1
103-4-401	SHALLOW WELL	H.L. Smith et al	SOUTH PENN OIL CO.	A	11/3/1894	11/3/1899					4	4-34-39	0.5
103-4-402	SHALLOW WELL	John Stevens et ux	SOUTH PENN OIL CO.	A	11/26/1891	11/26/1896					1	4-29-9999.9p1	9.42
103-4-402	SHALLOW WELL	John Stevens et ux	SOUTH PENN OIL CO.	A	11/26/1891	11/26/1896					2	4-34-11	30
103-4-402	SHALLOW WELL	John Stevens et ux	SOUTH PENN OIL CO.	A	11/26/1891	11/26/1896					3	4-34-11.1	9.75
103-4-402	SHALLOW WELL	John Stevens et ux	SOUTH PENN OIL CO.	A	11/26/1891	11/26/1896					4	4-34-3p1	73.54
103-4-402	SHALLOW WELL	John Stevens et ux	SOUTH PENN OIL CO.	A	11/26/1891	11/26/1896					5	4-34-4	87.03
103-4-402	SHALLOW WELL	John Stevens et ux	SOUTH PENN OIL CO.	A	11/26/1891	11/26/1896					6	4-34-4.2	1.17
103-4-402	SHALLOW WELL	John Stevens et ux	SOUTH PENN OIL CO.	A	11/26/1891	11/26/1896					7	4-34-9999.9	31.48
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					1	4-33-14p1	24.31
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					2	4-33-24	4.57
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					3	4-33-24.1	2
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					4	4-33-25	50
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					5	4-33-26	40.9
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					6	4-33-27	4.25
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					7	4-34-32	16.5
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					8	4-34-33	75
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					9	4-34-34	55
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					10	4-34-35	80.5
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					11	4-35-45	42.08
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					12	4-35-46	25
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					13	4-35-47p1	44.471
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					14	4-38-1	85.8
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					15	4-38-13	4.1
103-4-403	W-06	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					16	4-38-19	119.5
103-4-403	W-02	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					17	4-38-22	73.3
103-4-403	W-02	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					18	4-38-23	31
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					19	4-38-24	95
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					20	4-38-26	1.5
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					21	4-38-28	5
103-4-403	W-06	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					22	4-38-3	75
103-4-403	W-06	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					23	4-38-6	21.4
103-4-403	W-06	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					24	4-38-7	10
103-4-403	W-06	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					25	4-38-8	12.8
103-4-403	W-06	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					26	4-38-9	46.2
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					27	4-39-15	39
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					28	4-39-16	56.9
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					29	4-39-17	126
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					30	4-39-18p1	74.2269
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					31	4-39-2	59.8
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					32	4-39-24	45.4
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					33	4-39-25	157.93
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					34	4-39-26p1	36.3298
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					35	4-39-3	91
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					36	4-39-33	122
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					37	4-39-34p1	33.74
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					38	4-39-4	21
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					39	4-39-5	1.09
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					41	4-42-2	58.06
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					42	4-42-3	10
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					43	4-42-4p1	86.8934
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					45	4-39-27p1	6.97
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897			DODDRIDGE COUNTY		46	5-3-2p1	42.09
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897			DODDRIDGE COUNTY		47	5-3-2p2	15.94
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					48	4-39-24.1	40
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					49	4-38.23.1	2
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					40	4-42-1	511
103-4-403	SHALLOW WELL	John Blackshere et al	SOUTH PENN OIL CO.	A	2/20/1892	2/20/1897					44	4-42-6	164.3
103-4-404	W-06	Cassey A Dawson	SOUTH PENN OIL CO.	A	2/16/1892	2/16/1897					1	4-38-14	65.9
103-4-404	W-06	Cassey A Dawson	SOUTH PENN OIL CO.	A	2/16/1892	2/16/1897					2	4-38-16	7.6
103-4-404	W-06	Cassey A Dawson	SOUTH PENN OIL CO.	A	2/16/1892	2/16/1897					5	4-38-14.1	0.5
103-4-404	W-06	Cassey A Dawson	SOUTH PENN OIL CO.	A	2/16/1892	2/16/1897					6	4-38-15	0.75
103-4-404	SHALLOW WELL	Cassey A Dawson	SOUTH PENN OIL CO.	A	2/16/1892	2/16/1897					7	4-38-2	20

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-406	SHALLOW WELL	H.A. Riggs et ux	H L Smith	A	2/29/1892	2/29/1897					1	4-25-35p1	42.1
103-4-407A	ANDERSON 5H, 7H, 8H & 9H DEWHURST 110H & 111H BLACKSHERE 200H & 201H DEWHURST 50	Alma Carlin Pigott Estate- Mary Eddy Exec	JOHN UNDERWOOD	A	2/22/1979						1	4-33-16p1	1,956.10
103-4-407A	ANDERSON 5H & 7H	Alma Carlin Pigott Estate- Mary Eddy Exec	JOHN UNDERWOOD	A	2/22/1979						2	4-37-3	41.10
103-4-407A	ANDERSON 5H & 7H	Alma Carlin Pigott Estate- Mary Eddy Exec	JOHN UNDERWOOD	A	2/22/1979						3	4-37-4	1.53
103-4-407A	ANDERSON 5H, 7H, 8H & 9H DEWHURST 110H & 111H BLACKSHERE 200H & 201H DEWHURST 50	Alma Carlin Pigott Estate- Mary Eddy Exec	JOHN UNDERWOOD	A	2/22/1979						4	4-38-29	53
103-4-407B	ANDERSON 5H & 7H	Union Bank-C Burke Morris & SA Smith	JOHN UNDERWOOD	A	3/29/1979						2	4-37-3	0
103-4-407B	ANDERSON 5H & 7H	Union Bank-C Burke Morris & SA Smith	JOHN UNDERWOOD	A	3/29/1979						3	4-37-4	0
103-4-407B	ANDERSON 5H, 7H, 8H & 9H DEWHURST 110H & 111H BLACKSHERE 200H & 201H DEWHURST 50	Union Bank-C Burke Morris & SA Smith	JOHN UNDERWOOD	A	3/29/1979						1	4-33-16p1	0

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
103-4-16E	0.0095	0.0036	0.0059	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 431
103-4-16E	0.0184	0.0069	0.0115	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 431
103-4-16E	0.0083	0.0031	0.0052	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 431
103-4-16E	0.0085	0.0032	0.0053	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 431
103-4-16E	0.0294	0.0110	0.0184	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 431
103-4-16E	0.004	0.0015	0.0025	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 431
103-4-16E	0.0046	0.0017	0.0029	0.000606	0.375780035	0.624219965	0.125	0.0000	Y	N	PT	124A 431
103-4-401	22	11	11	1	0.5	0.5	0.125	0.0225	Y	Y	HBP	41 141
103-4-401	24.5	12.25	12.25	1	0.5	0.5	0.125	0.0225	Y	Y	HBP	41 141
103-4-401	1	0.5	0.5	1	0.5	0.5	0.125	0.0225	Y	Y	HBP	41 141
103-4-401	0.5	0.25	0.25	1	0.5	0.5	0.125	0.0225	Y	Y	HBP	41 141
103-4-402	9.42	2.2095	7.2105	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	35 356
103-4-402	30	7.0366	22.9634	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	35 356
103-4-402	9.75	2.2869	7.4631	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	35 356
103-4-402	73.54	17.2492	56.2908	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	35 356
103-4-402	87.03	20.4133	66.6167	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	35 356
103-4-402	1.17	0.2744	0.8956	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	35 356
103-4-402	31.48	7.3838	24.0962	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	35 356
103-4-403	24.31	12.155	12.155	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	4.57	2.285	2.285	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	2	1	1	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	50	25	25	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	40.9	20.45	20.45	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	4.25	2.125	2.125	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	16.5	8.25	8.25	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	75	37.5	37.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	55	27.5	27.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	80.5	40.25	40.25	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	42.08	21.04	21.04	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	25	12.5	12.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	44.471	22.2355	22.2355	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	85.8	42.9	42.9	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	4.1	2.05	2.05	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	119.5	59.75	59.75	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	73.3	36.65	36.65	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	31	15.5	15.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	95	47.5	47.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	1.5	0.75	0.75	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	5	2.5	2.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	75	37.5	37.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	21.4	10.7	10.7	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	10	5	5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	12.8	6.4	6.4	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	46.2	23.1	23.1	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	39	19.5	19.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	56.9	28.45	28.45	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	126	63	63	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	74.2269	37.1135	37.1135	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	59.8	29.9	29.9	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	45.4	22.7	22.7	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	157.93	78.965	78.965	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	36.3298	18.1649	18.1649	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	91	45.5	45.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	122	61	61	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	33.74	16.87	16.87	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	21	10.5	10.5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	1.09	0.545	0.545	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	58.06	29.03	29.03	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	10	5	5	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	86.8934	43.4467	43.4467	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	6.97	3.485	3.485	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	42.09	21.045	21.045	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	15.94	7.97	7.97	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	40	20	20	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	2	1	1	1	0.5	0.5	0.125	0.0200	Y	Y	HBP	35 547
103-4-403	511	255.5	255.5	1	0.5	0.5	0.125	0.0750	Y	Y	HBP	35 547
103-4-403	164.3	82.15	82.15	1	0.5	0.5	0.125	0.0750	Y	Y	HBP	35 547
103-4-404	65.9	15.4572	50.4428	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 193
103-4-404	7.6	1.7826	5.8174	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 193
103-4-404	0.5	0.1173	0.3827	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 193
103-4-404	0.75	0.1759	0.5741	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 193
103-4-404	20	4.6911	15.3089	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 193
103-4-406	42.1	9.8748	32.2252	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	36 117
103-4-407A	652.0333	198.3095	453.7238	0.33333333	0.30414017	0.69585983	0.125	0.0025	Y	Y	HBP	58A 235
103-4-407A	13.7000	4.9152	8.7848	0.33333333	0.35877475	0.64122525	0.125	0.0025	Y	Y	HBP	58A 235
103-4-407A	0.5100	0.1830	0.3270	0.33333333	0.35877475	0.64122525	0.125	0.0025	Y	Y	HBP	58A 235
103-4-407A	17.6667	4.3239	13.3428	0.33333333	0.24474859	0.75525141	0.125	0.0025	Y	Y	HBP	58A 235
103-4-407B	9.1333	3.2768	5.8565	0.22222222	0.35877475	0.64122525	0.125	0.0025	Y	Y	HBP	58A 333
103-4-407B	0.3400	0.1220	0.2180	0.22222222	0.35877475	0.64122525	0.125	0.0025	Y	Y	HBP	58A 333
103-4-407B	434.6889	132.2063	302.4826	0.22222222	0.304140069	0.695859931	0.125	0.0025	Y	Y	HBP	58A 333

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-4-16E	TOP SURFACE	BASE BASEMENT	0.0095	0.0036	0.0059	0.0000	0.1250	0.1250	$46	$46	$0	$92
103-4-16E	TOP SURFACE	BASE BASEMENT	0.0184	0.0069	0.0115	0.0000	0.1250	0.1250	$89	$89	$0	$178
103-4-16E	TOP SURFACE	BASE BASEMENT	0.0083	0.0031	0.0052	0.0000	0.1250	0.1250	$40	$40	$0	$80
103-4-16E	TOP SURFACE	BASE BASEMENT	0.0085	0.0032	0.0053	0.0000	0.1250	0.1250	$41	$41	$0	$82
103-4-16E	TOP SURFACE	BASE BASEMENT	0.0294	0.0110	0.0184	0.0000	0.1250	0.1250	$142	$142	$0	$284
103-4-16E	TOP SURFACE	BASE BASEMENT	0.0040	0.0015	0.0025	0.0000	0.1250	0.1250	$19	$19	$0	$39
103-4-16E	TOP SURFACE	BASE BASEMENT	0.0046	0.0017	0.0029	0.0000	0.1250	0.1250	$22	$22	$0	$44
103-4-401	BASE ELK SANDSTONE	BASE BASEMENT	22.0000	40.0000		0.0000	0.1475	0.1450	$93,868	$95,294	$0	$189,162
103-4-401	BASE ELK SANDSTONE	BASE BASEMENT	24.5000	40.0000		0.0000	0.1475	0.1450	$104,535	$106,123	$0	$210,658
103-4-401	BASE ELK SANDSTONE	BASE BASEMENT	1.0000	40.0000		0.0000	0.1475	0.1450	$4,267	$4,332	$0	$8,598
103-4-401	BASE ELK SANDSTONE	BASE BASEMENT	0.5000	40.0000		0.0000	0.1475	0.1450	$2,133	$2,166	$0	$4,299
103-4-402	BASE ELK SANDSTONE	BASE BASEMENT	9.4200	8.5804	0.8396	0.0000	0.1475	0.1450	$40,192	$40,803	$0	$80,996
103-4-402	BASE ELK SANDSTONE	BASE BASEMENT	30.0000	27.3260	2.6740	0.0000	0.1475	0.1450	$128,002	$129,947	$0	$257,948
103-4-402	BASE ELK SANDSTONE	BASE BASEMENT	9.7500	8.8809	0.8691	0.0000	0.1475	0.1450	$41,601	$42,233	$0	$83,833
103-4-402	BASE ELK SANDSTONE	BASE BASEMENT	73.5400	66.9851	6.5549	0.0000	0.1475	0.1450	$313,775	$318,543	$0	$632,318
103-4-402	BASE ELK SANDSTONE	BASE BASEMENT	87.0300	79.2727	7.7573	0.0000	0.1475	0.1450	$371,333	$376,976	$0	$748,309
103-4-402	BASE ELK SANDSTONE	BASE BASEMENT	1.1700	1.0657	0.1043	0.0000	0.1475	0.1450	$4,992	$5,068	$0	$10,060
103-4-402	BASE ELK SANDSTONE	BASE BASEMENT	31.4800	28.6741	2.8059	0.0000	0.1475	0.1450	$134,316	$136,358	$0	$270,674
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	24.3100	12.1550	12.1550	0.0000	0.1450	0.1450	$105,243	$105,300	$0	$210,544
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	4.5700	2.2850	2.2850	0.0000	0.1450	0.1450	$19,785	$19,795	$0	$39,580
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	2.0000	1.0000	1.0000	0.0000	0.1450	0.1450	$8,658	$8,663	$0	$17,322
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	50.0000	25.0000	25.0000	0.0000	0.1450	0.1450	$216,461	$216,578	$0	$433,039
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	40.9000	20.4500	20.4500	0.0000	0.1450	0.1450	$177,065	$177,161	$0	$354,226
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	4.2500	2.1250	2.1250	0.0000	0.1450	0.1450	$18,399	$18,409	$0	$36,808
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	16.5000	8.2500	8.2500	0.0000	0.1450	0.1450	$71,432	$71,471	$0	$142,903
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	75.0000	37.5000	37.5000	0.0000	0.1450	0.1450	$324,691	$324,867	$0	$649,559
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	55.0000	27.5000	27.5000	0.0000	0.1450	0.1450	$238,107	$238,236	$0	$476,343
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	80.5000	40.2500	40.2500	0.0000	0.1450	0.1450	$348,502	$348,691	$0	$697,193
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	42.0800	21.0400	21.0400	0.0000	0.1450	0.1450	$182,174	$182,272	$0	$364,446
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	25.0000	12.5000	12.5000	0.0000	0.1450	0.1450	$108,230	$108,289	$0	$216,520
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	44.4710	22.2355	22.2355	0.0000	0.1450	0.1450	$192,525	$192,629	$0	$385,154
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	85.8000	42.9000	42.9000	0.0000	0.1450	0.1450	$371,447	$371,648	$0	$743,095
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	4.1000	2.0500	2.0500	0.0000	0.1450	0.1450	$17,750	$17,759	$0	$35,509
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	119.5000	59.7500	59.7500	0.0000	0.1450	0.1450	$517,342	$517,622	$0	$1,034,964
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	73.3000	36.6500	36.6500	0.0000	0.1450	0.1450	$317,332	$317,504	$0	$634,835
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	31.0000	15.5000	15.5000	0.0000	0.1450	0.1450	$134,206	$134,278	$0	$268,484
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	95.0000	47.5000	47.5000	0.0000	0.1450	0.1450	$411,276	$411,499	$0	$822,774
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	1.5000	0.7500	0.7500	0.0000	0.1450	0.1450	$6,494	$6,497	$0	$12,991
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	5.0000	2.5000	2.5000	0.0000	0.1450	0.1450	$21,646	$21,658	$0	$43,304
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	75.0000	37.5000	37.5000	0.0000	0.1450	0.1450	$324,691	$324,867	$0	$649,559
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	21.4000	10.7000	10.7000	0.0000	0.1450	0.1450	$92,645	$92,695	$0	$185,341
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	10.0000	5.0000	5.0000	0.0000	0.1450	0.1450	$43,292	$43,316	$0	$86,608
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	12.8000	6.4000	6.4000	0.0000	0.1450	0.1450	$55,414	$55,444	$0	$110,858
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	46.2000	23.1000	23.1000	0.0000	0.1450	0.1450	$200,010	$200,118	$0	$400,128
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	39.0000	19.5000	19.5000	0.0000	0.1450	0.1450	$168,840	$168,931	$0	$337,771
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	56.9000	28.4500	28.4500	0.0000	0.1450	0.1450	$246,333	$246,466	$0	$492,799
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	126.0000	63.0000	63.0000	0.0000	0.1450	0.1450	$545,482	$545,777	$0	$1,091,259
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	74.2269	37.1135	37.1135	0.0000	0.1450	0.1450	$321,345	$321,519	$0	$642,863
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	59.8000	29.9000	29.9000	0.0000	0.1450	0.1450	$258,887	$259,028	$0	$517,915
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	45.4000	22.7000	22.7000	0.0000	0.1450	0.1450	$196,547	$196,653	$0	$393,200
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	157.9300	78.9650	78.9650	0.0000	0.1450	0.1450	$683,714	$684,084	$0	$1,367,797
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	36.3298	18.1649	18.1649	0.0000	0.1450	0.1450	$157,280	$157,365	$0	$314,645
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	91.0000	45.5000	45.5000	0.0000	0.1450	0.1450	$393,959	$394,172	$0	$788,131
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	122.0000	61.0000	61.0000	0.0000	0.1450	0.1450	$528,165	$528,451	$0	$1,056,616
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	33.7400	16.8700	16.8700	0.0000	0.1450	0.1450	$146,068	$146,147	$0	$292,215
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	21.0000	10.5000	10.5000	0.0000	0.1450	0.1450	$90,914	$90,963	$0	$181,876
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	1.0900	0.5450	0.5450	0.0000	0.1450	0.1450	$4,719	$4,721	$0	$9,440
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	58.0600	29.0300	29.0300	0.0000	0.1450	0.1450	$251,354	$251,491	$0	$502,845
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	10.0000	5.0000	5.0000	0.0000	0.1450	0.1450	$43,292	$43,316	$0	$86,608
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	86.8934	43.4467	43.4467	0.0000	0.1450	0.1450	$376,181	$376,384	$0	$752,565
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	6.9700	3.4850	3.4850	0.0000	0.1450	0.1450	$30,175	$30,191	$0	$60,366
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	42.0900	21.0450	21.0450	0.0000	0.1450	0.1450	$182,217	$182,316	$0	$364,532
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	15.9400	7.9700	7.9700	0.0000	0.1450	0.1450	$69,008	$69,045	$0	$138,053
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	40.0000	20.0000	20.0000	0.0000	0.1450	0.1450	$173,169	$173,263	$0	$346,431
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	2.0000	1.0000	1.0000	0.0000	0.1450	0.1450	$8,658	$8,663	$0	$17,322
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	511.0000	255.5000	255.5000	0.0000	0.2000	0.2000	$1,509,606	$1,510,804	$0	$3,020,410
103-4-403	BASE ELK SANDSTONE	BASE BASEMENT	164.3000	82.1500	82.1500	0.0000	0.2000	0.2000	$485,378	$485,763	$0	$971,142
103-4-404	BASE ELK SANDSTONE	BASE BASEMENT	65.9000	60.0261	5.8739	0.0000	0.1475	0.1450	$281,177	$285,450	$0	$566,627
103-4-404	BASE ELK SANDSTONE	BASE BASEMENT	7.6000	6.9226	0.6774	0.0000	0.1475	0.1450	$32,427	$32,920	$0	$65,347
103-4-404	BASE ELK SANDSTONE	BASE BASEMENT	0.5000	0.4554	0.0446	0.0000	0.1475	0.1450	$2,133	$2,166	$0	$4,299
103-4-404	BASE ELK SANDSTONE	BASE BASEMENT	0.7500	0.6831	0.0669	0.0000	0.1475	0.1450	$3,200	$3,249	$0	$6,449
103-4-404	BASE ELK SANDSTONE	BASE BASEMENT	20.0000	18.2173	1.7827	0.0000	0.1475	0.1450	$85,334	$86,631	$0	$171,966
103-4-406	BASE ELK SANDSTONE	BASE BASEMENT	42.1000	38.3475	3.7525	0.0000	0.1275	0.1250	$200,679	$203,409	$0	$404,088
103-4-407A	BASE ELK SANDSTONE	BASE BASEMENT	652.0333	652.0333		0.0000	0.1275	0.1250	$3,108,060	$3,150,340	$0	$6,258,401
103-4-407A	BASE ELK SANDSTONE	BASE BASEMENT	13.7000	13.7000		0.0000	0.1275	0.1250	$65,304	$66,192	$0	$131,496
103-4-407A	BASE ELK SANDSTONE	BASE BASEMENT	0.5100	0.5100		0.0000	0.1275	0.1250	$2,431	$2,464	$0	$4,895
103-4-407A	BASE ELK SANDSTONE	BASE BASEMENT	17.6667	16.0920	1.5747	0.0000	0.1275	0.1250	$84,212	$85,358	$0	$169,570
103-4-407B	BASE ELK SANDSTONE	BASE BASEMENT	9.1333	9.1333		0.0000	0.1275	0.1250	$43,536	$44,128	$0	$87,664
103-4-407B	BASE ELK SANDSTONE	BASE BASEMENT	0.3400	0.3400		0.0000	0.1275	0.1250	$1,621	$1,643	$0	$3,263
103-4-407B	BASE ELK SANDSTONE	BASE BASEMENT	434.6889	434.6889		0.0000	0.1275	0.1250	$2,072,040	$2,100,227	$0	$4,172,267

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-407B	ANDERSON 5H, 7H, 8H & 9H DEWHURST 110H & 111H BLACKSHERE 200H & 201H DEWHURST 50	Union Bank-C Burke Morris & SA Smith	JOHN UNDERWOOD	A	3/29/1979						4	4-38-29	0
103-4-407C	ANDERSON 5H, 7H, 8H & 9H DEWHURST 110H & 111H BLACKSHERE 200H & 201H DEWHURST 50	Union Nat Bank Trustee- Mabel S Heefner	JOHN UNDERWOOD	A	3/29/1979						1	4-33-16p1	0
103-4-407C	ANDERSON 5H & 7H	Union Nat Bank Trustee- Mabel S Heefner	JOHN UNDERWOOD	A	3/29/1979						2	4-37-3	0
103-4-407C	ANDERSON 5H & 7H	Union Nat Bank Trustee- Mabel S Heefner	JOHN UNDERWOOD	A	3/29/1979						3	4-37-4	0
103-4-407C	ANDERSON 5H, 7H, 8H & 9H DEWHURST 110H & 111H BLACKSHERE 200H & 201H DEWHURST 50	Union Nat Bank Trustee- Mabel S Heefner	JOHN UNDERWOOD	A	3/29/1979						4	4-38-29	0
103-4-407D	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	C. Burke Morris & SA Smith Trust	Trans Energy, Inc.	A	10/16/2007						2	4-33-13	31.8
103-4-407D	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	C. Burke Morris & SA Smith Trust	Trans Energy, Inc.	A	10/16/2007						3	4-33-28	50
103-4-407D	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	C. Burke Morris & SA Smith Trust	Trans Energy, Inc.	A	10/16/2007						1	4-33-16p2	1143.9
103-4-407E	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	John D. Keller Irrevoc Living Trust, corrected to John W. Keller Trust	Trans Energy, Inc.	A	10/16/2007						1	4-33-16p2	0
103-4-407E	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	John D. Keller Irrevoc Living Trust, corrected to John W. Keller Trust	Trans Energy, Inc.	A	10/16/2007						2	4-33-13	0
103-4-407E	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	John D. Keller Irrevoc Living Trust, corrected to John W. Keller Trust	Trans Energy, Inc.	A	10/16/2007						3	4-33-28	0
103-4-407F	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	Lillie Blanche Smith Trust	Trans Energy, Inc.	A	10/16/2007						1	4-33-16p2	0
103-4-407F	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	Lillie Blanche Smith Trust	Trans Energy, Inc.	A	10/16/2007						2	4-33-13	0
103-4-407F	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	Lillie Blanche Smith Trust	Trans Energy, Inc.	A	10/16/2007						3	4-33-28	0
103-4-407G	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	Nancy H. Heefner Irrevoc Trust	Trans Energy, Inc.	A	10/16/2007						1	4-33-16p2	0
103-4-407G	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	Nancy H. Heefner Irrevoc Trust	Trans Energy, Inc.	A	10/16/2007						2	4-33-13	0

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-407G	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	Nancy H. Heefner Irrevoc Trust	Trans Energy, Inc.	A	10/16/2007						3	4-33-28	0
103-4-407H	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	John W. Kerns Trust	Trans Energy, Inc.	A	10/16/2007						1	4-33-16p2	0
103-4-407H	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	John W. Kerns Trust	Trans Energy, Inc.	A	10/16/2007						2	4-33-13	0
103-4-407H	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	John W. Kerns Trust	Trans Energy, Inc.	A	10/16/2007						3	4-33-28	0
103-4-407I	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	Eugene Eddy Ind-Exec Estate Mary Eddy	Trans Energy, Inc.	A	1/18/2008						2	4-33-13	0
103-4-407I	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	Eugene Eddy Ind-Exec Estate Mary Eddy	Trans Energy, Inc.	A	1/18/2008						3	4-33-28	0
103-4-407I	ANDERSON 8H & 9H BLACKSHERE 200H & 201H DEWHURST 73	Eugene Eddy Ind-Exec Estate Mary Eddy (SPLIT TRACT)	Trans Energy, Inc.	A	1/18/2008						1	4-33-16p2	0
103-4-408	SHALLOW WELL	LL and HL Smith (EDGELL)	SOUTH PENN OIL CO.	A	6/1/1892						1	4-35-1	40.83
103-4-408	SHALLOW WELL	LL and HL Smith (EDGELL)	SOUTH PENN OIL CO.	A	6/1/1898						2	4-35-1.1	1.05
103-4-408	SHALLOW WELL	LL and HL Smith (EDGELL)	SOUTH PENN OIL CO.	A	6/1/1892						3	4-35-1.2	1.03
103-4-410	SHALLOW WELL	Anson Cain et al	L G Robinson	A	2/26/1892						1	4-34-13	2.6
103-4-410	SHALLOW WELL	Anson Cain et al	L G Robinson	A	2/26/1892						2	4-34-14	1.6
103-4-410	SHALLOW WELL	Anson Cain et al	L G Robinson	A	2/26/1892						3	4-34-15	0.2558
103-4-410	SHALLOW WELL	Anson Cain et al	L G Robinson	A	2/26/1892						4	4-34-16	0.1952
103-4-410	SHALLOW WELL	Anson Cain et al	L G Robinson	A	2/26/1892						5	4-34-17	0.2491
103-4-410	SHALLOW WELL	Anson Cain et al	L G Robinson	A	2/26/1892						6	4-34-18	54.66
103-4-410	SHALLOW WELL	Anson Cain et al	L G Robinson	A	2/26/1892						7	4-34-18.1	3
103-4-410	SHALLOW WELL	Anson Cain et al	L G Robinson	A	2/26/1892						8	4-34-5	1
103-4-410	SHALLOW WELL	Anson Cain et al	L G Robinson	A	2/26/1892						9	4-34-6	2.26
103-4-411	SHALLOW WELL	John Stephens et ux	SOUTH PENN OIL CO.	A	3/22/1894						1	4-34-28	45.5
103-4-411	SHALLOW WELL	John Stephens et ux	SOUTH PENN OIL CO.	A	3/22/1894						2	4-34-21p2	13.97
103-4-412	SHALLOW WELL	John W. Starkey et ux	SOUTH PENN OIL CO.	A	3/9/1894						1	4-34-31	30
103-4-413	SHALLOW WELL	H.L. Smith et ux	SOUTH PENN OIL CO.	A	4/16/1894						1	4-29-25	31.89
103-4-413	SHALLOW WELL	H.L. Smith et ux	SOUTH PENN OIL CO.	A	4/16/1894						2	4-29-25.1	1.1
103-4-413	SHALLOW WELL	H.L. Smith et ux	SOUTH PENN OIL CO.	A	4/16/1894						3	4-29-38	11.53
103-4-413	SHALLOW WELL	H.L. Smith et ux	SOUTH PENN OIL CO.	A	4/16/1894						4	4-29-38.1	0.41
103-4-413	SHALLOW WELL	H.L. Smith et ux	SOUTH PENN OIL CO.	A	4/16/1894						5	4-29-39	0.25
103-4-413	SHALLOW WELL	H.L. Smith et ux	SOUTH PENN OIL CO.	A	4/16/1894						6	4-29-45	29
103-4-413	SHALLOW WELL	H.L. Smith et ux	SOUTH PENN OIL CO.	A	4/16/1894						7	4-29-9999.9p3	24.02
103-4-414	SHALLOW WELL	A.E. Brast et al	SOUTH PENN OIL CO.	A	7/23/1894						1	4-33-9	27
103-4-414	SHALLOW WELL	A.E. Brast et al	SOUTH PENN OIL CO.	A	7/23/1894						2	4-34-10	59
103-4-414	SHALLOW WELL	A.E. Brast et al	SOUTH PENN OIL CO.	A	7/23/1894						3	4-34-23	132
103-4-414	SHALLOW WELL	A.E. Brast et al	SOUTH PENN OIL CO.	A	7/23/1894						4	4-34-26	38
103-4-414	SHALLOW WELL	A.E. Brast et al	SOUTH PENN OIL CO.	A	7/23/1894						5	4-34-30	20

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
103-4-407B	11.7778	2.8826	8.8952	0.22222222	0.24474859	0.75525141	0.125	0.0025	Y	Y	HBP	58A 333
103-4-407C	869.3778	264.4127	604.9651	0.44444445	0.30414014	0.69585986	0.125	0.0025	Y	Y	HBP	58A 331
103-4-407C	18.2667	6.5536	11.7130	0.44444445	0.35877475	0.64122525	0.125	0.0025	Y	Y	HBP	58A 331
103-4-407C	0.6800	0.2440	0.4360	0.44444445	0.35877475	0.64122525	0.125	0.0025	Y	Y	HBP	58A 331
103-4-407C	23.5556	5.7653	17.7903	0.44444445	0.24475284	0.75524716	0.125	0.0025	Y	Y	HBP	58A 331
103-4-407D	3.5333	0.8288	2.7046	0.11111111	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 330
103-4-407D	5.5556	1.3031	4.2525	0.11111111	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 330
103-4-407D	127.1000	29.8120	97.2880	0.11111111	0.23455526	0.76544474	0.125	0.0025	Y	Y	HBP	90A 330
103-4-407E	63.5500	14.9060	48.6441	0.05555556	0.2345547	0.7654453	0.125	0.0025	Y	Y	HBP	90A 342
103-4-407E	1.7667	0.4144	1.3523	0.05555556	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 342
103-4-407E	2.7778	0.6515	2.1262	0.05555556	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 342
103-4-407F	127.1000	29.8120	97.2880	0.11111111	0.23455526	0.76544474	0.125	0.0025	Y	Y	HBP	90A 333
103-4-407F	3.5333	0.8288	2.7046	0.11111111	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 333
103-4-407F	5.5556	1.3031	4.2525	0.11111111	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 333
103-4-407G	63.5500	14.9060	48.6441	0.05555556	0.2345547	0.7654453	0.125	0.0025	Y	Y	HBP	90A 339
103-4-407G	1.7667	0.4144	1.3523	0.05555556	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 339
103-4-407G	2.7778	0.6515	2.1262	0.05555556	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 339
103-4-407H	381.3000	89.4357	291.8643	0.33333333	0.23455477	0.76544523	0.125	0.0025	Y	Y	HBP	90A 336
103-4-407H	10.6000	2.4863	8.1137	0.33333333	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 336
103-4-407H	16.6667	3.9092	12.7574	0.33333333	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	90A 336
103-4-407I	10.6000	2.4863	8.1137	0.33333333	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	91A 241
103-4-407I	16.6667	3.9092	12.7574	0.33333333	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	91A 241
103-4-407I	381.3000	89.4357	291.8643	0.33333333	0.23455477	0.76544523	0.125	0.0025	Y	Y	HBP	91A 241
103-4-408	40.83	9.5769	31.2531	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	36 487
103-4-408	1.05	0.2463	0.8037	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 487
103-4-408	1.03	0.2416	0.7884	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 487
103-4-410	2.6	0.6098	1.9902	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 60
103-4-410	1.6	0.3753	1.2247	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 60
103-4-410	0.2558	0.0600	0.1958	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 60
103-4-410	0.1952	0.0458	0.1494	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 60
103-4-410	0.2491	0.0584	0.1907	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 60
103-4-410	54.66	12.8208	41.8392	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 60
103-4-410	3	0.7037	2.2963	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 60
103-4-410	1	0.2346	0.7654	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 60
103-4-410	2.26	0.5301	1.7299	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 60
103-4-411	45.5	10.6722	34.8278	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 284
103-4-411	13.97	3.2767	10.6933	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 284
103-4-412	30	7.0366	22.9634	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 262
103-4-413	31.89	7.4800	24.4100	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256
103-4-413	1.1	0.2580	0.8420	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256
103-4-413	11.53	2.7044	8.8256	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256
103-4-413	0.41	0.0962	0.3138	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256
103-4-413	0.25	0.0586	0.1914	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256
103-4-413	29	6.8021	22.1979	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256
103-4-413	24.02	5.6340	18.3860	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256
103-4-414	27	6.3330	20.6670	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 504
103-4-414	59	13.8387	45.1613	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 504
103-4-414	132	30.9612	101.0388	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 504
103-4-414	38	8.9131	29.0869	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 504
103-4-414	20	4.6911	15.3089	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 504

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-4-407B	BASE ELK SANDSTONE	BASE BASEMENT	11.7778	10.7280	1.0498	0.0000	0.1275	0.1250	$56,141	$56,905	$0	$113,047
103-4-407C	BASE ELK SANDSTONE	BASE BASEMENT	869.3778	869.3778		0.0000	0.1275	0.1250	$4,144,080	$4,200,454	$0	$8,344,534
103-4-407C	BASE ELK SANDSTONE	BASE BASEMENT	18.2667	18.2667		0.0000	0.1275	0.1250	$87,072	$88,257	$0	$175,329
103-4-407C	BASE ELK SANDSTONE	BASE BASEMENT	0.6800	0.6800		0.0000	0.1275	0.1250	$3,241	$3,285	$0	$6,527
103-4-407C	BASE ELK SANDSTONE	BASE BASEMENT	23.5556	21.4560	2.0996	0.0000	0.1275	0.1250	$112,283	$113,810	$0	$226,093
103-4-407D	BASE ELK SANDSTONE	BASE BASEMENT	3.5333	3.2184	0.3149	0.0000	0.1275	0.1250	$16,842	$17,072	$0	$33,914
103-4-407D	BASE ELK SANDSTONE	BASE BASEMENT	5.5556	5.0604	0.4952	0.0000	0.1275	0.1250	$26,482	$26,842	$0	$53,324
103-4-407D	BASE ELK SANDSTONE	BASE BASEMENT	127.1000	115.7711	11.3289	0.0000	0.1275	0.1250	$605,850	$614,092	$0	$1,219,942
103-4-407E	BASE ELK SANDSTONE	BASE BASEMENT	63.5500	57.8855	5.6645	0.0000	0.1275	0.1250	$302,925	$307,046	$0	$609,971
103-4-407E	BASE ELK SANDSTONE	BASE BASEMENT	1.7667	1.6092	0.1575	0.0000	0.1275	0.1250	$8,421	$8,536	$0	$16,957
103-4-407E	BASE ELK SANDSTONE	BASE BASEMENT	2.7778	2.5302	0.2476	0.0000	0.1275	0.1250	$13,241	$13,421	$0	$26,662
103-4-407F	BASE ELK SANDSTONE	BASE BASEMENT	127.1000	115.7711	11.3289	0.0000	0.1275	0.1250	$605,850	$614,092	$0	$1,219,942
103-4-407F	BASE ELK SANDSTONE	BASE BASEMENT	3.5333	3.2184	0.3149	0.0000	0.1275	0.1250	$16,842	$17,072	$0	$33,914
103-4-407F	BASE ELK SANDSTONE	BASE BASEMENT	5.5556	5.0604	0.4952	0.0000	0.1275	0.1250	$26,482	$26,842	$0	$53,324
103-4-407G	BASE ELK SANDSTONE	BASE BASEMENT	63.5500	57.8855	5.6645	0.0000	0.1275	0.1250	$302,925	$307,046	$0	$609,971
103-4-407G	BASE ELK SANDSTONE	BASE BASEMENT	1.7667	1.6092	0.1575	0.0000	0.1275	0.1250	$8,421	$8,536	$0	$16,957
103-4-407G	BASE ELK SANDSTONE	BASE BASEMENT	2.7778	2.5302	0.2476	0.0000	0.1275	0.1250	$13,241	$13,421	$0	$26,662
103-4-407H	BASE ELK SANDSTONE	BASE BASEMENT	381.3000	347.3132	33.9868	0.0000	0.1275	0.1250	$1,817,550	$1,842,275	$0	$3,659,825
103-4-407H	BASE ELK SANDSTONE	BASE BASEMENT	10.6000	9.6552	0.9448	0.0000	0.1275	0.1250	$50,527	$51,215	$0	$101,742
103-4-407H	BASE ELK SANDSTONE	BASE BASEMENT	16.6667	15.1811	1.4856	0.0000	0.1275	0.1250	$79,445	$80,526	$0	$159,971
103-4-407I	BASE ELK SANDSTONE	BASE BASEMENT	10.6000	9.6552	0.9448	0.0000	0.1275	0.1250	$50,527	$51,215	$0	$101,742
103-4-407I	BASE ELK SANDSTONE	BASE BASEMENT	16.6667	15.1811	1.4856	0.0000	0.1275	0.1250	$79,445	$80,526	$0	$159,971
103-4-407I	BASE ELK SANDSTONE	BASE BASEMENT	381.3000	347.3132	33.9868	0.0000	0.1275	0.1250	$1,817,550	$1,842,275	$0	$3,659,825
103-4-408	BASE ELK SANDSTONE	BASE BASEMENT	40.8300	37.1907	3.6393	0.0000	0.1275	0.1250	$194,625	$197,273	$0	$391,898
103-4-408	BASE ELK SANDSTONE	BASE BASEMENT	1.0500	0.9564	0.0936	0.0000	0.1475	0.1450	$4,480	$4,548	$0	$9,028
103-4-408	BASE ELK SANDSTONE	BASE BASEMENT	1.0300	0.9382	0.0918	0.0000	0.1475	0.1450	$4,395	$4,462	$0	$8,856
103-4-410	BASE ELK SANDSTONE	BASE BASEMENT	2.6000	2.3683	0.2317	0.0000	0.1475	0.1450	$11,093	$11,262	$0	$22,356
103-4-410	BASE ELK SANDSTONE	BASE BASEMENT	1.6000	1.4574	0.1426	0.0000	0.1475	0.1450	$6,827	$6,931	$0	$13,757
103-4-410	BASE ELK SANDSTONE	BASE BASEMENT	0.2558	0.2330	0.0228	0.0000	0.1475	0.1450	$1,091	$1,108	$0	$2,199
103-4-410	BASE ELK SANDSTONE	BASE BASEMENT	0.1952	0.1778	0.0174	0.0000	0.1475	0.1450	$833	$846	$0	$1,678
103-4-410	BASE ELK SANDSTONE	BASE BASEMENT	0.2491	0.2269	0.0222	0.0000	0.1475	0.1450	$1,063	$1,079	$0	$2,142
103-4-410	BASE ELK SANDSTONE	BASE BASEMENT	54.6600	49.7879	4.8721	0.0000	0.1475	0.1450	$233,219	$236,763	$0	$469,982
103-4-410	BASE ELK SANDSTONE	BASE BASEMENT	3.0000	2.7326	0.2674	0.0000	0.1475	0.1450	$12,800	$12,995	$0	$25,795
103-4-410	BASE ELK SANDSTONE	BASE BASEMENT	1.0000	0.9109	0.0891	0.0000	0.1475	0.1450	$4,267	$4,332	$0	$8,598
103-4-410	BASE ELK SANDSTONE	BASE BASEMENT	2.2600	2.0586	0.2014	0.0000	0.1475	0.1450	$9,643	$9,789	$0	$19,432
103-4-411	BASE ELK SANDSTONE	BASE BASEMENT	45.5000	41.4444	4.0556	0.0000	0.1475	0.1450	$194,136	$197,086	$0	$391,222
103-4-411	BASE ELK SANDSTONE	BASE BASEMENT	13.9700	12.7248	1.2452	0.0000	0.1475	0.1450	$59,606	$60,512	$0	$120,118
103-4-412	BASE ELK SANDSTONE	BASE BASEMENT	30.0000	27.3260	2.6740	0.0000	0.1475	0.1450	$128,002	$129,947	$0	$257,948
103-4-413	BASE ELK SANDSTONE	BASE BASEMENT	31.8900	29.0475	2.8425	0.0000	0.1475	0.1450	$136,066	$138,134	$0	$274,199
103-4-413	BASE ELK SANDSTONE	BASE BASEMENT	1.1000	1.0020	0.0980	0.0000	0.1475	0.1450	$4,693	$4,765	$0	$9,458
103-4-413	BASE ELK SANDSTONE	BASE BASEMENT	11.5300	10.5023	1.0277	0.0000	0.1475	0.1450	$49,195	$49,943	$0	$99,138
103-4-413	BASE ELK SANDSTONE	BASE BASEMENT	0.4100	0.3735	0.0365	0.0000	0.1475	0.1450	$1,749	$1,776	$0	$3,525
103-4-413	BASE ELK SANDSTONE	BASE BASEMENT	0.2500	0.2277	0.0223	0.0000	0.1475	0.1450	$1,067	$1,083	$0	$2,150
103-4-413	BASE ELK SANDSTONE	BASE BASEMENT	29.0000	26.4151	2.5849	0.0000	0.1475	0.1450	$123,735	$125,615	$0	$249,350
103-4-413	BASE ELK SANDSTONE	BASE BASEMENT	24.0200	21.8790	2.1410	0.0000	0.1475	0.1450	$102,487	$104,044	$0	$206,531
103-4-414	BASE ELK SANDSTONE	BASE BASEMENT	27.0000	24.5934	2.4066	0.0000	0.1475	0.1450	$115,201	$116,952	$0	$232,154
103-4-414	BASE ELK SANDSTONE	BASE BASEMENT	59.0000	53.7411	5.2589	0.0000	0.1475	0.1450	$251,736	$255,562	$0	$507,299
103-4-414	BASE ELK SANDSTONE	BASE BASEMENT	132.0000	120.2343	11.7657	0.0000	0.1475	0.1450	$563,207	$571,766	$0	$1,134,973
103-4-414	BASE ELK SANDSTONE	BASE BASEMENT	38.0000	34.6129	3.3871	0.0000	0.1475	0.1450	$162,135	$164,599	$0	$326,735
103-4-414	BASE ELK SANDSTONE	BASE BASEMENT	20.0000	18.2173	1.7827	0.0000	0.1475	0.1450	$85,334	$86,631	$0	$171,966

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-414	SHALLOW WELL	A.E. Brast et al	SOUTH PENN OIL CO.	A	7/23/1894						6	4-35-33	61.4
103-4-414	SHALLOW WELL	A.E. Brast et al	SOUTH PENN OIL CO.	A	7/23/1894						7	4-34-19	2
103-4-414	SHALLOW WELL	A.E. Brast et al	SOUTH PENN OIL CO.	A	7/23/1894						8	4-35-40p2	5.38
103-4-414	SHALLOW WELL	A.E. Brast et al	SOUTH PENN OIL CO.	A	7/23/1894						9	4-35-41p3	43.2
103-4-415	SHALLOW WELL	Geo W.0 and C.J. Ensminger	SOUTH PENN OIL CO.	A	4/6/1895						1	4-25-32	50
103-4-416	SHALLOW WELL	S.A. Morris et vir	SOUTH PENN OIL CO.	A	6/12/1895						1	4-34-24	48.5
103-4-416	SHALLOW WELL	S.A. Morris et vir	SOUTH PENN OIL CO.	A	6/12/1895						2	4-34-25	43
103-4-416	SHALLOW WELL	S.A. Morris et vir	SOUTH PENN OIL CO.	A	6/12/1895						3	4-34-24.2	5.5
103-4-417	SHALLOW WELL	F.S. Snodgrass et ux	Z T Francis	A	3/5/1894						1	4-20-18	100
103-4-418	SHALLOW WELL	G.B. McNeely et al	SOUTH PENN OIL CO.	A	9/1/1908						1	4-35-30	15
103-4-418	SHALLOW WELL	G.B. McNeely et al	SOUTH PENN OIL CO.	A	9/1/1908						2	4-35-32	4.5
103-4-418	SHALLOW WELL	G.B. McNeely et al	SOUTH PENN OIL CO.	A	9/1/1908						3	4-35-35	28.14
103-4-418	SHALLOW WELL	G.B. McNeely et al	SOUTH PENN OIL CO.	A	9/1/1908						4	4-35-36	4.5
103-4-418	SHALLOW WELL	G.B. McNeely et al	SOUTH PENN OIL CO.	A	9/1/1908						5	4-35-37	12
103-4-418	SHALLOW WELL	G.B. McNeely et al	SOUTH PENN OIL CO.	A	9/1/1908						6	4-35-38	15.43
103-4-418	SHALLOW WELL	G.B. McNeely et al	SOUTH PENN OIL CO.	A	9/1/1908						7	4-35-38.1	5
103-4-418	SHALLOW WELL	G.B. McNeely et al	SOUTH PENN OIL CO.	A	9/1/1908						8	4-35-38.2	1.07
103-4-419	SHALLOW WELL	Jennie Batson et al	J R Anderson	A	5/9/1895						1	4-25-4	53.62
103-4-419	SHALLOW WELL	Jennie Batson et al	J R Anderson	A	5/9/1895						2	4-25-4.1	0.38
103-4-420	SHALLOW WELL	J.W. Norris	SOUTH PENN OIL CO.	A	3/14/1892						1	4-25-33	90
103-4-421	SHALLOW WELL	E.V. Norris/B Walker Peterson	SOUTH PENN OIL CO.	A	3/5/1892						1	4-25-24	107.2
103-4-421	SHALLOW WELL	E.V. Norris/B Walker Peterson	SOUTH PENN OIL CO.	A	3/5/1892						2	4-25-23	1
103-4-422		Fred & Thelma Anderson	COBHAM GAS INDUSTIRES INC.	A	8/1/1997						1	4-38-5	6.5
103-4-422	DEWHURST 110H & DEWHURST 111H	Fred & Thelma Anderson	COBHAM GAS INDUSTIRES INC.	A	8/1/1997						2	4-38-11	143.91
103-4-422		Fred & Thelma Anderson	COBHAM GAS INDUSTIRES INC.	A	8/1/1997						3	4-38-12	40
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						1	4-32-1	0.83
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						2	4-32-2	7.08
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						3	4-32-2.1	0.584
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						4	4-32-3	14
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						5	4-32-3.1	11.26
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						6	4-32-3.5	2.18
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						7	4-32-3.6	16.49
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						8	4-32-3.7	3.54
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						9	4-32-3.8	1
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						10	4-32-3.9	2.5
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						11	4-32-4	93.5
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						12	4-32-6	56.5
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						13	4-32-7	37
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						14	4-32-8	80
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						15	4-32-3.2	0.81
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						16	4-32-3.4	18.55
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						17	4-32-3.10	0.24
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						18	4-32-3.11	8.013
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						19	4-32-3.3	0.49
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						20	4-32-6.1	8
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						21	4-32-6.2	5
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						22	4-32-6.3	5
103-4-423	SHALLOW WELL	E. Hayes Heirs et al	Prior Oil Corp	A	7/13/1981						23	4-32-6.4	2
103-4-424	HART #28H	Alex Hart et al	Kanawha Oil Company	A	8/1/1901						1	4-32-9	443.4
103-4-425	SHALLOW WELL	Jane Hayes et vir	I D Morgan	A	3/5/1892						1	4-29-26	1.5
103-4-425	SHALLOW WELL	Jane Hayes et vir	I D Morgan	A	3/5/1892						2	4-29-27	1.6
103-4-425	SHALLOW WELL	Jane Hayes et vir	I D Morgan	A	3/5/1892						3	4-29-28	2.5
103-4-425	SHALLOW WELL	Jane Hayes et vir	I D Morgan	A	3/5/1892						4	4-29-49	2.82
103-4-425	SHALLOW WELL	Jane Hayes et vir	I D Morgan	A	3/5/1892						5	4-29-29	4.75
103-4-425	SHALLOW WELL	Jane Hayes et vir	I D Morgan	A	3/5/1892						6	4-29-50	0.08
103-4-425	SHALLOW WELL	Jane Hayes et vir	I D Morgan	A	3/5/1892						7	4-29-51	0.1
103-4-425	SHALLOW WELL	Jane Hayes et vir	I D Morgan	A	3/5/1892						8	4-29-52	0.08
103-4-425	SHALLOW WELL	Jane Hayes et vir	I D Morgan	A	3/5/1892						9	4-29-9999.9p4	4.32
103-4-426	SHALLOW WELL	DB Ice et al	T J Conaway	A	6/19/1901						1	4-24-10	32.75
103-4-426	SHALLOW WELL	DB Ice et al	T J Conaway	A	6/19/1901						2	4-24-17	39.07
103-4-426	SHALLOW WELL	DB Ice et al	T J Conaway	A	6/19/1901						3	4-24-18	35.5
103-4-426	SHALLOW WELL	DB Ice et al	T J Conaway	A	6/19/1901						4	4-24-19	40.9
103-4-426	SHALLOW WELL	DB Ice et al	T J Conaway	A	6/19/1901						5	4-24-20	7.2
103-4-426	SHALLOW WELL	DB Ice et al	T J Conaway	A	6/19/1901						6	4-24-28	0.75
103-4-426	SHALLOW WELL	DB Ice et al	T J Conaway	A	6/19/1901						7	4-24-29	3

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-426	SHALLOW WELL	DB Ice et al	T J Conaway	A	6/19/1901						8	4-24-29.1	2.5
103-4-426	SHALLOW WELL	DB Ice et al	T J Conaway	A	6/19/1901						9	4-24-29.2	7
103-4-427	SHALLOW WELL	VA Ice Executor of E.E. Ice Estate	N S Snyder	A	9/28/1911						1	4-23-16	110
103-4-429	SHALLOW WELL	VA Ice Executor of E.E. Ice Estate	N S Snyder	A	9/28/1911						1	4-24-25	1
103-4-429	SHALLOW WELL	VA Ice Executor of E.E. Ice Estate	N S Snyder	A	9/28/1911						2	4-24-26	6.79
103-4-429	SHALLOW WELL	VA Ice Executor of E.E. Ice Estate	N S Snyder	A	9/28/1911						3	4-24-32	45.27
103-4-429	SHALLOW WELL	VA Ice Executor of E.E. Ice Estate	N S Snyder	A	9/28/1911						4	4-24-40	51.88
103-4-429	SHALLOW WELL	VA Ice Executor of E.E. Ice Estate	N S Snyder	A	9/28/1911						5	4-24-32.1	11.4800
103-4-431	SHALLOW WELL	James Wade	SOUTH PENN OIL CO.	A	5/1/1895						1	4-29-11	72.5
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						1	4-28-30	0.21
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						2	4-28-30.1	0.3
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						3	4-28-30.2	0.43
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						4	4-28-30.3	1.93
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						5	4-28-30.4	0.14
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						6	4-28-31	0.25
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						7	4-28-32	96.74
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						8	4-28-33	60.2
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						9	4-28-47	36.56
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						10	4-28-55	49.9
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						11	4-28-9999.3	0.86
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						12	4-29-15	10.8
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						13	4-29-23	3
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						14	4-29-24	39
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						15	4-29-36	64.6
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						16	4-29-9999.3	0.54
103-4-432	SHALLOW WELL	EA Edgell	N S Snyder	A	9/29/1909						17	4-29-9999.9p2	28.15
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						1	4-28-30	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						2	4-28-30.1	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						3	4-28-30.2	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						4	4-28-30.3	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						5	4-28-30.4	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						6	4-28-31	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						7	4-28-32	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						8	4-28-33	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						9	4-28-47	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						10	4-28-55	0

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
103-4-414	61.4	14.4017	46.9983	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 504
103-4-414	2	0.4691	1.5309	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 504
103-4-414	5.38	1.2619	4.1181	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 504
103-4-414	43.2	10.1328	33.0672	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 504
103-4-415	50	11.7277	38.2723	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	44 374
103-4-416	48.5	11.3759	37.1241	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	46 136
103-4-416	43	10.0859	32.9141	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	46 136
103-4-416	5.5	1.2901	4.2099	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	46 136
103-4-417	100	23.4555	76.5445	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 220
103-4-418	15	3.5183	11.4817	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 9
103-4-418	4.5	1.0555	3.4445	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 9
103-4-418	28.14	6.6004	21.5396	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 9
103-4-418	4.5	1.0555	3.4445	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 9
103-4-418	12	2.8147	9.1853	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 9
103-4-418	15.43	3.6192	11.8108	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 9
103-4-418	5	1.1728	3.8272	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 9
103-4-418	1.07	0.2510	0.8190	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 9
103-4-419	53.62	12.5768	41.0432	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	46 102
103-4-419	0.38	0.0891	0.2909	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	46 102
103-4-420	90	33.8202	56.1798	1	0.375780035	0.624219965	0.125	0.0225	Y	Y	HBP	35 572
103-4-421	107.2	25.1443	82.0557	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	35 588
103-4-421	1	0.2346	0.7654	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	35 588
103-4-422	6.5	1.5246	4.9754	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	77A 114
103-4-422	143.91	51.6313	92.2787	1	0.35877475	0.64122525	0.125	0.0225	Y	Y	HBP	77A 114
103-4-422	40	9.3822	30.6178	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	77A 114
103-4-423	0.83	0.1947	0.6353	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	7.08	1.6606	5.4194	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	0.584	0.1370	0.4470	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	14	3.2838	10.7162	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	11.26	2.6411	8.6189	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	2.18	0.5113	1.6687	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	16.49	3.8678	12.6222	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	3.54	0.8303	2.7097	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	1	0.2346	0.7654	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	2.5	0.5864	1.9136	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	93.5	21.9309	71.5691	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	56.5	13.2523	43.2477	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	37	8.6785	28.3215	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	80	18.7644	61.2356	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	0.81	0.1900	0.6200	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	18.55	4.3510	14.1990	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	0.24	0.0563	0.1837	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	8.013	1.8795	6.1335	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	0.49	0.1149	0.3751	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	8	1.8764	6.1236	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	5	1.1728	3.8272	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	5	1.1728	3.8272	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-423	2	0.4691	1.5309	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	61A 534
103-4-424	443.4	221.7	221.7	1	0.5	0.5	0.125	0.0338	Y	Y	HBP	73 135
103-4-425	1.5	0.3518	1.1482	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624
103-4-425	1.6	0.3753	1.2247	221.7	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624
103-4-425	2.5	0.5864	1.9136	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624
103-4-425	2.82	0.6614	2.1586	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624
103-4-425	4.75	1.1141	3.6359	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624
103-4-425	0.08	0.0188	0.0612	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624
103-4-425	0.1	0.0235	0.0765	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624
103-4-425	0.08	0.0188	0.0612	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624
103-4-425	4.32	1.0133	3.3067	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624
103-4-426	32.75	7.6817	25.0683	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259
103-4-426	39.07	9.1641	29.9059	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259
103-4-426	35.5	8.3267	27.1733	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259
103-4-426	40.9	9.5933	31.3067	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259
103-4-426	7.2	1.6888	5.5112	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259
103-4-426	0.75	0.1759	0.5741	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259
103-4-426	3	0.7037	2.2963	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259
103-4-426	2.5	0.5864	1.9136	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259
103-4-426	7	1.6419	5.3581	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259
103-4-427	110	25.8010	84.1990	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 481
103-4-429	1	0.2346	0.7654	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479
103-4-429	6.79	1.5926	5.1974	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479
103-4-429	45.27	10.6183	34.6517	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479
103-4-429	51.88	12.1687	39.7113	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479
103-4-429	11.4800	2.6927	8.7873	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479
103-4-431	72.5	17.0052	55.4948	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	46 142

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
103-4-432	0.07	0.0164	0.0536	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	0.1	0.0235	0.0765	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	0.1433	0.0336	0.1097	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	0.6433	0.1509	0.4924	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	0.0467	0.0109	0.0357	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	0.0833	0.0195	0.0638	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	32.2467	7.5636	24.6831	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	20.0667	4.7067	15.3599	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	12.1867	2.8584	9.3282	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	16.6333	3.9014	12.7319	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	0.2867	0.0672	0.2194	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	3.6000	0.8444	2.7556	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	1.0000	0.2346	0.7654	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	13.0000	3.0492	9.9508	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	21.5333	5.0507	16.4826	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	0.18	0.0422	0.1378	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-432	9.3833	2.2009	7.1824	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392
103-4-433	0.07	0.0164	0.0536	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	0.1	0.0235	0.0765	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	0.1433	0.0336	0.1097	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	0.6433	0.1509	0.4924	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	0.0467	0.0109	0.0357	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	0.0833	0.0195	0.0638	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	32.2467	7.5636	24.6831	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	20.0667	4.7067	15.3599	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	12.1867	2.8584	9.3282	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	16.6333	3.9014	12.7319	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-4-414	BASE ELK SANDSTONE	BASE BASEMENT	61.4000	55.9272	5.4728	0.0000	0.1475	0.1450	$261,977	$265,958	$0	$527,935
103-4-414	BASE ELK SANDSTONE	BASE BASEMENT	2.0000	1.8217	0.1783	0.0000	0.1475	0.1450	$8,533	$8,663	$0	$17,197
103-4-414	BASE ELK SANDSTONE	BASE BASEMENT	5.3800	4.9005	0.4795	0.0000	0.1475	0.1450	$22,955	$23,304	$0	$46,259
103-4-414	BASE ELK SANDSTONE	BASE BASEMENT	43.2000	39.3494	3.8506	0.0000	0.1475	0.1450	$184,322	$187,124	$0	$371,446
103-4-415	BASE ELK SANDSTONE	BASE BASEMENT	50.0000	45.5433	4.4567	0.0000	0.1475	0.1450	$213,336	$216,578	$0	$429,914
103-4-416	BASE ELK SANDSTONE	BASE BASEMENT	48.5000	44.1770	4.3230	0.0000	0.1475	0.1450	$206,936	$210,081	$0	$417,017
103-4-416	BASE ELK SANDSTONE	BASE BASEMENT	43.0000	39.1672	3.8328	0.0000	0.1475	0.1450	$183,469	$186,257	$0	$369,726
103-4-416	BASE ELK SANDSTONE	BASE BASEMENT	5.5000	5.0098	0.4902	0.0000	0.1475	0.1450	$23,467	$23,824	$0	$47,291
103-4-417	BASE ELK SANDSTONE	BASE BASEMENT	100.0000	91.0866	8.9134	0.0000	0.1475	0.1450	$426,672	$433,156	$0	$859,828
103-4-418	BASE ELK SANDSTONE	BASE BASEMENT	15.0000	13.6630	1.3370	0.0000	0.1475	0.1450	$64,001	$64,973	$0	$128,974
103-4-418	BASE ELK SANDSTONE	BASE BASEMENT	4.5000	4.0989	0.4011	0.0000	0.1475	0.1450	$19,200	$19,492	$0	$38,692
103-4-418	BASE ELK SANDSTONE	BASE BASEMENT	28.1400	25.6318	2.5082	0.0000	0.1475	0.1450	$120,065	$121,890	$0	$241,956
103-4-418	BASE ELK SANDSTONE	BASE BASEMENT	4.5000	4.0989	0.4011	0.0000	0.1475	0.1450	$19,200	$19,492	$0	$38,692
103-4-418	BASE ELK SANDSTONE	BASE BASEMENT	12.0000	10.9304	1.0696	0.0000	0.1475	0.1450	$51,201	$51,979	$0	$103,179
103-4-418	BASE ELK SANDSTONE	BASE BASEMENT	15.4300	14.0547	1.3753	0.0000	0.1475	0.1450	$65,835	$66,836	$0	$132,672
103-4-418	BASE ELK SANDSTONE	BASE BASEMENT	5.0000	4.5543	0.4457	0.0000	0.1475	0.1450	$21,334	$21,658	$0	$42,991
103-4-418	BASE ELK SANDSTONE	BASE BASEMENT	1.0700	0.9746	0.0954	0.0000	0.1475	0.1450	$4,565	$4,635	$0	$9,200
103-4-419	BASE ELK SANDSTONE	BASE BASEMENT	53.6200	48.8406	4.7794	0.0000	0.1475	0.1450	$228,782	$232,258	$0	$461,040
103-4-419	BASE ELK SANDSTONE	BASE BASEMENT	0.3800	0.3461	0.0339	0.0000	0.1475	0.1450	$1,621	$1,646	$0	$3,267
103-4-420	BASE ELK SANDSTONE	BASE BASEMENT	90.0000	81.9779	8.0221	0.0000	0.1475	0.1450	$384,005	$389,841	$0	$773,845
103-4-421	BASE ELK SANDSTONE	BASE BASEMENT	107.2000	97.6448	9.5552	0.0000	0.1475	0.1450	$457,392	$464,344	$0	$921,736
103-4-421	BASE ELK SANDSTONE	BASE BASEMENT	1.0000	0.9109	0.0891	0.0000	0.1475	0.1450	$4,267	$4,332	$0	$8,598
103-4-422	BASE ELK SANDSTONE	BASE BASEMENT	6.5000	5.9206	0.5794	0.0000	0.1475	0.1450	$27,734	$28,155	$0	$55,889
103-4-422	BASE ELK SANDSTONE	BASE BASEMENT	143.9100	143.9100		0.0000	0.1475	0.1450	$614,024	$623,355	$0	$1,237,379
103-4-422	BASE ELK SANDSTONE	BASE BASEMENT	40.0000	36.4346	3.5654	0.0000	0.1475	0.1450	$170,669	$173,263	$0	$343,931
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	0.8300	0.7560	0.0740	0.0000	0.1475	0.1450	$3,541	$3,595	$0	$7,137
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	7.0800	6.4489	0.6311	0.0000	0.1475	0.1450	$30,208	$30,667	$0	$60,876
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	0.5840	0.5319	0.0521	0.0000	0.1475	0.1450	$2,492	$2,530	$0	$5,021
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	14.0000	12.7521	1.2479	0.0000	0.1475	0.1450	$59,734	$60,642	$0	$120,376
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	11.2600	10.2564	1.0036	0.0000	0.1475	0.1450	$48,043	$48,773	$0	$96,817
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	2.1800	1.9857	0.1943	0.0000	0.1475	0.1450	$9,301	$9,443	$0	$18,744
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	16.4900	15.0202	1.4698	0.0000	0.1475	0.1450	$70,358	$71,427	$0	$141,786
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	3.5400	3.2245	0.3155	0.0000	0.1475	0.1450	$15,104	$15,334	$0	$30,438
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	1.0000	0.9109	0.0891	0.0000	0.1475	0.1450	$4,267	$4,332	$0	$8,598
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	2.5000	2.2772	0.2228	0.0000	0.1475	0.1450	$10,667	$10,829	$0	$21,496
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	93.5000	85.1660	8.3340	0.0000	0.1475	0.1450	$398,938	$405,001	$0	$803,939
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	56.5000	51.4639	5.0361	0.0000	0.1475	0.1450	$241,070	$244,733	$0	$485,803
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	37.0000	33.7020	3.2980	0.0000	0.1475	0.1450	$157,869	$160,268	$0	$318,136
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	80.0000	72.8693	7.1307	0.0000	0.1475	0.1450	$341,338	$346,525	$0	$687,863
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	0.8100	0.7378	0.0722	0.0000	0.1475	0.1450	$3,456	$3,509	$0	$6,965
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	18.5500	16.8966	1.6534	0.0000	0.1475	0.1450	$79,148	$80,351	$0	$159,498
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	0.2400	0.2186	0.0214	0.0000	0.1475	0.1450	$1,024	$1,040	$0	$2,064
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	8.0130	7.2988	0.7142	0.0000	0.1475	0.1450	$34,189	$34,709	$0	$68,898
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	0.4900	0.4463	0.0437	0.0000	0.1475	0.1450	$2,091	$2,122	$0	$4,213
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	8.0000	7.2869	0.7131	0.0000	0.1475	0.1450	$34,134	$34,653	$0	$68,786
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	5.0000	4.5543	0.4457	0.0000	0.1475	0.1450	$21,334	$21,658	$0	$42,991
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	5.0000	4.5543	0.4457	0.0000	0.1475	0.1450	$21,334	$21,658	$0	$42,991
103-4-423	BASE ELK SANDSTONE	BASE BASEMENT	2.0000	1.8217	0.1783	0.0000	0.1475	0.1450	$8,533	$8,663	$0	$17,197
103-4-424	BASE ELK SANDSTONE	BASE BASEMENT	443.4000	443.4000	0.0000	0.0000	0.1588	0.1588	$1,767,157	$1,768,197	$0	$3,535,354
103-4-425	BASE ELK SANDSTONE	BASE BASEMENT	1.5000	1.3663	0.1337	0.0000	0.1475	0.1450	$6,400	$6,497	$0	$12,897
103-4-425	BASE ELK SANDSTONE	BASE BASEMENT	1.6000	1.4574	0.1426	0.0000	0.1475	0.1450	$6,827	$6,931	$0	$13,757
103-4-425	BASE ELK SANDSTONE	BASE BASEMENT	2.5000	2.2772	0.2228	0.0000	0.1475	0.1450	$10,667	$10,829	$0	$21,496
103-4-425	BASE ELK SANDSTONE	BASE BASEMENT	2.8200	2.5686	0.2514	0.0000	0.1475	0.1450	$12,032	$12,215	$0	$24,247
103-4-425	BASE ELK SANDSTONE	BASE BASEMENT	4.7500	4.3266	0.4234	0.0000	0.1475	0.1450	$20,267	$20,575	$0	$40,842
103-4-425	BASE ELK SANDSTONE	BASE BASEMENT	0.0800	0.0729	0.0071	0.0000	0.1475	0.1450	$341	$347	$0	$688
103-4-425	BASE ELK SANDSTONE	BASE BASEMENT	0.1000	0.0911	0.0089	0.0000	0.1475	0.1450	$427	$433	$0	$860
103-4-425	BASE ELK SANDSTONE	BASE BASEMENT	0.0800	0.0729	0.0071	0.0000	0.1475	0.1450	$341	$347	$0	$688
103-4-425	BASE ELK SANDSTONE	BASE BASEMENT	4.3200	3.9349	0.3851	0.0000	0.1475	0.1450	$18,432	$18,712	$0	$37,145
103-4-426	BASE ELK SANDSTONE	BASE BASEMENT	32.7500	29.8309	2.9191	0.0000	0.1475	0.1450	$139,735	$141,859	$0	$281,594
103-4-426	BASE ELK SANDSTONE	BASE BASEMENT	39.0700	35.5875	3.4825	0.0000	0.1475	0.1450	$166,701	$169,234	$0	$335,935
103-4-426	BASE ELK SANDSTONE	BASE BASEMENT	35.5000	32.3357	3.1643	0.0000	0.1475	0.1450	$151,469	$153,771	$0	$305,239
103-4-426	BASE ELK SANDSTONE	BASE BASEMENT	40.9000	37.2544	3.6456	0.0000	0.1475	0.1450	$174,509	$177,161	$0	$351,670
103-4-426	BASE ELK SANDSTONE	BASE BASEMENT	7.2000	6.5582	0.6418	0.0000	0.1475	0.1450	$30,720	$31,187	$0	$61,908
103-4-426	BASE ELK SANDSTONE	BASE BASEMENT	0.7500	0.6831	0.0669	0.0000	0.1475	0.1450	$3,200	$3,249	$0	$6,449
103-4-426	BASE ELK SANDSTONE	BASE BASEMENT	3.0000	2.7326	0.2674	0.0000	0.1475	0.1450	$12,800	$12,995	$0	$25,795
103-4-426	BASE ELK SANDSTONE	BASE BASEMENT	2.5000	2.2772	0.2228	0.0000	0.1475	0.1450	$10,667	$10,829	$0	$21,496
103-4-426	BASE ELK SANDSTONE	BASE BASEMENT	7.0000	6.3761	0.6239	0.0000	0.1475	0.1450	$29,867	$30,321	$0	$60,188
103-4-427	BASE ELK SANDSTONE	BASE BASEMENT	110.0000	100.1953	9.8047	0.0000	0.1475	0.1450	$469,339	$476,472	$0	$945,811
103-4-429	BASE ELK SANDSTONE	BASE BASEMENT	1.0000	0.9109	0.0891	0.0000	0.1475	0.1450	$4,267	$4,332	$0	$8,598
103-4-429	BASE ELK SANDSTONE	BASE BASEMENT	6.7900	6.1848	0.6052	0.0000	0.1475	0.1450	$28,971	$29,411	$0	$58,382
103-4-429	BASE ELK SANDSTONE	BASE BASEMENT	45.2700	41.2349	4.0351	0.0000	0.1475	0.1450	$193,154	$196,090	$0	$389,244
103-4-429	BASE ELK SANDSTONE	BASE BASEMENT	51.8800	47.2557	4.6243	0.0000	0.1475	0.1450	$221,357	$224,722	$0	$446,079
103-4-429	BASE ELK SANDSTONE	BASE BASEMENT	11.4800	10.4567	1.0233	0.0000	0.1475	0.1450	$48,982	$49,726	$0	$98,708

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-4-431	BASE ELK SANDSTONE	BASE BASEMENT	72.5000	66.0378	6.4622	0.0000	0.1475	0.1450	$309,337	$314,038	$0	$623,376
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	0.0700	0.0638	0.0062	0.0000	0.1475	0.1450	$299	$303	$0	$602
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	0.1000	0.0911	0.0089	0.0000	0.1475	0.1450	$427	$433	$0	$860
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	0.1433	0.1306	0.0128	0.0000	0.1475	0.1450	$612	$621	$0	$1,232
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	0.6433	0.5860	0.0573	0.0000	0.1475	0.1450	$2,745	$2,787	$0	$5,532
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	0.0467	0.0425	0.0042	0.0000	0.1475	0.1450	$199	$202	$0	$401
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	0.0833	0.0759	0.0074	0.0000	0.1475	0.1450	$356	$361	$0	$717
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	32.2467	29.3724	2.8743	0.0000	0.1475	0.1450	$137,587	$139,678	$0	$277,266
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	20.0667	18.2780	1.7886	0.0000	0.1475	0.1450	$85,619	$86,920	$0	$172,539
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	12.1867	11.1004	1.0862	0.0000	0.1475	0.1450	$51,997	$52,787	$0	$104,784
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	16.6333	15.1507	1.4826	0.0000	0.1475	0.1450	$70,970	$72,048	$0	$143,018
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	0.2867	0.2611	0.0256	0.0000	0.1475	0.1450	$1,223	$1,242	$0	$2,465
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	3.6000	3.2791	0.3209	0.0000	0.1475	0.1450	$15,360	$15,594	$0	$30,954
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	1.0000	0.9109	0.0891	0.0000	0.1475	0.1450	$4,267	$4,332	$0	$8,598
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	13.0000	11.8413	1.1587	0.0000	0.1475	0.1450	$55,467	$56,310	$0	$111,778
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	21.5333	19.6140	1.9194	0.0000	0.1475	0.1450	$91,877	$93,273	$0	$185,150
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	0.1800	0.1640	0.0160	0.0000	0.1475	0.1450	$768	$780	$0	$1,548
103-4-432	BASE ELK SANDSTONE	BASE BASEMENT	9.3833	8.5470	0.8364	0.0000	0.1475	0.1450	$40,036	$40,645	$0	$80,681
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	0.0700	0.0638	0.0062	0.0000	0.1475	0.1450	$299	$303	$0	$602
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	0.1000	0.0911	0.0089	0.0000	0.1475	0.1450	$427	$433	$0	$860
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	0.1433	0.1306	0.0128	0.0000	0.1475	0.1450	$612	$621	$0	$1,232
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	0.6433	0.5860	0.0573	0.0000	0.1475	0.1450	$2,745	$2,787	$0	$5,532
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	0.0467	0.0425	0.0042	0.0000	0.1475	0.1450	$199	$202	$0	$401
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	0.0833	0.0759	0.0074	0.0000	0.1475	0.1450	$356	$361	$0	$717
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	32.2467	29.3724	2.8743	0.0000	0.1475	0.1450	$137,587	$139,678	$0	$277,266
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	20.0667	18.2780	1.7886	0.0000	0.1475	0.1450	$85,619	$86,920	$0	$172,539
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	12.1867	11.1004	1.0862	0.0000	0.1475	0.1450	$51,997	$52,787	$0	$104,784
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	16.6333	15.1507	1.4826	0.0000	0.1475	0.1450	$70,970	$72,048	$0	$143,018

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						11	4-28-9999.3	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						12	4-29-15	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						13	4-29-23	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						14	4-29-24	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						15	4-29-36	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						16	4-29-9999.3	0
103-4-433	SHALLOW WELL	HL Smith	N S Snyder	A	3/1/1910						17	4-29-9999.9p2	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						1	4-28-30	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						2	4-28-30.1	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						3	4-28-30.2	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						4	4-28-30.3	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						5	4-28-30.4	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						6	4-28-31	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						7	4-28-32	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						8	4-28-33	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						9	4-28-47	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						10	4-28-55	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						11	4-28-9999.3	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						12	4-29-15	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						13	4-29-23	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						14	4-29-24	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						15	4-29-36	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						16	4-29-9999.3	0
103-4-434	SHALLOW WELL	HL McIntyre	N S Snyder	A	3/3/1910						17	4-29-9999.9p2	0
103-4-440	SHALLOW WELL	D.S. Norris	H L Smith	A	2/24/1892						1	4-25-41	100.3
103-4-442	SHALLOW WELL	S.A. Morris et al	SOUTH PENN OIL CO.	A	10/4/1894	deleted lease 60 NMA replaced by 103-4-416					1	103-4-442
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						1	4-35-39	0.25
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						2	4-35-40p1	37.5
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						3	4-35-47.1	0.95
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						4	4-35-48	2.33
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						5	4-35-48.1	1.44
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						6	4-35-48.2	0.37
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						7	4-35-48.3	0.86
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						8	4-35-48.4	0.29
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						9	4-35-48.5	0.5
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						10	4-39-10	7.9
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						11	4-39-11	0.51
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						12	4-39-12	2.3
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						13	4-39-20.1p1	46.73
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						14	4-39-6	39.35
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						15	4-39-7	1.59
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						16	4-39-8	0.103
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						17	4-39-9	0.14
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						18	4-40-1	0.75
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						19	4-40-10.1	0.08
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						20	4-40-2	0.73
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						21	4-40-2.1	0.52
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						22	4-40-3	0.08
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						23	4-40-3.1	0.484
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						24	4-40-4	0.25
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						25	4-40-5	0.17
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						26	4-40-6	0.17
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						27	4-40-7	0.5
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						28	4-40-7.1	0.83
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						29	4-40-9	6.8
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						30	4-40-9999.9	0.51
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						31	4-45-19	0.05
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						32	4-45-19.1	0.17
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						33	4-45-20	0.08
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						34	4-45-21	0.05
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						35	4-45-22	0.1
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						36	4-45-23	0.05
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						37	4-45-24	0.07
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						38	4-45-29	0.04
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						39	4-45-29.1	0.29
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						40	4-45-30	0.16
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						41	4-45-32	0.13
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						42	4-45-33	0.1
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						43	4-45-5	0.11
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						44	4-45-6	0.03
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						45	4-45-7	0.03
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						46	4-45-79	0.5
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						47	4-45-8	0.11
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						48	4-45-9	0.02

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
103-4-433	0.2867	0.0672	0.2194	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	3.6000	0.8444	2.7556	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	1.0000	0.2346	0.7654	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	13.0000	3.0492	9.9508	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	21.5333	5.0507	16.4826	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	0.18	0.0422	0.1378	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-433	9.3833	2.2009	7.1824	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 414
103-4-434	0.07	0.0350	0.0350	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	0.1	0.0500	0.0500	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	0.1433	0.0717	0.0717	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	0.6433	0.3217	0.3217	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	0.0467	0.0233	0.0233	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	0.0833	0.0417	0.0417	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	32.2467	16.1233	16.1233	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	20.0667	10.0333	10.0333	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	12.1867	6.0933	6.0933	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	16.6333	8.3167	8.3167	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	0.2867	0.1433	0.1433	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	3.6000	1.8000	1.8000	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	1.0000	0.5000	0.5000	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	13.0000	6.5000	6.5000	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	21.5333	10.7667	10.7667	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	0.18	0.0900	0.0900	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-434	9.3833	4.6917	4.6917	0.333333334	0.5	0.5	0.125	0.0025	Y	Y	HBP	107 411
103-4-440	100.3	23.5258	76.7742	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 142
103-4-442				1	0.5	0.5	0.145	0.0225	Y	Y	HBP	41 148
103-4-443	0.25	0.0586	0.1914	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	37.5	8.7958	28.7042	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.95	0.2228	0.7272	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	2.33	0.5465	1.7835	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	1.44	0.3378	1.1022	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.37	0.0868	0.2832	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.86	0.2017	0.6583	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.29	0.0680	0.2220	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.5	0.1173	0.3827	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	7.9	1.8530	6.0470	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.51	0.1196	0.3904	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	2.3	0.5395	1.7605	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	31.1533	7.3072	23.8462	0.66666667	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	39.35	9.2297	30.1203	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	1.59	0.3729	1.2171	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.103	0.0242	0.0788	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.14	0.0328	0.1072	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.75	0.1759	0.5741	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.08	0.0188	0.0612	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.73	0.1712	0.5588	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.52	0.1220	0.3980	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.08	0.0188	0.0612	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.484	0.1135	0.3705	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.25	0.0586	0.1914	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.17	0.0399	0.1301	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.17	0.0399	0.1301	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.5	0.1173	0.3827	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.83	0.1947	0.6353	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	6.8	1.5950	5.2050	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.51	0.1196	0.3904	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.05	0.0117	0.0383	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.17	0.0399	0.1301	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.08	0.0188	0.0612	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.05	0.0117	0.0383	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.1	0.0235	0.0765	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.05	0.0117	0.0383	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.07	0.0164	0.0536	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.04	0.0094	0.0306	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.29	0.0680	0.2220	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.16	0.0375	0.1225	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.13	0.0305	0.0995	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.1	0.0235	0.0765	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.11	0.0258	0.0842	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.03	0.0070	0.0230	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.03	0.0070	0.0230	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.5	0.1173	0.3827	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.11	0.0258	0.0842	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	0.02	0.0047	0.0153	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	0.2867	0.2611	0.0256	0.0000	0.1475	0.1450	$1,223	$1,242	$0	$2,465
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	3.6000	3.2791	0.3209	0.0000	0.1475	0.1450	$15,360	$15,594	$0	$30,954
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	1.0000	0.9109	0.0891	0.0000	0.1475	0.1450	$4,267	$4,332	$0	$8,598
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	13.0000	11.8413	1.1587	0.0000	0.1475	0.1450	$55,467	$56,310	$0	$111,778
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	21.5333	19.6140	1.9194	0.0000	0.1475	0.1450	$91,877	$93,273	$0	$185,150
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	0.1800	0.1640	0.0160	0.0000	0.1475	0.1450	$768	$780	$0	$1,548
103-4-433	BASE ELK SANDSTONE	BASE BASEMENT	9.3833	8.5470	0.8364	0.0000	0.1475	0.1450	$40,036	$40,645	$0	$80,681
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	0.0700	0.0638	0.0062	0.0000	0.1275	0.1250	$334	$338	$0	$672
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	0.1000	0.0911	0.0089	0.0000	0.1275	0.1250	$477	$483	$0	$960
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	0.1433	0.1306	0.0128	0.0000	0.1275	0.1250	$683	$693	$0	$1,376
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	0.6433	0.5860	0.0573	0.0000	0.1275	0.1250	$3,067	$3,108	$0	$6,175
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	0.0467	0.0425	0.0042	0.0000	0.1275	0.1250	$222	$225	$0	$448
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	0.0833	0.0759	0.0074	0.0000	0.1275	0.1250	$397	$403	$0	$800
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	32.2467	29.3724	2.8743	0.0000	0.1275	0.1250	$153,711	$155,802	$0	$309,513
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	20.0667	18.2780	1.7886	0.0000	0.1275	0.1250	$95,652	$96,953	$0	$192,606
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	12.1867	11.1004	1.0862	0.0000	0.1275	0.1250	$58,090	$58,881	$0	$116,971
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	16.6333	15.1507	1.4826	0.0000	0.1275	0.1250	$79,286	$80,365	$0	$159,651
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	0.2867	0.2611	0.0256	0.0000	0.1275	0.1250	$1,366	$1,385	$0	$2,752
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	3.6000	3.2791	0.3209	0.0000	0.1275	0.1250	$17,160	$17,394	$0	$34,554
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	1.0000	0.9109	0.0891	0.0000	0.1275	0.1250	$4,767	$4,832	$0	$9,598
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	13.0000	11.8413	1.1587	0.0000	0.1275	0.1250	$61,967	$62,810	$0	$124,778
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	21.5333	19.6140	1.9194	0.0000	0.1275	0.1250	$102,643	$104,040	$0	$206,683
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	0.1800	0.1640	0.0160	0.0000	0.1275	0.1250	$858	$870	$0	$1,728
103-4-434	BASE ELK SANDSTONE	BASE BASEMENT	9.3833	8.5470	0.8364	0.0000	0.1275	0.1250	$44,728	$45,336	$0	$90,064
103-4-440	BASE ELK SANDSTONE	BASE BASEMENT	100.3000	91.3599	8.9401	0.0000	0.1475	0.1450	$427,952	$434,456	$0	$862,408
103-4-442	BASE ELK SANDSTONE	BASE BASEMENT	0.0000	60.0000		0.0000	0.1675	0.1650	$0	$0	$0	$0
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.2500	0.1275	0.1250	$1,192	$0	$0	$1,192
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				37.5000	0.1275	0.1250	$178,752	$0	$0	$178,752
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.9500	0.1275	0.1250	$4,528	$0	$0	$4,528
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				2.3300	0.1275	0.1250	$11,106	$0	$0	$11,106
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				1.4400	0.1275	0.1250	$6,864	$0	$0	$6,864
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.3700	0.1275	0.1250	$1,764	$0	$0	$1,764
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.8600	0.1275	0.1250	$4,099	$0	$0	$4,099
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.2900	0.1275	0.1250	$1,382	$0	$0	$1,382
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.5000	0.1275	0.1250	$2,383	$0	$0	$2,383
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				7.9000	0.1275	0.1250	$37,657	$0	$0	$37,657
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.5100	0.1275	0.1250	$2,431	$0	$0	$2,431
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				2.3000	0.1275	0.1250	$10,963	$0	$0	$10,963
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				31.1533	0.1275	0.1250	$148,499	$0	$0	$148,499
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				39.3500	0.1275	0.1250	$187,570	$0	$0	$187,570
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				1.5900	0.1275	0.1250	$7,579	$0	$0	$7,579
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1030	0.1275	0.1250	$491	$0	$0	$491
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1400	0.1275	0.1250	$667	$0	$0	$667
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.7500	0.1275	0.1250	$3,575	$0	$0	$3,575
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0800	0.1275	0.1250	$381	$0	$0	$381
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.7300	0.1275	0.1250	$3,480	$0	$0	$3,480
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.5200	0.1275	0.1250	$2,479	$0	$0	$2,479
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0800	0.1275	0.1250	$381	$0	$0	$381

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.4840	0.1275	0.1250	$2,307	$0	$0	$2,307
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.2500	0.1275	0.1250	$1,192	$0	$0	$1,192
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1700	0.1275	0.1250	$810	$0	$0	$810
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1700	0.1275	0.1250	$810	$0	$0	$810
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.5000	0.1275	0.1250	$2,383	$0	$0	$2,383
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.8300	0.1275	0.1250	$3,956	$0	$0	$3,956
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				6.8000	0.1275	0.1250	$32,414	$0	$0	$32,414
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.5100	0.1275	0.1250	$2,431	$0	$0	$2,431
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0500	0.1275	0.1250	$238	$0	$0	$238
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1700	0.1275	0.1250	$810	$0	$0	$810
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0800	0.1275	0.1250	$381	$0	$0	$381
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0500	0.1275	0.1250	$238	$0	$0	$238
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1000	0.1275	0.1250	$477	$0	$0	$477
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0500	0.1275	0.1250	$238	$0	$0	$238
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0700	0.1275	0.1250	$334	$0	$0	$334
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0400	0.1275	0.1250	$191	$0	$0	$191
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.2900	0.1275	0.1250	$1,382	$0	$0	$1,382
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1600	0.1275	0.1250	$763	$0	$0	$763
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1300	0.1275	0.1250	$620	$0	$0	$620
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1000	0.1275	0.1250	$477	$0	$0	$477
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1100	0.1275	0.1250	$524	$0	$0	$524
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0300	0.1275	0.1250	$143	$0	$0	$143
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0300	0.1275	0.1250	$143	$0	$0	$143
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.5000	0.1275	0.1250	$2,383	$0	$0	$2,383
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.1100	0.1275	0.1250	$524	$0	$0	$524
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0200	0.1275	0.1250	$95	$0	$0	$95

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						49	4-45-9.1	0.04
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						50	4-35-47p2	6.49
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						51	4-35-41p1	103.46
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						52	4-39-20	5
103-4-443	HOOD #1	Nancy Fout	Trans Energy, Inc.	A	11/1/2005						53	4-39-20.1p2	20
103-4-444A	HART #28H	Henry Eby	Trans Energy, Inc.	A	10/2/2007						1	4-33-11	88.5
103-4-444B	HART #28H	Mary B. Davis	Trans Energy, Inc.	A	10/2/2007						1	4-33-11	0
103-4-444C	HART #28H	Deborah Rein	Trans Energy, Inc.	A	10/2/2007						1	4-33-11	0
103-4-444D	HART #28H	Rosalyn Metzger	Trans Energy, Inc.	A	10/2/2007						1	4-33-11	0
103-4-444E	HART #28H	Siegler Family Trust c/o Rosalyn Metzger	Trans Energy, Inc.	A	10/2/2007						1	4-33-11	0
103-4-444F	HART #28H	Waco Oil & Gas	Trans Energy, Inc.	A	11/7/2007						1	4-33-11	0
103-4-451	HOOD #1	Coastal Forest Resources	Trans Energy, Inc.	A	10/13/2008						1	4-39-20.1p1	0
103-4-451	HOOD #1	Coastal Forest Resources	Trans Energy, Inc.	A	10/13/2008						1	4-39-20.1p2	0
103-4-452	HOOD #1	Ed Broome, Inc. & Douglas Broome	Trans Energy, Inc.	A	11/12/2008						1	4-39-20.1p2	0
103-4-494	NANCY MAPLE #3	Jeffrey & Sue Mapeld	Trans Energy, Inc.	A	10/24/2008						1	2-12-49p1	50
103-4-4A		Charles S. Shriver - deceased	Trans Energy, Inc.	A	8/1/2008	8/1/2016					1	4-30-52	80
103-4-4B		Thomas R. Shriver	Trans Energy, Inc.	A	8/1/2008	8/1/2016					1	4-30-52	0
103-4-4C		John V. Shriver now MM Marcellus	Trans Energy, Inc.	A	6/20/2008	8/1/2016					1	4-30-52	0
103-4-7	DEWHURST 110 & DEWHURST 111	Lloyd Joe Prine	TRANS ENG\REPUBLIC ENERGY VENTURES	A	5/16/2011	5/16/2014					1	4-32-13	78.28
103-4-74S		Carl Williams - Wayne Akers Exc.	Trans Energy, Inc.	A	11/14/2008	11/14/2016					1	4-29-20	43.4
103-4-75S		Carl Williams - Wayne Akers Exc.	Trans Energy, Inc.	A	11/14/2008	11/14/2016					1	4-24-41	0
103-4-77A		CBC Holdings now Bounty Minerals	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/1/2011	4/30/2016					1	4-29-1	46.4
103-4-77A		CBC Holdings now Bounty Minerals	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/1/2011	4/30/2016					2	4-29-5	80.3
103-4-77A		CBC Holdings now Bounty Minerals	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/1/2011	4/30/2016					3	4-29-5.1	7.5
103-4-77A		CBC Holdings now Bounty Minerals	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/1/2011	4/30/2016					4	4-29-6	71.9
103-4-77A		CBC Holdings now Bounty Minerals	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/1/2011	4/30/2016					5	4-29-7	22.5
103-4-77A		CBC Holdings now Bounty Minerals	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/1/2011	4/30/2016					6	4-29-14	0.9
103-4-77A		CBC Holdings now Bounty Minerals	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/1/2011	4/30/2016					7	4-29-16	8
103-4-77A		CBC Holdings now Bounty Minerals	TRANS ENG\REPUBLIC ENERGY VENTURES	A	2/1/2011	4/30/2016					8	4-29-17	0.1542
103-4-77T		Carl Williams	Trans Energy, Inc.	A	11/14/2008	11/14/2016					1	4-29-1	0
103-4-77T		Carl Williams	Trans Energy, Inc.	A	11/14/2008	11/14/2016					2	4-29-5	0
103-4-77T		Carl Williams	Trans Energy, Inc.	A	11/14/2008	11/14/2016					3	4-29-5.1	0
103-4-77T		Carl Williams	Trans Energy, Inc.	A	11/14/2008	11/14/2016					4	4-29-6	0
103-4-77T		Carl Williams	Trans Energy, Inc.	A	11/14/2008	11/14/2016					5	4-29-7	0
103-4-77T		Carl Williams	Trans Energy, Inc.	A	11/14/2008	11/14/2016					6	4-29-14	0
103-4-77T		Carl Williams	Trans Energy, Inc.	A	11/14/2008	11/14/2016					7	4-29-16	0
103-4-77T		Carl Williams	Trans Energy, Inc.	A	11/14/2008	11/14/2016					8	4-29-17	0
103-4-84A		Walter Myers	Trans Energy, Inc.	A	7/7/2008	7/7/2016					1	4-20-6	102.5
103-4-84B		Joseph Wells - Deceased	Trans Energy, Inc.	A	7/7/2008	7/7/2016					1	4-20-6	0
103-4-90AA		Phylis Francis	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-29-9	44
103-4-90B		Janice G. Fisher	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90C		Kathryn Fisher	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90D		Alan & Donna Fisher	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90E		Leah Kervaski	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90F		Linda Fisher	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90G		Alma Ludwick and Carroll Ludwick	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90H		Gary & Janet Fisher	Trans Energy, Inc.	A	8/26/2008	8/26/2013					1	4-29-9	0
103-4-90I		Carolyn Anderson	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90J		Marlene G. Trader	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90K		Arlene & Larry Showalter	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90N		Betty & Vernon Berry	Trans Energy, Inc.	A	8/26/2008	8/26/2016					1	4-29-9	0
103-4-90O		Merla J. Barr	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-29-9	0
103-4-90P		Carol Haught, et al	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-29-9	0
103-4-90Q		Kathryn Marshall	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-29-9	0

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
103-4-90R		Larry J & Elva Barr	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-29-9	0
103-4-90T		Willa Belle Pyles	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-29-9	0
103-4-90U		Cary Lindler	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-29-9	0
103-4-90V		Donald Barr	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-29-9	0
103-4-90W		Richard Barr	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-29-9	0
103-4-91		Marelene Trader	Trans Energy, Inc.	A	8/30/2008	8/30/2016					1	4-39-28	28.25
M-103-4-12A	BLACKSHERE 200H & 201H	Matthew F. Graves Special Commissioner	Trans Energy, Inc.	A	3/30/2012						1	4-33-15	13.1
M-103-4-12A	BLACKSHERE 200H & 201H	Matthew F. Graves Special Commissioner	Trans Energy, Inc.	A	3/30/2012						2	4-33-17	15.67
M-103-4-12A	BLACKSHERE 200H & 201H	Matthew F. Graves Special Commissioner	Trans Energy, Inc.	A	3/30/2012						3	4-33-18	30.3
M-103-4-12A	BLACKSHERE 200H & 201H	Matthew F. Graves Special Commissioner	Trans Energy, Inc.	A	3/30/2012						4	4-33-19	13.75
M-103-4-12A	BLACKSHERE 200H & 201H	Matthew F. Graves Special Commissioner	Trans Energy, Inc.	A	3/30/2012						5	4-33-20	14.0812
M-103-4-12A	BLACKSHERE 200H & 201H	Matthew F. Graves Special Commissioner	Trans Energy, Inc.	A	3/30/2012						6	4-33-21	48.5
M-103-4-12A	BLACKSHERE 200H & 201H	Matthew F. Graves Special Commissioner	Trans Energy, Inc.	A	3/30/2012						7	4-33-23	6.57
M-103-4-12A	BLACKSHERE 200H & 201H	Matthew F. Graves Special Commissioner	Trans Energy, Inc.	A	3/30/2012						8	4-33-23.1	7.61
M-103-4-13A		Aaron L Edgell	Trans Energy, Inc.	A	3/11/2013	No interest in tract - .0385 NMA					1	4-38-18	0
M-103-4-13A		Aaron L Edgell	Trans Energy, Inc.	A	3/11/2013	tract contains 30.3 gross not 40.55 - .021 NMA					2	4-38-11p1	0
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						1	4-25-18	16
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						2	4-25-25	23.5
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008	deeded to Stone Energy - 7.738 NMA					3	4-27-3	0
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						4	4-28-15	13
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						5	4-30-31	14.2
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						6	4-30-4	15.3
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						7	4-30-6	23.57
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						8	4-30-6.1	0.32
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						9	4-30-77	82.1
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						10	4-30-78	18.5

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
103-4-443	0.04	0.0094	0.0306	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	6.49	1.5223	4.9677	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	103.46	24.2670	79.1930	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	5	1.1728	3.8272	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-443	6.6667	1.5637	5.1030	0.33333333	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	85A 162
103-4-444A	9.341671	4.6708	4.6708	0.105556	0.5	0.5	0.125	0.0025	Y	Y	HBP	90A 145
103-4-444B	25.5667	12.7833	12.7833	0.288888	0.5	0.5	0.125	0.0025	Y	Y	HBP	90A 142
103-4-444C	2.8025	1.4013	1.4013	0.0316666	0.5	0.5	0.125	0.0025	Y	Y	HBP	90 148
103-4-444D	2.8025	1.4013	1.4013	0.0316666	0.5	0.5	0.125	0.0025	Y	Y	HBP	90A 151
103-4-444E	3.7367	1.8683	1.8683	0.042222	0.5	0.5	0.125	0.0025	Y	Y	HBP	90A 154
103-4-444F	44.250	22.125	22.125	0.5	0.5	0.5	0.125	0.0025	Y	Y	HBP	90A 476
103-4-451	15.5766	3.6536	11.9230	0.33333333	0.234554785	0.765445215	0.125	0.0000	Y	Y	HBP	96A 333
103-4-451	3.3333	0.7818	2.5515	0.16666667	0.234554785	0.765445215	0.125	0.0000	Y	Y	HBP	96A 333
103-4-452	10	2.3455	7.6545	0.5	0.234554785	0.765445215	0.125	0.0000	Y	Y	HBP	98A 128
103-4-494	50	11.7277	38.2723	1	0.234554785	0.765445215	0.125	0.0000	Y	Y	HBP	96A 348
103-4-4A	26.664	6.2542	20.4098	0.3333	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	94A 993
103-4-4B	26.664	6.2542	20.4098	0.3333	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	94A 996
103-4-4C	26.664	6.2542	20.4098	0.3333	0.234554785	0.765445215	0.125	0.0025	Y	N	PT	94A 446
103-4-7	78.28	39.14	39.14	1	0.5	0.5	0.17	0.0025	Y	Y	HBP	123A 826
103-4-74S	0.192	0.0689	0.1231	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 201
103-4-75S	0.3036	0.1089	0.1947	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 204
103-4-77A	6.6286	3.3143	3.3143	0.142857143	0.5	0.5	0.125	0.0025	Y	N	PT	120A 613
103-4-77A	11.4714	5.7357	5.7357	0.142857143	0.5	0.5	0.125	0.0025	Y	N	PT	120A 613
103-4-77A	1.0714	0.5357	0.5357	0.142857143	0.5	0.5	0.125	0.0025	Y	N	PT	120A 613
103-4-77A	10.2714	5.1357	5.1357	0.142857143	0.5	0.5	0.125	0.0025	Y	N	PT	120A 613
103-4-77A	3.2143	1.6072	1.6072	0.142857143	0.5	0.5	0.125	0.0025	Y	N	PT	120A 613
103-4-77A	0.1286	0.0643	0.0643	0.142857143	0.5	0.5	0.125	0.0025	Y	N	PT	120A 613
103-4-77A	1.1429	0.5715	0.5715	0.142857143	0.5	0.5	0.125	0.0025	Y	N	PT	120A 613
103-4-77A	0.022	0.011	0.011	0.142857143	0.5	0.5	0.125	0.0025	Y	N	PT	120A 613
103-4-77T	0.2071	0.0743	0.1328	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 207
103-4-77T	0.3585	0.1286	0.2299	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 207
103-4-77T	0.0335	0.0120	0.0215	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 207
103-4-77T	0.321	0.1152	0.2058	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 207
103-4-77T	0.1004	0.0360	0.0644	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 207
103-4-77T	0.004	0.0014	0.0026	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 207
103-4-77T	0.0357	0.0128	0.0229	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 207
103-4-77T	0.0007	0.0003	0.0004	0.004464286	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	97A 207
103-4-84A	51.25	12.0209	39.2291	0.5	0.234554785	0.765445215	0.125	0.0000	Y	N	PT	94A 458
103-4-84B	51.25	12.0209	39.2291	0.5	0.234554785	0.765445215	0.125	0.0000	Y	N	PT	94A 455
103-4-90AA	11	3.9465	7.0535	0.25	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 615
103-4-90B	1.25	0.4485	0.8015	0.03125	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 280
103-4-90C	1.25	0.4485	0.8015	0.03125	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	96A 342
103-4-90D	1.25	0.4485	0.8015	0.03125	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 268
103-4-90E	1.25	0.4485	0.8015	0.03125	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 265
103-4-90F	1.25	0.4485	0.8015	0.03125	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	96A 336
103-4-90G	1.25	0.4485	0.8015	0.03125	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	96A 339
103-4-90H	1.25	0.4485	0.8015	0.03125	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 277
103-4-90I	3.3333	1.1959	2.1374	0.083333	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 618
103-4-90J	3.3333	1.1959	2.1374	0.083333333	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 289
103-4-90K	3.3333	1.1959	2.1374	0.083333	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 262
103-4-90N	0.8333	0.2990	0.5343	0.02083333	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 259
103-4-90O	0.8333	0.2990	0.5343	0.02083333	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 609
103-4-90P	0.8333	0.2990	0.5343	0.02083333	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	99A 32
103-4-90Q	0.8333	0.2990	0.5343	0.02083333	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 627
103-4-90R	0.8333	0.2990	0.5343	0.02083333	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 286
103-4-90T	0.8333	0.2990	0.5343	0.02083333	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	96A 345
103-4-90U	1.25	0.4485	0.8015	0.03125	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 283
103-4-90V	0.2083	0.0747	0.1336	0.005208	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 253
103-4-90W	0.2083	0.0747	0.1336	0.0052083	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 256
103-4-91	28.25	10.1354	18.1146	1	0.35877475	0.64122525	0.125	0.0000	Y	N	PT	95A 612
M-103-4-12A	13.0996	6.5498	6.5498	0.99996969	0.5	0.5	0	0.0000	N	N	MP	429 502
M-103-4-12A	15.6695	7.8348	7.8348	0.99996969	0.5	0.5	0	0.0000	N	N	MP	429 502
M-103-4-12A	30.2991	15.1496	15.1496	0.99996969	0.5	0.5	0	0.0000	N	N	MP	429 502
M-103-4-12A	13.7496	6.8748	6.8748	0.99996969	0.5	0.5	0	0.0000	N	N	MP	429 502
M-103-4-12A	14.0808	7.0404	7.0404	0.99996969	0.5	0.5	0	0.0000	N	N	MP	429 502
M-103-4-12A	48.4985	24.2493	24.2493	0.99996969	0.5	0.5	0	0.0000	N	N	MP	429 502
M-103-4-12A	6.5698	3.2849	3.2849	0.99996969	0.5	0.5	0	0.0000	N	N	MP	429 502
M-103-4-12A	7.6098	3.8049	3.8049	0.99996969	0.5	0.5	0	0.0000	N	N	MP	429 502
M-103-4-13A	0	0	0	0.002057613	0.5	0.5	0	0.0000	N	N	MP	433 873
M-103-4-13A	0.0806	0.0403	0.0403	0.002057613	0.5	0.5	0	0.0000	N	N	MP	433 873
M-103-4-1A	1.4231	0.7116	0.7116	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	2.0901	1.0451	1.0451	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0	0	0	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	1.1562	0.5781	0.5781	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	1.263	0.6315	0.6315	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	1.3608	0.6804	0.6804	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	2.0964	1.0482	1.0482	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0285	0.0143	0.0143	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	7.3021	3.6511	3.6511	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	1.6454	0.8227	0.8227	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				0.0400	0.1275	0.1250	$191	$0	$0	$191
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				6.4900	0.1275	0.1250	$30,936	$0	$0	$30,936
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				103.4600	0.1275	0.1250	$493,165	$0	$0	$493,165
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				5.0000	0.1275	0.1250	$23,834	$0	$0	$23,834
103-4-443	BASE ELK SANDSTONE	6000’ OR ONONDAGA EQUIVALENT				6.6667	0.1275	0.1250	$31,778	$0	$0	$31,778
103-4-444A	BASE ELK SANDSTONE	BASE BASEMENT	9.3417	9.3417		0.0000	0.1275	0.1250	$44,529	$45,135	$0	$89,664
103-4-444B	BASE ELK SANDSTONE	BASE BASEMENT	25.5667	25.5667		0.0000	0.1275	0.1250	$121,869	$123,527	$0	$245,396
103-4-444C	BASE ELK SANDSTONE	BASE BASEMENT	2.8025	2.8025		0.0000	0.1275	0.1250	$13,359	$13,540	$0	$26,899
103-4-444D	BASE ELK SANDSTONE	BASE BASEMENT	2.8025	2.8025		0.0000	0.1275	0.1250	$13,359	$13,540	$0	$26,899
103-4-444E	BASE ELK SANDSTONE	BASE BASEMENT	3.7367	3.7367		0.0000	0.1275	0.1250	$17,812	$18,054	$0	$35,866
103-4-444F	BASE ELK SANDSTONE	BASE BASEMENT	44.2500	44.2500		0.0000	0.1275	0.1250	$210,927	$213,797	$0	$424,724
103-4-451	BASE ELK SANDSTONE	BASE BASEMENT	15.5766	14.1882	1.3884	0.0000	0.1250	0.1250	$75,223	$75,259	$0	$150,482
103-4-451	BASE ELK SANDSTONE	BASE BASEMENT	3.3333	3.0362	0.2971	0.0000	0.1250	0.1250	$16,097	$16,105	$0	$32,203
103-4-452	TOP SURFACE	GORDAN				10.0000	0.1250	0.1250	$48,292	$0	$0	$48,292
103-4-494	BASE ELK SANDSTONE	BASE BASEMENT	50.0000	45.5433	4.4567	0.0000	0.1250	0.1250	$241,461	$241,578	$0	$483,039
103-4-4A	TOP SURFACE	BASE BASEMENT	26.6640	24.2873	2.3767	0.0000	0.1275	0.1250	$127,100	$128,829	$0	$255,929
103-4-4B	TOP SURFACE	BASE BASEMENT	26.6640	24.2873	2.3767	0.0000	0.1275	0.1250	$127,100	$128,829	$0	$255,929
103-4-4C	TOP SURFACE	BASE BASEMENT	26.6640	24.2873	2.3767	0.0000	0.1275	0.1250	$127,100	$128,829	$0	$255,929
103-4-7	TOP SURFACE	BASE BASEMENT	78.2800	39.1400	39.1400	0.0000	0.1725	0.1700	$285,074	$290,150	$0	$575,224
103-4-74S	TOP SURFACE	BASE BASEMENT	0.1920	0.0689	0.1231	0.0000	0.1250	0.1250	$927	$928	$0	$1,855
103-4-75S	TOP SURFACE	BASE BASEMENT	0.3036	0.1089	0.1947	0.0000	0.1250	0.1250	$1,466	$1,467	$0	$2,933
103-4-77A	TOP SURFACE	BASE BASEMENT	6.6286	6.6286		0.0000	0.1275	0.1250	$31,597	$32,027	$0	$63,623
103-4-77A	TOP SURFACE	BASE BASEMENT	11.4714	11.4714		0.0000	0.1275	0.1250	$54,681	$55,425	$0	$110,106
103-4-77A	TOP SURFACE	BASE BASEMENT	1.0714	1.0714		0.0000	0.1275	0.1250	$5,107	$5,177	$0	$10,284
103-4-77A	TOP SURFACE	BASE BASEMENT	10.2714	10.2714		0.0000	0.1275	0.1250	$48,961	$49,627	$0	$98,588
103-4-77A	TOP SURFACE	BASE BASEMENT	3.2143	3.2143		0.0000	0.1275	0.1250	$15,322	$15,530	$0	$30,852
103-4-77A	TOP SURFACE	BASE BASEMENT	0.1286	0.1286		0.0000	0.1275	0.1250	$613	$621	$0	$1,234
103-4-77A	TOP SURFACE	BASE BASEMENT	1.1429	1.1429		0.0000	0.1275	0.1250	$5,448	$5,522	$0	$10,970
103-4-77A	TOP SURFACE	BASE BASEMENT	0.0220	0.0220		0.0000	0.1275	0.1250	$105	$106	$0	$211
103-4-77T	TOP SURFACE	BASE BASEMENT	0.2071	0.0743	0.1328	0.0000	0.1250	0.1250	$1,000	$1,001	$0	$2,001
103-4-77T	TOP SURFACE	BASE BASEMENT	0.3585	0.1286	0.2299	0.0000	0.1250	0.1250	$1,731	$1,732	$0	$3,463
103-4-77T	TOP SURFACE	BASE BASEMENT	0.0335	0.0120	0.0215	0.0000	0.1250	0.1250	$162	$162	$0	$324
103-4-77T	TOP SURFACE	BASE BASEMENT	0.3210	0.1152	0.2058	0.0000	0.1250	0.1250	$1,550	$1,551	$0	$3,101
103-4-77T	TOP SURFACE	BASE BASEMENT	0.1004	0.0360	0.0644	0.0000	0.1250	0.1250	$485	$485	$0	$970
103-4-77T	TOP SURFACE	BASE BASEMENT	0.0040	0.0014	0.0026	0.0000	0.1250	0.1250	$19	$19	$0	$39
103-4-77T	TOP SURFACE	BASE BASEMENT	0.0357	0.0128	0.0229	0.0000	0.1250	0.1250	$172	$172	$0	$345
103-4-77T	TOP SURFACE	BASE BASEMENT	0.0007	0.0003	0.0004	0.0000	0.1250	0.1250	$3	$3	$0	$7
103-4-84A	TOP SURFACE	BASE BASEMENT	51.2500	46.6819	4.5681	0.0000	0.1250	0.1250	$247,498	$247,618	$0	$495,115
103-4-84B	TOP SURFACE	BASE BASEMENT	51.2500	46.6819	4.5681	0.0000	0.1250	0.1250	$247,498	$247,618	$0	$495,115
103-4-90AA	TOP SURFACE	BASE BASEMENT	11.0000	3.9465	7.0535	0.0000	0.1250	0.1250	$53,121	$53,147	$0	$106,269
103-4-90B	TOP SURFACE	BASE BASEMENT	1.2500	0.4485	0.8015	0.0000	0.1250	0.1250	$6,037	$6,039	$0	$12,076
103-4-90C	TOP SURFACE	BASE BASEMENT	1.2500	0.4485	0.8015	0.0000	0.1250	0.1250	$6,037	$6,039	$0	$12,076
103-4-90D	TOP SURFACE	BASE BASEMENT	1.2500	0.4485	0.8015	0.0000	0.1250	0.1250	$6,037	$6,039	$0	$12,076
103-4-90E	TOP SURFACE	BASE BASEMENT	1.2500	0.4485	0.8015	0.0000	0.1250	0.1250	$6,037	$6,039	$0	$12,076
103-4-90F	TOP SURFACE	BASE BASEMENT	1.2500	0.4485	0.8015	0.0000	0.1250	0.1250	$6,037	$6,039	$0	$12,076
103-4-90G	TOP SURFACE	BASE BASEMENT	1.2500	0.4485	0.8015	0.0000	0.1250	0.1250	$6,037	$6,039	$0	$12,076
103-4-90H	TOP SURFACE	BASE BASEMENT	1.2500	0.4485	0.8015	0.0000	0.1250	0.1250	$6,037	$6,039	$0	$12,076
103-4-90I	TOP SURFACE	BASE BASEMENT	3.3333	1.1959	2.1374	0.0000	0.1250	0.1250	$16,097	$16,105	$0	$32,202
103-4-90J	TOP SURFACE	BASE BASEMENT	3.3333	1.1959	2.1374	0.0000	0.1250	0.1250	$16,097	$16,105	$0	$32,202
103-4-90K	TOP SURFACE	BASE BASEMENT	3.3333	1.1959	2.1374	0.0000	0.1250	0.1250	$16,097	$16,105	$0	$32,202
103-4-90N	TOP SURFACE	BASE BASEMENT	0.8333	0.2990	0.5343	0.0000	0.1250	0.1250	$4,024	$4,026	$0	$8,050
103-4-90O	TOP SURFACE	BASE BASEMENT	0.8333	0.2990	0.5343	0.0000	0.1250	0.1250	$4,024	$4,026	$0	$8,050
103-4-90P	TOP SURFACE	BASE BASEMENT	0.8333	0.2990	0.5343	0.0000	0.1250	0.1250	$4,024	$4,026	$0	$8,050
103-4-90Q	TOP SURFACE	BASE BASEMENT	0.8333	0.2990	0.5343	0.0000	0.1250	0.1250	$4,024	$4,026	$0	$8,050
103-4-90R	TOP SURFACE	BASE BASEMENT	0.8333	0.2990	0.5343	0.0000	0.1250	0.1250	$4,024	$4,026	$0	$8,050
103-4-90T	TOP SURFACE	BASE BASEMENT	0.8333	0.2990	0.5343	0.0000	0.1250	0.1250	$4,024	$4,026	$0	$8,050
103-4-90U	TOP SURFACE	BASE BASEMENT	1.2500	0.4485	0.8015	0.0000	0.1250	0.1250	$6,037	$6,039	$0	$12,076

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-4-90V	TOP SURFACE	BASE BASEMENT	0.2083	0.0747	0.1336	0.0000	0.1250	0.1250	$1,006	$1,006	$0	$2,012
103-4-90W	TOP SURFACE	BASE BASEMENT	0.2083	0.0747	0.1336	0.0000	0.1250	0.1250	$1,006	$1,006	$0	$2,012
103-4-91	TOP SURFACE	BASE BASEMENT	28.2500	10.1354	18.1146	0.0000	0.1250	0.1250	$136,425	$136,492	$0	$272,917
M-103-4-12A	TOP SURFACE	BASE BASEMENT	13.0996	6.5498	6.5498	0.0000	0.0000	0.0000	$55,074	$55,104	$65,498	$175,676
M-103-4-12A	TOP SURFACE	BASE BASEMENT	15.6695	7.8348	7.8348	0.0000	0.0000	0.0000	$65,878	$65,915	$78,348	$210,140
M-103-4-12A	TOP SURFACE	BASE BASEMENT	30.2991	15.1496	15.1496	0.0000	0.0000	0.0000	$127,384	$127,455	$151,496	$406,335
M-103-4-12A	TOP SURFACE	BASE BASEMENT	13.7496	6.8748	6.8748	0.0000	0.0000	0.0000	$57,806	$57,839	$68,748	$184,393
M-103-4-12A	TOP SURFACE	BASE BASEMENT	14.0808	7.0404	7.0404	0.0000	0.0000	0.0000	$59,199	$59,232	$70,404	$188,835
M-103-4-12A	TOP SURFACE	BASE BASEMENT	48.4985	24.2493	24.2493	0.0000	0.0000	0.0000	$203,898	$204,012	$242,493	$650,403
M-103-4-12A	TOP SURFACE	BASE BASEMENT	6.5698	3.2849	3.2849	0.0000	0.0000	0.0000	$27,621	$27,636	$32,849	$88,106
M-103-4-12A	TOP SURFACE	BASE BASEMENT	7.6098	3.8049	3.8049	0.0000	0.0000	0.0000	$31,993	$32,011	$38,049	$102,053
M-103-4-13A	TOP SURFACE	BASE BASEMENT	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	$0	$0	$0	$0
M-103-4-13A	TOP SURFACE	BASE BASEMENT	0.0806	0.0403	0.0403	0.0000	0.0000	0.0000	$339	$339	$403	$1,081
M-103-4-1A	TOP SURFACE	BASE BASEMENT	1.4231	0.7116	0.7116	0.0000	0.0000	0.0000	$5,983	$5,986	$7,116	$19,085
M-103-4-1A	TOP SURFACE	BASE BASEMENT	2.0901	1.0451	1.0451	0.0000	0.0000	0.0000	$8,787	$8,792	$10,451	$28,030
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	$0	$0	$0	$0
M-103-4-1A	TOP SURFACE	BASE BASEMENT	1.1562	0.5781	0.5781	0.0000	0.0000	0.0000	$4,861	$4,864	$5,781	$15,506
M-103-4-1A	TOP SURFACE	BASE BASEMENT	1.2630	0.6315	0.6315	0.0000	0.0000	0.0000	$5,310	$5,313	$6,315	$16,938
M-103-4-1A	TOP SURFACE	BASE BASEMENT	1.3608	0.6804	0.6804	0.0000	0.0000	0.0000	$5,721	$5,724	$6,804	$18,249
M-103-4-1A	TOP SURFACE	BASE BASEMENT	2.0964	1.0482	1.0482	0.0000	0.0000	0.0000	$8,814	$8,819	$10,482	$28,114
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0285	0.0143	0.0143	0.0000	0.0000	0.0000	$120	$120	$143	$382
M-103-4-1A	TOP SURFACE	BASE BASEMENT	7.3021	3.6511	3.6511	0.0000	0.0000	0.0000	$30,700	$30,717	$36,511	$97,927
M-103-4-1A	TOP SURFACE	BASE BASEMENT	1.6454	0.8227	0.8227	0.0000	0.0000	0.0000	$6,918	$6,921	$8,227	$22,066

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						11	4-31-11	28.2065
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						12	4-31-13	0.34
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						13	4-33-12p2	34.98
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						14	4-35-20	42
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						15	4-36-10	0.44
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						16	4-36-19	56.5
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						17	4-36-5	0.17
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						18	4-36-6	1.03
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						19	4-36-6.1	0.97
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						20	4-36-7	1.05
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						21	4-36-8	0.1
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						22	4-36-30	0.1
M-103-4-1A		William L and Beulah N Talkington	Trans Energy, Inc.	A	7/18/2008						23	4-36-31	0.25
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						1	4-25-18	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						2	4-25-25	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008	deeded to Stone Energy -7.738 NMA					3	4-27-3	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						4	4-28-15	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						5	4-30-31	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						6	4-30-4	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						7	4-30-6	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						8	4-30-6.1	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						9	4-30-77	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						10	4-30-78	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						11	4-31-11	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						12	4-31-13	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						13	4-33-12p2	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						14	4-35-20	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						15	4-36-10	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						16	4-36-19	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						17	4-36-5	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						18	4-36-6	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						19	4-36-6.1	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						20	4-36-7	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						21	4-36-8	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						22	4-36-30	0
M-103-4-1B		Martha Jane Graff	Trans Energy, Inc.	A	7/18/2008						23	4-36-31	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						1	4-25-18	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						2	4-25-25	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008	deeded to Stone Energy -7.738 NMA					3	4-27-3	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						4	4-28-15	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						5	4-30-31	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						6	4-30-4	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						7	4-30-6	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						8	4-30-6.1	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						9	4-30-77	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						10	4-30-78	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						11	4-31-11	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						12	4-31-13	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						13	4-33-12p2	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						14	4-35-20	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						15	4-36-10	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						16	4-36-19	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						17	4-36-5	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						18	4-36-6	0

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						19	4-36-6.1	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						20	4-36-7	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						21	4-36-8	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						22	4-36-30	0
M-103-4-1C		Percy Eugene and Nancy Joan Talkington	Trans Energy, Inc.	A	7/18/2008						23	4-36-31	0
M-103-4-2A		Robert L. Cummings	Trans Energy, Inc.	A	8/25/2008						1	4-19-32	24.5
M-103-4-2A		Robert L. Cummings	Trans Energy, Inc.	A	8/25/2008						2	4-19-32p2	24.5
M-103-4-2B		Helen Mollohan	Trans Energy, Inc.	A	8/25/2008						1	4-19-32	0
M-103-4-2B		Helen Mollohan	Trans Energy, Inc.	A	8/25/2008						2	4-19-32p2	0
M-103-4-2C		James L. Cummings	Trans Energy, Inc.	A	8/25/2008						1	4-19-32	0
M-103-4-2C		James L. Cummings	Trans Energy, Inc.	A	8/25/2008						2	4-19-32p2	0
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						1	4-14-8	59.5
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						2	4-30-15	51.15
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						3	4-30-16	0.19
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						4	4-30-17	0.1659
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						5	4-30-18	0.1659
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						6	4-30-19	0.1659
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						7	4-30-20	0.0917
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						8	4-30-21	0.0026
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						9	4-30-22	0.0026
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						10	4-30-23	72.5
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						11	4-30-25	0.424
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						12	4-31-7	69
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						13	4-31-10	18.25
M-103-4-3		Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						14	4-25-42	145
M-103-4-3	CHK Vernon Johnson 10H	Anna L. Buzzard	Trans Energy, Inc.	A	9/11/2008						15	3-1-1	132
M-103-4-4		Donald L. Cosgray	Trans Energy, Inc.	A	8/29/2008						1	4-29-1	0
M-103-4-4		Donald L. Cosgray	Trans Energy, Inc.	A	8/29/2008						2	4-29-5	0
M-103-4-4		Donald L. Cosgray	Trans Energy, Inc.	A	8/29/2008						3	4-29-6	0

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
M-103-4-1A	2.5087	1.2544	1.2544	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0302	0.0151	0.0151	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	3.1112	1.5556	1.5556	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	3.7356	1.8678	1.8678	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0391	0.0196	0.0196	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	5.0252	2.5126	2.5126	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0151	0.0076	0.0076	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0916	0.0458	0.0458	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0863	0.0432	0.0432	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0934	0.0467	0.0467	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0089	0.0045	0.0045	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0089	0.0045	0.0045	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1A	0.0222	0.0111	0.0111	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 399
M-103-4-1B	1.4231	0.7116	0.7116	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	2.0901	1.0451	1.0451	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0	0	0	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	1.1562	0.5781	0.5781	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	1.263	0.6315	0.6315	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	1.3608	0.6804	0.6804	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	2.0964	1.0482	1.0482	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0285	0.0143	0.0143	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	7.3021	3.6511	3.6511	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	1.6454	0.8227	0.8227	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	2.5087	1.2544	1.2544	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0302	0.0151	0.0151	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	3.1112	1.5556	1.5556	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	3.7356	1.8678	1.8678	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0391	0.0196	0.0196	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	5.0252	2.5126	2.5126	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0151	0.0076	0.0076	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0916	0.0458	0.0458	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0863	0.0432	0.0432	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0934	0.0467	0.0467	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0089	0.0045	0.0045	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0089	0.0045	0.0045	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1B	0.0222	0.0111	0.0111	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 405
M-103-4-1C	1.4231	0.7116	0.7116	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	2.0901	1.0451	1.0451	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0	0	0	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	1.1562	0.5781	0.5781	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	1.263	0.6315	0.6315	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	1.3608	0.6804	0.6804	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	2.0964	1.0482	1.0482	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0285	0.0143	0.0143	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	7.3021	3.6511	3.6511	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	1.6454	0.8227	0.8227	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	2.5087	1.2544	1.2544	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0302	0.0151	0.0151	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	3.1112	1.5556	1.5556	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	3.7356	1.8678	1.8678	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0391	0.0196	0.0196	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	5.0252	2.5126	2.5126	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0151	0.0076	0.0076	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0916	0.0458	0.0458	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0863	0.0432	0.0432	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0934	0.0467	0.0467	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0089	0.0045	0.0045	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0089	0.0045	0.0045	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-1C	0.0222	0.0111	0.0111	0.0889417	0.5	0.5	0	0.0000	Y	N	MP	416 393
M-103-4-2A	4.2434	2.1217	2.1217	0.1732	0.5	0.5	0	0.0000	Y	N	MP	417 506
M-103-4-2A	4.2434	2.1217	2.1217	0.1732	0.5	0.5	0	0.0000	Y	N	MP	417 506
M-103-4-2B	4.2434	2.1217	2.1217	0.1732	0.5	0.5	0	0.0000	Y	N	MP	417 508
M-103-4-2B	4.2434	2.1217	2.1217	0.1732	0.5	0.5	0	0.0000	Y	N	MP	417 508
M-103-4-2C	4.2434	2.1217	2.1217	0.1732	0.5	0.5	0	0.0000	Y	N	MP	417 510
M-103-4-2C	4.2434	2.1217	2.1217	0.1732	0.5	0.5	0	0.0000	Y	N	MP	417 510
M-103-4-3	16.0973	8.0487	8.0487	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	13.8382	6.9191	6.9191	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	0.0514	0.0257	0.0257	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	0.0449	0.0225	0.0225	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	0.0449	0.0225	0.0225	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	0.0449	0.0225	0.0225	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	0.0248	0.0124	0.0124	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	0.0007	0.0004	0.0004	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
M-103-4-3	0.0007	0.0004	0.0004	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	19.6143	9.8072	9.8072	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	0.1147	0.0574	0.0574	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	18.6674	9.3337	9.3337	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	4.9374	2.4687	2.4687	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	39.2286	19.6143	19.6143	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-3	35.7116	17.8558	17.8558	0.2705423	0.5	0.5	0	0.0000	Y	N	MP	417 500
M-103-4-4	0.2438	0.1219	0.1219	0.0052536	0.5	0.5	0	0.0000	Y	N	MP	417 494
M-103-4-4	0.4219	0.2110	0.2110	0.0052536	0.5	0.5	0	0.0000	Y	N	MP	417 494
M-103-4-4	0.3777	0.1889	0.1889	0.0052536	0.5	0.5	0	0.0000	Y	N	MP	417 494

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
M-103-4-1A	TOP SURFACE	BASE BASEMENT	2.5087	1.2544	1.2544	0.0000	0.0000	0.0000	$10,547	$10,553	$12,544	$33,644
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0302	0.0151	0.0151	0.0000	0.0000	0.0000	$127	$127	$151	$405
M-103-4-1A	TOP SURFACE	BASE BASEMENT	3.1112	1.5556	1.5556	0.0000	0.0000	0.0000	$13,080	$13,087	$15,556	$41,724
M-103-4-1A	TOP SURFACE	BASE BASEMENT	3.7356	1.8678	1.8678	0.0000	0.0000	0.0000	$15,705	$15,714	$18,678	$50,097
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0391	0.0196	0.0196	0.0000	0.0000	0.0000	$164	$164	$196	$524
M-103-4-1A	TOP SURFACE	BASE BASEMENT	5.0252	2.5126	2.5126	0.0000	0.0000	0.0000	$21,127	$21,139	$25,126	$67,392
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0151	0.0076	0.0076	0.0000	0.0000	0.0000	$63	$64	$76	$203
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0916	0.0458	0.0458	0.0000	0.0000	0.0000	$385	$385	$458	$1,228
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0863	0.0432	0.0432	0.0000	0.0000	0.0000	$363	$363	$432	$1,157
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0934	0.0467	0.0467	0.0000	0.0000	0.0000	$393	$393	$467	$1,253
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0089	0.0045	0.0045	0.0000	0.0000	0.0000	$37	$37	$45	$119
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0089	0.0045	0.0045	0.0000	0.0000	0.0000	$37	$37	$45	$119
M-103-4-1A	TOP SURFACE	BASE BASEMENT	0.0222	0.0111	0.0111	0.0000	0.0000	0.0000	$93	$93	$111	$298
M-103-4-1B	TOP SURFACE	BASE BASEMENT	1.4231	0.7116	0.7116	0.0000	0.0000	0.0000	$5,983	$5,986	$7,116	$19,085
M-103-4-1B	TOP SURFACE	BASE BASEMENT	2.0901	1.0451	1.0451	0.0000	0.0000	0.0000	$8,787	$8,792	$10,451	$28,030
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	$0	$0	$0	$0
M-103-4-1B	TOP SURFACE	BASE BASEMENT	1.1562	0.5781	0.5781	0.0000	0.0000	0.0000	$4,861	$4,864	$5,781	$15,506
M-103-4-1B	TOP SURFACE	BASE BASEMENT	1.2630	0.6315	0.6315	0.0000	0.0000	0.0000	$5,310	$5,313	$6,315	$16,938
M-103-4-1B	TOP SURFACE	BASE BASEMENT	1.3608	0.6804	0.6804	0.0000	0.0000	0.0000	$5,721	$5,724	$6,804	$18,249
M-103-4-1B	TOP SURFACE	BASE BASEMENT	2.0964	1.0482	1.0482	0.0000	0.0000	0.0000	$8,814	$8,819	$10,482	$28,114
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0285	0.0143	0.0143	0.0000	0.0000	0.0000	$120	$120	$143	$382
M-103-4-1B	TOP SURFACE	BASE BASEMENT	7.3021	3.6511	3.6511	0.0000	0.0000	0.0000	$30,700	$30,717	$36,511	$97,927
M-103-4-1B	TOP SURFACE	BASE BASEMENT	1.6454	0.8227	0.8227	0.0000	0.0000	0.0000	$6,918	$6,921	$8,227	$22,066
M-103-4-1B	TOP SURFACE	BASE BASEMENT	2.5087	1.2544	1.2544	0.0000	0.0000	0.0000	$10,547	$10,553	$12,544	$33,644
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0302	0.0151	0.0151	0.0000	0.0000	0.0000	$127	$127	$151	$405
M-103-4-1B	TOP SURFACE	BASE BASEMENT	3.1112	1.5556	1.5556	0.0000	0.0000	0.0000	$13,080	$13,087	$15,556	$41,724
M-103-4-1B	TOP SURFACE	BASE BASEMENT	3.7356	1.8678	1.8678	0.0000	0.0000	0.0000	$15,705	$15,714	$18,678	$50,097
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0391	0.0196	0.0196	0.0000	0.0000	0.0000	$164	$164	$196	$524
M-103-4-1B	TOP SURFACE	BASE BASEMENT	5.0252	2.5126	2.5126	0.0000	0.0000	0.0000	$21,127	$21,139	$25,126	$67,392
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0151	0.0076	0.0076	0.0000	0.0000	0.0000	$63	$64	$76	$203
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0916	0.0458	0.0458	0.0000	0.0000	0.0000	$385	$385	$458	$1,228
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0863	0.0432	0.0432	0.0000	0.0000	0.0000	$363	$363	$432	$1,157
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0934	0.0467	0.0467	0.0000	0.0000	0.0000	$393	$393	$467	$1,253
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0089	0.0045	0.0045	0.0000	0.0000	0.0000	$37	$37	$45	$119
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0089	0.0045	0.0045	0.0000	0.0000	0.0000	$37	$37	$45	$119
M-103-4-1B	TOP SURFACE	BASE BASEMENT	0.0222	0.0111	0.0111	0.0000	0.0000	0.0000	$93	$93	$111	$298
M-103-4-1C	TOP SURFACE	BASE BASEMENT	1.4231	0.7116	0.7116	0.0000	0.0000	0.0000	$5,983	$5,986	$7,116	$19,085
M-103-4-1C	TOP SURFACE	BASE BASEMENT	2.0901	1.0451	1.0451	0.0000	0.0000	0.0000	$8,787	$8,792	$10,451	$28,030
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	$0	$0	$0	$0
M-103-4-1C	TOP SURFACE	BASE BASEMENT	1.1562	0.5781	0.5781	0.0000	0.0000	0.0000	$4,861	$4,864	$5,781	$15,506
M-103-4-1C	TOP SURFACE	BASE BASEMENT	1.2630	0.6315	0.6315	0.0000	0.0000	0.0000	$5,310	$5,313	$6,315	$16,938
M-103-4-1C	TOP SURFACE	BASE BASEMENT	1.3608	0.6804	0.6804	0.0000	0.0000	0.0000	$5,721	$5,724	$6,804	$18,249
M-103-4-1C	TOP SURFACE	BASE BASEMENT	2.0964	1.0482	1.0482	0.0000	0.0000	0.0000	$8,814	$8,819	$10,482	$28,114
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0285	0.0143	0.0143	0.0000	0.0000	0.0000	$120	$120	$143	$382
M-103-4-1C	TOP SURFACE	BASE BASEMENT	7.3021	3.6511	3.6511	0.0000	0.0000	0.0000	$30,700	$30,717	$36,511	$97,927
M-103-4-1C	TOP SURFACE	BASE BASEMENT	1.6454	0.8227	0.8227	0.0000	0.0000	0.0000	$6,918	$6,921	$8,227	$22,066
M-103-4-1C	TOP SURFACE	BASE BASEMENT	2.5087	1.2544	1.2544	0.0000	0.0000	0.0000	$10,547	$10,553	$12,544	$33,644
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0302	0.0151	0.0151	0.0000	0.0000	0.0000	$127	$127	$151	$405
M-103-4-1C	TOP SURFACE	BASE BASEMENT	3.1112	1.5556	1.5556	0.0000	0.0000	0.0000	$13,080	$13,087	$15,556	$41,724
M-103-4-1C	TOP SURFACE	BASE BASEMENT	3.7356	1.8678	1.8678	0.0000	0.0000	0.0000	$15,705	$15,714	$18,678	$50,097
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0391	0.0196	0.0196	0.0000	0.0000	0.0000	$164	$164	$196	$524
M-103-4-1C	TOP SURFACE	BASE BASEMENT	5.0252	2.5126	2.5126	0.0000	0.0000	0.0000	$21,127	$21,139	$25,126	$67,392
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0151	0.0076	0.0076	0.0000	0.0000	0.0000	$63	$64	$76	$203
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0916	0.0458	0.0458	0.0000	0.0000	0.0000	$385	$385	$458	$1,228
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0863	0.0432	0.0432	0.0000	0.0000	0.0000	$363	$363	$432	$1,157
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0934	0.0467	0.0467	0.0000	0.0000	0.0000	$393	$393	$467	$1,253
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0089	0.0045	0.0045	0.0000	0.0000	0.0000	$37	$37	$45	$119
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0089	0.0045	0.0045	0.0000	0.0000	0.0000	$37	$37	$45	$119
M-103-4-1C	TOP SURFACE	BASE BASEMENT	0.0222	0.0111	0.0111	0.0000	0.0000	0.0000	$93	$93	$111	$298
M-103-4-2A	TOP SURFACE	BASE BASEMENT	4.2434	2.1217	2.1217	0.0000	0.0000	0.0000	$17,840	$17,850	$21,217	$56,907
M-103-4-2A	TOP SURFACE	BASE BASEMENT	4.2434	2.1217	2.1217	0.0000	0.0000	0.0000	$17,840	$17,850	$21,217	$56,907
M-103-4-2B	TOP SURFACE	BASE BASEMENT	4.2434	2.1217	2.1217	0.0000	0.0000	0.0000	$17,840	$17,850	$21,217	$56,907
M-103-4-2B	TOP SURFACE	BASE BASEMENT	4.2434	2.1217	2.1217	0.0000	0.0000	0.0000	$17,840	$17,850	$21,217	$56,907
M-103-4-2C	TOP SURFACE	BASE BASEMENT	4.2434	2.1217	2.1217	0.0000	0.0000	0.0000	$17,840	$17,850	$21,217	$56,907
M-103-4-2C	TOP SURFACE	BASE BASEMENT	4.2434	2.1217	2.1217	0.0000	0.0000	0.0000	$17,840	$17,850	$21,217	$56,907
M-103-4-3	TOP SURFACE	BASE BASEMENT	16.0973	8.0487	8.0487	0.0000	0.0000	0.0000	$67,677	$67,714	$80,487	$215,877
M-103-4-3	TOP SURFACE	BASE BASEMENT	13.8382	6.9191	6.9191	0.0000	0.0000	0.0000	$58,179	$58,211	$69,191	$185,581
M-103-4-3	TOP SURFACE	BASE BASEMENT	0.0514	0.0257	0.0257	0.0000	0.0000	0.0000	$216	$216	$257	$689
M-103-4-3	TOP SURFACE	BASE BASEMENT	0.0449	0.0225	0.0225	0.0000	0.0000	0.0000	$189	$189	$225	$602
M-103-4-3	TOP SURFACE	BASE BASEMENT	0.0449	0.0225	0.0225	0.0000	0.0000	0.0000	$189	$189	$225	$602
M-103-4-3	TOP SURFACE	BASE BASEMENT	0.0449	0.0225	0.0225	0.0000	0.0000	0.0000	$189	$189	$225	$602

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
M-103-4-3	TOP SURFACE	BASE BASEMENT	0.0248	0.0124	0.0124	0.0000	0.0000	0.0000	$104	$104	$124	$333
M-103-4-3	TOP SURFACE	BASE BASEMENT	0.0007	0.0004	0.0004	0.0000	0.0000	0.0000	$3	$3	$4	$9
M-103-4-3	TOP SURFACE	BASE BASEMENT	0.0007	0.0007	0.0004	0.0000	0.0000	0.0000	$3	$3	$4	$9
M-103-4-3	TOP SURFACE	BASE BASEMENT	19.6143	9.8072	9.8072	0.0000	0.0000	0.0000	$82,463	$82,509	$98,072	$263,043
M-103-4-3	TOP SURFACE	BASE BASEMENT	0.1147	0.0574	0.0574	0.0000	0.0000	0.0000	$482	$482	$574	$1,538
M-103-4-3	TOP SURFACE	BASE BASEMENT	18.6674	9.3337	9.3337	0.0000	0.0000	0.0000	$78,482	$78,526	$93,337	$250,344
M-103-4-3	TOP SURFACE	BASE BASEMENT	4.9374	2.4687	2.4687	0.0000	0.0000	0.0000	$20,758	$20,769	$24,687	$66,214
M-103-4-3	TOP SURFACE	BASE BASEMENT	39.2286	19.6143	19.6143	0.0000	0.0000	0.0000	$164,926	$165,018	$196,143	$526,086
M-103-4-3	TOP SURFACE	BASE BASEMENT	35.7116	17.8558	17.8558	0.0000	0.0000	0.0000	$150,139	$150,223	$178,558	$478,920
M-103-4-4	TOP SURFACE	BASE BASEMENT	0.2438	0.1219	0.1219	0.0000	0.0000	0.0000	$1,025	$1,026	$1,219	$3,270
M-103-4-4	TOP SURFACE	BASE BASEMENT	0.4219	0.2110	0.2110	0.0000	0.0000	0.0000	$1,774	$1,775	$2,110	$5,658
M-103-4-4	TOP SURFACE	BASE BASEMENT	0.3777	0.1889	0.1889	0.0000	0.0000	0.0000	$1,588	$1,589	$1,889	$5,065

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	WELL	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	LEASE EXTEN.	LEASE TERM	NEW EXTEN	$/MINERAL ACRE	TRACT CODE	DMP	GROSS ACRES
M-103-4-4		Donald L. Cosgray	Trans Energy, Inc.	A	8/29/2008						4	4-29-7	0
M-103-4-4		Donald L. Cosgray	Trans Energy, Inc.	A	8/29/2008						5	4-24-41	68.29
M-103-4-5		William T and Roberta E. Dent	Trans Energy, Inc.	A	8/25/2008						1	4-24-13	40
M-103-4-6A		Fred A. Anderson	Trans Energy, Inc.	A	10/13/2008						1	4-23-12	104
M-103-4-6B		Jack and Nora Lee Jones	Trans Energy, Inc.	A	10/24/2008						1	4-23-12	0
M-103-4-6C		Mary E. Beatty	Trans Energy, Inc.	A	10/24/2008						1	4-23-12	0
M-103-4-6D		Keith and Olive Toothman	Trans Energy, Inc.	A	10/24/2008						1	4-23-12	0
M-103-4-7		John L. and Alice M. McGee	Trans Energy, Inc.	A	11/17/2008						1	4-24-12	25
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						1	4-32-1	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						2	4-32-2	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						3	4-32-2.1	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						4	4-32-3	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						5	4-32-3.1	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						6	4-32-3.5	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						7	4-32-3.6	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						8	4-32-3.7	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						9	4-32-3.8	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						10	4-32-3.9	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						11	4-32-4	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						12	4-32-6	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						13	4-32-7	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						14	4-32-8	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						15	4-32-3.2	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						16	4-32-3.4	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						17	4-32-3.10	0
M-103-4-8A		William Shepard	Trans Energy, Inc.	A	5/19/2008						18	4-32-3.11	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						1	4-32-1	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						2	4-32-2	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						3	4-32-2.1	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						4	4-32-3	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						5	4-32-3.1	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						6	4-32-3.5	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						7	4-32-3.6	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						8	4-32-3.7	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						9	4-32-3.8	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						10	4-32-3.9	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						11	4-32-4	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						12	4-32-6	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						13	4-32-7	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						14	4-32-8	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						15	4-32-3.2	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						16	4-32-3.4	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						17	4-32-3.10	0
M-103-4-8B		Shirley Bennett	Trans Energy, Inc.	A	5/19/2008						18	4-32-3.11	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						1	4-32-1	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						2	4-32-2	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						3	4-32-2.1	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						4	4-32-3	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						5	4-32-3.1	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						6	4-32-3.5	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						7	4-32-3.6	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						8	4-32-3.7	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						9	4-32-3.8	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						10	4-32-3.9	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						11	4-32-4	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						12	4-32-6	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						13	4-32-7	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						14	4-32-8	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						15	4-32-3.2	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						16	4-32-3.4	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						17	4-32-3.10	0
M-103-4-8C		Vaughan Kring	Trans Energy, Inc.	A	5/19/2008						18	4-32-3.11	0

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
M-103-4-4	0.1182	0.0591	0.0591	0.0052536	0.5	0.5	0	0.0000	Y	N	MP	417 494
M-103-4-4	0.3588	0.1794	0.1794	0.0052536	0.5	0.5	0	0.0000	Y	N	MP	417 494
M-103-4-5	11.34	5.67	5.67	0.2835	0.5	0.5	0	0.0000	Y	N	MP	417 502
M-103-4-6A	0.4462	0.2231	0.2231	0.00429	0.5	0.5	0	0.0000	Y	N	MP	417 495
M-103-4-6B	0.4462	0.2231	0.2231	0.00429	0.5	0.5	0	0.0000	Y	N	MP	417 496
M-103-4-6C	0.4462	0.2231	0.2231	0.00429	0.5	0.5	0	0.0000	Y	N	MP	417 497
M-103-4-6D	0.4462	0.2231	0.2231	0.00429	0.5	0.5	0	0.0000	Y	N	MP	417 498
M-103-4-7	5.35	2.675	2.675	0.214	0.5	0.5	0	0.0000	Y	N	MP	417 499
M-103-4-8A	0.013	0.0065	0.0065	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.1106	0.0553	0.0553	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.0091	0.0046	0.0046	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.2188	0.1094	0.1094	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.1759	0.0880	0.0880	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.0341	0.0171	0.0171	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.2577	0.1289	0.1289	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.0586	0.0293	0.0293	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.0156	0.0078	0.0078	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.0391	0.0196	0.0196	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	1.4609	0.7305	0.7305	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.8828	0.4414	0.4414	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.5781	0.28905	0.28905	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	1.25	0.625	0.625	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.0127	0.0064	0.0064	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.2898	0.1449	0.1449	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.0038	0.0019	0.0019	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8A	0.1252	0.0626	0.0626	0.015625	0.5	0.5	0	0.0000	Y	Y	MP	415 611
M-103-4-8B	0.0026	0.0013	0.0013	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0221	0.0111	0.0111	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0018	0.0009	0.0009	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0438	0.0219	0.0219	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0352	0.0176	0.0176	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0068	0.0034	0.0034	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0515	0.0258	0.0258	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0117	0.0059	0.0059	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0031	0.0016	0.0016	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0078	0.0039	0.0039	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.2922	0.1461	0.1461	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.1766	0.0883	0.0883	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.1156	0.0578	0.0578	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.25	0.125	0.125	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0025	0.0013	0.0013	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.058	0.029	0.029	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.0008	0.0004	0.0004	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8B	0.025	0.0125	0.0125	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 609
M-103-4-8C	0.0026	0.0013	0.0013	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0221	0.0111	0.0111	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0018	0.0009	0.0009	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0438	0.0219	0.0219	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0352	0.0176	0.0176	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0068	0.0034	0.0034	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0515	0.0258	0.0258	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0117	0.0059	0.0059	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0031	0.0016	0.0016	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0078	0.0039	0.0039	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.2922	0.1461	0.1461	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.1766	0.0883	0.0883	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.1156	0.0578	0.0578	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.25	0.125	0.125	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0025	0.0013	0.0013	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.058	0.029	0.029	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.0008	0.0004	0.0004	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610
M-103-4-8C	0.025	0.0125	0.0125	0.003125	0.5	0.5	0	0.0000	Y	Y	MP	415 610

	12588.2282

EXHIBIT C (LEASES AND WELLS)

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
M-103-4-4	TOP SURFACE	BASE BASEMENT	0.1182	0.0591	0.0591	0.0000	0.0000	0.0000	$497	$497	$591	$1,585
M-103-4-4	TOP SURFACE	BASE BASEMENT	0.3588	0.1794	0.1794	0.0000	0.0000	0.0000	$1,508	$1,509	$1,794	$4,812
M-103-4-5	TOP SURFACE	BASE BASEMENT	11.3400	5.6700	5.6700	0.0000	0.0000	0.0000	$47,676	$47,702	$56,700	$152,078
M-103-4-6A	TOP SURFACE	BASE BASEMENT	0.4462	0.2231	0.2231	0.0000	0.0000	0.0000	$1,876	$1,877	$2,231	$5,984
M-103-4-6B	TOP SURFACE	BASE BASEMENT	0.4462	0.2231	0.2231	0.0000	0.0000	0.0000	$1,876	$1,877	$2,231	$5,984
M-103-4-6C	TOP SURFACE	BASE BASEMENT	0.4462	0.2231	0.2231	0.0000	0.0000	0.0000	$1,876	$1,877	$2,231	$5,984
M-103-4-6D	TOP SURFACE	BASE BASEMENT	0.4462	0.2231	0.2231	0.0000	0.0000	0.0000	$1,876	$1,877	$2,231	$5,984
M-103-4-7	TOP SURFACE	BASE BASEMENT	5.3500	2.6750	2.6750	0.0000	0.0000	0.0000	$22,493	$22,505	$26,750	$71,748
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.0130	0.0065	0.0065	0.0000	0.0000	0.0000	$55	$55	$65	$174
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.1106	0.0553	0.0553	0.0000	0.0000	0.0000	$465	$465	$553	$1,483
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.0091	0.0046	0.0046	0.0000	0.0000	0.0000	$38	$38	$46	$122
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.2188	0.1094	0.1094	0.0000	0.0000	0.0000	$920	$920	$1,094	$2,934
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.1759	0.0880	0.0880	0.0000	0.0000	0.0000	$740	$740	$880	$2,359
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.0341	0.0171	0.0171	0.0000	0.0000	0.0000	$143	$143	$171	$457
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.2577	0.1289	0.1289	0.0000	0.0000	0.0000	$1,083	$1,084	$1,289	$3,456
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.0586	0.0293	0.0293	0.0000	0.0000	0.0000	$246	$247	$293	$786
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.0156	0.0078	0.0078	0.0000	0.0000	0.0000	$66	$66	$78	$209
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.0391	0.0196	0.0196	0.0000	0.0000	0.0000	$164	$164	$196	$524
M-103-4-8A	TOP SURFACE	BASE BASEMENT	1.4609	0.7305	0.7305	0.0000	0.0000	0.0000	$6,142	$6,145	$7,305	$19,592
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.8828	0.4414	0.4414	0.0000	0.0000	0.0000	$3,711	$3,714	$4,414	$11,839
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.5781	0.2891	0.2891	0.0000	0.0000	0.0000	$2,430	$2,432	$2,891	$7,753
M-103-4-8A	TOP SURFACE	BASE BASEMENT	1.2500	0.6250	0.6250	0.0000	0.0000	0.0000	$5,255	$5,258	$6,250	$16,763
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.0127	0.0064	0.0064	0.0000	0.0000	0.0000	$53	$53	$64	$170
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.2898	0.1449	0.1449	0.0000	0.0000	0.0000	$1,218	$1,219	$1,449	$3,886
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.0038	0.0019	0.0019	0.0000	0.0000	0.0000	$16	$16	$19	$51
M-103-4-8A	TOP SURFACE	BASE BASEMENT	0.1252	0.0626	0.0626	0.0000	0.0000	0.0000	$526	$527	$626	$1,679
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0026	0.0013	0.0013	0.0000	0.0000	0.0000	$11	$11	$13	$35
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0221	0.0111	0.0111	0.0000	0.0000	0.0000	$93	$93	$111	$296
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0018	0.0009	0.0009	0.0000	0.0000	0.0000	$8	$8	$9	$24
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0438	0.0219	0.0219	0.0000	0.0000	0.0000	$184	$184	$219	$587
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0352	0.0176	0.0176	0.0000	0.0000	0.0000	$148	$148	$176	$472
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0068	0.0034	0.0034	0.0000	0.0000	0.0000	$29	$29	$34	$91
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0515	0.0258	0.0258	0.0000	0.0000	0.0000	$217	$217	$258	$691
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0117	0.0059	0.0059	0.0000	0.0000	0.0000	$49	$49	$59	$157
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0031	0.0016	0.0016	0.0000	0.0000	0.0000	$13	$13	$16	$42
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0078	0.0039	0.0039	0.0000	0.0000	0.0000	$33	$33	$39	$105
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.2922	0.1461	0.1461	0.0000	0.0000	0.0000	$1,228	$1,229	$1,461	$3,919
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.1766	0.0883	0.0883	0.0000	0.0000	0.0000	$742	$743	$883	$2,368
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.1156	0.0578	0.0578	0.0000	0.0000	0.0000	$486	$486	$578	$1,550
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.2500	0.1250	0.1250	0.0000	0.0000	0.0000	$1,051	$1,052	$1,250	$3,353
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0025	0.0013	0.0013	0.0000	0.0000	0.0000	$11	$11	$13	$34
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0580	0.0290	0.0290	0.0000	0.0000	0.0000	$244	$244	$290	$778
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0008	0.0004	0.0004	0.0000	0.0000	0.0000	$3	$3	$4	$11
M-103-4-8B	TOP SURFACE	BASE BASEMENT	0.0250	0.0125	0.0125	0.0000	0.0000	0.0000	$105	$105	$125	$335
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0026	0.0013	0.0013	0.0000	0.0000	0.0000	$11	$11	$13	$35
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0221	0.0111	0.0111	0.0000	0.0000	0.0000	$93	$93	$111	$296
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0018	0.0009	0.0009	0.0000	0.0000	0.0000	$8	$8	$9	$24
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0438	0.0219	0.0219	0.0000	0.0000	0.0000	$184	$184	$219	$587
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0352	0.0176	0.0176	0.0000	0.0000	0.0000	$148	$148	$176	$472
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0068	0.0034	0.0034	0.0000	0.0000	0.0000	$29	$29	$34	$91
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0515	0.0258	0.0258	0.0000	0.0000	0.0000	$217	$217	$258	$691
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0117	0.0059	0.0059	0.0000	0.0000	0.0000	$49	$49	$59	$157
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0031	0.0016	0.0016	0.0000	0.0000	0.0000	$13	$13	$16	$42
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0078	0.0039	0.0039	0.0000	0.0000	0.0000	$33	$33	$39	$105
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.2922	0.1461	0.1461	0.0000	0.0000	0.0000	$1,228	$1,229	$1,461	$3,919
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.1766	0.0883	0.0883	0.0000	0.0000	0.0000	$742	$743	$883	$2,368
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.1156	0.0578	0.0578	0.0000	0.0000	0.0000	$486	$486	$578	$1,550
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.2500	0.1250	0.1250	0.0000	0.0000	0.0000	$1,051	$1,052	$1,250	$3,353
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0025	0.0013	0.0013	0.0000	0.0000	0.0000	$11	$11	$13	$34
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0580	0.0290	0.0290	0.0000	0.0000	0.0000	$244	$244	$290	$778
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0008	0.0004	0.0004	0.0000	0.0000	0.0000	$3	$3	$4	$11
M-103-4-8C	TOP SURFACE	BASE BASEMENT	0.0250	0.0125	0.0125	0.0000	0.0000	0.0000	$105	$105	$125	$335
						0.0000	0.0000	0.0000	$0	$0	$0	$0

									$55,686,076	$54,850,857	$2,253,554	$112,790,486

LEASE				LEASE	EXPIRE	LEASE	LEASE	NEW	$/MINERAL	TRACT		GROSS
NUMBER	LEASE NAME	LESSEE NAME	STATUS	DATE	DATE	EXTEN.	TERM	EXTEN	ACRE	CODE	DMP	ACRES
103-2-4A	CARL HENRY WHISLER	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	4/8/2014	4/8/2019	Y	5YRS	4/8/2024	1500	1	2-12-55	35.4
103-2-4A	CARL HENRY WHISLER	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	4/8/2014	4/8/2019	Y	5YRS	4/8/2024	1500	2	2-12-61	35.4
103-2-4A	CARL HENRY WHISLER	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	4/8/2014	4/8/2019	Y	5YRS	4/8/2024	1500	3	2-12-62	27
103-2-4B	KATHERINE DIANE DUDDING	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	5/16/2014	5/16/2019	Y	5YRS	5/16/2024	1500	1	2-12-55	35.4
103-2-4B	KATHERINE DIANE DUDDING	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	5/16/2014	5/16/2019	Y	5YRS	5/16/2024	1500	2	2-12-61	35.4
103-2-4B	KATHERINE DIANE DUDDING	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	5/16/2014	5/16/2019	Y	5YRS	5/16/2024	1500	3	2-12-62	27
103-2-4C	ROGER ALAN LARKEY	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	5/23/2014	5/23/2019	Y	5YRS	5/23/2024	1500	1	2-12-55	35.4
103-2-4C	ROGER ALAN LARKEY	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	5/23/2014	5/23/2019	Y	5YRS	5/23/2024	1500	2	2-12-61	35.4
103-2-4C	ROGER ALAN LARKEY	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	5/23/2014	5/23/2019	Y	5YRS	5/23/2024	1500	3	2-12-62	27
103-4-92A	JOHN L ASH	AMERICAN SHALE DEVELOPMENT, INC., & REPUBLIC ENERGY VENTURES, LLC.	A	10/6/2014	10/6/2019					1	4-38-11.1p1	31.3
												39.5496

LEASE NUMBER	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE
103-2-4A	5.899	0.0000	5.8990	0.166666	0	1	0.15	0.0000			PT	156A 358
103-2-4A	5.899	0.0000	5.8990	0.166666	0	1	0.15	0.0000			PT	156A 358
103-2-4A	4.5000	0.0000	4.5000	0.166666	0	1	0.15	0.0000			PT	156A 358
103-2-4B	2.949	0.0000	2.949	0.083333	0	1	0.15	0.0000			PT	157A 652
103-2-4B	2.949	0.0000	2.949	0.083333	0	1	0.15	0.0000			PT	157A 652
103-2-4B	2.2500	0.0000	2.2500	0.083333	0	1	0.15	0.0000			PT	157A 652
103-2-4C	2.949	0.0000	2.949	0.083333	0	1	0.15	0.0000			PT	157A 653
103-2-4C	2.949	0.0000	2.949	0.083333	0	1	0.15	0.0000			PT	157A 653
103-2-4C	2.2500	0.0000	2.2500	0.083333	0	1	0.15	0.0000			PT	157A 653
103-4-92A	6.9556	0.0000	6.9556	0.2222222	0	1	0.18	0.0000			PT
	39.5496

LEASE NUMBER	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
103-2-4A	TOP SURFACE	BASE BASEMENT	5.8990	0.0000	5.8990	0.0000	0.1500	0.1500	$24,801	$24,815	$0	$49,615
103-2-4A	TOP SURFACE	BASE BASEMENT	5.8990	0.0000	5.8990	0.0000	0.1500	0.1500	$24,801	$24,815	$0	$49,615
103-2-4A	TOP SURFACE	BASE BASEMENT	4.5000	0.0000	4.5000	0.0000	0.1500	0.1500	$18,919	$18,929	$0	$37,848
103-2-4B	TOP SURFACE	BASE BASEMENT	2.9490	0.0000	2.9490	0.0000	0.1500	0.1500	$12,398	$12,405	$0	$24,803
103-2-4B	TOP SURFACE	BASE BASEMENT	2.9490	0.0000	2.9490	0.0000	0.1500	0.1500	$12,398	$12,405	$0	$24,803
103-2-4B	TOP SURFACE	BASE BASEMENT	2.2500	0.0000	2.2500	0.0000	0.1500	0.1500	$9,459	$9,465	$0	$18,924
103-2-4C	TOP SURFACE	BASE BASEMENT	2.9490	0.0000	2.9490	0.0000	0.1500	0.1500	$12,398	$12,405	$0	$24,803
103-2-4C	TOP SURFACE	BASE BASEMENT	2.9490	0.0000	2.9490	0.0000	0.1500	0.1500	$12,398	$12,405	$0	$24,803
103-2-4C	TOP SURFACE	BASE BASEMENT	2.2500	0.0000	2.2500	0.0000	0.1500	0.1500	$9,459	$9,465	$0	$18,924
103-4-92A	TOP RHINESTREET	BASE BASEMENT	6.9556	0.0000	6.9556	0.0000	0.1800	0.1800	$24,026	$24,042	$0	$48,069

									$161,058	$161,151	$0	$322,209

Map 1 to Exhibit C

EXHIBIT D

REPUBLIC ENERGY/ASD ON-GOING CAPITAL EXPENDITURES:

	Republic’s	ASD	Gross Expenses Thru 9/30/14	Republic’s	ASD’s	Gross Expenses 10/1/14 thru 2/12/15	Republic’s	ASD’s
PROPERTY	WI	WI	TOTAL	Share	Share	TOTAL	Share	Share
Dewhurst 300H	64.12%	35.88%	$59,911	$38,416	$21,494	$299,042	$191,753	$107,289
Dewhurst 301H	64.12%	35.88%	$11,204	$7,184	$4,020	$16,529	$10,599	$5,930
Dewhurst 400H	64.12%	35.88%	$29,245	$18,753	$10,492	$7,527	$4,826	$2,700
Dewhurst 401H	64.12%	35.88%	$6,852	$4,394	$2,458	$1,968	$1,262	$706
Blackshere 202H	64.12%	35.88%	$34,013	$21,810	$12,203	$3,320	$2,129	$1,191
Blackshere 203H	64.12%	35.88%	$33,903	$21,740	$12,164	$38,583	$24,740	$13,843
Anderson 10H	64.12%	35.88%	$7,160	$4,591	$2,569	$—	$—	$—
Anderson 11H	64.12%	35.88%	$7,160	$4,591	$2,569	$—	$—	$—
TOTAL WETZEL			$148,385	$95,148	$53,237	$328,385	$210,569	$117,816

1.	Dewhurst 300H, 301H:

•	Plat

•	Permit

•	Engineering drawings, Environmental reports, Bid costs

•	Construction bid awarded to J&R Excavating – location cleared and silt fence installed.

*	Once the weather is suitable – the plan is to continue unless instructed to stop. If decided not to proceed – costs for J&R bond & demobilization will be due. All work/expenditures on hold until 4/1/2015. Estimated Cost to finish location beginning 4/1/15 is $2,405,000.

2.	Dewhurst 400H, 401H

•	Plat

•	Permit

•	Engineering drawings, Environmental reports

No bid has been awarded for the work. No further costs to be incurred.

3.	Blackshere 202H, 203H

•	Plat

•	Set Conductor

No further costs to be incurred.

3.	Anderson 10H, 11H

•	Plat

•	Permit

No further costs to be incurred.

EXHIBIT E

FORM OF ESCROW AGREEMENT

Exhibit E

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into as of March    , 2015 (the “Effective Date”), by and among Republic Energy Operating, LLC, a Texas limited liability company, solely in its capacity as the representative of the Sellers under the Purchase Agreement (as defined below), and any successors appointed pursuant to the terms thereof (such entity or any such successor, in such capacity, the “Seller Representative”), TH Exploration, LLC, a Texas limited liability company (“Buyer” and, together with the Seller Representative, the “Parties”, and each individually referred to as a “Party”), and Wells Fargo Bank, National Association, a national banking association, as escrow agent hereunder (the “Escrow Agent”).

RECITALS

This Agreement is being entered into in reference to the following facts:

(a) Buyer and Sellers have entered into a Purchase and Sale Agreement (the “Purchase Agreement”) dated March 27, 2015, pursuant to which the Sellers have agreed to sell to Buyer certain oil and gas leases, mineral interests and wells as set forth in the Purchase Agreement (the “Assets”). The Parties acknowledge that the Escrow Agent is not a party to, has not received and will not be responsible for the Purchase Agreement, all references in this Agreement to the Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement, such definitions being incorporated by reference herein; provided, however, that the parties acknowledge the Escrow Agent will not be responsible to determine or to make inquiry into any term, capitalized, or otherwise, not defined herein.

(b) To facilitate the sale of the Assets, Buyer has agreed to (i) deposit with the Escrow Agent a deposit in the amount of $8,854,891.00 (such amount, the “Deposit”) on or within two (2) Business Days after the Effective Date by wire transfer in immediately available funds in accordance with Section 2.3 of the Purchase Agreement, and (ii) deposit with the Escrow Agent a Closing Escrow Payment equal to the sum (a) of 10% of the Purchase Price funded at Closing less the Deposit, plus (b) $1,000,000 associated with the Anderson Site Matter, plus (c) $1,000,000 associated with the Dewhurst Site Matter, plus (d) $250,000 associated with the Hart Site Matter; plus (e) $250,000 associated with the Blackshere Site Matter, plus (f) $568,956.50 (such amount, the “Robinson Deposit” and such amounts, collectively, the “Closing Escrow Payment”) on the date of the Closing of the sale of the Assets (the “Closing Date”), in each case by wire transfer of immediately available funds in accordance with Section 2.4 of the Purchase Agreement.

(c) Buyer and the Seller Representative desire that the Escrow Agent act as escrow agent of those funds. The Escrow Agent is willing to act in that capacity subject to the terms and conditions hereof.

(d) The Sellers have appointed Seller Representative as the representative to act on behalf of Sellers in connection with this Agreement.

NOW, THEREFORE, in consideration of the promises and agreements of the Parties and the Escrow Agent, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent hereby agree as follows.

ARTICLE 1 - ESCROW ACCOUNT & ESCROW DEPOSIT

1.1 Appointment of Escrow Agent. Buyer and Seller Representative hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

1.2 Closing Date of Sale of Assets. Buyer and the Seller Representative agree to notify the Escrow Agent in writing of the date of the Closing Date and the time of the Closing on such Closing Date, as well as the change of beneficiary for the purposes of tax reporting in accordance with Section 2.3(a), at least one (1) Business Day prior to such Closing Date.

1.3 Escrow Account.

(a) Immediately following the Escrow Agent’s execution of this Agreement, the Escrow Agent shall establish the escrow account (the “Escrow Account”) for the purpose of receiving, holding and investing the Escrow Funds, as hereinafter defined. Moneys on deposit in the Escrow Account shall be invested in interest bearing instruments as provided below.

(b) During the term of this Agreement, the Escrow Funds and any investment income thereon shall be invested by the Escrow Agent as set forth in Exhibit A hereto or as set forth in any subsequent written instructions signed by Buyer and Seller Representative. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold.

(c) The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Funds. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder.

(d) Investments will be made promptly following the availability of such funds to the Escrow Agent taking into consideration the regulations and requirements (including investment cut-off times) of the Federal Reserve wire system, any investment provider and the Escrow Agent.

1.4 Escrow Deposits.

(a) Buyer shall: (i) within two Business Days of the Effective Date, deposit in immediately available funds with the Escrow Agent the Deposit; and (ii) on the Closing Date, deposit in immediately available funds with the Escrow Agent the Closing Escrow Payment (the Deposit and the Closing Escrow Payment together with additional amounts, if any, that may be added thereto pursuant to the terms of the Purchase Agreement, with all interest earned thereon

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while in the custody of the Escrow Agent and as adjusted from time to time in accordance with the procedures specified herein and in the Purchase Agreement, the “Escrow Funds”). Funds in the form of cash or its equivalent are deemed deposited into the Escrow Account when delivered to the Escrow Agent. Any funds deposited in the form of a check, draft or similar instrument are deemed deposited when the collectability thereof has been confirmed. All such checks and similar instruments shall be made payable to “Wells Fargo, National Association, as Escrow Agent for TH Exploration Escrow”. Receipt, investment and reinvestment of the Escrow Funds shall be confirmed by the Escrow Agent as soon as reasonably practicable by account statement, and any discrepancies in any such account statement shall be noted by Buyer or Seller Representative to the Escrow Agent within 30 calendar days after receipt thereof. Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

(b) The Escrow Agent shall deposit and hold all Escrow Funds in the Escrow Account at all times until such funds are disbursed therefrom in accordance with the terms hereof. Upon request from time to time by Buyer or Seller Representative, the Escrow Agent shall notify Buyer and Seller Representative of the amount of the Escrow Funds then held in the Escrow Account.

ARTICLE 2 - ESCROW ACCOUNT PAYMENT

2.1 Escrow Account Payment Procedures. From and after the Effective Date, the Escrow Funds, if any, shall be held and disbursed out of the Escrow Account by the Escrow Agent as follows:

(a) The Escrow Agent shall hold the Escrow Funds deposited in the Escrow Account in safekeeping and disburse the same or any portion thereof only in accordance with and upon: (i) the written instruction of Buyer and Seller Representative setting forth the amount and the Party to whom such payment is to be made from the Escrow Account (“Joint Instructions”), or (ii) in accordance with and upon a final written non-appealable instruction, order or judgment entered by a court of competent jurisdiction setting forth the amount of the Escrow Funds to be paid out of the Escrow Account, and the Party to whom such funds shall be paid (a “Court Direction”). Any court order or judgment shall be accompanied by a certificate of the presenting party to the effect that such order or judgment is final and non-appealable and from a court of competent jurisdiction, upon which certificate the Escrow Agent shall be entitled to conclusively rely without further investigation.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any investments comprising all or part of the Escrow Account and/or Escrow Funds as it deems necessary to make any payments, disbursements or distributions required under this Agreement and/or by any Joint Instructions. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

3

(c) Upon receipt of Joint Instructions or a Court Direction directing the Escrow Agent to pay the remainder of the Escrow Funds contained in the Escrow Account, in accordance with the terms and provisions of such Joint Instructions or Court Direction and to close the Escrow Account, the Escrow Agent shall disburse such Escrow Funds (including any income, interest or other amounts received on the Escrow Funds and not yet disbursed) in accordance therewith and close the Escrow Account (the date upon which all Escrow Funds have been so disbursed and the Escrow Account has been closed shall hereinafter be referred to as the “Escrow Termination Date”).

(d) Any Joint Instructions may instruct the Escrow Agent to release all or any portion of the remainder of the Escrow Funds contained in the Escrow Account. Any Joint Instructions shall include instructions to the Escrow Agent regarding the disbursement of any interest or other amounts received on the Escrow Funds and not yet disbursed (to the extent any interest is to be disbursed pursuant to such Joint Instructions), including the Party or Parties to whom such disbursements of interest or other amounts should be paid and the applicable amounts, and any such Joint Instructions governing the disbursement of interest or other amounts shall comply in all respects with, and be subject to, Section 2.1(f) hereof.

(e) When Joint Instructions are required, such instructions may be given by separate instruments of a similar tenor. Either Buyer or Seller Representative may hereafter act through an agent or attorney in fact only if written evidence of authority in form and substance satisfactory to the Escrow Agent is furnished to the Escrow Agent.

(f) From the Effective Date until the Closing Date, all interest, distributions, dividends and other income earned on the Escrow Funds shall be due, owing and payable to Buyer. From and after the Closing Date, all interest, distributions, dividends and other income earned on the Escrow Funds shall be due, owing and payable to the Seller Representative (on behalf of the Sellers). At Closing, without any further action on the part of any Party hereto, the Escrow Agent shall pay to Buyer (or such amount shall be netted against the Closing Escrow Payment payable by Buyer to the Escrow Agent on such date) an amount equal to the interest, distributions, dividends and other income earned on the Escrow Funds and not yet disbursed. From time to time (but no more often than quarterly), Buyer and Seller Representative may execute Joint Instructions to instruct the Escrow Agent to disburse to the applicable Party (with the applicable Party determined by this Section 2.1(f)) any accrued interest, distributions, dividends and other income earned on the Escrow Funds as of such time and not yet disbursed.

(g) All disbursements to Buyer or Seller Representative of all or any portion of the Escrow Funds (or disbursements to Buyer or the Seller Representative, as applicable, of any income, interest or other amounts received on the Escrow Funds) deposited into the Escrow Account, pursuant to the terms of this Agreement shall be made in accordance with the wiring instructions provided to the Escrow Agent by Buyer and Seller Representative as set forth in Schedule I attached hereto for all purposes. The wiring instructions set forth in Schedule I may be revised by delivering written notice to the Escrow Agent in accordance with the terms and conditions of Section 5.1 hereof. The Escrow Agent agrees that following receipt of Joint

4

Instructions or Court Direction directing the Escrow Agent to disburse all or any portion of the Escrow Funds, the Escrow Agent shall comply therewith and wire such funds pursuant to the wiring instructions provided by the undersigned as contained in Schedule I. Notwithstanding any provision hereof to the contrary but subject to Section 2.1(f) hereof, the Escrow Agent shall be obligated to disburse deposited funds no earlier than the third Business Day (as hereinafter defined) following the Escrow Agent’s receipt of Joint Instructions or Court Direction, as the case may be. If the Party to whom such funds are to be paid has not provided the Escrow Agent with wiring instructions, then the Escrow Agent shall disburse the funds in compliance with the terms of such Joint Instructions along with detailed payment instructions or Court Direction along with detailed payment instructions from the Party to whom Escrow Funds will be released. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

2.2 Security Procedure For Funds Transfers. The Escrow Agent shall confirm each Joint Instructions received in the name of a Party by means of the security procedure selected by such Party and communicated to the Escrow Agent through a signed certificate in the form of Exhibit B-1 or Exhibit B-2 attached hereto, which upon receipt by the Escrow Agent shall become a part of this Agreement. Once delivered to the Escrow Agent, Exhibit B-1 or Exhibit B-2 may be revised or rescinded only by a writing signed by an authorized representative of the Party. Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it. If a revised Exhibit B-1 or Exhibit B-2 or a rescission of an existing Exhibit B-1 or Exhibit B-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to such Party, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Party under this Agreement. The Parties understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by such Party may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

2.3 Income Tax Allocation and Reporting.

(a) The Parties and the Escrow Agent agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Funds shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by Seller Representative, to the extent such interest accrued on or after the Closing Date, or by Buyer, to the extent such interest accrued prior to the Closing Date, as applicable, whether or not such income was disbursed during such calendar year. In the event the Escrow Agent does not receive written instructions in accordance with Section 1.2, for tax reporting purposes all interest and other income from investment of the Escrow Funds shall continue to be reported as having been earned by the Buyer.

(b) Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Funds.

5

(c) To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Funds, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Funds. The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Funds and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 2.3(c) is in addition to the indemnification provided in Section 4.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

2.4 Termination. This Agreement shall terminate upon the earlier of (i) sixty (60) months following the Effective Date (the “Initial Term”), provided that (x) during the Initial Term the Parties shall deliver Joint Instructions to the Escrow Agent to disperse the Escrow Funds in accordance with the Joint Instructions and (y) either Buyer or Seller Representative shall have the right to extend the Initial Term by delivery to the Escrow Agent and the other Party written notice thereof; or (ii) without further action of any Party, upon the Escrow Termination Date. Section 2.3(c), Section 4.1 and Section 4.2 will survive the termination of this Agreement.

ARTICLE 3 - DUTIES OF THE ESCROW AGENT

3.1 Scope of Responsibility. Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature. Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Agreement. The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. References in this Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement or any other agreement.

3.2 Attorneys and Agents. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

6

3.3 Reliance. The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns. The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent Exhibit B-1 and Exhibit B-2, which contain authorized signer designations in Part I thereof.

3.4 Right Not Duty Undertaken. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

3.5 No Financial Obligation. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

ARTICLE 4 - PROVISIONS CONCERNING THE ESCROW AGENT

4.1 Indemnification. The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 4.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

4.2 Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

4.3 Resignation or Removal. The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal. Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of

7

such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Funds and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

4.4 Compensation. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid (i) 50% by Buyer and (ii) 50% by Seller Representative (on behalf of the Sellers). The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement at the request of the Parties, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Funds with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Funds.

4.5 Disagreements. If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Funds until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Funds, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Funds, in which event the Escrow Agent shall be authorized to disburse the Escrow Funds in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Funds and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

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4.6 Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

4.7 Attachment of Escrow Funds; Compliance with Legal Orders. In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

4.8 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

ARTICLE 5 - MISCELLANEOUS

5.1 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Agreement. No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld); provided that Buyer shall have the right to assign its rights and interests under this Agreement to a wholly-owned (directly or indirectly) entity of Buyer but such assignment shall not relieve Buyer of any of its obligations or liabilities hereunder; provided, further, that Buyer shall notify Escrow Agent in advance of its assignment to a wholly-owned (directly or indirectly) entity of Buyer and such assignment shall not be binding unless and until Buyer receives prior written consent of the Escrow Agent (such consent not to be unreasonably withheld).

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5.2 Escheat. The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Funds escheat by operation of law.

5.3 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally, by messenger or by overnight delivery service (if during normal business hours or the next Business Day, if not during normal business hours), or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission (if during normal business hours or the next Business Day, if not during normal business hours), in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a Party or the Escrow Agent shall have designated by notice in writing to the other Party and/or the Escrow Agent, as applicable, in the manner provided by this Section 5.3:

If to Seller Representative:	Republic Energy Operating, LLC
[c/o ]
[4925 Greenville Avenue, Suite 1050
Dallas, TX 75206
Attn: John D. Swanson
Facsimile: 214-369-6692]

With a copies to:	Carrington Coleman
901 Main Street, Suite 5500
Dallas, TX 75202
Attn: David G. Drumm
Facsimile: 214-758-3732

and:

Trans Energy, Inc.
P.O. Box 393
St. Marys, West Virginia 26170
Attn: John G. Corp, President
Facsimile: [ ]

If to Buyer:	TH Exploration, LLC
c/o Tug Hill Operating, LLC
550 Bailey Avenue, Suite 510
Fort Worth, TX 76107
Attn: Evan Radler
Facsimile: 817-632-3440

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With a copy to:	Vinson & Elkins LLP
2001 Ross Avenue, Suite 3700
Dallas, TX 75201
Attn: Marc Rose
Facsimile: 214-999-7946

If to the Escrow Agent:	Wells Fargo Bank, National Association
750 N. St. Paul, Suite 1750
Dallas, TX 75201
Attn: Alexander S. Grose
Telephone: 214-756-7412
Facsimile: 214-756-7401
Email: alexander.s.grose@wellsfargo.com

5.4 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of Texas without regard to the conflicts of law rules thereof.

5.5 Entire Agreement. This Agreement and the exhibits hereto and the documents referred to herein (including the Purchase Agreement) set forth the entire agreement and understanding of the parties related to the Escrow Funds.

5.6 Amendment. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

5.7 Waivers. The failure of any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

5.8 Headings. Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

5.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and such counterparts shall together constitute one and the same Agreement.

5.10 Publication; Disclosure. By executing this Agreement, the Parties and the Escrow Agent acknowledge that this Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Agreement and related information to individuals or entities not a party to this Agreement. The Parties further agree to take reasonable measures to mitigate any risks associated with the

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publication or disclosure of this Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Agreement, or, in the alternative, publishing a conformed copy of this Agreement. If a Party must disclose or publish this Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing the other Party and the Escrow Agent at the time of execution of this Agreement of the legal requirement to do so. If any Party becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Agreement, that Party shall promptly notify in writing the other Parties and the Escrow Agent and shall be liable for any unauthorized release or disclosure.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties and the Escrow Agent have caused this Agreement to be duly executed as of the Effective Date.

TH EXPLORATION, LLC,
a Texas limited liability company

By:	TH Appalachia I, LLC, a Texas limited liability company, its sole member

By:
Name:
Title:

REPUBLIC ENERGY OPERATING, LLC

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION.
solely in its capacity as Escrow Agent hereunder

By:
	Name:	Amy C. Perkins
	Title:	Vice President

SIGNATURE PAGE TO ESCROW AGREEMENT

EXHIBIT A

Agency and Custody Account Direction

For Cash Balances

Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

A-1

EXHIBIT B-1

Buyer certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-1 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Buyer, and that the option checked in Part III of this Exhibit B-1 is the security procedure selected by Buyer for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Buyer.

Buyer has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-1 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-1, Buyer acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Buyer.

NOTICE: The security procedure selected by Buyer will not be used to detect errors in the funds transfer instructions given by Buyer. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that Buyer take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen

Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Seller Representative

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐	Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1.

☐	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☒	Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-1. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-1. Buyer understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. Buyer further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☒	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐	Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Buyer wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If Buyer chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐	Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this         day of March, 2015.

By
Name:
Title:

EXHIBIT B-2

Seller Representative certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit B-2 identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Seller Representative, and that the option checked in Part III of this Exhibit B-2 is the security procedure selected by Seller Representative for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Seller Representative.

Seller Representative has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit B-2 best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent. By selecting the security procedure specified in Part III of this Exhibit B-2, Seller Representative acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Seller Representative.

NOTICE: The security procedure selected by Seller Representative will not be used to detect errors in the funds transfer instructions given by Seller Representative. If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that Seller Representative take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen

Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Seller Representative

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐	Option 1. Confirmation by telephone call-back. The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2.

☐	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☐	Option 2. Confirmation by e-mail. The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit B-2. The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit B-2. Seller Representative understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail. Seller Representative further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☐	CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐	Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation. The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Seller Representative wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent. If Seller Representative chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐	Option 4. Delivery of funds transfer instructions by password protected file transfer system with confirmation. Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above. By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this         day of March, 2015.

By
Name:
Title:

EXHIBIT C

FEES OF ESCROW AGENT

[to be provided]

Schedule I

Wire Instructions for Seller Representative and Buyer

Seller Representative

[Insert Seller Representative payment instructions]

Buyer

[Insert Buyer payment instructions]

EXHIBIT F

FORM OF TITLE INSURANCE POLICY

EXHIBIT “F” - FORM OF

OWNER’S POLICY OF TITLE INSURANCE

Policy Number OX

Issued by Old Republic National Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this Policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B, AND THE CONDITIONS, OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY, a Florida corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1. Title being vested other than as stated in Schedule A.

2. Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from:

(a) A defect in the Title caused by

(i) forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;

(ii) failure of any person or Entity to have authorized a transfer or conveyance;

(iii) a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;

(iv) failure to perform those acts necessary to create a document by electronic means authorized by law;

(v) a document executed under a falsified, expired, or otherwise invalid power of attorney;

(vi) a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or

(vii) a defective judicial or administrative proceeding.

(b) The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c) Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3. Unmarketable Title.

4. No right of access to and from the Land.

5. The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(a) the occupancy, use, or enjoyment of the Land;

(b) the character, dimensions, or location of any improvement erected on the Land;

(c) the subdivision of land; or

(d) environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

Countersigned:	OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY
A Stock Company
400 Second Avenue South, Minneapolis, Minnesota 55401
(612) 371-1111

Authorized Officer or Licensed Agent	By	President

ORT Form 4309 ALTA Owners Policy of Title Insurance 6-17-06	Attest	Secretary

6. An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7. The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8. Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

9. Title being vested other than as stated in Schedule A or being defective

(a) as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b) because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i) to be timely, or

(ii) to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

10. Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this Policy, but only to the extent provided in the Conditions.

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i) the occupancy, use, or enjoyment of the Land;

(ii) the character, dimensions, or location of any improvement erected on the Land;

(iii) the subdivision of land; or

(iv) environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b) Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a) created, suffered, assumed, or agreed to by the Insured Claimant;

(b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no loss or damage to the Insured Claimant;

(d) attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risk 9 and 10); or

(e) resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a) a fraudulent conveyance or fraudulent transfer; or

(b) a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.	Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.	DEFINITION OF TERMS

The following terms when used in this policy mean:

(a) “Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b) “Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c) “Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d) “Insured”: The Insured named in Schedule A.

(i) The term “Insured” also includes

(A) successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B) successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C) successors to an Insured by its conversion to another kind of Entity;

(D) a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1) if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured.

(2) if the grantee wholly owns the named Insured.

(3) if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4) if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.

(ii) With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e) “Insured Claimant”: An Insured claiming loss or damage.

(f) “Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g) “Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h) “Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i) “Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j) “Title”: The estate or interest described in Schedule A.

(k) “Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE

The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS

(a) Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

(b) The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c) Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

CONDITIONS (con’t)

6.	DUTY OF INSURED CLAIMANT TO COOPERATE

(a) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b) The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a) To Pay or Tender Payment of the Amount of Insurance. To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay.

Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b) To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i) To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii) To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a) The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i) the Amount of Insurance; or

(ii) the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b) If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured.

(i) the Amount of Insurance shall be increased by 10%, and

(ii) the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c) In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY

(a) If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b) In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c) The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

CONDITIONS (con’t)

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a) Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b) The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

14.	ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a) This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b) Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c) Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.

(d) Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM

(a) Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefor in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b) Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at 400 Second Avenue South, Minneapolis, Minnesota 55401-2499.

SCHEDULE A

AMOUNT OF INSURANCE: TBD	POLICY NUMBER: TBD

1. Date of Policy:                                               @                      am/pm

2. Insured:

ALTA Owner’s Policy 6-17-06             Policy Amount: $

Insured:

3. Title to the estate or interest covered by this Policy at the date hereof is vested in:

TBD

4. The estate or interest in the land described or referred to in this Schedule and covered herein is OIL AND GAS LEASEHOLD.

5. The land referred to in this Commitment is situated in Grant District, Wetzel County, West Virginia, is located within Tax Parcels                     , is depicted on Exhibit             , and is described as follows:

The leasehold interest in and with respect to that certain Oil and Gas Lease to South Penn Oil Company from John Blackshere, Amos N. Prichard, A. W. Prichard, Newton S. Beaty and Charles E. Wells, of record in the Office of the Clerk of the County Commission of Wetzel County, West Virginia in Deed Book No. 35, at page 547 (the “Current Lease”), leasing a tract of 3,800 acres in Grant District, Wetzel County, West Virginia (the “Subject Tract”).

There is no metes and bounds description of the 3,800 acre Subject Tract. The Subject Tract was first described as part of a larger tract in a Deed from Edward Braiden and Francis E. Braiden, his wife, to Samuel Newberger, dated September 5, 1875 and recorded in the aforesaid Clerk’s Office in Deed Book No. 11, at page 39, as follows:

All that certain lot, tract or parcel of land lying and being situated in the County of Wetzel and State of West Virginia, upon the waters of North Fork of Fishing Creek, a tributary of Arches & McElroy Creek, and bounded as follows:

Beginning at and adjoining a survey of Archibald Wood of 21,000 acres and containing five thousand acres, more or less, being the same tract of land conveyed to P.D. Gambrell by Isaac Hoge and wife and James Musgrave and wife by Deed dated December 13, 1864, and of record in the Clerk’s Office of the County Court of Wetzel County in Deed Book No. 4 at page 541, to which reference is hereby given for a better description of the same and the boundaries thereof saving and reserving therefrom certain lands thereof heretofore sold and conveyed by the said parties of the first part containing in all about 2300 acres, this Deed intending to convey all the rest, residue and unsold portion of said tract supposed to contain three thousand acres, more or less.

The aforesaid Deed Book No. 4, at page 541, describes the 5,000 acre parent parcel as follows:

Beginning at a “cor” to Archibald Woods 21,000 acre survey; thence N. 22° E. 1221 poles to a W.O. thence N. 75° W. 1225 poles to a W.O. & C.O., thence West 26 poles to a stone in the division line starting from the Lynn W.O. & Poplar & running S. 6 1/4° E. thence with said division line S. 6 1/4° E. 1150 poles to a stone in a line of Archibald Woods 21000 acre survey; Thence S. 59° E. 800 poles to the beginning, excepting 207 acres heretofore sold to Patrick Carlin; Also 130 acres owned by Abram Ice; Also about 100 acres sold to Isaac Ice & such sales as may have been made before the date of this deed, not exceeding Eight-hundred acres in the exceptions, within the general boundaries of this deed.

Based on our search of the land records in Wetzel County, West Virginia, the following thirteen (13) out-conveyances located within Tax Parcels                     and depicted on Exhibit             affect the 5,000 acre parent tract and would not be covered by the Current Lease which purports to cover 3,800 acres:

1. Deed from Edward Braiden to John Orr, dated June 19, 1875 and recorded in the aforesaid Clerk’s Office in Deed Book No. 11, at page 20, conveying a tract of 1000 acres.

2. Deed from Edward Braiden to John Orr, dated June 24, 1875 and recorded in the aforesaid Clerk’s Office in Deed Book No. 11, at page 22, conveying a tract of 1000 acres.

3. Deed from James Musgrave and Charles Hoge to Patrick Carlin, dated June 22, 1860 and recorded in the aforesaid Clerk’s Office in Deed Book No. 4, at page 35, conveying a tract of 207 acres.

4. Deed from James Musgrave, et ux., and Charles A. Hoge to John Caviller, dated June 22, 1860 and recorded in the aforesaid Clerk’s Office in Deed Book No. 4, at page 23, conveying a tract of 40 acres.

5. Deed from Isaac Hoge, et ux., and James Musgrave, et ux., to Patrick Carlin, dated December 7, 1864 and recorded in the aforesaid Clerk’s Office in Deed Book No. 5, at page 46, conveying a tract of 80 acres.

6. Deed from Edward Braiden, et ux., to M.E. Risdon, dated October 10, 1873 and recorded in the aforesaid Clerk’s Office in Deed Book No. 10, at page 347, conveying a tract of 110 acres.

7. A parcel known as the John Talkington land, lying in the South-East corner of the A. Woods 6,000 acre survey, which said Talkington land lies in Doddridge County, West Virginia, and the title to the same is of record in the Office of the Clerk of the County Court of said Doddridge County.

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8. A parcel granted to Abraham Ice by the State of Virginia by Patent dated March 29, 1828.

9. A parcel granted to Abraham Ice by the State of Virginia by Patent dated September 30, 1842.

10. Deed from Charles A. Hoge and James Musgrave, et ux., to Isaac Ice, dated June 25, 1860 and recorded in the aforesaid Clerk’s Office in Deed Book No. 5, at page 292.

11. Deed from Nathan Huggins to John W. Starkey, dated July 26, 1875 and recorded in the aforesaid Clerk’s Office in Deed Book No. 11, at page 120.

12. A parcel consisting of that part of the Millie Shreves 128 acre tract of land that lies outside of the John Orr 1,000 acre tract and within the boundaries of the 5,000 acre parent tract.

13. A parcel situate at the northwest corner of the 5,000 acre parent tract, which said parcel consists of a part of a certain 50 acres granted to Ice by the State of Virginia by Patent.

TO THE EXTENT AND ONLY TO THE EXTENT SAID CURRENT LEASE COVERS THE FOLLOWING DEPTHS:

(a)	“all depths from the surface down to the top of the Rhinestreet formation defined as that geological formation or its stratigraphic equivalent at 6,500 feet subsurface as depicted on the Baker Hughes, Inc., Compensated Z-Densilog, Compensated Neutron Log, Digital Spectralog, Gamma Ray Log, Caliper Log, dated January 23, 2010, as measured from the rig Kelly bushing at 1,518 feet (elevation) for the Trans Energy, Inc. - Whipkey # 2H Well API# 47-051-01321 in Marshall County, West Virginia” LESS AND EXCEPTING THEREFROM AND THEREOUT “Shallow Depths with respect to Wetzel County, WV, from the surface of the ground to a depth of 4,662 feet measured depth or its stratigraphic equivalent as seen in the Schlumberger Compensated Neutron/Litho Density log dated February 17, 2008, from the Trans Energy A Hart No. 20 well in Wetzel County, WV”

(b)	“all depths below the top of the Rhinestreet formation defined as that geological formation or its stratigraphic equivalent at 6,500 feet subsurface as depicted on the Baker Hughes, Inc., Compensated Z-Densilog, Compensated Neutron Log, Digital Spectralog, Gamma Ray Log, Caliper Log, dated January 23, 2010, as measured from the rig Kelly bushing at 1,518 feet (elevation) for the Trans Energy, Inc. - Whipkey # 2H Well API# 47-051-01321 in Marshall County, West Virginia”.

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OWNERS POLICY

SCHEDULE B

PART I

Exceptions from Coverage

POLICY NUMBER:

This Policy does not insure against loss or damage by reason of the following:

1.	[Intentionally Deleted].

2.	[Intentionally Deleted].

3.	[Intentionally Deleted].

4.	The lien of real estate taxes or assessments imposed on the title by a governmental authority that are not shown as existing liens in the records of any taxing authority that levies taxes or assessments on real property or in the public records.

5.	Anything to the contrary notwithstanding, this Policy does not insure the quantity of land contained within the Subject Tract described in Schedule A including, without limitation, any inaccuracy in the area, square footage, or acreage thereof.

6.	Subject to liability, if any, arising from the lack of distinct and separate tax assessments of the land and the mineral, gas, or oil estates, interest or leases.

7.	Subject to the terms, provisions and conditions of the Current Lease, and any assignment thereof, whether said instruments are recorded in the public record or not including, without limitation, any claims or causes of action that may be brought by third-parties for failure to pay royalties or cessation of production.

8.	Subject to all correlative rights and interests of any other party with interest in the Subject Tract (other than any rights or interests that EQT Production Company or any of its affiliates may currently have or may have had in the past), including, without limitation, the owners of the surface or other subsurface rights (other than the insured leasehold interest).

9.	The Company does not define, interpret, guarantee or insure the nature, the extent or the manner of exercise of any rights incidental to the exploration and removal of oil and gas with respect to the insured leasehold estate.

10.	The Company does not insure against damages to the surface or any improvements thereon caused by drilling, exploration or the removal of minerals with respect to the insured leasehold estate.

11.	Recorded and unrecorded rights-of-way for the public or private roads and for railroads, and easement public utility lines.

12.	Right of the public, United States of America, State of West Virginia, and riparian owners in and to the beds and streams of any waterways and drainage areas.

13.	[Intentionally Deleted].

4

14.	All matters and facts that would be disclosed by a correct ALTA survey of the Subject Tract, including, but not limited to, discrepancies, encroachments, overlaps, boundary line disputes, and shortages in area.

15.	This Policy does not insure the existence of any oil and gas or the quality of any extractable minerals including oil and gas with respect to the Subject Tract or the insured leasehold interest.

16.	[Intentionally Deleted].

17.	Anything to the contrary notwithstanding, the Company does not insure royalty rights, expressed or implied, in favor of the Lessors and their successors under the Current Lease.

18.	Any right, title, interest or claim in or to any portion of the subsurface other than with respect to the insured leasehold interest, including without limitation the exception, reservation, or out-conveyance of coal, oil, gas, coalbed methane gas, limestone, sandstone, and other minerals and mineral substances and stratas, liquid, gaseous, and solid (other than the insured estate), together with the rights and privileges, express, implied, necessary, or convenient to mine, remove, extract, explore for, drill for, and operate the same, and the rights of way and easements associated therewith or appurtenant thereto.

19.	Rights or claims of parties other than Insured in actual possession of any or all of the insured leasehold interest deriving from the following:

(a)	unrecorded Agreement, dated November 18, 1968, by which Pennzoil United, Inc. conveyed to James F. Scott all its right, title and interest in an to certain portions of the Current Lease with the following depth limitations: “to a depth sufficient to test fully the Big Injun sand or a deeper horizon but not below the top of the Onondaga formation.”

(b)	Agreement, dated February 2, 1971 and recorded on February 25, 1971 in Oil and Gas Lease Book 52A, at page 357, by which Consolidated Gas Supply Corporation purportedly conveyed to James F. Scott the gas and gas leasehold estates for a 671 acre portion of the 3,800 acres that is covered by the Current Lease.

(c)	Agreement, dated February 3, 1971 and recorded on February 25, 1971 in Oil and Gas Lease Book 52A, at page 363, by which James F. Scott conveyed to Scott Enterprises, Inc., the rights conveyed to him by Consolidated Gas Supply Corporation in an Agreement date February 2, 1971.

(d)	Assignment, dated February 3, 1971 and recorded on February 25, 1971 in Oil and Gas Lease Book 52A, at page 365, by which Scott Enterprises, Inc. conveyed to Hershberger Explorations, Inc., the rights conveyed to James F. Scott by Consolidated Gas Supply Corporation. Then through a series of subsequent Assignments, Hershberger Explorations, Inc., conveyed to multiple individuals and companies various interests in and to blocks of oil and gas, which were carved out of the 671 acre portion of the 3,800 acre tract, as “Blackshere,” “Blackshere A,” “Blackshere B” and “Blackshere C.” Through a series of subsequent conveyances, either Hershberger Explorations, Inc., or James F. Scott re-acquired the majority of the interests, which had been previously conveyed away.

(e)	Assignment, dated June 1, 1990 and recorded on August 1, 1990 in Oil and Gas Lease Book 72A, at page 315, by which James F. Scott conveyed to EMAX Oil Company, a Virginia corporation, all of his right, title and interest in and to all of his oil and gas leasehold estates and all of his interests in oil and gas wells located in Wetzel County, West Virginia.

5

(f)	Assignment of Oil and Gas Interests, dated September 25, 2013 and recorded on October 5, 2013 in Oil and Gas Lease Book 144A, at page 631, by which Phillip M. Pfeffer, as Trustee of the William Randolph Scott Trust dated June 8, 1994, and Phillip M. Pfeffer, as Trustee of the Meredith Vaden Scott Trust dated June 8, 1994, conveyed to EMAX Oil Company all of their right, title and interest in and to the Current Lease, which is described as “Wetzel, Grant, H. L. Smith, South Penn Oil Company, 35/547, 3800 Ac.” It should be noted that H. L. Smith was not a party to the Current Lease.

(g)	Assignment of Oil and Gas Interests, dated September 30, 2013 and recorded on October 8, 2013 in Oil and Gas Lease Book 144A, at page 66, by which Corena Scott Ingram conveyed to EMAX Oil Company all of her right, title and interest in and to the Current Lease, which is described as “Wetzel, Grant, H. L. Smith, South Penn Oil Company, 35/547, 3800 Ac.”

(h)	Assignment of Oil and Gas Interests, dated November 11, 2013 and recorded on January 24, 2014 in Oil and Gas Lease Book 147A, at page 354, by which James F. Scott, Riggs Gas Company, a West Virginia limited partnership, Gulf Resources Company, Inc., a Pennsylvania corporation, J. Thomas Gas Company, a West Virginia partnership, Battle Gas Company, a West Virginia limited partnership, Haught Gas Company, a West Virginia partnership, Poverty Gas Company, a West Virginia limited partnership, McIntyre Gas Company No. 1, a West Virginia limited partnership, McIntyre Gas Company No. 2, a West Virginia limited partnership, Della Strosnider Gas Company, a West Virginia limited partnership, W. T. Strosnider Gas Company, a West Virginia limited partnership, conveyed to EMAX Oil Company all of their right, title and interest in and to the Current Lease, which is described as “Wetzel, Grant, H. L. Smith, South Penn Oil Company, 35/547, 3800 Ac.”

(i)	Amendment and Ratification of Oil and Gas Lease by Phoebe S. Ruckle, formerly known as Phoebe Ann Smith, to EQT Production Company, dated November 3, 2011 and recorded on March 15, 2012 in Oil and Gas Lease Book 128A, at page 767, covering a tract of land containing 3,550 acres. Company insures the insured against loss, if any, sustained by the insured on account of any assertion that such instrument defeases or encumbers the insured estate.

(j)	Amendment and Ratification of Oil and Gas Lease by Herbert Dale Becker to EQT Production Company, dated November 7, 2011 and recorded on March 15, 2012 in Oil and Gas Lease Book 128A, at page 815, being covering a tract of land containing 3,550 acres. Company insures the insured against loss, if any, sustained by the insured on account of any assertion that such instrument defeases or encumbers the insured estate.

(k)	Memorandum of Oil and Gas Lease Modification from the Will E. Morris Heirs Trust, JP Morgan Chase Bank, NA, Trustee, to EQT Production Company, dated December 22, 2010 and recorded on April 30, 2012 in Oil and Gas Lease Book 129A, at page 834, covering a tract of land containing 3,800 acres. Company insures the insured against loss, if any, sustained by the insured on account of any assertion that such instrument defeases or encumbers the insured estate.

(l)	Memorandum of Oil and Gas Lease Modification from the John W. Kerns Trust, JP Morgan Chase Bank, NA, Trustee, to EQT Production Company, dated December 22, 2010 and recorded on April 30, 2012 in Oil and Gas Lease Book 129A, at page 836, covering a tract of land containing 3,800 acres. Company insures the insured against loss, if any, sustained by the insured on account of any assertion that such instrument defeases or encumbers the insured estate.

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(m)	Memorandum of Oil and Gas Lease Modification from the S. A. Smith and C. Burke Morris Trust, JP Morgan Chase Bank, NA, Trustee, to EQT Production Company, dated December 22, 2010 and recorded on April 30, 2012 in Oil and Gas Lease Book 129A, at page 838, covering a tract of land containing 3,800 acres. Company insures the insured against loss, if any, sustained by the insured on account of any assertion that such instrument defeases or encumbers the insured estate.

(n)	Memorandum of Oil and Gas Lease Modification from the Pollock Children Trust by David A. Pollock, Trustee, to EQT Production Company, dated January 25, 2012 and recorded on April 30, 2012 in Oil and Gas Lease Book 129A, at page 886, covering a tract of land containing 3,800 acres. Company insures the insured against loss, if any, sustained by the insured on account of any assertion that such instrument defeases or encumbers the insured estate.

(o)	Amendment and Ratification of Oil and Gas Lease from Phillip A. Prichard, Attorney in Fact (for the Newton S. Beatty Heirs), to EQT Production Company, dated January 31, 2012 and recorded on July 3, 2012 in Oil and Gas Lease Book 132A, at page 129, covering a tract of land containing 3,800 acres. Company insures the insured against loss, if any, sustained by the insured on account of any assertion that such instrument defeases or encumbers the insured estate.

(p)	Memorandum of Oil and Gas Lease Modification from JoAnna T. Zitto to EQT Production Company, dated July 25, 2012 and recorded on December 5, 2012 in Oil and Gas Lease Book 136A, at page 949, covering a tract of land containing 3,800 acres. Company insures the insured against loss, if any, sustained by the insured on account of any assertion that such instrument defeases or encumbers the insured estate.

(q)	Blackshere Wells & Co. No. 70 (API: 103-00601), which is now operated by Diversified Resources, Inc., as an active oil well.

(r)	Blackshere Wells & Co. No. 71 (API: 103-00606), which is now operated by Diversified Resources, Inc., as an active oil well.

(s)	Blackshere Wells & Co. No. 73 (API: 103-00609), which is now operated by Diversified Resources, Inc., as an active oil well.

(t)	Blackshere Wells & Co. No. 7 (API: 103-00929), which is now operated by Diversified Resources, Inc., as an active gas well.

(u)	Blackshere Wells No. 13 (API: 103-00930), which is now operated by Diversified Resources, Inc., as an active oil well.

(v)	Blackshere Wells No. 15 (API: 103-00931), which is now an abandoned gas well.

(w)	Blackshere Wells No. 17 (API: 103-00932), which is now an abandoned gas well.

(x)	Blackshere Wells No. 19 (API: 103-00933), which is now an abandoned well.

7

(y)	Blackshere Wells No. 25 (API: 103-00934), which is now operated by Diversified Resources, Inc., as an active gas well.

(z)	Blackshere Wells No. 27 (API: 103-00935), which is now an abandoned gas well.

(aa)	Blackshere Wells No. 30 (API: 103-00936), which is now operated by Diversified Resources, Inc., as an active gas well.

(bb)	Blackshere Wells No. 34 (API: 103-00937), which is now operated by Diversified Resources, Inc., as an active gas well.

(cc)	Blackshere Wells No. 39 (API: 103-00938), which is now operated by Diversified Resources, Inc., as an active gas well.

(dd)	Blackshere Wells & Co. No. 41 (API: 103-00939), which is now an abandoned oil well.

(ee)	Blackshere Wells No. 42 (API: 103-00940), which is now an abandoned gas well.

(ff)	Blackshere Wells No. 54 (API: 103-00941), which is now an abandoned well.

(gg)	Blackshere Wells No. 58 (API: 103-00942), which is now an abandoned well.

(hh)	Blackshere Wells No. 59 (API: 103-00943), which is now operated by Diversified Resources, Inc., as an active gas well.

(ii)	Blackshere Wells No. 64 (API: 103-00944), which is now an abandoned well.

(jj)	Blackshere Wells No. 65 (API: 103-00945), which is now an abandoned well.

(kk)	Blackshere Wells No. 68 (API: 103-00946), which is now an abandoned well.

(ll)	Blackshere-Wells No. 1-s-106 (API: 103-00584), which remains operated by EMAX Oil Company as an active gas well.

(mm)	Blackshere-Wells No. 3 (API: 103-00585), which remains operated by EMAX Oil Company as an active gas well.

(nn)	Blackshere-Wells No. 2-s-107 (API: 103-00586), which remains operated by EMAX Oil Company as an active gas well.

(oo)	Blackshere-Wells No. a-2 (API: 103-00587), which remains operated by EMAX Oil Company as an active gas well.

(pp)	Blackshere-Wells No. 1-b-s-121 (API: 103-00588), which remains operated by EMAX Oil Company as an active gas well.

(qq)	Blackshere-Wells No. b-2-s-122 (API: 103-00589), which remains operated by EMAX Oil Company as an active gas well.

(rr)	Blackshere-Wells No. c-2 (API: 103-00590), which remains operated by EMAX Oil Company as an active gas well.

(ss)	Blackshere No. 4610 (API: 103-00701), which is currently being operated by EQT Production Company as an active gas well. Company insures the insured against loss, if any, sustained by the insured on account of any adverse claim against the insured estate due to the existence of such well (other than the right to continue to produce such well), subject to the other terms and limitations of this policy.

8

20.	All assessments and taxes for the tax year 2015 and all subsequent years. The 2015 real estate taxes constitute a lien, but ARE NOT YET DUE OR PAYABLE.

21.	Title to that portion of the Subject Tract which is located in Doddridge County, West Virginia, if any.

22.	[Intentionally Deleted].

23.	The following rights-of-way or easements, which may affect the insured leasehold interest:

(a)	Right-of-way or easement from Charles E. Wells, J. Blackshere, N.S. Beaty, A.N. Prichard and A.W. Prichard to Theodore M. Towl dated June 25, 1890, and recorded in Deed Book No. 32, at page 382.

(b)	Right-of-way or easement from J. Blackshere, A.N. Prichard, N.S. Beaty, A.W. Prichard and Charles E. Wells to The Eureka Pipeline Company dated March 3, 1897, and recorded in Deed Book No. 51, at Page 73.

(c)	Right-of-way or easement from Charles E. Wells, A.N. Prichard, A.W. Prichard, M.A. Beaty, Zana V. Blackshere, Executrix, and Zana V. Blackshere, Guardian, to Hope Natural Gas Company and recorded in Deed Book No. 89, at page 275.

(d)	Right-of-way or easement from A.W. Prichard, Eleanor B. Free, M.A. Beaty’s Executrix, Zana Blackshere, Mrs. E.G. Smith and Charles E. Wells to South Penn Oil Company dated May 13, 1907, and recorded in Misc. Book No. 1, at page 522.

(e)	Right-of-way or easement from Chas. E. Wells, A.N. Prichard, A.W. Prichard, Zana V. Blackshere and Zana V. Blackshere, Guardian for E.B. Free, and Margaret A. Beaty, Executrix, to Hope Natural Gas Company dated September 5, 1907, and recorded in Misc. Book No. 4, at page 113.

(f)	Right-of-way or easement from Charles E. Wells, A.W. Prichard, Eleanor Blackshere Free, Zana V. Blackshere, M.A. Beaty, Executrix for N.S. Beaty Estate, and A.N. Prichard to Hope Natural Gas Company dated November 20, 1906, and recorded in Misc. Book No. 51, at page 232.

(g)	Right-of-way or easement from Charles E. Wells, A.W. Prichard, Eleanor Blackshere Free, Zana V. Blackshere, M.A. Beaty, Executrix, and A.N. Prichard to Hope Natural Gas Company dated November 20, 1906, and recorded in Misc. Book No. 51, at page 234.

(h)	Right-of-way or easement from Charles E. Wells, A.W. Prichard, Eleanor Blackshere Free, Zana V. Blackshere, M.A. Beaty, Executrix for N.S. Beaty Estate, A.N. Prichard to Hope Natural Gas Company dated November 20, 1906, and recorded in Misc. Book No. 52, at page 165.

(i)	Right-of-way or easement from Charles E. Wells, A.W. Prichard, Eleanor Blackshere Free, Zana V. Blackshere, M.A. Beaty, Executrix for N.S. Beaty Estate, A.N. Prichard to Hope Natural Gas Company dated November 20, 1906, and recorded in Misc. Book No. 52, at page 418.

9

(j)	Right-of-way or easement from Zana V. “Blackshire”, E. “Balckshire” Free and A.C. Free, her husband, Jessie B. Smith and E.G. Smith, her husband, A.N. Prichard, A.W. Prichard, M.A. Beaty, Executrix of N.S. Beaty, and C.E. Wells to The Philadelphia Company of W.Va., dated June 28, 1905, and recorded in Oil and Gas Lease Book No. 1A, at page 249.

(k)	Right-of-way or easement from Charles E. Wells, A.W. Prichard, A.W. Prichard, Executor, Charles W. Prichard, Executor, Margaret A. Beaty, “Executor,” and Zana V. Blackshere to The Eureka Pipeline Company dated March 13, 1913, and recorded in Oil and Gas Lease Book No. 3A, at page 4.

(l)	Right-of-way or easement from Charles E. Wells, A.W. Prichard, A.W. Prichard, Executor, Charles W. Prichard, Executor, Margaret A. Beaty, Executrix, and Zana V. Blackshere to The Eureka Pipeline Company dated March 13, 1913, and recorded in Oil and Gas Lease Book No. 3A, at page 5.

24.	Overriding royalty interest in favor of MDW Capital, Inc. by virtue of that certain Assignment from Middle Island Construction Company, Inc., dated December 27, 2006 and recorded in Oil and Gas Lease Book 87A, at page 304. [Will be deleted if Buyer merges this interest into the Leasehold Estate at Closing.]

25.	Overriding royalty interest in favor of Republic Energy Ventures, LLC by virtue of the following instruments of record [Will be Deleted if Buyer merges these interests into the Leasehold Estate at Closing]:

(a)	Overriding Royalty Assignment from Trans Energy, Inc., dated July , 2010 and recorded in Oil and Gas Lease Book 111A, at page 945.

(b)	Correction to Overriding Royalty Interest Assignment, dated April 5, 2011 and recorded in Oil and Gas Lease Book 121A, at page 461.

(c)	Second Correction to Overriding Royalty Interest Assignment of record in Oil and Gas Lease Book 136A, at page 781.

26.	Any claims or causes of action with respect to the heirs or assigns of John Stender.

10

SCHEDULE B

PART II

In addition to the matters set forth in Part I of this Schedule, the title to the estate or interest in the land described or referred to in Schedule A is subject to the following matters, if any be shown, but the Company insures that such matters are subordinate to the lien or charge of the insured mortgage upon said estate or interest:

None.

11

EXHIBIT G

SURFACE USE AGREEMENT

EXHIBIT G

SURFACE USE AGREEMENT

This Surface Use Agreement (“Agreement”), effective this         day of                    , 2015, is made by and between                , whose address is                         (“Surface Owner”), and TH Exploration, LLC, whose address is 550 Bailey Avenue, Suite 510 Fort Worth, Texas 76107 (“Operator”) (collectively, “the Parties”).

RECITALS

WHEREAS, Surface Owner is the owner of the surface area of the property located at [INSERT PROPERTY DESCRIPTION OR ATTACH EXHIBIT], Wetzel County, West Virginia (“the Surface Lands”).

WHEREAS, Surface Owner and Operator entered into that certain Purchase and Sale Agreement (“PSA”) effective March __, 2015, the terms and conditions of which are incorporated by reference herein and expressly made a part hereof.

WHEREAS, by virtue of the PSA, Surface Owner has sold to Operator and Operator has acquired from Surface Owner certain oil, gas, and other mineral interests (the “Oil, Gas, and Mineral Interests” as more fully defined below) in, on, and under the Surface Lands, including interests in certain existing natural gas wells located on the Surface Lands identified as the [INSERT NAMES OF WELLS OR ATTACH EXHIBIT] (“the Wells”).

WHEREAS, Surface Owner has retained its ownership interest in the Surface Lands.

WHEREAS, by virtue of the interests acquired through the PSA, Operator has a right to access and use the Surface Lands to explore for and develop the Oil, Gas, and Mineral Interests and to access, operate, produce from, and maintain the Wells.

WHEREAS, the Parties wish to memorialize their rights and obligations with respect to Operator’s right to access and use the Surface Lands to explore for and develop the Oil, Gas, and Mineral Interests and to access, operate, produce from, and maintain the Wells.

NOW THEREFORE, for and in consideration of the rights and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Surface Owner and Operator agree as follows:

1. Incorporation of Recitals. The Parties hereby adopt the recitals set forth above as a substantive part of this Agreement.

2. Surface Use. Operator shall have the right to use all or any portion of the Surface Lands as may be reasonably necessary, in Operator’s sole judgment, and in compliance with applicable laws, rules and regulations, in connection with the development of the Oil, Gas, and Other Mineral Interests (defined to include oil, gas, or any other hydrocarbons or their constituents of any kind, quality, variety, or character whatsoever, whether hydrocarbon, non-hydrocarbon, liquid, solid, or otherwise, located at any depth or in any formation, reservoir, or strata and all other minerals of any kind, quality, variety, or character whatsoever located at any depth or in any formation reservoir, or strata) located in and under the Surface Lands, the Wells or any future wells located thereon.

a. The rights of surface use shall include, but not be limited to, (1) the right of ingress and egress across the Surface Lands; (2) the right to conduct surveys, geophysical and other exploratory tests (including core drilling and seismic testing); (3) the right to engage in drilling, stimulation, completion, re-stimulation, re-completion, deepening, reworking, equipping, production, maintenance, plugging and abandoning operations for the Wells and any future wells, together with the installation, operation and maintenance of the associated flowline(s), access roads, and production facilities; (4) the right to select drillsite areas on existing or new sites; (5) the right to drill new wells; (6) the right to lay one or more gathering lines or pipelines for the transportation of oil, gas, other hydrocarbons, water and other fluids produced in connection therewith or used in drilling and completion operations; (7) the rights of storage, handling and transportation (including transporting oil, gas, other hydrocarbons, and water and other fluids produced from other properties across such Surface Lands), treating, compressing, and marketing the Oil, Gas, and Mineral Interests from the Wells or any future wells located on the Surface Lands; (8) the right to use existing or construct future roads over and across the Surface Lands; (9) the right from time to time to cut or remove all trees and undergrowth and remove obstructions in order to access, develop and maintain the Oil, Gas, and Mineral Interests and the Wells or any future wells and related appurtenances or to prevent injury, endangerment, or interference with Operator’s access, occupancy, and use of the Surface Lands.

b. Operator shall have access to the Surface Lands twenty-four (24) hours each day, seven (7) days a week.

c. Surface Owner reserves the right to use the Surface Lands and allow other persons to use the Surface Lands; provided, however, that (1) Surface Owner’s right to use the Surface Lands shall not interfere with Operator’s rights herein and (2) Surface Owner shall be responsible for any such damage to the Surface Lands caused by Surface Owner or its invitees.

d. If the Surface Lands are hereafter divided into two or more parts by separation of ownership or lease, each portion of the Surface Lands shall be subject to the burdens of the rights, easements, and restrictions created hereby.

e. Surface Owner agrees to cooperate with Operator in obtaining any permits, licenses, easements, permissions, or approvals, including, but not limited to, driveway permits, highway access permits, and land use permits (the “Permits”), which Operator in its sole judgment deems necessary or convenient in connection with Operator’s exercise of its rights hereunder and use of the Surface Lands. Surface Owner agrees to promptly provide its signature if required for the application process of any Permits.

3. Certain Access Rights of Surface Owner. In the event Surface Owner assigns its right, title and interest in and to the Surface Lands to Operator following the date hereof, from and after the date of such assignment until the termination of the probationary period described in the consent decree entered into in connection with the [Anderson/Blackshere] Site Matter (as defined in the PSA), Surface Owner shall have the right to enter into and access the Surface Lands as may be reasonably necessary, in Surface Owner’s sole judgment, and in compliance with applicable laws, rules and regulations, for the purpose of satisfying the remediation obligations of Surface Owner with respect to the [Anderson/Blackshere] Site Matter and the consent decree entered into in connection therewith; provided, however, that Surface Owner shall be liable for, and shall indemnify and hold Operator, its affiliates, officers, directors, agents, representatives, employees, successors and assigns harmless from and against, any and all liabilities, losses and damages incurred in connection with Surface Owner’s access and use of the Surface Lands in connection with the matters described in this Section 3.

4. Compensation. Surface Owner is entering into this Agreement as an inducement for Operator to enter into the PSA and to be legally bound by its representations, warranties, covenants, conditions and agreements set forth therein, including payment of the consideration set forth therein. The parties hereto agree that such entry by Operator into the PSA, and Operator’s agreement to be legally bound by its representations, warranties, covenants, conditions and agreements set forth therein, including payment of the consideration set forth therein, constitutes consideration for Operator’s right to utilize the Surface Lands and for all of the rights granted to Operator in this Agreement, and for any and all damages and/or disturbances thereto, including, but not limited to, surface damages, noise, vibrations, or anything that may exist or thereafter arise from Operator’s exercise of any of the rights granted in this Agreement (the “Surface Use Consideration”). It is expressly agreed that the Surface Use Consideration satisfies the amount of compensation otherwise owed to surface owners under W. Va. Code § 22-6B-3 or other applicable law and is in full settlement of all damages to the Surface Lands growing out of, incident to, or in connection with Operator’s surface use defined in this Agreement.

5. Successors and Assigns. This Agreement shall constitute a covenant running with the land. The Agreement shall be binding upon Surface Owner and Operator and shall inure to the benefit of their respective heirs, executors, personal representatives, successors and assigns. Operator shall have the right to assign this Agreement in whole or in part, and upon such assignment and to the extent thereof Operator shall not be responsible to the Surface Owner for any obligation that might thereafter arise.

6. Notices. Any notice, demand or document which either Party is required or may desire to give hereunder shall be in writing and given by messenger, telecopy or other electronic transmission, or United States registered or certified mail, postage prepaid, return receipt requested, addressed to such party at its address and telecopy number shown below, or at such other address as either party shall have furnished to the other by notice given in accordance with this provision.

If to Surface Owner:

[INSERT]

If to Operator:

TH Exploration, LLC

Attn: Evan Radler

550 Bailey Avenue, Suite 510

Fort Worth, Texas 76107

7. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts will be construed together and will constitute one and the same instrument.

8. Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the Parties hereto, it is expressly agreed that all terms and provisions hereof shall be construed under the laws of the State of Texas except to the extent the laws of West Virginia are mandatorily applicable to the title and real property matters.

9. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties and no representations or statements, verbal or written, have been made modifying, adding to, or changing the terms of this Agreement. This Agreement may be modified only by a written agreement signed by Surface Owner and Operator. In the event any provision or portion of any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable by reason of any law or public policy, such provision or portion thereof shall be considered to be deleted, and the remainder of this Agreement shall constitute the entire agreement between the Surface Owner and Operator covering the subject matter thereof.

11. Implementation. The parties agree to take all actions reasonably necessary to implement this Agreement. Operator may elect to file this Agreement, or a memorandum of this Agreement, in the real property records of the county in which the Subject Lands are located.

12. Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Surface Owner:

By:

Name:

ACKNOWLEDGEMENT

STATE OF TEXAS	)

	)	§

COUNTY OF	)

On this         day of                 , 2015, before me, a Notary Public, the undersigned officer, personally appeared                        as                         of                         , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument on behalf of                     and acknowledged that he/she/they executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Signature/Notary Public:

Name/Notary Public (Print):

My Commission Expires:

Operator:

By:

Name:

ACKNOWLEDGMENT

STATE OF TEXAS	)
	)	§
COUNTY OF TARRANT	)

This instrument was acknowledged before me on this             day of             , 2015 by                     , of TH Exploration, LLC.

Notary Public

Signature/Notary Public:

Name/Notary Public (Print):

My Commission Expires:

After Recording Please Return To:

TH Exploration, LLC

Attn: Land Department

550 Bailey Avenue, Suite 510

Fort Worth, Texas 76107

EXHIBIT H

FORM OF ACCESS AGREEMENT

EXHIBIT H

ACCESS AGREEMENT

This Access Agreement (“Agreement”), effective this         day of                     , 2015 (the “Effective Date”), is made by and among TH Exploration, LLC, whose address is 550 Bailey Avenue, Suite 510 Fort Worth, Texas 76107 (“Operator”), each of Trans Energy, Inc., Prima Oil Company, Inc. and American Shale Development, Inc., whose address is P.O. Box 393, St. Marys, West Virginia 26170 (collectively, “Trans Energy”), and each of Republic Energy Ventures, LLC, Republic Partners VIII, LLC, Republic Partners VI, LP, Republic Partners VII, LLC and Republic Energy Operating, LLC, whose address is 4925 Greenville Avenue, Suite 1050, Dallas, Texas 75206 (collectively, “Republic” and, together with Trans Energy, “Access Parties” and, together with Operator, the “Parties”). [NTD: Sellers to specify which Sellers should be parties.] Capitalized terms used but not defined herein shall have the meanings assigned to them in the PSA (as defined below).

RECITALS

WHEREAS, Access Parties and Operator entered into that certain Purchase and Sale Agreement (“PSA”) effective [            ]     , 2015, the terms and conditions of which are incorporated by reference herein and expressly made a part hereof.

WHEREAS, by virtue of the PSA, Access Parties have sold to Operator and Operator has acquired from Access Parties certain oil and gas leases (the “Leases”) that give the lessee thereof the right to access the surface area of the [Dewhurst/Hart] Site (such surface area, “the Surface Lands”), including interests in certain existing natural gas wells located on the Surface Lands identified as the [INSERT NAMES OF WELLS OR ATTACH EXHIBIT] (“the Wells”).

WHEREAS, by virtue of the interests acquired through the PSA, Operator has a right to access and use the Surface Lands to explore for and develop the hydrocarbons located on the lands covered by the Leases and to access, operate, produce from, and maintain the Wells.

WHEREAS, under the PSA, Access Parties have agreed to use commercially reasonable efforts to resolve in Access Parties’ favor the [Dewhurst/Hart] Site Matter, including the completion of any Remediation on the [Dewhurst/Hart] Site necessary in connection therewith in accordance with the terms of the Consent Decree (such activities, the “Remediation Work”), and Operator wishes to grant to Access Parties certain rights, to the extent Operator has such rights and the extent such rights can be granted by Operator under applicable law, to access, enter and use the Surface Lands for the limited purpose of conducting the Remediation Work in accordance with the PSA.

NOW THEREFORE, for and in consideration of the rights and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Access Parties and Operator agree as follows:

1. Incorporation of Recitals. The Parties hereby adopt the recitals set forth above as a substantive part of this Agreement.

2. Grant of Access Rights.

a. Operator hereby grants to each Access Party a non-exclusive, revocable right during the Term to access, enter and use all or any portion of the Surface Lands as may be reasonably necessary to conduct, and only for the purpose of conducting, the Remediation Work (“Access Rights”); provided, however, that in no event shall such access interfere with the operations of Operator on such Surface Lands.

b. Each Access Party agrees to exercise its Access Rights in compliance with all applicable laws, rules and regulations, and only for the purpose of conducting the Remediation Work.

c. The Access Rights shall include, but not be limited to, (1) the right of ingress and egress across the Surface Lands and (2) the right to engage in Remediation of the [Dewhurst/Hart] Site, including any Wells, lands, related assets or properties and Surface Lands in connection therewith or to take other actions reasonably necessary to prevent injury or endangerment, in each case in connection with, and only for the purpose of conducting, the Remediation Work.

d. During the Term, each Access Party shall have access to the Surface Lands twenty-four (24) hours each day, seven (7) days a week.

e. As part of its Access Rights, each Access Party shall have the right to allow other persons, as invitees of such Access Party and not as Access Parties, to access, enter and use the Surface Lands for the purpose of assisting such Access Party in the conduct of the Remediation Work; provided, however, that (1) such Access Party’s right to access, enter and use the Surface Lands or to allow invitees to access, enter and use the Surface Lands shall not interfere with Operator’s rights to access, enter and use the Surface Lands, and (2) such Access Party shall be responsible for any liabilities, losses or damages caused by the access, entry or use of such Surface Lands by such Access Party or its invitees, including any damage to the Surface Lands or any bodily injury of any person incurred thereon.

f. If the Surface Lands are hereafter divided into two or more parts by separation of ownership or lease, each portion of the Surface Lands shall be subject to the burdens of the rights, easements and restrictions created hereby.

g. Each Access Party agrees to cooperate with Operator in obtaining any permits, licenses, easements, permissions, or approvals, including, but not limited to, driveway permits, highway access permits, and land use permits (the “Permits”), which Operator in its sole judgment deems necessary or convenient in connection with Operator’s exercise and grant of its rights hereunder and use of the Surface Lands by Operator, Access Parties or their invitees. Each Access Party agrees to promptly provide its signature if required for the application process of any Permits.

h. Notwithstanding anything in this Agreement to the contrary, the Access Rights granted to Access Parties hereunder shall in no event contain any rights not belonging to Operator as of the Effective Date.

3. Indemnification. Each Access Party shall be liable for, and shall indemnify, defend and hold Operator, its affiliates, officers, directors, agents, representatives, employees, successors and assigns harmless from and against, any and all liabilities, losses and damages incurred in connection with such Access Party’s or its invitees’ access, entry and use of the Surface Lands in connection with the matters described in this Agreement or for any breach of this Agreement by any Access Party.

4. Term. This Agreement shall be effective as of the Effective Date and shall terminate on the earliest date on which either of the following events occur (the period from the Effective Date to such termination, the “Term”): (a) the termination of the probationary period described in the Consent Decree entered into in connection with the [Dewhurst/Hart] Site Matter; or (b) the date on which Operator, by written notice to the Access Parties, shall revoke its grant of Access Rights granted hereunder to Access Parties, which revocation may be made at any time by Operator in its sole discretion for any reason.

Upon termination of this Agreement, all further rights and obligations of the Parties under or pursuant to this Agreement, including the Access Rights, shall terminate without further liability of any Party to any other; provided, however, that Section 3 shall survive any termination of this Agreement indefinitely.

5. Successors and Assigns. This Agreement shall be binding upon Access Parties and Operator and shall inure to the benefit of their respective successors and assigns. Operator shall have the right to assign this Agreement in whole or in part, to any other person. No Access Party may assign this Agreement or any of its rights or obligations hereunder without the written consent of Operator.

6. Notices. Any notice, demand or document which either Party is required or may desire to give hereunder shall be in writing and delivered in accordance with Section 10.5 of the PSA, addressed to such party at its address or telecopy number set forth in Section 10.5 of the PSA, or at such other address as either party shall have furnished to the other by notice given in accordance with this provision.

7. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts will be construed together and will constitute one and the same instrument.

8. Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the Parties hereto, it is expressly agreed that all terms and provisions hereof shall be construed under the laws of the State of Texas except to the extent the laws of West Virginia are mandatorily applicable to the title and real property matters.

9. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect.

10. Entire Agreement. This Agreement constitutes the entire agreement among the Parties and no representations or statements, verbal or written, have been made modifying, adding to, or changing the terms of this Agreement. This Agreement may be modified only by a written agreement signed by each Access Party and Operator. In the event any provision or portion of any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable by reason of any law or public policy, such provision or portion thereof shall be considered to be deleted, and the remainder of this Agreement shall constitute the entire agreement between Access Parties and Operator covering the subject matter thereof.

11. Implementation. The Parties agree to take all actions reasonably necessary to implement this Agreement. Operator may elect to file this Agreement, or a memorandum of this Agreement, in the real property records of the county in which the Subject Lands are located.

12. Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Access Party:

By:

Name:

ACKNOWLEDGEMENT

STATE OF TEXAS	)

	)	§

COUNTY OF	)

On this         day of                 , 2015, before me, a Notary Public, the undersigned officer, personally appeared                         as                         of                         , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument on behalf of                     and acknowledged that he/she/they executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Signature/Notary Public:

Name/Notary Public (Print):

My Commission Expires:

Operator:

By:

Name:

ACKNOWLEDGMENT

STATE OF TEXAS	)

	)	§

COUNTY OF	)

This instrument was acknowledged before me on this             day of             , 2015 by                 , of TH Exploration, LLC.

Notary Public

Signature/Notary Public:

Name/Notary Public (Print):

My Commission Expires:

After Recording Please Return To:

TH Exploration, LLC

Attn: Land Department

550 Bailey Avenue, Suite 510

Fort Worth, Texas 76107

EXHIBIT I

APPENDIX E TO CONSENT DECREE

SCHEDULE 1.1(a)

EXCLUDED ASSETS

LEASE NUMBER	LEASE NAME	LESSEE NAME	STATUS	LEASE DATE	EXPIRE DATE	TRACT CODE	DMP	GROSS ACRES	JV NET ACRES	RECORDING BOOK/PAGE	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV	ROYALTY INTEREST	OVERRIDE INTEREST
103-14-1A	James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018	5	2-19-14	70.5	31.725	91A 762	TOP SURFACE	BASE BASEMENT	31.725	28.8972	2.8278	0.125	0.0025
103-14-1A	James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018	6	2-19-12	25	11.25	91A 762	TOP SURFACE	BASE BASEMENT	11.25	10.2472	1.0028	0.125	0.0025
103-14-1A	James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018	7	2-19-15	52.8	23.76	91A 762	TOP SURFACE	BASE BASEMENT	23.76	21.6422	2.1178	0.125	0.0025
103-14-1A	James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018	27	2-19-20	23.5	10.575	91A 762	TOP SURFACE	BASE BASEMENT	10.575	9.6324	0.9426	0.125	0.0025
103-14-1A	James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018	28	2-19-16	3.8	1.71	91A 762	TOP SURFACE	BASE BASEMENT	1.71	1.5576	0.1524	0.125	0.0025
103-14-1A	James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018	49	2-19-16.1	15.1	6.795	91A 762	TOP SURFACE	BASE BASEMENT	6.795	6.1893	0.6057	0.125	0.0025
103-14-1A	James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018	50	2-19-16.2	7.9	3.555	91A 762	TOP SURFACE	BASE BASEMENT	3.555	3.2381	0.3169	0.125	0.0025
103-14-1A	James & Colleen Newman	Trans Energy, Inc.	A	3/24/2008	3/24/2018	51	2-19-16.3	19	8.55	91A 762	TOP SURFACE	BASE BASEMENT	8.55	7.7879	0.7621	0.125	0.0025
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	1	4-34-27	715	715	36 247	BASE ELK SANDSTONE	BASE BASEMENT	715	715.0000	0	0.125	0.0200
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	2	4-34-29	270.58	270.58	36 247	BASE ELK SANDSTONE	BASE BASEMENT	270.58	270.5800	0	0.125	0.0200
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	3	4-38-4	181.5	181.5	36 247	BASE ELK SANDSTONE	BASE BASEMENT	181.5	181.5000	0	0.125	0.0200
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	4	4-38-10	14	14	36 247	BASE ELK SANDSTONE	BASE BASEMENT	14	14.0000	0	0.125	0.0200
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	5	4-39-22	60	60	36 247	BASE ELK SANDSTONE	BASE BASEMENT	60	60.0000	0	0.125	0.0200
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	6	4-38-21	45	45	36 247	BASE ELK SANDSTONE	BASE BASEMENT	45	45.0000	0	0.125	0.0200
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	8	4-34-29.1	40.5	40.5	36 247	BASE ELK SANDSTONE	BASE BASEMENT	40.5	40.5000	0	0.125	0.0200
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	9	4-38-17	1	1	36 247	BASE ELK SANDSTONE	BASE BASEMENT	1	1.0000	0	0.125	0.0200
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	10	4-38-20	35.75	35.75	36 247	BASE ELK SANDSTONE	BASE BASEMENT	35.75	35.7500	0	0.125	0.0200
~~103-4-405~~	~~L.G. Robinson et al~~	~~SOUTH PENN OIL CO.~~	~~A~~	~~3/23/1892~~	~~3/23/1897~~	~~11~~	~~4-38-26~~	~~1.5~~		~~36 247~~	BASE ELK SANDSTONE	BASE BASEMENT	0	0.0000	0	0.125	0.0200
~~103-4-405~~	~~L.G. Robinson et al~~	~~SOUTH PENN OIL CO.~~	~~A~~	~~3/23/1892~~	~~3/23/1897~~	~~12~~	~~4-33-28p1~~	~~22.25~~		~~36 247~~	BASE ELK SANDSTONE	BASE BASEMENT	0	0.0000	0	0.125	0.0200
103-4-405	L.G. Robinson et al	SOUTH PENN OIL CO.	A	3/23/1892	3/23/1897	13	4-33-14p2	10.63	10.63		BASE ELK SANDSTONE	BASE BASEMENT	10.63	10.6300	0	0.125	0.0200

									1471.88

Δ Acres (JV NET - UTICA)	TOTAL ROYALTY BURDEN (SHALLOW)	TOTAL ROYALTY BURDEN (DEEP)	SHALLOW RIGHTS (ALLOCATED VALUE - $)	DEEP RIGHTS (ALLOCATED VALUE - $)	MINERALS (ALLOCATED VALUE - $)	TOTAL ALLOCATED VALUE ($)
0	0.1275	0.1250	$151,224	$153,281	$0	$304,506
0	0.1275	0.1250	$53,626	$54,355	$0	$107,981
0	0.1275	0.1250	$113,257	$114,798	$0	$228,055
0	0.1275	0.1250	$50,408	$51,094	$0	$101,502
0	0.1275	0.1250	$8,151	$8,262	$0	$16,413
0	0.1275	0.1250	$32,390	$32,830	$0	$65,220
0	0.1275	0.1250	$16,946	$17,176	$0	$34,122
0	0.1275	0.1250	$40,755	$41,310	$0	$82,065
0	0.1450	0.1450	$3,095,392	$3,097,068	$0	$6,192,460
0	0.1450	0.1450	$1,171,400	$1,172,034	$0	$2,343,435
0	0.1450	0.1450	$785,753	$786,179	$0	$1,571,932
0	0.1450	0.1450	$60,609	$60,642	$0	$121,251
0	0.1450	0.1450	$259,753	$259,894	$0	$519,647
0	0.1450	0.1450	$194,815	$194,920	$0	$389,735
0	0.1450	0.1450	$175,333	$175,428	$0	$350,762
0	0.1450	0.1450	$4,329	$4,332	$0	$8,661
0	0.1450	0.1450	$154,770	$154,853	$0	$309,623
0	0.1450	0.1450	$0	$0	$0	$0
0	0.1450	0.1450	$0	$0	$0	$0
0	0.1450	0.1450	$46,020	$46,045	$0	$92,064

			$6,414,932	$6,424,502	$0	$12,839,434

SURFACE DEED: PROPERTY	GRANTOR	GRANTEE	STATUS	DEED DATE	GROSS ACS	JV NET ACS	ASD NMA	REV NMA	BOOK/ PAGE	TH COMMENT
ANDERSON PAD SITE	JOHN L. ASH	TRANS ENERGY INC.	A	12/9/2008	166.4	166.4	83.2	83.2	417 512	This mater addressed through Escrow agreement holdback
BLACKSHERE 2OOH PAD SITE	WILLIAM & JODI NACHMAN	TRANS ENERGY INC.	A	12/2/2010	21.67	21.67	10.835	10.835	426 60	This mater addressed through Escrow agreement holdback

Civil Action No. 5: 13-cv-93 - Robinson Lease Litigation with EQT

Civil Action No. 13-C-119 Pending Partition Suit; 31.3 acres, more or less, DMP 4-38-11

Environmental Assessment & Innovation Division Dkt. No. CWA-03-2012-0137DW

Environmental Assessment & Innovation Division Dkt. No. CWA-03-2012-0279DW

United States District Court for the Northern District of West Virginia Civil Action No. 5:14-cr-00117-FPS

SCHEDULE 1.1(b) (Continued)

DEWHURST SITE (NOTE: MAPS ARE NOT TO SCALE)

SCHEDULE 1.1(b) (Continued)

SCHEDULE 1.1(b) (Continued)

SCHEDULE 1.1(c) (Continued)

Hart Site Description

SCHEDULE 1.1(c) (Continued)

SCHEDULE 1.1(c) (Continued)

SCHEDULE 1.1(c) (Continued)

SCHEDULE 1.1(c) (Continued)

SCHEDULE 1.1(d)

SELLERS’ KNOWLEDGE - Republic Parties

John Swanson

Brad Curtis

Gail Bowline

David Woodard

Mike George

SCHEDULE 1.1(e)

SELLERS’ KNOWLEDGE - TE Parties

John Corp

Brett Greene

Leslie Gearhart

Mike Guzzeta

Craig Ross

Mark Woodburn

John Richards

SCHEDULE 2.5(b)

ACCRUED SUSPENSE FUNDS BY WELL

WELL NAME	REASON FOR SUSPENSE	AMOUNT
HART 28H	ONE ROYALTY OWNER CHANGE OF OWNERSHIP PENDING	$2,090.93
DEWHURST 111	THREE OVERRIDE OWNERS IN MINIMUM SUSPENSE	$9.14
DEWHURST 110	THREE OVERRIDE OWNERS IN MINIMUM SUSPENSE	$18.35
BLACKSHERE 201H	NINE ROYALTY OWNERS WAITING ON EXECUTED DIVISION ORDER	$171,480.76
BLACKSHERE 200H	NINE ROYALTY OWNERS WAITING ON EXECUTED DIVISION ORDER	$190,675.26

	TOTAL	$364,274.44

SCHEDULE 3.3(a)

VIOLATIONS OF LAW

NONE

SCHEDULE 3.3(b)

PREFERENTIAL RIGHTS TO PURCHASE

Farm-Out and Area of Joint Development Agreement (“AJDA”) between Trans Energy, Inc. and Republic Partners VI, LP dated April 4, 2007, accepted May 2, 2007, as amended by First Amendment thereto dated May 12, 2009, by Second Amendment thereto dated August 12, 2009, by letter agreement dated July 31, 2009, by Third Amendment thereto dated September 17, 2009, by Supplement to Third Amendment dated April 14, 2010, by Fourth Amendment dated July 16, 2010, by Fifth Amendment dated December 22, 2010, by Sixth Amendment dated March 31, 2011, and by Seventh Amendment dated August 8, 2011. Amendment to Joint Operating Agreement dated effective June 17, 2011, adding provisions to Article XV & adding a Gas Balancing Agreement. Second Amendment thereto dated effective April 26, 2012, removing Trans Energy, Inc. as Operator and replacing with Republic Energy Operating, LLC, restating Article XV and restating Exhibit A.

Effective July 16, 2010, the “Joint Development Area” was expanded to consist of the entirety of Wetzel, Marshall, Monongalia, Marion and Tyler Counties, West Virginia, and Greene County, Pennsylvania.

Effective July 16, 2010, the AJDA was amended to cover depths below 650 feet above the top of the Onondaga.

Upon closing of the Tyler County, West Virginia assets to Antero Resources Corporation effective September 1, 2013, Tyler County lands were removed from the “Joint Development Area” under the AJDA and the Joint Operating Agreement.

Section XV.F of the JOA grants to the parties thereto certain preferential right options and tag-along rights and Section XV.I of the JOA provides for certain restrictions on the assignment of a party’s interests under the JOA. These rights are being waived by that certain Agreement and Consent between the TE Parties and the Republic Parties to be provided to Buyer at closing.

SCHEDULE 3.3(c)

CONSENTS

Consent to assign in Non-HBP Leases insofar and only insofar as such leases cover the Shallow Depths under that certain Asset Sale and Development Agreement by and among Trans Energy, Inc., Prima Oil Company, Inc. and Republic Energy Ventures, LLC, as Sellers and Fund 1 DR, LLC as Buyer dated effective December 31, 2012.

Consent to assign Gas Gathering Agreement, dated November 20, 2009, by and among Caiman Eastern Midstream, LLC and Trans Energy, Inc.

Consent to assign Gas Gathering Agreement, dated February 18, 2010, by and among Caiman Eastern Midstream, LLC and Trans Energy, Inc.

Consent to assign Gas Processing Agreement, dated February 18, 2010, by and among Caiman Eastern Midstream, LLC and Trans Energy, Inc.

Prior written apporval from Evans Geophysical, Inc. to obtain copies of WPA-5 line where it crosses the Wetzel leasehold.

SCHEDULE 3.4

TITLE TO PERSONAL PROPERTY

EQUIPMENT belonging to WILLIAMS COMPANIES:

ANDERSON PAD

LIGHT PLANT, 50 BBL METHANOL TANK,

TANK CONTAINMENT, 6” METER RUN, 4” METER RUN,

10 MM DEHY, KNOCK OUT TANK,

REMOTE COMMUNICATION STATION

BLACKSHERE 201H

6” METER RUN, 20 MM DEHY, KNOCK OUT TANK,

PIG LAUNCHER, REMOTE COMMUNICATION STATION

DEWHURST PAD

4” METER RUN, 20 MM DEHY,

METHANOL INJECTION STATION

HART 28H

4” METER RUN, 20 MM DEHY,

METHANOL INJECTION STATION

SCHEDULE 3.4 (b)

LIST OF WELLS

API #	WELL NAME	COUNTY/STATE
4710302287	Anderson 5H	WETZEL CO., WV
4710302409	Anderson 7H	WETZEL CO., WV
4710302933	Anderson 8H	WETZEL CO., WV
4710302934	Anderson 9H	WETZEL CO., WV
4710302615	Blackshere 200H	WETZEL CO., WV
4710302944	Blackshere 201H	WETZEL CO., WV
4710302684	Dewhurst 110H	WETZEL CO., WV
4710302685	Dewhurst 111H	WETZEL CO., WV
4710302257	Dewhurst 50V	WETZEL CO., WV
4710302286	Dewhurst 73V	WETZEL CO., WV
4710302304	Hart 20V	WETZEL CO., WV
4710302411	Hart 28H	WETZEL CO., WV

NON-OPERATED WELLS: (ROYALTY INTEREST)

API #	WELL NAME	COUNTY/STATE
4710302714	Vernon Johnson 10H	WETZEL CO., WV

NON-OPERATED WELLS: (OVERRIDING ROYALTY INTEREST)

API #	WELL NAME	COUNTY/STATE
4710302583	Potts Unit A	WETZEL CO., WV

SCHEDULE 3.5 (a) (Continued)

CONTRACTS

Gas Processing Agreement dated February 18, 2010 by Caiman Eastern Midstream LLC and Republic Energy Operating, LLC and Trans Energy Inc. Amendment of Gas Processing Agreement dated March 5, 2013 by and between Williams Ohio Valley Midstream, LLC, Trans Energy and Republic Energy Operating, LLC., as amended December 17, 2012 and March 5, 2013.

Gas Gathering Agreement entered into the 20th day of November, 2009, effective, however, as of November 1, 2009, between Caiman Eastern Midstream LLC and Trans Energy, Inc., as amended August 22, 2011, and as Ratified by Republic Energy Operating, LLC on December 14, 2011.

Declaration of Pooling for the Dewhurst Unit 1 dated effective September 1, 2012, by American Shale Development, Inc. and Republic Energy Ventures, LLC and Republic Partners VIII, LLC, recorded in Volume 137A, Page 590 of the Clerks Records of Wetzel County, West Virginia, covering 592.99 acres, more or less (Dewhurst #110H, API # 47-103-02684 & Dewhurst #111H, API # 47-103-02685).

Asset Sale and Development Agreement by and among Trans Energy, Inc., Prima Oil Company, Inc. and Republic Energy Ventures, LLC to Fund 1 DR, LLC effective December 31, 2012, conveying shallow rights.

Surface Use Easement, Damage Agreement & Release dated November 1, 2013 by and between Gertrude Beth Agolio and American Shale Development, Inc. (Bridge)

Surface Use Easement, Damage Agreement & Release dated November 27, 2013 by and between Jimmy L. Meyers & Sharon L. Meyers and American Shale Development, Inc. (Bridge)

Letter Agreement dated April 29, 2011 by and between Trans Energy, Inc., Prima Oil Company, Inc., Republic Partners VI, LP and EMAX Oil Company - John Blackshere Lease.

Letter Agreement dated June 18, 2007 by and between Foree International, LLC and Republic Partners VI, LP granting 1/2 of 1% proportionately reduced override to Scott McAlpin.

Confidentiality Agreement between Scott McAlpin and Republic Energy Operating, LLC dated May 11, 2011.

Declaration of Pooling for the Hart #28H dated April 19, 2010, by Trans Energy, Inc. and Republic Partners VI, LP, recorded in Volume 110A, Page 813 of the Clerks Records of Wetzel County, West Virginia, covering 531.857 acres, more or less (Hart #28H, API # 47-103-02411).

SCHEDULE 3.5 (a) (Continued)

Meter Site Easement Agreement dated effective March 5, 2014 between Trans Energy, Inc., Republic Energy Ventures, LLC and Williams Ohio Valley Midstream covering D-M-P 4-33-17 being 15.67 acres.

Lease Exchange Agreement dated August 17, 2012 by and between Stone Energy Corp, Prima Oil Company, Inc., American Shale Development, Inc., Republic Energy Ventures, LLC.

Oil & Gas Road District Wide Bonding Agreement for DOH District Six dated March 19, 2012 by and between the West Virginia Department of Transportation, Division of Highways and Trans Energy, Inc.

Credit Agreement among American Shale Development, Inc., as borrower & Morgan Stanley Capital Group Inc. dated May 21, 2014.

Credit Agreement dated August 15,2011, as amended February 22,2012, Reisgnation, Consent & Appointment Agreement and Amendment Agreement dated April 20, 2012, Amendment No. 2 dated May 30, 2013 & Amendment No. 3 dated June 9, 2014 between Republic Partners VIII, LLC, Borrower & Republic Energy Ventures, LLC, the Parent, and Wells Fargo Bank, N.A., Lender.

Declaration of Pooling for the Anderson Unit 1 dated January 9, 2015, by American Shale Development, Inc. and Republic Energy Ventures, LLC and Republic Partners VIII, LLC, recorded in Volume 158A, Page 548 of the Clerks Records of Wetzel County, West Virginia, covering 204.31 acres, more or less (Anderson #8H, API # 47-103-02933 & Anderson #9H, API # 47-103-02934).

Declaration of Pooling for the Blackshere Unit 1 dated January 9, 2015, by American Shale Development, Inc. and Republic Energy Ventures, LLC and Republic Partners VIII, LLC, recorded in Volume 158A, Page 542 of the Clerks Records of Wetzel County, West Virginia, covering 493.38 acres, more or less (Blackshere #200H, API # 47-103-02615 & Blackshere #201H, API # 47-103-02944).

Commitment Agreement for the 2010 Evans Geophysical, Inc. WV PA Group Shoot agreed and accepted March 8, 2011, by and between Evans Geophysical, Inc. and Republic Energy Operating, Inc. (LLC).

SCHEDULE 3.5 (b)

WRITTEN DEMANDS

NONE

SCHEDULE 3.6 (Continued)

RENTALS & CONTINUOUS DRILLING

NONE - RENTALS ARE BEING PAID IN ADVANCE OF CLOSING

IDENTIFIED TITLE MATTERS - LEASES
LEASE DATE	TRACT CODE	DMP	GROSS ACRES	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV
6/1/1892	1	4-35-1	40.83	40.83	9.5769	31.2531	1	0.234554785	0.765445215	0.125	0.0025	Y	Y	HBP	36 487	BASE ELK SANDSTONE	BASE BASEMENT	40.83	37.1907	3.6393
6/1/1898	2	4-35-1.1	1.05	1.05	0.2463	0.8037	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 487	BASE ELK SANDSTONE	BASE BASEMENT	1.05	0.9564	0.0936
6/1/1892	3	4-35-1.2	1.03	1.03	0.2416	0.7884	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 487	BASE ELK SANDSTONE	BASE BASEMENT	1.03	0.9382	0.0918
4/16/1894	1	4/29/2025	31.89	31.89	7.48	24.41	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256	BASE ELK SANDSTONE	BASE BASEMENT	31.89	29.0475	2.8425
4/16/1894	2	4-29-25.1	1.1	1.1	0.258	0.842	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256	BASE ELK SANDSTONE	BASE BASEMENT	1.1	1.002	0.098
4/16/1894	3	4/29/1938	11.53	11.53	2.7044	8.8256	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256	BASE ELK SANDSTONE	BASE BASEMENT	11.53	10.5023	1.0277
4/16/1894	4	4-29-38.1	0.41	0.41	0.0962	0.3138	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256	BASE ELK SANDSTONE	BASE BASEMENT	0.41	0.3735	0.0365
4/16/1894	5	4/29/1939	0.25	0.25	0.0586	0.1914	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256	BASE ELK SANDSTONE	BASE BASEMENT	0.25	0.2277	0.0223
4/16/1894	6	4/29/1945	29	29	6.8021	22.1979	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256	BASE ELK SANDSTONE	BASE BASEMENT	29	26.4151	2.5849
4/16/1894	7	4-29-9999.9p3	24.02	24.02	5.634	18.386	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 256	BASE ELK SANDSTONE	BASE BASEMENT	24.02	21.879	2.141
3/5/1894	1	4/20/2018	100	100	23.4555	76.5445	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	39 220	BASE ELK SANDSTONE	BASE BASEMENT	100	91.0866	8.9134
5/9/1895	1	4/25/2004	53.62	53.62	12.5768	41.0432	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	46 102	BASE ELK SANDSTONE	BASE BASEMENT	53.62	48.8406	4.7794
5/9/1895	2	4-25-4.1	0.38	0.38	0.0891	0.2909	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	46 102	BASE ELK SANDSTONE	BASE BASEMENT	0.38	0.3461	0.0339
3/5/1892	1	4/29/2026	1.5	1.5	0.3518	1.1482	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624	BASE ELK SANDSTONE	BASE BASEMENT	1.5	1.3663	0.1337
3/5/1892	2	4/29/2027	1.6	1.6	0.3753	1.2247	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624	BASE ELK SANDSTONE	BASE BASEMENT	1.6	1.4574	0.1426
3/5/1892	3	4/29/2028	2.5	2.5	0.5864	1.9136	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624	BASE ELK SANDSTONE	BASE BASEMENT	2.5	2.2772	0.2228
3/5/1892	4	4/29/1949	2.82	2.82	0.6614	2.1586	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624	BASE ELK SANDSTONE	BASE BASEMENT	2.82	2.5686	0.2514
3/5/1892	5	4/29/2029	4.75	4.75	1.1141	3.6359	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624	BASE ELK SANDSTONE	BASE BASEMENT	4.75	4.3266	0.4234
3/5/1892	6	4/29/1950	0.08	0.08	0.0188	0.0612	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624	BASE ELK SANDSTONE	BASE BASEMENT	0.08	0.0729	0.0071
3/5/1892	7	4/29/1951	0.1	0.1	0.0235	0.0765	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624	BASE ELK SANDSTONE	BASE BASEMENT	0.1	0.0911	0.0089
3/5/1892	8	4/29/1952	0.08	0.08	0.0188	0.0612	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624	BASE ELK SANDSTONE	BASE BASEMENT	0.08	0.0729	0.0071
3/5/1892	9	4-29-9999.9p4	4.32	4.32	1.0133	3.3067	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	36 624	BASE ELK SANDSTONE	BASE BASEMENT	4.32	3.9349	0.3851
6/19/1901	1	4/24/2010	32.75	32.75	7.6817	25.0683	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259	BASE ELK SANDSTONE	BASE BASEMENT	32.75	29.8309	2.9191

SCHEDULE 3.6 (Continued)

LEASE DATE	TRACT CODE	DMP	GROSS ACRES	JV NET ACRES	ASD NET ACRES	REV NET ACRES	MINERAL INTEREST	ASD WORKING INTEREST	REV WORKING INTEREST	ROYALTY INTEREST	OVERRIDE INTEREST	MORTGAGE	PRODUCING	REC TYPE	RECORDING BOOK/PAGE	FROM FORMATION	TO FORMATION	UTICA RIGHTS JV NET	ASD	REV
6/19/1901	2	4/24/2017	39.07	39.07	9.1641	29.9059	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259	BASE ELK SANDSTONE	BASE BASEMENT	39.07	35.5875	3.4825
6/19/1901	3	4/24/2018	35.5	35.5	8.3267	27.1733	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259	BASE ELK SANDSTONE	BASE BASEMENT	35.5	32.3357	3.1643
6/19/1901	4	4/24/2019	40.9	40.9	9.5933	31.3067	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259	BASE ELK SANDSTONE	BASE BASEMENT	40.9	37.2544	3.6456
6/19/1901	5	4/24/2020	7.2	7.2	1.6888	5.5112	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259	BASE ELK SANDSTONE	BASE BASEMENT	7.2	6.5582	0.6418
6/19/1901	6	4/24/2028	0.75	0.75	0.1759	0.5741	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259	BASE ELK SANDSTONE	BASE BASEMENT	0.75	0.6831	0.0669
6/19/1901	7	4/24/2029	3	3	0.7037	2.2963	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259	BASE ELK SANDSTONE	BASE BASEMENT	3	2.7326	0.2674
6/19/1901	8	4-24-29.1	2.5	2.5	0.5864	1.9136	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259	BASE ELK SANDSTONE	BASE BASEMENT	2.5	2.2772	0.2228
6/19/1901	9	4-24-29.2	7	7	1.6419	5.3581	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	79 259	BASE ELK SANDSTONE	BASE BASEMENT	7	6.3761	0.6239
9/28/1911	1	4/24/2025	1	1	0.2346	0.7654	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479	BASE ELK SANDSTONE	BASE BASEMENT	1	0.9109	0.0891
9/28/1911	2	4/24/2026	6.79	6.79	1.5926	5.1974	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479	BASE ELK SANDSTONE	BASE BASEMENT	6.79	6.1848	0.6052
9/28/1911	3	4/24/1932	45.27	45.27	10.6183	34.6517	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479	BASE ELK SANDSTONE	BASE BASEMENT	45.27	41.2349	4.0351
9/28/1911	4	4/24/1940	51.88	51.88	12.1687	39.7113	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479	BASE ELK SANDSTONE	BASE BASEMENT	51.88	47.2557	4.6243
9/28/1911	5	4-24-32.1	11.48	11.48	2.6927	8.7873	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	4A 479	BASE ELK SANDSTONE	BASE BASEMENT	11.48	10.4567	1.0233
5/1/1895	1	4/29/2011	72.5	72.5	17.0052	55.4948	1	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	46 142	BASE ELK SANDSTONE	BASE BASEMENT	72.5	66.0378	6.4622
9/29/1909	1	4/28/1930	0.21	0.07	0.0164	0.0536	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	0.07	0.0638	0.0062
9/29/1909	2	4-28-30.1	0.3	0.1	0.0235	0.0765	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	0.1	0.0911	0.0089
9/29/1909	3	4-28-30.2	0.43	0.1433	0.0336	0.1097	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	0.1433	0.1306	0.0128
9/29/1909	4	4-28-30.3	1.93	0.6433	0.1509	0.4924	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	0.6433	0.586	0.0573
9/29/1909	5	4-28-30.4	0.14	0.0467	0.0109	0.0357	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	0.0467	0.0425	0.0042
9/29/1909	6	4/28/1931	0.25	0.0833	0.0195	0.0638	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	0.0833	0.0759	0.0074
9/29/1909	7	4/28/1932	96.74	32.2467	7.5636	24.6831	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	32.2467	29.3724	2.8743
9/29/1909	8	4/28/1933	60.2	20.0667	4.7067	15.3599	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	20.0667	18.278	1.7886
9/29/1909	9	4/28/1947	36.56	12.1867	2.8584	9.3282	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	12.1867	11.1004	1.0862
9/29/1909	10	4/28/1955	49.9	16.6333	3.9014	12.7319	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	16.6333	15.1507	1.4826
9/29/1909	11	4-28-9999.3	0.86	0.2867	0.0672	0.2194	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	0.2867	0.2611	0.0256
9/29/1909	12	4/29/2015	10.8	3.6	0.8444	2.7556	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	3.6	3.2791	0.3209
9/29/1909	13	4/29/2023	3	1	0.2346	0.7654	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	1	0.9109	0.0891
9/29/1909	14	4/29/2024	39	13	3.0492	9.9508	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	13	11.8413	1.1587
9/29/1909	15	4/29/1936	64.6	21.5333	5.0507	16.4826	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	21.5333	19.614	1.9194
9/29/1909	16	4-29-9999.3	0.54	0.18	0.0422	0.1378	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	0.18	0.164	0.016
9/29/1909	17	4-29-9999.9p2	28.15	9.3833	2.2009	7.1824	0.333333333	0.234554785	0.765445215	0.125	0.0225	Y	Y	HBP	107 392	BASE ELK SANDSTONE	BASE BASEMENT	9.3833	8.547	0.8364

SCHEDULE 3.7

COMPLIANCE WITH LAW

9/28/2012 letter from John R. Pomponio, Director Environmental Assessment & Innovation Division Dkt. No. CWA-03-2012-0137DW 9/28/2012 United States Enviornmental Protection Agency Order for Compliance & Information Request

Dewhurst 110H Well Pad Site (Slip)

4/14/2014 email from Derek M. Haught WVDEP Directive/Order from Derek Haught (9/6/13)

5/19/2014 Potesta & Associated Interim Corrective Measures Information

5/21/2014 Letter from the Department of the Army

9/28/2012 letter from John R. Pomponio, Director Environmental Assessment & Innovation Division Dkt. No. CWA-03-2012-0279DW 9/28/2012 United States Enviornmental Protection Agency Order for Compliance & Information Request

Anderson Well Pad and Impoundment Site

United States District Court for the Northern District of West Virginia Civil Action No. 5:14-cr-00117-FPS Consent Decree dated 8/25/2014. United States of America, The State of West Virginia by and through the West Virginia Department of Environmental Protection, Plaintiffs, v. Trans Energy, Inc., Defendant.

NOTE: THE ABOVE WETLANDS ISSUES DO NOT TRANSFER TO BUYER.

SCHEDULE 3.8

LITIGATION

Civil Action No. 5: 13-cv-93 - Litigation with EQT in order to quiet title of the Robinson Lease.

Civil Action No. 13-C-119 - Pending Partition Suit to obtain the mineral interests of unknown heirs.

SCHEDULE 3.9

TAXES

NONE

SCHEDULE 3.10

ENVIRONMENTAL MATTERS

DEWHURST SITE MATTER

9/28/2012 letter from John R. Pomponio, Director Environmental Assessment & Innovation Division Dkt. No. CWA-03-2012-0137DW 9/28/2012 United States Enviornmental Protection Agency Order for Compliance & Information Request

Dewhurst 110H Well Pad Site (Slip)

4/14/2014 email from Derek M. Haught WVDEP Directive/Order from Derek Haught (9/6/13)

5/19/2014 Potesta & Associated Interim Corrective Measures Information

5/21/2014 Letter from the Department of the Army

ANDERSON SITE MATTER

9/28/2012 letter from John R. Pomponio, Director Environmental Assessment & Innovation Division Dkt. No. CWA-03-2012-0279DW 9/28/2012 United States Enviornmental Protection Agency Order for Compliance & Information Request

Anderson Well Pad and Impoundment Site

EPA DEP

United States District Court for the Northern District of West Virginia Civil Action No. 5:14-cr-00117-FPS Consent Decree dated 8/25/2014. United States of America, The State of West Virginia by and through the West Virginia Department of Environmental Protection, Plaintiffs, v. Trans Energy, Inc., Defendant.

NOTE: THE ABOVE MATTERS AND WETLANDS ISSUES DO NOT TRANSFER TO BUYER.

SCHEDULE 3.10(c)

ENVIRONMENTAL PERMITS

NONE

SCHEDULE 3.12

AFE’s

NONE

SCHEDULE 3.14

IMBALANCES

NONE

SCHEDULE 3.15

PAYOUT BALANCES

NONE

SCHEDULE 3.16

MATERIAL ADVERSE CHANGE

PRODUCTION EQUIPMENT FIRE AT BLACKSHERE 200H & 201H

PRODUCTION FACILITES NOW REPAIRED AND WELLS ONLINE

SCHEDULE 3.17 (Continued)

WELLS; PLUGGING AND ABANDOMENT

OPERATOR	API #	WELL NAME	OPERATOR	API #	WELL NAME
TE	4710302287	Anderson 5H	DIVERSIFIED	4710300967	Edgell Heirs 2
TE	4710302409	Anderson 7H	DIVERSIFIED	4710300968	Edgell Heirs 3
TE	4710302933	Anderson 8H	DIVERSIFIED	4710300969	Edgell Heirs 5
TE	4710302934	Anderson 9H	DIVERSIFIED	4710300970	Edgell Heirs 6
TE	4710302615	Blackshere 200H	DIVERSIFIED	4710302319	George 1
TE	4710302944	Blackshere 201H	DIVERSIFIED	4710300974	George Ensminger 2
TE	4710302684	Dewhurst 110H	DIVERSIFIED	4710300975	George Ensminger 3
TE	4710302685	Dewhurst 111H	DIVERSIFIED	4710300981	Gorby, M 3
TE	4710302257	Dewhurst 50V	DIVERSIFIED	4710302306	Hart 22
TE	4710302286	Dewhurst 73V	DIVERSIFIED	4710302307	Hart 23
TE	4710302304	Hart 20V	DIVERSIFIED	4710302308	Hart 24
TE	4710302411	Hart 28H	DIVERSIFIED	4710302309	Hart 25
CHK	4710302714	Vernon Johnson 10H	DIVERSIFIED	4710302345	Hart 27A
STONE	4710302583	Potts Unit A	DIVERSIFIED	4710301239	Hayes, Simon 1
DECKER	4710302425	Hezekiah Hood Well No. 1	DIVERSIFIED	4710301242	Hayes, Simon 2
EMAX	4710300584	Blackshere Well No. 1-s-106	DIVERSIFIED	4710301522	Hays, FC 1
EMAX	4710300585	Blackshere Well No. 3	DIVERSIFIED	4710301523	Hays, FC 2
EMAX	4710300586	Blackshere Well No. 2-s-107	DIVERSIFIED	4710300917	Hearne, Laura 2
EMAX	4710300587	Blackshere Well No. a-2	DIVERSIFIED	4710300918	Hearne, Laura 4
EMAX	4710300588	Blackshere Well No. 1-b-s-121	DIVERSIFIED	4710302323	Hickman 1
EMAX	4710300589	Blackshere Well No. b-2-s-122	DIVERSIFIED	4710301005	Ice & McNeely 1
EMAX	4710300590	Blackshere Well No. c-2	DIVERSIFIED	4710301528	Ice, DB 10
EMAX	4701701559	Blackshere Well No. c-1	DIVERSIFIED	4710301526	Ice, DB 3
EQT	4710300657	Blackshere Well No. 101 (WVDEP has listed as “Blackshire Wells & Co.)	DIVERSIFIED	4710301527	Ice, DB 5
EQT	4710300701	Blackshere Well No. 4610	DIVERSIFIED	{api}	Ice, DB 8

SCHEDULE 3.17 (Continued)

OPERATOR	API #	WELL NAME	OPERATOR	API #	WELL NAME
EQT	4710300682	L. Robinson Well No. 1249	DIVERSIFIED	4710301191	Ice, EE 3
EQT	4710300718	Robinson Well No. 5630	DIVERSIFIED	4710301192	Ice, EE 4
EQT	4710300679	Robinson Well No. 987	DIVERSIFIED	4710301193	Ice, EE 5
DIVERSIFIED	4710301763	Anderson, F 3	DIVERSIFIED	4710301189	Ice, VA 2
DIVERSIFIED	4710301188	Anderson, GWT 2	DIVERSIFIED	4710301190	Ice, VA 3
DIVERSIFIED	4710301187	Anderson, GWT 3	DIVERSIFIED	4710301746	John L Ash/Anderson 1
DIVERSIFIED	4710301186	Anderson, GWT 4	DIVERSIFIED	4710301757	John L Ash/Anderson 2
DIVERSIFIED	4710300920	Anderson, JM 3	DIVERSIFIED	4710301764	John L Ash/Anderson 4
DIVERSIFIED	4710301298	Anderson, MV 13	DIVERSIFIED	4710301731	L G Robinson 10
DIVERSIFIED	4710300302	Barr 19	DIVERSIFIED	4710301732	L G Robinson 30
DIVERSIFIED	4710300312	Barr 21	DIVERSIFIED	4710301098	L G Robinson 32
DIVERSIFIED	4710300613	Bartlett, FW 5	DIVERSIFIED	4710301099	L G Robinson 33
DIVERSIFIED	4710300623	Bartlett, FW 6	DIVERSIFIED	4710301100	L G Robinson 37
DIVERSIFIED	4710300927	Batson, Alfred 2	DIVERSIFIED	4710301733	L G Robinson 40
DIVERSIFIED	4710300928	Batson, Elisa 4	DIVERSIFIED	4710301097	L G Robinson 9
DIVERSIFIED	4710301723	Blackshere Wells & Co 23	DIVERSIFIED	4710300122	Leezer, LS 1
DIVERSIFIED	4710301724	Blackshere Wells & Co 24	DIVERSIFIED	4710300579	Leezer, LS 6
DIVERSIFIED	4710301725	Blackshere Wells & Co 29	DIVERSIFIED	4710302836	Lemon 2
DIVERSIFIED	4710301726	Blackshere Wells & Co 31	DIVERSIFIED	4710300117	Main, Mary 7
DIVERSIFIED	4710301727	Blackshere Wells & Co 45	DIVERSIFIED	4710300467	Maple, John 12
DIVERSIFIED	4710301722	Blackshere Wells & Co 6	DIVERSIFIED	4710300488	Maple, John 13
DIVERSIFIED	4710300929	Blackshere Wells & Co 7	DIVERSIFIED	4710300528	Maple, John 14
DIVERSIFIED	4710300601	Blackshere Wells & Co 70	DIVERSIFIED	4710300527	Maple, John 15
DIVERSIFIED	4710300606	Blackshere Wells & Co 71	DIVERSIFIED	4710300582	Maple, John 19
DIVERSIFIED	4710300609	Blackshere Wells & Co 73	DIVERSIFIED	4710300460	Maple, Nancy 3
DIVERSIFIED	4710300930	Blackshere Wells 13	DIVERSIFIED	4710301166	McIntyre, OP
DIVERSIFIED	4710300931	Blackshere Wells 15	DIVERSIFIED	4710300619	Mills Wetzel Lands 663
DIVERSIFIED	4710300932	Blackshere Wells 17	DIVERSIFIED	4710300633	Mills Wetzel Lands 695
DIVERSIFIED	4710300933	Blackshere Wells 19	DIVERSIFIED	4710301300	Morgan 1
DIVERSIFIED	4710300934	Blackshere Wells 25	DIVERSIFIED	4710301045	Morris, SA 1
DIVERSIFIED	4710300935	Blackshere Wells 27	DIVERSIFIED	4710301728	Morris, SA 2
DIVERSIFIED	4710300936	Blackshere Wells 30	DIVERSIFIED	4710301046	Morris, SA 4

SCHEDULE 3.17 (Continued)

OPERATOR	API #	WELL NAME	OPERATOR	API #	WELL NAME
DIVERSIFIED	4710300937	Blackshere Wells 34	DIVERSIFIED	4710301729	Morris, SA 5
DIVERSIFIED	4710300938	Blackshere Wells 39	DIVERSIFIED	4710301052	Norris, DS 3
DIVERSIFIED	4710300939	Blackshere Wells 41	DIVERSIFIED	4710301075	Norris, EV 3
DIVERSIFIED	4710300940	Blackshere Wells 42	DIVERSIFIED	4710301076	Norris, EV 4
DIVERSIFIED	4710300941	Blackshere Wells 54	DIVERSIFIED	4710301077	Norris, JW 4
DIVERSIFIED	4710300942	Blackshere Wells 58	DIVERSIFIED	4710300446	Norris, JW 8
DIVERSIFIED	4710300943	Blackshere Wells 59	DIVERSIFIED	4710300666	Postlewait, Hoge 483
DIVERSIFIED	4710300944	Blackshere Wells 64	DIVERSIFIED	4710301524	Price, WJ 1
DIVERSIFIED	4710300945	Blackshere Wells 65	DIVERSIFIED	4710301092	Riggs, HA 1
DIVERSIFIED	4710300946	Blackshere Wells 68	DIVERSIFIED	4710301208	Santee 05
DIVERSIFIED	4710302324	Bonnel 1	DIVERSIFIED	4710300479	Santee 16
DIVERSIFIED	4710302325	Bonnel 2	DIVERSIFIED	4710300487	Santee 18
DIVERSIFIED	4710300948	Brast Brothers 5	DIVERSIFIED	4710301174	Santee 19
DIVERSIFIED	4710300949	Cain, Anson 4	DIVERSIFIED	4710300629	Shiben 1
DIVERSIFIED	4710300950	Cain, Anson 7	DIVERSIFIED	4710302255	Shreve, K 2
DIVERSIFIED	4710300952	Cassie Dawson 2	DIVERSIFIED	4710301108	Smith, HL 17
DIVERSIFIED	4710300953	Cassie Dawson 4	DIVERSIFIED	4710301109	Smith, HL 38
DIVERSIFIED	4710301730	Cassie Dawson 5	DIVERSIFIED	4710301110	Smith, HL 40
DIVERSIFIED	4710300954	Cassie Dawson 6	DIVERSIFIED	4710301111	Smith, HL 43
DIVERSIFIED	4710302658	Coastal 20	DIVERSIFIED	4710301112	Smith, HL 47
DIVERSIFIED	4710301520	Cosgray/Stewart 10	DIVERSIFIED	4710301113	Smith, HL 49
DIVERSIFIED	4710301521	Cosgray/Stewart 12	DIVERSIFIED	4710301114	Smith, HL 50
DIVERSIFIED	4710300951	Cox, DH 8	DIVERSIFIED	4710301519	Smith/Edgell 6
DIVERSIFIED	4710301455	Cox, DH 9	DIVERSIFIED	4710301115	Snodgrass, FS 7
DIVERSIFIED	4710302258	Dewhurst 51	DIVERSIFIED	4710300530	Snodgrass, WG 7
DIVERSIFIED	4710302259	Dewhurst 53	DIVERSIFIED	4710300564	Snodgrass, WG 8
DIVERSIFIED	4710302260	Dewhurst 55	DIVERSIFIED	4710301121	Starkey, JW 1
DIVERSIFIED	4710302261	Dewhurst 56	DIVERSIFIED	4710301122	Starkey, JW 3
DIVERSIFIED	4710302274	Dewhurst 64	DIVERSIFIED	4710301123	Starkey, JW 5
DIVERSIFIED	4710302279	Dewhurst 69	DIVERSIFIED	4710301525	Starkey, L
DIVERSIFIED	4710302283	Dewhurst 70	DIVERSIFIED	4710301126	Stevens, John 06
DIVERSIFIED	4710302284	Dewhurst 71	DIVERSIFIED	4710301127	Stevens, John 08

SCHEDULE 3.17 (Continued)

OPERATOR	API #	WELL NAME	OPERATOR	API #	WELL NAME
DIVERSIFIED	4710302299	Dewhurst 74	DIVERSIFIED	4710301128	Stevens, John 14
DIVERSIFIED	4710300465	Dewhurst, JB 1	DIVERSIFIED	4710301129	Stevens, John 15
DIVERSIFIED	4710300477	Dewhurst, JB 17	DIVERSIFIED	4710301131	Stevens, John 18
DIVERSIFIED	4710301176	Dewhurst, JB 1A	DIVERSIFIED	4710301132	Stevens, John 19
DIVERSIFIED	4710300469	Dewhurst, JB 2	DIVERSIFIED	4710301133	Stevens, John 21
DIVERSIFIED	4710300957	Dewhurst, JB 20	DIVERSIFIED	4710301134	Stone, TM 3
DIVERSIFIED	4710300482	Dewhurst, JB 20A	DIVERSIFIED	4710301135	Stone, TM 4
DIVERSIFIED	4710300959	Dewhurst, JB 26	DIVERSIFIED	4710301276	Welch, MJ 4
DIVERSIFIED	4710301175	Dewhurst, JB 2A	DIVERSIFIED	4710301139	Willey, Mary 2
DIVERSIFIED	4710300472	Dewhurst, JB 3	DIVERSIFIED	4710301140	Willey, Mary 3
DIVERSIFIED	4710300476	Dewhurst, JB 7	DIVERSIFIED	4710301148	Wyatt A-758
			DIVERSIFIED	4710301236	Wyatt, E 21
			DIVERSIFIED	4710301237	Wyatt, E 22
			DIVERSIFIED	4710301246	Palmer Heirs 1
			DIVERSIFIED	4710301247	Palmer Heirs 2

SCHEDULE 3.20

CURRENT BONDS

Oil & Gas Road District Wide Bonding Agreement for DOH District Six dated March 19, 2012 by and between the West Virginia Department of Transportation, Division of Highways and Trans Energy, Inc.

SCHEDULE 3.21

RIGHT OF FIRST REFUSAL

NONE

SCHEDULE 3.22 (Continued)

WELL PADS

W-1 HART - BUILT

W-2 ANDERSON - BUILT

W-3 BLACKSHERE - BUILT

W-4 DEWHURST - BUILT

W-6 DEWHURST 300 - UNDER CONSTRUCTION

SEE NEXT PAGE FOR PAD PLAT (NOTE: MAP IS NOT TO SCALE)

SCHEDULE 3.22 (Continued)

SCHEDULE 3.23 (Continued)

INSURANCE CONDEMNATION

REPUBLIC:

SCHEDULE 3.23 (Continued)

TRANS ENERGY:

PROGRAM SUMMARY
Coverage	Limits /	2014
	Deductible	Premium	Carrier
Property	$130,000 BPP / $1,000 Deduct $4,782,750 OLP / $5,000 Deduct	$435 $18,698 (Pro rated)	Travelers

General Liability	$1,000,000 Each $2,000,000 Agg $Included UGR $Included TE Pollution $1,000,000 EBL / No Deduct	$6,025	Travelers

Auto	$1,000,000 Each Phys Dam - ACV / $1,000 Deduct	$14,263	Travelers

Pollution Liability	$1,000,000 Each Occ $1,000,000 Agg / Included in GL	$Included	Travelers

Umbrella Liability	$10,000,000 Each $10,000,000 Agg	$25,252	Travelers

Control of Well	$20,000,000 / $50,000 Deduct	$22,043 (M&D)	Lloyds of London

Work Comp	State Statutory $1,000,000 EL / No Deduct WV Broad Form EL	$17,813	Brickstreet

Directors & Officers Liability	$6,000,000 Each $6,000,000 Agg / $100,000 Deduct	$67,990	AIG

Excess D&O - Side A	$4,000,000 Each $4,000,000 Agg	$32,450	Torus

Employment Practices Liability	$2,000,000 Each $2,000,000 Agg / $25,000 Deduct	$7,200	AIG

SCHEDULE 3.23 (Continued)

NAMED INSURED

Trans Energy, Inc.

210 Second Street

St. Marys, WV 26170

ADDITIONAL NAMED INSURED:

Tyler Construction Co., Inc.

Prima Oil Company, Inc.

Ritchie Gathering System

Tyler Energy, Inc.

American Shale Development, Inc.

SCHEDULE 5.1

OTHER CAPITAL EXPENDITURES

(DATE OF PSA UNTIL CLOSING)

NONE

SCHEDULE 5.2 (Continued)

SCHEDULE 5.2 - THIRD PARTY OPERATED ASSETS

OPERATOR	API #	WELL NAME
TE	4710302287	Anderson 5H
TE	4710302409	Anderson 7H
TE	4710302933	Anderson 8H
TE	4710302934	Anderson 9H
TE	4710302615	Blackshere 200H
TE	4710302944	Blackshere 201H
TE	4710302684	Dewhurst 110H
TE	4710302685	Dewhurst 111H
TE	4710302257	Dewhurst 50V
TE	4710302286	Dewhurst 73V
TE	4710302304	Hart 20V
TE	4710302411	Hart 28H
CHK	4710302714	Vernon Johnson 10H
STONE	4710302583	Potts Unit A
DECKER	4710302425	Hezekiah Hood Well No. 1
EMAX	4710300584	Blackshere Well No. 1-s-106
EMAX	4710300585	Blackshere Well No. 3
EMAX	4710300586	Blackshere Well No. 2-s-107
EMAX	4710300587	Blackshere Well No. a-2
EMAX	4710300588	Blackshere Well No. 1-b-s-121
EMAX	4710300589	Blackshere Well No. b-2-s-122
EMAX	4710300590	Blackshere Well No. c-2
EMAX	4701701559	Blackshere Well No. c-1
EQT	4710300657	Blackshere Well No. 101 (WVDEP has listed as “Blackshire Wells & Co.)
EQT	4710300701	Blackshere Well No. 4610

OPERATOR	API #	WELL NAME
DIVERSIFIED	4710300967	Edgell Heirs 2
DIVERSIFIED	4710300968	Edgell Heirs 3
DIVERSIFIED	4710300969	Edgell Heirs 5
DIVERSIFIED	4710300970	Edgell Heirs 6
DIVERSIFIED	4710302319	George 1
DIVERSIFIED	4710300974	George Ensminger 2
DIVERSIFIED	4710300975	George Ensminger 3
DIVERSIFIED	4710300981	Gorby, M 3
DIVERSIFIED	4710302306	Hart 22
DIVERSIFIED	4710302307	Hart 23
DIVERSIFIED	4710302308	Hart 24
DIVERSIFIED	4710302309	Hart 25
DIVERSIFIED	4710302345	Hart 27A
DIVERSIFIED	4710301239	Hayes, Simon 1
DIVERSIFIED	4710301242	Hayes, Simon 2
DIVERSIFIED	4710301522	Hays, FC 1
DIVERSIFIED	4710301523	Hays, FC 2
DIVERSIFIED	4710300917	Hearne, Laura 2
DIVERSIFIED	4710300918	Hearne, Laura 4
DIVERSIFIED	4710302323	Hickman 1
DIVERSIFIED	4710301005	Ice & McNeely 1
DIVERSIFIED	4710301528	Ice, DB 10
DIVERSIFIED	4710301526	Ice, DB 3
DIVERSIFIED	4710301527	Ice, DB 5
DIVERSIFIED	{api}	Ice, DB 8

SCHEDULE 5.2 (Continued)

OPERATOR	API #	WELL NAME
EQT	4710300682	L. Robinson Well No. 1249
EQT	4710300718	Robinson Well No. 5630
EQT	4710300679	Robinson Well No. 987
DIVERSIFIED	4710301763	Anderson, F 3
DIVERSIFIED	4710301188	Anderson, GWT 2
DIVERSIFIED	4710301187	Anderson, GWT 3
DIVERSIFIED	4710301186	Anderson, GWT 4
DIVERSIFIED	4710300920	Anderson, JM 3
DIVERSIFIED	4710301298	Anderson, MV 13
DIVERSIFIED	4710300302	Barr 19
DIVERSIFIED	4710300312	Barr 21
DIVERSIFIED	4710300613	Bartlett, FW 5
DIVERSIFIED	4710300623	Bartlett, FW 6
DIVERSIFIED	4710300927	Batson, Alfred 2
DIVERSIFIED	4710300928	Batson, Elisa 4
DIVERSIFIED	4710301723	Blackshere Wells & Co 23
DIVERSIFIED	4710301724	Blackshere Wells & Co 24
DIVERSIFIED	4710301725	Blackshere Wells & Co 29
DIVERSIFIED	4710301726	Blackshere Wells & Co 31
DIVERSIFIED	4710301727	Blackshere Wells & Co 45
DIVERSIFIED	4710301722	Blackshere Wells & Co 6
DIVERSIFIED	4710300929	Blackshere Wells & Co 7
DIVERSIFIED	4710300601	Blackshere Wells & Co 70
DIVERSIFIED	4710300606	Blackshere Wells & Co 71
DIVERSIFIED	4710300609	Blackshere Wells & Co 73
DIVERSIFIED	4710300930	Blackshere Wells 13
DIVERSIFIED	4710300931	Blackshere Wells 15
DIVERSIFIED	4710300932	Blackshere Wells 17
DIVERSIFIED	4710300933	Blackshere Wells 19
DIVERSIFIED	4710300934	Blackshere Wells 25
DIVERSIFIED	4710300935	Blackshere Wells 27
DIVERSIFIED	4710300936	Blackshere Wells 30

OPERATOR	API #	WELL NAME
DIVERSIFIED	4710301191	Ice, EE 3
DIVERSIFIED	4710301192	Ice, EE 4
DIVERSIFIED	4710301193	Ice, EE 5
DIVERSIFIED	4710301189	Ice, VA 2
DIVERSIFIED	4710301190	Ice, VA 3
DIVERSIFIED	4710301746	John L Ash/Anderson 1
DIVERSIFIED	4710301757	John L Ash/Anderson 2
DIVERSIFIED	4710301764	John L Ash/Anderson 4
DIVERSIFIED	4710301731	L G Robinson 10
DIVERSIFIED	4710301732	L G Robinson 30
DIVERSIFIED	4710301098	L G Robinson 32
DIVERSIFIED	4710301099	L G Robinson 33
DIVERSIFIED	4710301100	L G Robinson 37
DIVERSIFIED	4710301733	L G Robinson 40
DIVERSIFIED	4710301097	L G Robinson 9
DIVERSIFIED	4710300122	Leezer, LS 1
DIVERSIFIED	4710300579	Leezer, LS 6
DIVERSIFIED	4710302836	Lemon 2
DIVERSIFIED	4710300117	Main, Mary 7
DIVERSIFIED	4710300467	Maple, John 12
DIVERSIFIED	4710300488	Maple, John 13
DIVERSIFIED	4710300528	Maple, John 14
DIVERSIFIED	4710300527	Maple, John 15
DIVERSIFIED	4710300582	Maple, John 19
DIVERSIFIED	4710300460	Maple, Nancy 3
DIVERSIFIED	4710301166	McIntyre, OP
DIVERSIFIED	4710300619	Mills Wetzel Lands 663
DIVERSIFIED	4710300633	Mills Wetzel Lands 695
DIVERSIFIED	4710301300	Morgan 1
DIVERSIFIED	4710301045	Morris, SA 1
DIVERSIFIED	4710301728	Morris, SA 2
DIVERSIFIED	4710301046	Morris, SA 4

SCHEDULE 5.2 (Continued)

OPERATOR	API #	WELL NAME
DIVERSIFIED	4710300937	Blackshere Wells 34
DIVERSIFIED	4710300938	Blackshere Wells 39
DIVERSIFIED	4710300939	Blackshere Wells 41
DIVERSIFIED	4710300940	Blackshere Wells 42
DIVERSIFIED	4710300941	Blackshere Wells 54
DIVERSIFIED	4710300942	Blackshere Wells 58
DIVERSIFIED	4710300943	Blackshere Wells 59
DIVERSIFIED	4710300944	Blackshere Wells 64
DIVERSIFIED	4710300945	Blackshere Wells 65
DIVERSIFIED	4710300946	Blackshere Wells 68
DIVERSIFIED	4710302324	Bonnel 1
DIVERSIFIED	4710302325	Bonnel 2
DIVERSIFIED	4710300948	Brast Brothers 5
DIVERSIFIED	4710300949	Cain, Anson 4
DIVERSIFIED	4710300950	Cain, Anson 7
DIVERSIFIED	4710300952	Cassie Dawson 2
DIVERSIFIED	4710300953	Cassie Dawson 4
DIVERSIFIED	4710301730	Cassie Dawson 5
DIVERSIFIED	4710300954	Cassie Dawson 6
DIVERSIFIED	4710302658	Coastal 20
DIVERSIFIED	4710301520	Cosgray/Stewart 10
DIVERSIFIED	4710301521	Cosgray/Stewart 12
DIVERSIFIED	4710300951	Cox, DH 8
DIVERSIFIED	4710301455	Cox, DH 9
DIVERSIFIED	4710302258	Dewhurst 51
DIVERSIFIED	4710302259	Dewhurst 53
DIVERSIFIED	4710302260	Dewhurst 55
DIVERSIFIED	4710302261	Dewhurst 56
DIVERSIFIED	4710302274	Dewhurst 64
DIVERSIFIED	4710302279	Dewhurst 69
DIVERSIFIED	4710302283	Dewhurst 70
DIVERSIFIED	4710302284	Dewhurst 71

OPERATOR	API #	WELL NAME
DIVERSIFIED	4710301729	Morris, SA 5
DIVERSIFIED	4710301052	Norris, DS 3
DIVERSIFIED	4710301075	Norris, EV 3
DIVERSIFIED	4710301076	Norris, EV 4
DIVERSIFIED	4710301077	Norris, JW 4
DIVERSIFIED	4710300446	Norris, JW 8
DIVERSIFIED	4710300666	Postlewait, Hoge 483
DIVERSIFIED	4710301524	Price, WJ 1
DIVERSIFIED	4710301092	Riggs, HA 1
DIVERSIFIED	4710301208	Santee 05
DIVERSIFIED	4710300479	Santee 16
DIVERSIFIED	4710300487	Santee 18
DIVERSIFIED	4710301174	Santee 19
DIVERSIFIED	4710300629	Shiben 1
DIVERSIFIED	4710302255	Shreve, K 2
DIVERSIFIED	4710301108	Smith, HL 17
DIVERSIFIED	4710301109	Smith, HL 38
DIVERSIFIED	4710301110	Smith, HL 40
DIVERSIFIED	4710301111	Smith, HL 43
DIVERSIFIED	4710301112	Smith, HL 47
DIVERSIFIED	4710301113	Smith, HL 49
DIVERSIFIED	4710301114	Smith, HL 50
DIVERSIFIED	4710301519	Smith/Edgell 6
DIVERSIFIED	4710301115	Snodgrass, FS 7
DIVERSIFIED	4710300530	Snodgrass, WG 7
DIVERSIFIED	4710300564	Snodgrass, WG 8
DIVERSIFIED	4710301121	Starkey, JW 1
DIVERSIFIED	4710301122	Starkey, JW 3
DIVERSIFIED	4710301123	Starkey, JW 5
DIVERSIFIED	4710301525	Starkey, L
DIVERSIFIED	4710301126	Stevens, John 06
DIVERSIFIED	4710301127	Stevens, John 08

SCHEDULE 5.2 (Continued)

OPERATOR	API #	WELL NAME
DIVERSIFIED	4710302299	Dewhurst 74
DIVERSIFIED	4710300465	Dewhurst, JB 1
DIVERSIFIED	4710300477	Dewhurst, JB 17
DIVERSIFIED	4710301176	Dewhurst, JB 1A
DIVERSIFIED	4710300469	Dewhurst, JB 2
DIVERSIFIED	4710300957	Dewhurst, JB 20
DIVERSIFIED	4710300482	Dewhurst, JB 20A
DIVERSIFIED	4710300959	Dewhurst, JB 26
DIVERSIFIED	4710301175	Dewhurst, JB 2A
DIVERSIFIED	4710300472	Dewhurst, JB 3
DIVERSIFIED	4710300476	Dewhurst, JB 7

OPERATOR	API #	WELL NAME
DIVERSIFIED	4710301128	Stevens, John 14
DIVERSIFIED	4710301129	Stevens, John 15
DIVERSIFIED	4710301131	Stevens, John 18
DIVERSIFIED	4710301132	Stevens, John 19
DIVERSIFIED	4710301133	Stevens, John 21
DIVERSIFIED	4710301134	Stone, TM 3
DIVERSIFIED	4710301135	Stone, TM 4
DIVERSIFIED	4710301276	Welch, MJ 4
DIVERSIFIED	4710301139	Willey, Mary 2
DIVERSIFIED	4710301140	Willey, Mary 3
DIVERSIFIED	4710301148	Wyatt A-758
DIVERSIFIED	4710301236	Wyatt, E 21
DIVERSIFIED	4710301237	Wyatt, E 22
DIVERSIFIED	4710301246	Palmer Heirs 1
DIVERSIFIED	4710301247	Palmer Heirs 2

SCHEDULE 7.4(b)

DESCRIPTION OF CASUALTY WELL

API #:	WELL NAME
4710302615	Blackshere 200H
4710302944	Blackshere 201H

SCHEDULE 7.9

MARION BORDER AREA MAP (NOTE: MAP NOT TO SCALE)

NOTE: SELLERS ARE RETAINING LEASES IN CHURCH DISTRICT, MAP 19, PARCELS 12, 14, 15, 16, 16.1, 16.2, 16.3 & 20, WETZEL COUNTY, WV. ADDITIONAL PARCELS WERE IDENTIFIED WITHIN THE MARION BORDER BUFFER ZONE AND THESE ADDITIONAL PARCELS ARE SHOWN ON SCHEDULE 1.1(A) BUT NOT LISTED ON PAGE 70.

Schedule 7.13

FORM OF RELEASE

Any release executed by EQT with respect to the Robinson Lease and the Robinson Litigation, or the Blackshere Lease and the Blackshere Litigation, will contain the following terms:

•	an irrevocable release of any right, title or interest of EQT and its Affiliates, successors and assigns (the “EQT Interest”) in and to the applicable Lease and any Wells located thereon (other than any wellbores of any wells operated by EQT of which EQT has agreed to take an assignment)

•	a quitclaim assignment by EQT and its affiliates, successors and assigns of the EQT Interest to Sellers

•	an agreement by EQT to permit the court to enter a judgment in favor of Sellers in the Robinson Litigation or the Blackshere Litigation, as applicable, and a covenant not to sue with respect to the Robinson Lease or the Blackshere Lease, as applicable, including any party who is a successor-in-interest to EQT under the Robinson Lease or the Blackshere Lease

•	enforceable by Buyer and its Affiliates in all respects

SCHEDULE 7.14

EQT RELEASE ACRES (NOTE: MAP NOT TO SCALE)